EXHIBIT 1

                                                                    CONFIDENTIAL

                         AGREEMENT AND PLAN OF MERGER


                          Dated as of August 3, 1998


                                   Between


                     MEDICAL INDUSTRIES OF AMERICA, INC.

                                     and

                         PHYSICIAN HEALTH CORPORATION


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                                                                    CONFIDENTIAL

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER, dated as of the 3rd day of August, 1998, is by and between Medical Industries of America, Inc., a Florida corporation ("MIOA"), and Physician Health Corporation, a Delaware corporation ("PHC").

      In consideration of the mutual covenants and agreements contained in this Agreement, and intending to be legally bound hereby, MIOA and PHC hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

      1.1. DEFINED TERMS. As used in this Agreement:

      "ACQUISITION PROPOSAL" shall have the meaning ascribed to it in Section
7.2 hereof.

      "ADVERSE CONSEQUENCES" shall have the meaning ascribed to it in Section
5.13 hereof.

      "AFFILIATE" shall have the meaning ascribed to it in Section 7.6 hereof.

      "AFFILIATED GROUP" shall have the meaning ascribed to it in Section 5.13 hereof.

      "AGREEMENT" means this Agreement and Plan of Merger, and all Schedules and Exhibits hereto.

      "ASSETS" means all of the assets of MIOA and its Subsidiaries, or PHC and its Subsidiaries, as the case may be, of every kind and nature. Any representations and warranties made by a party hereto with respect to the Assets shall pertain only to those Assets which are owned, leased or otherwise controlled by such party.

      "AUDITED FINANCIAL STATEMENT" shall have the meaning ascribed to it in
Section 6.8(a) hereof.

      "AUTOMATIC TERMINATION DATE" shall have the meaning ascribed to it in
Section 10.1 hereof.

      "BOARD APPROVAL" shall mean MIOA Board Approval or PHC Board Approval, as applicable.

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      "BUSINESS DAY" shall mean any weekday, excluding any legal holiday observed pursuant to United States federal law or the laws of the States of Delaware, Florida or Georgia.

      "CERTIFICATE(S)" shall have the meaning ascribed to it in Section 3.4 hereof.

      "CLOSING" and "CLOSING DATE" shall have the meanings ascribed to such terms in Section 3.6 hereof.

      "CLOSING DOCUMENTS" means this Agreement and all other documents to be executed and delivered either simultaneously herewith or at Closing in connection with the Transactions.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CONFIDENTIALITY AGREEMENT" means that certain Nondisclosure and Confidentiality Agreement, dated January 22, 1998, between PHC and MIOA.

      "DELAWARE ACT" shall mean the General Corporation Law of the State of Delaware.

      "DOL" shall mean the United States Department of Labor.

      "EFFECTIVE TIME" shall have the meaning ascribed to it in Section 2.2 hereof.

      "EMPLOYMENT AGREEMENTS" shall have the meaning ascribed to it in Section
4.1 hereof.

      "ENVIRONMENTAL LAWS" shall have the meaning ascribed to it in Section 5.6(c) hereof.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended, and all regulations promulgated pursuant thereto.

      "EXCHANGE AGENT" shall have the meaning set forth in Section 3.4 hereof.

      "EXCHANGE RATIO" shall have the meaning ascribed to it in Section 3.1(a) hereof.

      "FAIR MARKET VALUE" shall mean the average closing trading price per share for MIOA Common Stock for the twenty (20) trading days immediately preceding the date of this Agreement first above written.

      "FAIRNESS OPINION" shall mean an opinion (or opinions) from one or more nationally recognized investment banking firm(s) addressed to MIOA (and to PHC separately if PHC determines that such opinion is needed) to the effect that, based upon and subject to the

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assumptions, limitations and qualifications set forth therein, the Exchange
Ratio (which for purposes of the Fairness Opinion only is separately defined therein) is fair to MIOA (and to the stockholders of PHC if PHC receives such an opinion) from a financial point of view.

      "FINANCIAL STATEMENTS" shall have the meaning ascribed to it in Section 6.8(a) hereof.

      "FLORIDA ACT" shall mean the Florida Business Corporation Act.

      "FLORIDA DISSENTER'S STATUTES" means Sections 607.1301 ET SEQ. of the Florida Act.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time.

      "GOVERNMENTAL AUTHORITY" shall include any and all governmental or quasi-governmental bodies, agencies, bureaus, departments, boards, commissions, instrumentalities or other entities having or asserting jurisdiction over PHC, MIOA, or any Subsidiary of either, as applicable.

      "HAZARDOUS SUBSTANCE" shall have the meaning ascribed to it in Section 5.6(c) hereof.

      "HISTORICAL FINANCIALS" shall have the meaning ascribed to it in Section 5.8(a) hereof.

      "INTERIM FINANCIALS" shall have the meaning ascribed to it in Section 6.8(a) hereof.

      "IRS" shall mean the Internal Revenue Service.

      "JOINT PROXY STATEMENT/PROSPECTUS" shall have the meaning ascribed to it in Section 5.21 hereof.

      "LIABILITY" shall have the meaning ascribed to it in Section 5.13 hereof.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect upon, or in, or circumstances likely to result in, a material adverse change in (i) the business, assets, liabilities, prospects, operations, results of operations, properties (including intangible properties), regulatory status or condition (financial or otherwise) of MIOA or PHC, as the case may be, or any of such party's respective Subsidiaries taken as a whole, (ii) the legality, validity, binding effect or enforceability of this Agreement, or (iii) the ability of MIOA or PHC, as the case may be, or any of such party's respective Subsidiaries to perform their obligations under this Agreement.

      "MERGER" shall mean the merger of PHC with and into MIOA upon the terms and subject to the conditions set forth in this Agreement.

      "MERGER SHARES" shall have the meaning ascribed to it in Section 3.1(a) hereof.

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      "MIOA" shall mean Medical Industries of America, Inc., a Florida corporation.

      "MIOA BOARD APPROVAL" shall mean that the Board of Directors of MIOA, at a meeting duly called and held, has (i) determined that the Merger is advisable and in the best interest of MIOA and its stockholders and approved it, (ii) duly approved, authorized and ratified the execution and delivery of this Agreement and the consummation of the Transactions, (iii) recommended the approval of this Agreement, the Merger, the Articles of Merger, each of the Closing Documents to which it is or will be a party by the holders of MIOA Capital Stock (and any other class of stock of MIOA entitled to vote on the Merger) and directed that this Agreement, the Merger, Articles of Merger, each of the Closing Documents to which it is or will be a party be submitted for consideration by the holders of MIOA Capital Stock at a meeting to be held for that purpose, and (iv) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to this Agreement, the Merger, and the other Transactions.

      "MIOA BREACH SETTLEMENT" shall have the meaning ascribed to it in Section
7.11 hereof.

      "MIOA CAPITAL STOCK" shall mean, collectively, the MIOA Common Stock and the MIOA Preferred Stock.

      "MIOA CLASS A EQUIVALENT STOCK" shall have the meaning ascribed to it in
Section 3.3 hereof.

      "MIOA COMMON STOCK" shall mean the Common Stock, no par value, of MIOA.

      "MIOA DISSENTING SHARES" shall have the meaning ascribed to it in Section 3.5(a) hereof.

      "MIOA EMPLOYEES" shall have the meaning ascribed to it in Section 5.19(a) hereof.

      "MIOA EMPLOYEE BENEFIT PLAN" shall have the meaning ascribed to it in
Section 5.19(a) hereof.

      "MIOA EQUITY INTERESTS" shall mean all capital stock of MIOA and securities convertible into capital stock of MIOA.

      "MIOA ERISA AFFILIATE" shall have the meaning ascribed to it in Section 5.19(a) hereof.

      "MIOA FINAL REVISED SCHEDULES" shall have the meaning ascribed to it in
Section 8.10 hereof.

      "MIOA GROUP" shall have the meaning ascribed to it in Section 5.13(b) hereof.

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      "MIOA INTELLECTUAL PROPERTY" shall have the meaning ascribed to it in
Section 5.10(a) hereof.

      "MIOA PREFERRED STOCK" shall mean the Series B Preferred Stock, no par value, of MIOA.

      "MIOA RECEIVABLES" shall have the meaning ascribed to it in Section 5.25 hereof.

      "MIOA STOCKHOLDER APPROVAL" means with respect to MIOA the requisite approval by holders of MIOA Capital Stock of this Agreement, the Merger and the Articles of Merger.

      "MONTHLY FINANCIALS" shall have the meaning ascribed to it in Section 4.10 hereof.

      "MOST RECENT FISCAL QUARTER END" shall have the meaning ascribed to it in
Section 5.8 hereof.

      "NONDISCLOSURE/NONCOMPETE AGREEMENTS" shall have the meaning ascribed to it in Section 4.1 hereof.

      "OPTION/WARRANT SHARES" shall have the meaning ascribed to it in Section 3.3(b) hereof.

      "OUT-OF-POCKET COSTS" shall mean, with respect to MIOA or PHC, as the case may be, all fees, expenses, and other costs which are directly related to the Transactions which such party has incurred through the date of termination of this Agreement, other than those costs directly related to the Fairness Opinion(s) (if incurred) which costs (and related fees and expenses) shall be shared between the parties pursuant to Section 4.3 hereof.

      "PERMITTED EQUITY FINANCING" shall have the meaning ascribed to it in
Section 3.1(e) hereof.

      "PERSON" means an individual, corporation, limited liability company, limited liability partnership, limited partnership, trust, joint venture, association or unincorporated organization or a Governmental Authority.

      "PHC" shall mean Physician Health Corporation, a Delaware corporation.

      "PHC BOARD APPROVAL" shall mean that the Board of Directors of PHC, at a meeting duly called and held, has in the exercise of its sole discretion (i) determined that the Merger is advisable and in the best interest of PHC and its stockholders and approved it, (ii) duly approved, authorized and ratified the execution and delivery of this Agreement and the consummation of the Transactions, (iii) recommended the approval of this Agreement, the Merger, the Certificate of Merger, and each of the Closing Documents to which it is or will be

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a party, by the holders of PHC Capital Stock (and any other class of stock of
PHC entitled to vote on the Merger) and directed that this Agreement, the Merger, Certificate of Merger, and each of the Closing Documents to which it is or will be a party, be submitted for consideration by the holders of PHC Capital Stock at a meeting to be held for that purpose, and (iv) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to this Agreement, the Merger, and the other Transactions.

      "PHC BREACH SETTLEMENT" shall have the meaning ascribed to it in Section
7.11 hereof.

      "PHC CAPITAL STOCK" shall mean, collectively, the PHC Common Stock, the PHC Class A Preferred Stock, the PHC Series B Preferred Stock and the PHC Series C Preferred Stock (if any).

      "PHC CLASS A PREFERRED STOCK" shall mean, collectively, the Series 1 Class A Stock, $.01 par value and the Series 2 Class A Stock, $.01 par value, of PHC.

      "PHC COMMON STOCK" shall mean, collectively, the Voting Common Stock, $.0025 par value, the Non-Voting Common Stock, $.0025 par value, and the Prime Common Stock, $.0025 par value, of PHC.

      "PHC DISSENTING SHARES" shall have the meaning ascribed to it in Section 3.5(b) hereof.

      "PHC EMPLOYEES" shall have the meaning ascribed to it in Section 6.19(b) hereof.

      "PHC EMPLOYEE BENEFIT PLAN" shall have the meaning ascribed to it in
Section 6.19(b) hereof.

      "PHC EQUITY INTERESTS" shall mean all capital stock of PHC and securities convertible into capital stock of PHC.

      "PHC ERISA AFFILIATE" shall have the meaning ascribed to it in Section 6.19(b) hereof.

      "PHC FINAL REVISED SCHEDULES" shall have the meaning ascribed to it in
Section 9.9 hereof.

      "PHC GROUP" shall have the meaning ascribed to it in Section 6.13(a) hereof.

      "PHC INTELLECTUAL PROPERTY" shall have the meaning ascribed to it in
Section 6.10(a) hereof.

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      "PHC MERGER STOCKHOLDERS" shall have the meaning ascribed to it in Section
7.11(a) hereof.

      "PHC PREFERRED STOCK" shall mean, collectively, the PHC Class A Preferred Stock, the PHC Series B Preferred Stock and the PHC Series C Preferred Stock (if any).

      "PHC RECEIVABLES" shall have the meaning ascribed to it in Section 6.23 hereof.

      "PHC SERIES B PREFERRED STOCK" shall mean, collectively, the Series B Redeemable Convertible Preferred Stock, $.01 par value, and the Series B Non-Voting Redeemable Convertible Preferred Stock, $.01 par value, of PHC.

      "PHC SERIES C PREFERRED STOCK" shall mean the Series C Preferred Stock, $.01 par value, of PHC, which has been or is anticipated to be created after execution of this Agreement by the parties hereto.

      "PHC STOCK OPTION PLANS" shall have the meaning ascribed to it in Section 3.3(a) hereof.

      "PHC STOCKHOLDER APPROVAL" means with respect to PHC, the requisite approval by holders of PHC Capital Stock of this Agreement, the Merger and the Certificate of Merger.

      "PROSPECTUS" means the final prospectus relating to the registration of the Merger Shares under the Securities Act.

      "PUBLIC REPORTS" shall have the meaning set forth in Section 5.6(d) hereof.

      "SCHEDULE DELIVERY DATE" shall mean the date upon which each of MIOA and PHC has delivered each and all of their respective Schedules and Exhibits to the other, and, in the exercise of their respective sole discretion, each has acknowledged in writing their satisfaction with the results of their respective due diligence investigations of the other party hereto and their mutual consent as to the contents of the Schedules and Exhibits to be attached hereto and the incorporation of such Schedules and Exhibits into this Agreement, which date in no event shall be later than August 3, 1998, unless otherwise agreed to in writing by PHC and MIOA.

      "SEC" shall mean the U.S. Securities and Exchange Commission.

      "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and all regulations promulgated thereunder.

      "SECURITIES FILINGS" shall mean the most recent Form 10-KSB filed by MIOA with the SEC, as well as any and all filings made by MIOA thereafter pursuant to the Exchange Act.

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      "SECURITY INTEREST" shall have the meaning ascribed to it in Section 5.13 hereof.

      "SETTLEMENT CUT-OFF DATE" shall have the meaning ascribed to it in Section
7.11 hereof.

      "SPECIAL MEETING" shall have the meaning ascribed to it in Section 7.1 hereof.

      "SUBSIDIARY" shall mean one of the business entities identified as such as on SCHEDULE 5.1 hereto, as to MIOA, and on SCHEDULE 6.1, as to PHC.

      "SURVIVING CORPORATION" shall have the meaning ascribed to it in Section
2.1 hereof.

      "TAX" shall have the meaning ascribed to it in Section 5.13 hereof.

      "TAX RETURN" shall have the meaning ascribed to it in Section 5.13 hereof.

      "TRANSACTIONS" means the transactions contemplated by this Agreement, including but not limited to the Merger.

                                   ARTICLE 2

                                  THE MERGER

      2.1. THE MERGER. At the Effective Time and subject to and upon the terms and conditions of this Agreement, the Florida Act and the Delaware Act, PHC shall be merged with and into MIOA, the separate corporate existence of PHC shall cease, and MIOA shall continue as the surviving corporation. MIOA as the surviving corporation after the Merger shall be governed by the Florida Act, and is hereinafter sometimes referred to as the "Surviving Corporation".

      2.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Articles 8 and 9, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger or a Certificate of Merger, as applicable, with the Secretary of State of each of the States of Florida and Delaware in such form as required by, and executed in accordance with, the relevant provisions of the Florida Act and the Delaware Act, copies of which are attached hereto as EXHIBIT 2.2(A) and EXHIBIT 2.2(B), respectively (the time of the last such filing being the "Effective Time"). At the Effective Time, MIOA will irrevocably instruct its stock transfer agent to issue and deliver in the manner provided in Articles 2 and 3 hereof the certificates evidencing the Merger Shares to be issued in the Merger.

      2.3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Florida Act and Delaware Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all property,

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rights, privileges, powers and franchises of MIOA and PHC shall vest in the
Surviving Corporation, and all debts, liabilities and duties of MIOA and PHC shall become the debts, liabilities and duties of the Surviving Corporation.

      2.4. SUBSEQUENT ACTIONS. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to (i) vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of MIOA or PHC acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or (ii) otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to (x) execute and deliver, in the name and on behalf of either PHC or MIOA, as the case may be, all such deeds, bills of sale, assignments and assurances and (y) to take and do, in the name of and on behalf of each such corporation or otherwise, all such other actions and things as may be necessary or desirable, to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

      2.5. ARTICLES OF INCORPORATION; BY-LAWS; DIRECTORS AND OFFICERS.

               (a) At the Effective Time and as part of the Merger, the Articles of Incorporation of the Surviving Corporation shall be in the form attached hereto as EXHIBIT 2.5(A), until thereafter amended as provided by law, the By-Laws of the Surviving Corporation and such Articles of Incorporation.

               (b) At the Effective Time and as part of the Merger, the By-Laws of the Surviving Corporation shall be in the form attached hereto as EXHIBIT 2.5(B), until thereafter amended as provided by law, the Certificate of Incorporation and such By-Laws.

               (c) After the Effective Time, the Board of Directors of the Surviving Corporation will consist of Michael F. Morrell, Paul C. Pershes, Sarah
C. Garvin, Thomas M. Rodgers, J. Michael Ribaudo, M.D., Alfred DiStefano, M.D., Michael Cronin, Murali Anantharaman and those other individuals specified on
EXHIBIT 2.5(C), if any.

      2.6. BOARD AND STOCKHOLDER APPROVAL. This Agreement is subject to, and it is a condition to the consummation of the Merger, that MIOA Board Approval, MIOA Stockholder Approval, PHC Board Approval and PHC Stockholder Approval be obtained.

      2.7. TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code.

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                                   ARTICLE 3

                             MERGER CONSIDERATION

      3.1. EXCHANGE OF CAPITAL STOCK. The manner and basis of exchanging shares of PHC Capital Stock and MIOA Capital Stock into stock of the Surviving Corporation shall be as follows:

               (a) Except as provided in Section 3.2, each share of PHC Capital Stock which shall be outstanding immediately prior to the Effective Time shall at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged into only the right to receive the number and type of shares of MIOA capital stock computed as set forth on EXHIBIT 3.1(A) (the "Exchange Ratio"). The shares to be issued by MIOA with respect to such PHC Capital Stock are collectively hereinafter referred to as "Merger Shares". The Exchange Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend or other recapitalization of PHC Capital Stock or MIOA Capital Stock after the date hereof but prior to Closing. After the Effective Time, no PHC Capital Stock shall be recognized or deemed to be outstanding, and the holders thereof shall not have any rights other than those set forth in this Article 3.

               (b) Each share of PHC Capital Stock, if any, held in the treasury of PHC shall automatically be canceled, shall not be converted into the right to receive Merger Shares, and shall be extinguished without any exchange thereof and no payment will be made with respect thereto.

               (c) Each share of MIOA Common Stock which shall be outstanding immediately prior to the Effective Time shall at the Effective Time remain outstanding.

               (d) Each share of MIOA Preferred Stock which shall be outstanding immediately prior to the Effective Time (if any) shall at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged into only the right to receive the number and type of shares of MIOA Capital Stock computed as set forth on EXHIBIT 3.1(A). In no event shall the outstanding MIOA Preferred Stock outstanding at the Effective Time exceed 1,550 shares of the MIOA Preferred Stock Having a value of $310,000.00).

               (e) The parties hereto acknowledge that the other party may, prior to the Closing and without the consent of the other party hereto, issue additional shares of its capital stock (and/or securities convertible into shares of its capital stock) in connection with (i) those offerings specifically identified on EXHIBIT 3.1(E) so long as the conditions with respect to each such offering contained in such Exhibit are satisfied, including but not limited to the condition that any such offering is closed no later than the date which is ten days prior to the earlier of

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the Special Meetings, or (ii) any offering of such issuer's securities issued as consideration for the acquisition of assets or equity interests of another entity if the securities issued in such offering have an aggregate fair market value of less than $1 million (each, a "Permitted Equity Financing"), provided, that in either case, such offering must be made in compliance with all applicable securities laws and structured so that it will not be integrated with the offering of Merger Shares and/or Option/Warrant Shares as contemplated herein, and if any such offering (or offerings taken as a whole) would be deemed material so as to require amendment of the registration statement on Form S-4 described in subsection (f) below, such offering(s) shall be closed no later than the day immediately prior to the filing of such registration statement. In the event that either MIOA or PHC desires to issue additional shares of its capital stock (and/or securities convertible into shares of its capital stock) in an offering that does not constitute a Permitted Equity Financing, then MIOA and PHC shall attempt in good faith to agree upon the terms and conditions of the proposed offering and how the resulting percentage ownership of the Surviving Corporation will be allocated on a fully diluted basis (using the treasury stock method) among the holders of PHC Equity Interests, the holders of MIOA Equity Interests and the holders of PHC Equity Interests or MIOA Equity Interests, as the case may be, issued in connection with such offering.

               (f) MIOA shall use its reasonable best efforts to register on Form S-4 the Merger Shares to be issued to the PHC stockholders in connection with the Merger. MIOA shall pay the fees and expenses incurred by it that are associated with the registration on Form S-4; PROVIDED, HOWEVER, that in the event that the Merger is not consummated solely because PHC fails to obtain the PHC Stockholder Approval, PHC shall be responsible, subject to Section 7.5(c) hereof, to pay the fees and expenses incurred by MIOA that are directly related to such registration.

      3.2. FRACTIONAL SHARES. No scrip or fractional shares of the capital stock of the Surviving Corporation shall be issued in the Merger, nor will any outstanding fractional share interest entitle the owner thereof to vote, to receive dividends or to exercise any other right as a stockholder of MIOA or the Surviving Corporation. All fractional shares of the common stock of the Surviving Corporation to which a holder of multiple certificates of PHC Common Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, the number of shares of the Merger Shares to which such stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of the certificates (or notes) which previously represented such stockholder's PHC Common Stock, shall be rounded to the nearest whole number of Merger Shares. All fractional shares of the preferred stock of the Surviving Corporation to which a holder of multiple certificates of the same class of PHC Preferred Stock immediately prior to the Effective Time would otherwise be entitled at the Effective Time shall be aggregated. If a fractional share results from such aggregation, the number of shares of the Merger Shares to which such stockholder shall be entitled, after the later of (a) the Effective Time or (b) the surrender of the certificates (or notes) which previously represented such class of such

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stockholder's PHC Preferred Stock, shall be rounded to the nearest whole number of Merger Shares.

      3.3. STOCK OPTIONS AND WARRANTS.

               (a) All options for PHC Common Stock outstanding at the Effective Time under PHC's option plans (the "PHC Stock Option Plans") shall be exchanged at the Effective Time into options for the common stock of the Surviving Corporation (all of the common stock of the Surviving Corporation, at the Effective Time, will be voting common stock). All warrants for PHC Common Stock outstanding at the Effective Time shall be exchanged for warrants for common stock of the Surviving Corporation. All warrants for PHC Class A Preferred Stock outstanding at the Effective Time shall be exchanged for warrants for the class of preferred stock of the Surviving Corporation into which the PHC Class A Preferred Stock shall be converted as provided in Section 3.1(a) (the "MIOA Class A Equivalent Stock"). At the Effective Time, such options and warrants shall, by virtue of the Merger and without any further action on the part of PHC or the holder of any such option or warrant, be assumed by the Surviving Corporation and be substituted for options and warrants of the Surviving Corporation on the same terms and conditions as in effect at the Effective Time (and the terms and conditions of PHC Stock Option Plans as applicable to the options, if any), except that:

               (i) each such option or warrant for PHC Common Stock shall be exercisable:

                  (A) for that number of shares of the common stock (to the nearest whole share) of the Surviving Corporation equal to (x) the number of shares of PHC Common Stock subject to such option or warrant immediately prior to the Effective Time multiplied by (y) the applicable Exchange Ratio as described in EXHIBIT 3.1 (provided that in the event of an increase or reduction in Merger Shares as provided in Section 7.11, such Exchange Ratio as applied to such options and warrants will be adjusted as described in EXHIBIT 3.1); and

                  (B) at an exercise price per share of common stock of the Surviving Corporation (rounded to the nearest whole cent) equal to (x) the exercise price per share of PHC Common Stock subject to such option or warrant in effect immediately prior to the Effective Time divided by (y) the applicable Exchange Ratio (subject to adjustment as provided in Section 7.11 as described above); and

               (ii) each such warrant for PHC Class A Preferred Stock shall be exercisable:

                  (A) for that number of shares of the MIOA Class A Equivalent Stock (to the nearest whole share) equal to (x) the number of shares of PHC Class A Preferred Stock subject to such option or warrant immediately prior to the Effective Time

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
      multiplied by (y) the Exchange Ratio (subject to adjustment as provided in Section 7.11 as described above) applicable to the PHC Class A Preferred Stock; and

                  (B) at an exercise price per share (rounded to the nearest whole cent) of the MIOA Class A Equivalent Stock equal to (x) the exercise price per share of PHC Class A Preferred Stock subject to such option or warrant in effect immediately prior to the Effective Time divided by (y) the applicable Exchange Ratio (subject to adjustment as provided in Section 7.11 as described above); and

               (iii) all actions to be taken under the PHC Stock Option Plans by the Board of Directors of PHC or a committee thereof shall be taken by the Board of Directors of the Surviving Corporation or a committee thereof.

From and after the Schedule Delivery Date, no additional options or warrants shall be granted by PHC under PHC Stock Option Plans or otherwise, except as set forth in EXHIBIT 3.3(A). All incentive stock options (as defined in Section 422 of the Code) shall be converted in a manner consistent with the regulations promulgated under Section 422 of the Code.

               (b) The assumed options and warrants of PHC, as set forth in this Agreement, shall not give to any holder thereof any benefits in addition to those which such holder had prior to the assumption of the option or warrant. The Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of its common stock and Class A Preferred Stock for delivery upon exercise of such options and warrants after the Effective Time. As soon as practicable after the Effective Time, the Surviving Corporation shall file a registration statement, or an amendment to an existing registration statement, under the Securities Act, with respect to the shares of the Surviving Corporation subject to such options and warrants (the "Option/Warrant Shares") and shall use its best efforts to maintain the effectiveness of such registration statement for so long as the Surviving Corporation shall be obligated to file reports under the Exchange Act. In addition, the Surviving Corporation will cause the Merger Shares and the Option/Warrant Shares to be listed on the Nasdaq SmallCap Market, if not previously listed.

               (c) Approval by the stockholders of PHC of this Agreement shall constitute, without limitation, authorization and approval of any and all of the actions described in Section 3.3(a) and (b).

               (d) If any holders of such options or warrants exercise such options or warrants and acquire shares of PHC Capital Stock prior to the Closing, and pay in full the aggregate exercise price for such shares, then the Surviving Corporation shall issue and deliver to such stockholders Merger Shares in exchange for such shares of PHC Capital Stock in accordance with this Article 3.

               (e) All options outstanding at the Effective Time under MIOA's stock option plans shall remain outstanding following the Effective Time and no change to their terms shall be made in connection with the Merger. All warrants for MIOA Capital Stock outstanding at the Effective Time shall remain outstanding following the Effective Time and no change to their terms shall be made in connection with the Merger. From and after the date of this Agreement, no additional options or warrants shall be granted by MIOA under its stock option plans or otherwise, except as set forth in EXHIBIT 3.3(E).

      3.4. DELIVERY OF MERGER SHARES.

               (a) Except as set forth in this Agreement, from and after the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of PHC Capital Stock ("Certificate(s)") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the appropriate number and type of Merger Shares for each share of PHC Capital Stock so represented by the Certificate(s) surrendered by such holder.

               (b) At or simultaneous with the Closing, (1) MIOA will furnish to Corporate Stock Transfer, Inc., MIOA's current transfer agent (the "Exchange Agent") irrevocable instructions to issue certificates to holders of PHC Capital Stock which represent that number and type of Merger Shares to which each such holder of PHC Capital Stock is entitled hereunder, and (2) MIOA will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding PHC Capital Stock for the holder to use in surrendering the Certificate(s) that represented such holder's PHC Capital Stock in exchange for a stock certificate representing the number and type of Merger Shares to which the holder is entitled. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificate(s) shall pass, only upon proper delivery of the Certificate(s) to the Exchange Agent, and the Exchange Agent shall advise such holder of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate(s) for exchange therefor. Upon surrender to the Exchange Agent of Certificate(s), together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may be reasonably requested by the Exchange Agent, the Exchange Agent shall, pursuant to the Merger, but subject to Section 3.5 hereof, promptly deliver the appropriate number and type of Merger Shares to the person entitled to such Merger Shares for each share of PHC Capital Stock so represented by the Certificate(s) surrendered by such holder thereof, and such Certificate(s) shall forthwith be cancelled.

               (c) If delivery of all or part of the Merger Shares is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery or exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of PHC that such tax either has been paid or is not payable.

               (d) Until surrendered and exchanged in accordance with this
Section 3.4, each such Certificate shall, after the Effective Time, represent solely the right to receive the Merger Shares, in an amount and of the type determined in accordance with Section 3.1 hereof, and shall have no ownership or other rights. No interest shall accrue or be payable on any Merger Shares. None of PHC, MIOA or the Surviving Corporation shall be liable to any holder of PHC Capital Stock for any Merger Shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               (e) From and after the Effective Time, no holder of Certificate(s) shall be entitled to receive any dividend or other distribution from the Surviving Corporation until proper surrender by such holder of such Certificate(s) for stock certificate(s) representing Merger Shares. Upon such surrender, the holder shall be paid the amount of any dividends or other distributions (without interest) that theretofore became payable by the Surviving Corporation after the Effective Time but prior to such surrender, but were not paid by reason of the foregoing with respect to the number and type of Merger Shares represented by the certificate(s) issued upon such surrender. From and after the Effective Time, the Surviving Corporation shall, however, be entitled to treat such Certificate(s) that have not yet been surrendered or exchanged as evidencing the ownership of the type and aggregate number of Merger Shares into which the shares of PHC Capital Stock represented by such Certificate(s) would have been exchanged, notwithstanding any failure to surrender such Certificate(s).

               (f) The Surviving Corporation shall be responsible for the payment of all charges and expenses of the Exchange Agent.

               (g) If any Certificate shall have been lost, stolen or destroyed, upon the receipt by the Surviving Corporation of an indemnity agreement and the making of an affidavit by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the number and type of Merger Shares and any cash in lieu of fractional shares, and unpaid dividends and distributions on the number and type of Merger Shares deliverable in respect thereof pursuant to this Agreement.

               (h) Notwithstanding anything in this Agreement to the contrary, Certificates surrendered for exchange by any Affiliate of PHC shall not be exchanged until the Surviving Corporation has received an agreement (as described in Section 7.6) from such Affiliate.

      3.5. DISSENTING SHARES. (a) Notwithstanding the provisions of this Article 3 or any other provision of this Agreement, all outstanding shares of MIOA Capital Stock held by shareholders who have not voted in favor of the Merger and with respect to which dissenter's rights have been properly exercised and notice given to MIOA in accordance with the Florida Dissenter's Statutes and which dissenter's rights have not been withdrawn or lost ("MIOA Dissenting Shares") shall no longer be entitled to vote or to exercise any other rights as a shareholder of MIOA and shall only be entitled to payment for its MIOA Dissenting Shares in accordance with the Florida Dissenter's Statutes (unless such shareholder timely withdraws its notice of election to dissent or fails to perfect its right to dissent in accordance with the Florida Dissenter's Statutes).

               (b) Notwithstanding the provisions of this Article 3 or any other provision of this Agreement, all outstanding shares of PHC Capital Stock held by shareholders who have not voted in favor of the Merger and with respect to which dissenter's rights have been properly exercised and notice given to PHC in accordance with Section 262 of the Delaware Act and which dissenter's rights have not been withdrawn or lost ("PHC Dissenting Shares") shall not be converted into the right to receive Merger Shares in accordance with Article 3 hereof. No cash or other consideration shall be delivered with respect to the PHC Dissenting Shares under this Agreement, and as of the Effective Time, the holders of PHC Dissenting Shares shall have only such rights in respect thereof as are available under the Delaware Act; provided, however, that if any such holders shall have thereafter failed to perfect or shall have effectively withdrawn or lost such dissenter's right in accordance with the Delaware Act, such holder's shares of PHC Capital Stock shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Merger Shares in the manner set forth in this Article 3.

      3.6. CLOSING. The closing of the Transactions (the "Closing") shall take place on or before November 13, 1998, at the offices of PHC's counsel in Atlanta, Georgia, or another mutually agreed upon location on the Business Day following compliance or waiver of the terms, conditions and contingencies contained in this Agreement or such other date as is mutually agreed upon by the parties hereto (such date to be herein referred to as the "Closing Date"). All computations, adjustments, and transfers for the purposes hereof shall be effective as of the close of business on the Closing Date. Each of the parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible subject to the satisfaction of the closing conditions set forth in Articles 8 and 9.

                                   ARTICLE 4

                             ADDITIONAL COVENANTS

      4.1. SUPPLEMENTAL AGREEMENTS. Concurrently with the Closing, each of Sarah
C. Garvin, Michael F. Morrell, Paul C. Pershes, J. Michael Ribaudo, M.D. and Thomas M.

Rodgers shall enter into employment agreements with the Surviving Corporation in the form of EXHIBIT 4.1(A) hereof (the "Employment Agreements), which shall replace each such individual's existing employment agreement with MIOA or PHC, as applicable. Each of Michael F. Morrell, Paul C. Pershes, Sarah C. Garvin, J. Michael Ribaudo, M.D. and Thomas M. Rodgers shall also enter into Nondisclosure/Noncompete Agreements in the form of EXHIBIT 4.1(B) hereof (the "Nondisclosure/Noncompete Agreements), which shall replace each such individual's existing nondisclosure and noncompete agreement with MIOA or PHC, as applicable, and a Stockholders' Agreement in the form of EXHIBIT 4.1(C)(I). On or before the Schedule Delivery Date, each of Michael F. Morrell, Paul C. Pershes, Sarah C. Garvin and Thomas M. Rodgers will have entered into Standstill/Voting Agreements in the form of EXHIBIT 4.1(C)(II) hereof pursuant to which such individuals have agreed to (among other things) vote their respective shares of capital stock in each of MIOA and PHC, as applicable, in favor of the Merger, and after the Closing, to vote their respective shares of capital stock of the Surviving Corporation in favor of the election of each of Michael F. Morrell, Paul C. Pershes, Sarah C. Garvin and Thomas M. Rodgers to the Board of Directors of the Surviving Corporation so long as such nominees remain employed by the Surviving Corporation.

      Michael F. Morrell and Paul C. Pershes shall forfeit certain options pursuant to the terms of their respective Employment Agreements.

      4.2. CONDUCT OF BUSINESS BY MIOA AND PHC PENDING MERGER. MIOA and PHC covenant and agree that, unless the other party shall otherwise consent in writing or except as otherwise set forth in this Agreement, between the date of such party's Board Approval and the Closing, the business of MIOA and PHC, respectively, and their respective Subsidiaries shall be conducted only in, and none of said parties shall take any action except in, the ordinary course of business and in a manner consistent with past practice; and all of said parties will use their best efforts to preserve intact their business organizations, to keep available the services of their present officers, employees and consultants and to preserve their present relationships with customers, suppliers and other persons with which they have significant business relations. Except as set forth on EXHIBIT 4.2, but without otherwise limiting the foregoing, each of PHC and MIOA covenants that neither of them nor any of their respective Subsidiaries shall, between the date of such party's Board Approval and the Closing, directly or indirectly, do any of the following without the prior written consent of the other:

               (a) (i) issue, sell (other than upon exercise of outstanding options or warrants, whose terms shall not be changed), pledge, dispose of, encumber, authorize, or propose the issuance, sale, pledge, disposition, encumbrance or authorization of any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock of, or any other ownership interest in, PHC, MIOA or any Subsidiary; PROVIDED, HOWEVER, that PHC and MIOA shall have the right to carry out any

Permitted Equity Financing or other offering of its securities that such parties have agreed to pursuant to Section 3.1(e) hereof; (ii) amend or propose to amend the Certificate of Incorporation or Articles of Incorporation, as applicable, or By-Laws of PHC or MIOA, except as contemplated by this Agreement; (iii) split, combine or reclassify any outstanding shares of PHC Capital Stock or MIOA Capital Stock or any Subsidiary's capital stock, or declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to such capital stock; (iv) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of capital stock or that of any Subsidiary; or (v) authorize or propose or enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 4.2(a);

               (b) (i) acquire (by merger, consolidation, or acquisition of stock or assets) directly or indirectly, any Person or any business owned by such Person; (ii) except in the ordinary course of business and in a manner consistent with past practices, sell, pledge, dispose of, or encumber or authorize or propose the sale, pledge, disposition or encumbrance of any assets of PHC, MIOA or any Subsidiary; (iii) enter into any material contract or agreement, except in the ordinary course of business; (iv) authorize any single capital expenditure or commitment in excess of $500,000, except as otherwise set forth in EXHIBIT 4.2(B)(IV); (v) authorize any capital expenditure or commitment outside the ordinary course of business, except as otherwise set forth in
EXHIBIT 4.2(B)(IV); or (vi) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the matters prohibited by this
Section 4.2(b);

               (c) take any action other than in the ordinary course of business and in a manner consistent with past practices (none of which actions shall be unreasonable or unusual) with respect to increasing compensation of any officer, director, stockholder or employee or with respect to the grant of any severance or termination pay (otherwise than pursuant to policies in effect on the date hereof and fully disclosed to the other party prior to the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies in effect on the date hereof;

               (d) make any payments except in the ordinary course of business and in amounts and in a manner consistent with past practice (none of which payments shall be unreasonable or unusual), under any employee benefit plan or otherwise to any employee, independent contractor or consultant, enter into any employee benefit plan, any employment or consulting agreement, grant or establish any new awards under any such existing employee benefit plan or agreement, or adopt or otherwise amend any of the foregoing;

               (e) take any action except in the ordinary course of business and in a manner consistent with past practice or make any change in existing methods of management, distribution, marketing, accounting or operating (or practices relating to payment of trade accounts or to other payments);

               (f) except in the ordinary course of business or as set forth on
EXHIBIT 4.2(F), incur or increase prior to Closing any indebtedness for borrowed money from banks, financial institutions or other Persons or cancel, without payment in full, any notes, loans or receivables;

               (g) directly or indirectly loan or advance monies to any Person (other than any of its own Subsidiaries) under any circumstance whatsoever except for credit transactions with customers on terms consistent with past practices; or

               (h) do any act or omit to do any act which might reasonably be expected to cause a breach of any material contract, commitment or obligation.

      4.3. EXPENSES. Except as provided hereinabove with respect to the costs of the Form S-4, all of the expenses incurred by PHC in connection with the authorization, preparation, execution and performance of this Agreement and other agreements referred to in this Agreement, including, without limitation, all fees and expenses of agents, representatives, brokers, counsel and accountants for PHC, shall be paid by PHC if the Merger is not consummated, and all of the expenses incurred by MIOA in connection with the authorization, preparation, execution and performance of this Agreement and the other agreements referred to in this Agreement, including without limitation, all reasonable fees and expenses of advisors, agents, representatives, brokers, counsel and accountants, shall be paid by MIOA if the Merger is not consummated. After the Merger, such expenses of PHC and MIOA will be paid by the Surviving Corporation. Notwithstanding the foregoing, in the event that this Agreement is terminated, the costs (and related fees and expenses) of the Fairness Opinion(s) (if incurred) up to a maximum of $250,000 shall be evenly divided between MIOA and PHC.

      4.4. NOTIFICATION OF CERTAIN MATTERS.

               (a) MIOA shall give prompt written notice to PHC of the following:

                  (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of MIOA contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Schedule Delivery Date to the Closing (assuming that each representation and warranty was re-affirmed as of each day between the Schedule Delivery Date and the Closing Date, inclusive), including but not limited those resulting from the consummation of any Permitted Equity Financings, or (B) directly or indirectly, any Material Adverse Effect; or

                  (ii) any material failure of MIOA, any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

               (b) PHC shall give prompt written notice to MIOA of the following:

                  (i) the occurrence or nonoccurrence of any event whose occurrence or nonoccurrence would be likely to cause either (A) any representation or warranty of PHC contained in this Agreement to be untrue or inaccurate in any material respect at any time from the Schedule Delivery Date to the Closing (assuming that each representation and warranty was re-affirmed as of each day between the Schedule Delivery Date and the Closing Date, inclusive), including but not limited those resulting from the consummation of any Permitted Equity Financings, or (B) directly or indirectly, any Material Adverse Effect;

                  (ii) any material failure of PHC, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

               (c) In the event that either MIOA or PHC is required to deliver a written notice pursuant to subsection (a) or (b) above, respectively, such party shall, within three (3) days after delivery of such notice, deliver to the other party a revised Schedule updating such representation or warranty. The receiving party shall review the Schedule and within five (5) days after its receipt, elect to either (i) approve the Schedule for attachment to this Agreement and treat such Schedule as if it had been delivered and attached to this Agreement as of the Schedule Delivery Date, or (ii) treat such Schedule and the events giving rise to such Schedule as a breach of such related representation or warranty in accordance with the terms of this Agreement, including but not limited Sections 7.11, 8.1 and 9.1, as applicable; PROVIDED, however, that any events which are permitted to occur between the date hereof and the Closing pursuant to the terms of this Agreement (such as a Permitted Equity Financing) shall in no event be treated as a breach of a representation or warranty hereunder.

               (d) Notwithstanding the foregoing, the delivery of any notice pursuant to this Section shall not waive or release MIOA or PHC, as the case may be, from its representations, warranties, covenants or agreements under this Agreement, except as they may be modified and approved in accordance with subsection (c)(i) above.

      4.5. PUBLIC ANNOUNCEMENTS.

               (a) Except for and to the extent of any public announcement or disclosures relating to the Transactions previously made by MIOA or PHC, as may be required by law (as for example in the Joint Proxy Statement/Prospectus) or as provided in this Section 4.5, MIOA and PHC agree that until the consummation of the Transactions or the termination of this Agreement, as the case may be, each party will not, and will direct its directors, officers, employees, representatives and agents who have knowledge of the Transactions not to, disclose to any Person who is not a participant in discussions concerning the Transactions (other than

Persons whose consent is required to be obtained hereunder), any of the terms, conditions or other facts with respect to the Transactions.

               (b) MIOA shall obtain the prior written consent of PHC, and PHC shall obtain the prior written consent of MIOA, before issuing any press release or otherwise making any public statements with respect to the Transactions and shall not issue any such press release or make any such public statement prior to receiving such consent, except in the case where such disclosure is required by law and the party whose consent is required has unreasonably refused to give such consent or is unable to consent prior to such disclosure because of exigent circumstances. The disclosing party shall be responsible for the accuracy and completeness of any such disclosure. Subject to the foregoing, the parties acknowledge and agree that MIOA and PHC expect to issue press releases with respect to the Transactions immediately after execution of this Agreement, as well as after the Closing.

               (c) This Section 4.5 shall not restrict either MIOA or PHC in any actions by such parties which are necessary or appropriate to enforce their respective rights under this Agreement.

      4.6. CONFIDENTIALITY. Until the Closing, PHC and MIOA shall, and shall cause their respective employees, agents, counsel, accountants, consultants and other representatives to hold in strict confidence any and all information obtained from the other party and to not disclose any such information (unless such information is or becomes ascertainable from public sources or public disclosure of such information which in the good faith judgment of MIOA or PHC is required by law, as for example in the Joint Proxy Statement/Prospectus); provided, however, that nothing contained in this Agreement shall limit the right of any such persons to disclose any such information to PHC or MIOA or their respective employees, agents, representatives, counsel, accountants, financial advisors and/or underwriters for the purpose of facilitating the consummation of the Transactions. This obligation is in furtherance, and not in limitation, of any other confidentiality agreements between the parties, including but not limited to the Confidentiality Agreement, which remains in full force and effect.

      4.7. ACCESS AND INSPECTION. On reasonable notice, each of MIOA and PHC and their respective Subsidiaries shall provide the other full access during normal business hours from and after the date hereof until the Closing to all of their respective offices, properties, books and records as they relate to the business of each and the Assets, and shall furnish such information concerning the business and affairs of each as may be requested, in each case for the purpose of making such continuing investigation of MIOA and its Subsidiaries or PHC and its Subsidiaries, as the case may be, and their respective predecessors and the Assets. Each of MIOA and PHC and their respective Subsidiaries shall cause appropriate personnel to assist in such continuing investigation and shall cause personnel, counsel, accountants and other non-employee representatives to be reasonably available in connection with such continuing investigation.

      4.8. CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Subject to compliance with applicable law, PHC and MIOA will (a) cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (b) provide one another with copies of all filings made by such party with any governmental authority in connection with this Agreement.

      4.9. STATE TAKEOVER STATUTES. MIOA will take all steps necessary to exempt the Merger from the requirements of Florida Act Section 607.0901 ET SEQ. or any other applicable "fair price," "moratorium" or "control acquisition" statute or regulation, by action of MIOA's Board of Directors or otherwise.

      4.10. MONTHLY FINANCIAL STATEMENTS. From and after the date hereof until the Closing, each of PHC and MIOA shall provide to the other party its monthly internal unaudited financial statements (the "Monthly Financials") as soon as reasonably practicable after their preparation.

      4.11. EFFORTS TO CLOSE TRANSACTIONS. After the date hereof but prior to the Closing, MIOA hereby agrees that it shall use its reasonable efforts to close those transactions specified on EXHIBIT 4.11 on terms and conditions mutually agreeable to the parties hereto.


                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MIOA

      In order to induce PHC to enter into this Agreement and consummate the Transactions, MIOA hereby represents and warrants the following to PHC as of the Schedule Delivery Date (and not the date hereof), each of which representations and warranties shall be material to and relied upon by PHC and shall be deemed remade on and as of the date of the Closing:

      5.1. ORGANIZATION AND AUTHORITY. MIOA is a corporation duly organized and validly existing under the laws of the State of Florida and each of its Subsidiaries is incorporated in the states identified on SCHEDULE 5.1. The states in which MIOA and each Subsidiary are qualified to do business are set forth on SCHEDULE 5.1. Neither MIOA nor any of its Subsidiaries is required to be qualified as a foreign corporation in any other jurisdiction where its failure to qualify would have a Material Adverse Effect. MIOA and its Subsidiaries have all necessary corporate power and authority to own, lease and operate their properties and conduct their business as it is currently being conducted. Except for MIOA's ownership of its Subsidiaries, which is fully described on SCHEDULE 5.1, and as otherwise set forth on SCHEDULE 5.1, neither

MIOA nor any of its Subsidiaries owns, directly or indirectly, any equity interest in any corporation, partnership, joint venture, or other entity. The list of MIOA's Subsidiaries contained in SCHEDULE 5.1 is a true, correct and complete list of all entities in which MIOA has a direct or indirect equity interest. SCHEDULE 5.1 identifies each owner of an equity interest, or right to acquire any such interest, in each Subsidiary of MIOA.

      5.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Subject to MIOA Board Approval, MIOA has full corporate power and authority to execute and deliver this Agreement and each of the Closing Documents to which MIOA is or will be a party, to amend its Articles of Incorporation in the manner set forth in this Agreement, and to consummate the Transactions. The shares of MIOA Capital Stock and other securities convertible into MIOA Capital Stock owned by Michael F. Morrell and Paul C. Pershes are set forth opposite such individual's name on SCHEDULE 5.2. No corporate proceeding is necessary to approve the Transactions other than MIOA Board Approval and MIOA Stockholder Approval. Assuming MIOA Board Approval and that this Agreement and each of the Closing Documents to which PHC is a party constitutes a valid and binding agreement of PHC, this Agreement and each of the Closing Documents to which MIOA is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of MIOA in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The duly elected officers and directors of MIOA and its Subsidiaries are set forth on SCHEDULE 5.2. Copies of the Articles of Incorporation, the Bylaws and all minutes of MIOA and its Subsidiaries are contained in the minute books of MIOA, or such Subsidiaries, respectively. True, correct and complete copies of the minute books of MIOA and its Subsidiaries have been made available to PHC.

      5.3. SUFFICIENCY OF ASSETS. All material assets and rights relating to MIOA's business and that of its Subsidiaries are held solely by, and all agreements, obligations, expenses and transactions relating to the business of MIOA and its Subsidiaries have been entered into, incurred and conducted solely by, MIOA and its Subsidiaries. Except as described in SCHEDULE 5.3, the Assets are all of the items necessary to provide all services required in connection with the business of MIOA and its Subsidiaries, assuming competent personnel, general office facilities, and adequate facilities are available.

      5.4. NO CONFLICT; REQUIRED CONSENTS. Exclusive of MIOA Board Approval and MIOA Stockholder Approval, SCHEDULE 5.4 lists all material third party consents or approvals required with respect to MIOA and its Subsidiaries for consummation of the Transactions, which consents MIOA agrees to use its best reasonable efforts to obtain. Assuming all such consents and approvals have been obtained and assuming the appropriate filings and mailings are made by PHC and MIOA to effectuate the Merger under the Florida Act and the Delaware Act, and under the Securities Act and the Exchange Act, the execution and delivery by MIOA of this Agreement and the Closing Documents and the consummation by MIOA of the Transactions do not and will not, except as set forth on SCHEDULE 5.4, (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect); (b) violate in any material respect the terms of any material instrument, document or agreement to which MIOA or any of its Subsidiaries is a party, or by which MIOA or any of its Subsidiaries or the property of MIOA or any of its Subsidiaries is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of MIOA or any of its Subsidiaries; (c) violate in any respect the terms of any instrument, document or agreement to which MIOA or any of its Subsidiaries is a party, or by which MIOA or any of its Subsidiaries or the property of MIOA or any of its Subsidiaries is bound, or be in conflict in any respect with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of MIOA or any of its Subsidiaries if the aggregate effect of all such violations listed in this subsection (c) results in a Material Adverse Effect on MIOA and its Subsidiaries taken as a whole; (d) violate MIOA's Articles of Incorporation or Bylaws; or (e) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to MIOA or any of its Subsidiaries, or the business or assets of MIOA or any of its Subsidiaries. Neither MIOA nor any of its Subsidiaries is subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of MIOA and its Subsidiaries after the Closing on substantially the same basis as theretofore operated.

      5.5. CAPITALIZATION. All of the authorized and outstanding MIOA capital stock is set forth on SCHEDULE 5.5, and no shares of MIOA capital stock are held in the treasury of MIOA. No shares of any class of capital stock or other equity interests of MIOA, other than (i) MIOA Common Stock, (ii) options or warrants for MIOA Common Stock, or (iii) those shares of MIOA Capital Stock identified in
SCHEDULE 5.5, shall be issued and outstanding at the Closing. All outstanding MIOA capital stock has been duly authorized, and is validly issued, fully paid and nonassessable. No preemptive (whether statutory or contractual) rights have been violated. Current MIOA stock option plans, all previous forms of those plans, and amendments, and all outstanding options and warrants, are identified on SCHEDULE 5.5. Except as set forth on SCHEDULE 5.5, all options were granted in accordance with the provisions of MIOA stock option plans. SCHEDULE 5.5 also sets forth information as to options (if any) and warrants (if any) previously granted which have terminated, expired or been exercised. Except for the outstanding options, warrants and other commitments set forth in SCHEDULE 5.5, MIOA has no convertible securities, options, warrants, or other contracts, commitments, agreements, understandings, arrangements or restrictions by which it is bound to issue any additional shares of MIOA Capital

Stock or other securities. Except as set forth on SCHEDULE 5.2, MIOA owns, directly or indirectly, all of the equity in its Subsidiaries and no third party has a right to acquire any such interest. All securities of MIOA and its Subsidiaries were offered and sold in compliance with applicable federal and state securities laws. SCHEDULE 5.5 identifies each stock option plan and outstanding option, warrant, or other right, if any, to acquire the capital stock of any of its Subsidiaries, full and complete copies of which have been provided to PHC. Each and every dividend of MIOA and each Subsidiary, if any, whether paid in cash or other property, has been declared and paid in compliance with applicable law, and neither MIOA nor any of its Subsidiaries has any further obligation with respect to such payment. SCHEDULE 5.5 also summarizes in detail all currently effective registration rights which have been granted by MIOA to any other person or entity and all currently effective shareholder agreements between any shareholders of MIOA.

      5.6. COMPLIANCE WITH LAWS; FILINGS WITH THE SEC. Except as set forth in
SCHEDULE 5.6, (a) to the best of MIOA's knowledge, MIOA and its Subsidiaries are in compliance with, and MIOA and its Subsidiaries have operated any Persons or businesses previously owned or operated by them in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable environmental laws and regulations, but excluding applicable laws and regulations related to Medicare, Medicaid and other federally funded programs, except where such noncompliance has and will have, in the aggregate, no Material Adverse Effect. Neither MIOA, nor any of its Subsidiaries has received notice of any noncompliance with the foregoing.

               (b) Without limiting the foregoing, MIOA and each of its Subsidiaries and any other person or entity for whose conduct MIOA is legally held responsible are in material compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "Environmental Laws"). Neither MIOA nor any of its Subsidiaries, nor any other person or entity for whose conduct MIOA is legally responsible has (i) received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim, or proceeding alleging such violation or investigation by any Governmental Authority or any third party of any such violation, (ii) manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any Hazardous Substance on, under, from or at any of MIOA's or any of its Subsidiaries' properties or any other properties, (iii) become aware or received notice of the release or disposal of any Hazardous Substances in violation of any applicable Environmental Law, on, under or at any of MIOA's, or any of its Subsidiaries' properties or any other properties (iv) become aware or received notice of any actual or potential material liability on the part of MIOA for the response to or remediation of any Hazardous Substance at or arising from any of MIOA's or any of its Subsidiaries' properties or any other properties owned or operated by MIOA, any of its Subsidiaries or any other Person for whose conduct MIOA is legally responsible, or (v) become aware of or received notice of any actual or potential liability on the part of MIOA for the costs of response to or remediation of Hazardous Substances at or arising from any of MIOA's or any of its Subsidiaries' properties or any other properties owned or operated by MIOA, any of its Subsidiaries or any other Person for whose conduct MIOA is or may be held responsible. For purposes of this Agreement, the term "Hazardous Substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials or petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law. No Environmental Law imposes any obligation upon MIOA or its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Authority, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree. No lien has been placed upon any of MIOA's properties or its Subsidiaries' properties under any Environmental Law.

               (c) MIOA has made all filings with the SEC that it has been required to make under the Securities Act and the Exchange Act (collectively, the "Public Reports"), and has done so in a timely manner. Each of the Public Reports has complied with the Securities Act and the Exchange Act, as applicable, in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               (d) MIOA currently satisfies all applicable Nasdaq rules in order to be listed on the Nasdaq SmallCap Market and has no reason to believe that it will not satisfy such listing requirements at any time prior to the Effective Time.

               (e) To the best of MIOA's knowledge, MIOA and its Subsidiaries are, and from the earlier of the dates of MIOA's acquisition of Global Air Rescue, Inc. and Global Charter, Inc., have always been in compliance with all applicable laws relating to drug testing of pilots, including without limitation the provisions of 49 U.S.C. 45102 ET SEQ.

      5.7. LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.7, neither MIOA nor any of its Subsidiaries has received notice of any violations in respect of any licenses, permits, concessions, grants, franchises, approvals or authorizations necessary or required for the use or ownership of their assets and the operation of their business. No proceeding is pending or, to the knowledge of MIOA, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations.

      5.8. FINANCIAL INFORMATION.

               (a) MIOA has filed a Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1998 (the "Most Recent Fiscal Quarter End"), and an Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, copies of which are attached hereto as EXHIBIT 5.8. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules - the "Historical Financials") have been, and MIOA's Monthly Financials will be, prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of MIOA and its Subsidiaries as of the indicated dates and the results of operations of MIOA and its Subsidiaries for the indicated periods, are consistent with the books and records of MIOA and its Subsidiaries and, except as discussed on SCHEDULE 5.8, do not contain any material item of special or non-recurring income not earned in the ordinary course of business; provided, however, that the interim statements and such Monthly Financials are subject to normal year-end adjustments that are not expected to be material in amount.

               (b) Except as and to the extent specifically disclosed in this Agreement, there are no liabilities or obligations of MIOA or any of its Subsidiaries of any nature, whether liquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, (ii) that arose thereafter in the ordinary course of business, or
(iii) that are specifically set forth on SCHEDULE 5.8; and at all times after the execution of this Agreement until the Closing, there will be no liabilities or obligations of MIOA or any of its Subsidiaries of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, which are material individually or in the aggregate, except for those (A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, or (B) that arose after the date of such balance sheet in the ordinary course of business (and are, individually and in the aggregate, immaterial), (C) that are specifically set forth on
SCHEDULE 5.8, or (D) that are permitted as set forth on EXHIBITS 4.2, 4.2(B)(IV) OR 4.2(F).

               (c) MIOA and its Subsidiaries are not, nor have any of them been during the twelve (12) months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. ss.101(31). MIOA and its Subsidiaries have paid and are paying their debts as they become due.

      5.9. NO UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in this Agreement and those that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Historical Financials, neither MIOA nor any of its Subsidiaries knows of any reasonable basis for the assertion against MIOA or any of its Subsidiaries of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Except as set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from MIOA to any employee, director or officer or former employee, director or officer of MIOA, (b) increase any benefits otherwise payable to any employee, director or officer or former employee, director or officer of MIOA or (c) result in the acceleration of the time of payment or vesting of any such benefits.

      5.10. INTELLECTUAL PROPERTY. Except as described in SCHEDULE 5.10, to the knowledge of MIOA and its Subsidiaries, no patent, formula, process, trade secret, trademark, trade name, assumed name or copyright relating to MIOA's business and that of its Subsidiaries, including all intellectual property used in the operation of the business of MIOA and its Subsidiaries (collectively, the "MIOA Intellectual Property") infringes on any patent, copyright, trademark or other intellectual property right of any Person, or violate the terms of any agreements related thereto, nor to MIOA's knowledge have there been any claims of infringement. Except as set forth in SCHEDULE 5.10, there are no pending or, to MIOA's and its Subsidiaries' knowledge, threatened claims against MIOA or any of its Subsidiaries contesting the validity of, or their right to use any of, the MIOA Intellectual Property.

      5.11. CONTRACTS AND COMMITMENTS. Except as disclosed on SCHEDULE 5.11:

               (a) To MIOA's and its Subsidiaries' knowledge, no aspect of MIOA's and its Subsidiaries' business or operations or the Assets is of such character as would restrict the Surviving Corporation from carrying on the business of MIOA and its Subsidiaries anywhere in the world.

               (b) MIOA and its Subsidiaries have no consultants or independent contractors who are officers or directors of MIOA or any of its Subsidiaries, or who are affiliates of such officers or directors, to whom they are paying compensation for services.

               (c) Neither MIOA nor any of its Subsidiaries has material contracts, commitments, arrangements, or understandings relating to their business, operations, financial condition, or prospects. For purposes of this
Section 5.11(c), "material" means payment or performance of a contract, commitment, arrangement or understanding entered into in the ordinary course of business which is expected to (i) involve payments in excess of $100,000 per year or (ii) have a duration exceeding five (5) years with expected payments over its duration exceeding $100,000 (in each case other than leases not required to be disclosed pursuant to Section 5.17), or any contract, commitment, arrangement or understanding entered into not in the ordinary course of business.

               (d) To MIOA's and its Subsidiaries' knowledge, there are no outstanding contracts, commitments or bids, or services, development, or sales proposals, that will result in any substantial loss to MIOA or any of its Subsidiaries (and/or the Surviving Corporation) upon completion or performance thereof, after allowance for normal direct employee expenses, licensing, development, distribution expenses and other costs.

               (e) There are no outstanding material lease or purchase commitments of MIOA or any of its Subsidiaries which are not consistent with MIOA's and its Subsidiaries' past lease and purchase commitment practices.

      5.12. ABSENCE OF CERTAIN CHANGES. Except as reflected on SCHEDULE 5.12, or elsewhere in this Agreement or specifically identified on any Schedules hereto, since December 31, 1997, MIOA and its Subsidiaries have not, and at the Closing Date will not, have:

               (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured);

               (b) Incurred any obligations specifically related to the Assets, except in the ordinary course of business, consistent with past practices;

               (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except liens or encumbrances specifically excepted by the provisions of Section 5.14;

               (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice;

               (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice;

               (f) To MIOA's and its Subsidiaries' knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials;

               (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect;

               (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, etc. which is, for example, national or industry-wide in nature) which might reasonably be expected to have a Material Adverse Effect on the Assets;

               (i) Made any capital expenditures or commitments, any one of which is more than $500,000, for additions to property, plant, or equipment, unless approved in writing by PHC or deemed approved by PHC pursuant to EXHIBIT 4.2(B)(IV) hereof;

               (j) Made any material change in any method of accounting or accounting practice;

               (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of MIOA's or any Subsidiaries' officers or directors, or any business or Person in which any officer or director of MIOA or any of its Subsidiaries, or any affiliate or associate of any of such Persons has any direct or indirect interest; or

               (l) Agreed to take any action described in this Section 5.12.

      5.13. TAXES.

               (a) As used in this Agreement:

                  (i) "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses;

                  (ii) "Affiliated Group" means any affiliated group within the meaning of Code ss.1504(a) (or any similar group defined under a similar provision of state, local or foreign law);

                  (iii) "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, any liability for Taxes;

                  (iv) "Security Interest" means any mortgage, lien, encumbrance or other security including any "tax lien" (other than for current taxes not yet due).;

                  (v) "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not;

                  (vi) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               (b) MIOA and its Subsidiaries have not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is MIOA. The Affiliated Group of which MIOA is the common parent (the "MIOA Group") has filed all income Tax Returns that it was required to file for each taxable period during which MIOA and its Subsidiaries were a member of the MIOA Group. All such Tax Returns are correct and complete in all material respects. All income Taxes owed by the MIOA Group (whether or not shown on any Tax Return) have been paid for each taxable period during which MIOA and its Subsidiaries filed a consolidated federal income Tax Return.

               (c) The amounts booked as provisions for Taxes on the Historical Financials are sufficient for payment of all unpaid Taxes of MIOA, its Subsidiaries, and the MIOA Group through March 31, 1998. Copies of the MIOA Group's federal and state income Tax Returns for calendar years 1995, 1996, and 1997 have been provided to PHC.

               (d) No claim has ever been made by a Governmental Authority in a jurisdiction where MIOA or a Subsidiary does not file Tax Returns that it is or it may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of MIOA or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due.

               (e) MIOA, each MIOA Subsidiary, and the MIOA Group have withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (f) There is no dispute or claim concerning any Tax Liability of MIOA, a Subsidiary or the MIOA Group either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any of MIOA or any of its Subsidiaries (and employees responsible for Tax matters) has knowledge.

               (g) MIOA, its Subsidiaries, and the MIOA Group have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (h) MIOA and its Subsidiaries do not have any liability for the Taxes of any Person other than MIOA or its Subsidiaries (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

               (i) MIOA and each Subsidiary currently utilize the accrual method of accounting for income Tax purposes. MIOA has utilized the accrual method of accounting for income Tax purposes since the date of its incorporation. Each Subsidiary of MIOA has utilized the accrual method of accounting for income Tax purposes since the date of its incorporation or acquisition by MIOA, as the case may be. MIOA, its Subsidiaries, and the MIOA Group have not agreed to, and are not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

               (j) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of MIOA or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

      5.14. TITLE TO PROPERTIES; ENCUMBRANCES. Except as specifically identified in the Schedules hereto and except for items leased or licensed by MIOA or any of its Subsidiaries, or on SCHEDULE 5.14, MIOA or such Subsidiaries have good, valid, and marketable title to all of the Assets. All of the Assets are in the possession or under the control of MIOA or a Subsidiary, and none of the Assets are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind except as set forth on SCHEDULE
5.14 or as specifically disclosed on the other Schedules hereto and, except minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value or functional utility of the property subject thereto, and do not in any way materially impair the value of the Assets.

      5.15. EQUIPMENT. All of the equipment owned or leased by MIOA and its Subsidiaries which has (or had at the date of its acquisition or execution of the related lease by MIOA or its Subsidiary) a fair market value of $400,000 or greater is listed on SCHEDULE 5.15 attached hereto. All of the equipment owned or leased by MIOA and its Subsidiaries is in adequate operating condition and repair subject to normal wear and tear, except as set forth on SCHEDULE 5.15.

      5.16. REAL PROPERTY. SCHEDULE 5.16 contains a list of all real property owned by MIOA and its Subsidiaries, including, without limitation, the improvements and structures located thereon. To MIOA's and its Subsidiaries' knowledge, such improvements and structures are structurally sound with no known defects and in good operating condition and repair subject to normal wear and tear, and neither MIOA nor any of its Subsidiaries has received any written notification that there is any violation of any building, zoning, or other law, ordinance, or regulation in respect of such property, improvements, or structures, and to the best of MIOA's and its Subsidiaries' knowledge, no such violation exists.

      5.17. LEASES. SCHEDULE 5.17 contains a list of all leases (including both operating and capital leases) pursuant to which MIOA or any of its Subsidiaries leases real or personal property and (i) which involve lease payments in excess of $30,000 per year, (ii) which are between MIOA or any of its Subsidiaries, on the one hand, and any of their Affiliates, on the other hand, or (iii) which were not entered into in the ordinary course of business. Copies of all such leases have been delivered to PHC. All such leases are valid, binding, and enforceable in accordance with their terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity), are in full force and effect, and except as set forth on SCHEDULE 5.17, no event has occurred which is a default or which with the passage of time will constitute a default by MIOA or any of its Subsidiaries thereunder, nor has any such event occurred to the knowledge of MIOA and its Subsidiaries which is a default, or with the passage of time will constitute a default, by any other party to such lease. All property leased by MIOA or any of its Subsidiaries as lessee is in the possession of MIOA and its Subsidiaries. Except as indicated in SCHEDULE 5.17, no consent of any lessor is required in connection with the Transactions.

      5.18. LITIGATION. Except as set forth in SCHEDULE 5.18, (i) there are no pending (served) actions, proceedings or regulatory agency investigations against MIOA or its Subsidiaries or, to MIOA or such Subsidiaries' knowledge, threatened against MIOA or any of its Subsidiaries involving the Assets, and
(ii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement. No assertion has ever been made to MIOA or any of its Subsidiaries to the effect that MIOA or any of its Subsidiaries has any liability as a successor to a third party's business or product line, and neither MIOA nor any of its Subsidiaries has knowledge of any basis for such an assertion.

      5.19.    EMPLOYEE BENEFIT PLANS; EMPLOYEES.

               (a) SCHEDULE 5.19 sets forth a list of each material "employee benefit plan" (as defined by Section 3(3) of ERISA) and any other material compensation, deferred compensation, fringe benefit, severance, disability, sick leave, vacation, or other agreement, policy, or arrangement (each such plan, agreement, policy, or arrangement is referred to herein as a "MIOA Employee Benefit Plan", and collectively, the "MIOA Employee Benefit Plans") for the benefit of employees (and their beneficiaries) of MIOA or any of its Subsidiaries (collectively,

"MIOA Employees") or with respect to which MIOA or any "MIOA ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than MIOA, which has employees who are treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes MIOA).

               (b) MIOA has, or will have prior to the Schedule Delivery Date, delivered to PHC, with respect to each MIOA Employee Benefit Plan, copies of the documents embodying the Plan, if any, and employee handbooks governing the employment of MIOA Employees.

               (c) Neither MIOA nor any Subsidiary has any obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code), (iii) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), or (iv) a "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA.

               (d) To the knowledge of MIOA, neither MIOA nor any Subsidiary is subject to any liens, or excise or other taxes under ERISA, the Code or other applicable law relating to any MIOA Employee Benefit Plan.

               (e) The consummation of the Transactions will not give rise to any liability for any employee benefits to any MIOA Employee, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability.

               (f) No MIOA Employee Benefit Plan in any way provides for any benefits of any kind whatsoever (other than under Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, the Federal Social Security Act or any MIOA Employee Benefit Plan qualified under Section 401(a) of the Code) to any MIOA Employee who, at the time the benefit is to be provided, is a former director or employee of, or other provider of services to MIOA or an MIOA ERISA Affiliate (or a beneficiary of any such person).

               (g) Any contribution, insurance premium, excise tax, interest charge or other liability or charge imposed or required with respect to any MIOA Employee Benefit Plan which is attributable to any period or any portion of any period prior to the Closing will be paid by MIOA or a Subsidiary or will be reflected on the Historical Financials.

               (h) Except as disclosed on SCHEDULE 5.19(H), to the knowledge of MIOA, no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against any MIOA Employee Benefit Plan, any trustee or fiduciaries thereof, MIOA, any of its Subsidiaries or any MIOA ERISA Affiliate, any director, officer or employee thereof, or any of the assets of a MIOA Employee Benefit Pan or any related trust.

               (i) Except as disclosed on SCHEDULE 5.19(I), to the knowledge of MIOA, no MIOA Employee Benefit Plan is under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.

               (j) Since December 31, 1997 and through the date hereof, and except as set forth on SCHEDULE 5.19(J), neither MIOA, any of its Subsidiaries nor any MIOA ERISA Affiliate has, nor will it, (i) institute or agree to institute any new MIOA Employee Benefit Plan or practice, (ii) make or agree to make any change in any MIOA Employee Benefit Plan, (iii) make or agree to make any increase in the compensation payable or to become payable by MIOA, any of its Subsidiaries or any MIOA ERISA Affiliate to any MIOA Employee, except for normal periodic salary increases consistent with past practices, or (iv) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the MIOA Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any MIOA Employee.

               (k) There are no collective bargaining or other labor union agreements to which MIOA or any of its Subsidiaries is a party or by which any of them is bound.

      5.20. ADVISORS FEES. Other than as set forth on SCHEDULE 5.20, neither MIOA nor any of its Subsidiaries or any Affiliate thereof has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate PHC or the Surviving Corporation to pay any such fees or commissions.

      5.21. JOINT PROXY STATEMENT/PROSPECTUS. The registration statement on Form S-4 (including the related Prospectus) including, but not limited to, the related joint proxy statement ("Joint Proxy Statement/Prospectus") of MIOA and PHC and prospectus of MIOA to be filed with the SEC by MIOA in connection with the issuance of Merger Shares in the Merger will not, at the time the Joint Proxy Statement/Prospectus becomes effective under the Securities Act, at the time of mailing and at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      5.22. SHARES TO BE DELIVERED. The Merger Shares to be issued with respect to previously outstanding PHC Common Stock when issued and delivered to such PHC stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of voting common stock of the Surviving Corporation. The Merger Shares to be issued with respect to previously outstanding PHC Class A Preferred Stock when issued and delivered to such PHC stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of the preferred stock of the Surviving

Corporation having substantially the same rights, preferences and privileges as those enjoyed by the holders of PHC Class A Preferred Stock as set forth in the Certificate of Incorporation of PHC as of the Closing. The Merger Shares to be issued with respect to previously outstanding voting and non-voting PHC Series B Preferred Stock when issued and delivered to such PHC stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of preferred stock of the Surviving Corporation having substantially the same rights, preferences and privileges as those enjoyed by the holders of voting and non-voting PHC Class B Preferred Stock as set forth in the Certificate of Incorporation of PHC as of the Closing, as applicable. The Merger Shares to be issued with respect to previously outstanding voting and non-voting PHC Series C Preferred Stock (if any) when issued and delivered to such PHC stockholders pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable shares of preferred stock of the Surviving Corporation having substantially the same rights, preferences and privileges as those enjoyed by the holders of voting and non-voting PHC Class C Preferred Stock (if any) as set forth in the Certificate of Incorporation of PHC as of the Closing, as applicable. The Merger Shares to be issued with respect to previously outstanding PHC Common Stock and the Option/Warrant Shares shall as of the Closing be subject to an effective SEC registration statement. Upon delivery of the Merger Shares after the Closing and assuming that the former stockholders of PHC are receiving the Merger Shares in good faith without notice of any adverse claims, such stockholders will receive good and unencumbered title to the Merger Shares, free and clear of all liens, restrictions, charges, encumbrances and other security interests of any kind or nature whatsoever, except for claims arising out of acts of or claims against such stockholders, restrictions existing under applicable securities laws, and the restrictions imposed hereby (as to Affiliates).

      5.23. TAX FREE REORGANIZATION. To the knowledge of MIOA there is no fact pertaining to it, any stockholder of MIOA or any of its Subsidiaries that would prevent the Merger from qualifying as a tax-free reorganization under the Code.

      5.24. NO EXISTING DISCUSSION FOR ACQUISITION PROPOSAL. As of the date hereof, MIOA is not engaged in any negotiations with any other party with respect to an Acquisition Proposal.

      5.25. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 5.25 and as otherwise may be specifically identified on the Historical Financials, all accounts receivable (the "MIOA Receivables") of MIOA which are reflected on the Historical Financials, and all MIOA Receivables acquired or generated since the date of the Historical Financials, are in all material respects valid and bona fide MIOA Receivables arising from the furnishing of goods or services to customers in the ordinary course of business.

      5.26. INVENTORIES. Any and all inventories of MIOA which are reflected on the Historical Financials, plus any replacements for such items acquired on or before the Closing, and minus any such items sold by MIOA in the ordinary course of business on or before the

Closing, are properly valued at the lower of cost (first-in, first-out) or market in accordance with generally accepted accounting principles consistently applied and, except for obsolete and slow moving items which have been fully written off or reserved for and except for items sold in the ordinary course of business, consist of items of a quality and quantity currently usable and saleable in the ordinary course of business without markdown or discount.

      5.27. SOFTWARE. Except as set forth on SCHEDULE 5.27, MIOA presently has the right to use all computer software owned by it, and to the knowledge of MIOA, the right to use all other computer software which is leased or licensed to, or otherwise used by MIOA. To the knowledge of MIOA, neither MIOA nor any Subsidiary is in violation of any license or other agreement related to its software.

      5.28. DISCLOSURE AND ALL DOCUMENTATION. No representation or warranty by MIOA contained in this Agreement and no statement contained in any certificate or schedule furnished to PHC pursuant to the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of MIOA and its Subsidiaries, there is no current event or condition of any kind or character pertaining to MIOA or its Subsidiaries that may reasonably be expected to have a Material Adverse Effect, except as disclosed in this Agreement and except for those events and conditions which are national or industry-wide in nature. Except as specifically indicated elsewhere in this Agreement, all documents delivered by MIOA or its Subsidiaries to PHC in connection herewith have been and will be complete originals, or exact copies thereof.

      5.29. NO SURVIVAL. The representations and warranties contained in this
Article 5 shall not survive the Closing.

                                   ARTICLE 6

                     REPRESENTATIONS AND WARRANTIES OF PHC

      In order to induce MIOA to enter into this Agreement and consummate the Transactions, PHC hereby represents and warrants the following to MIOA as of the Schedule Delivery Date (and not the date hereof), each of which representations and warranties shall be material to and relied upon by MIOA and shall be deemed remade on and as of the date of the Closing:

      6.1. ORGANIZATION AND AUTHORITY. PHC is a corporation duly organized and validly existing under the laws of the State of Delaware. The PHC Subsidiaries are identified on SCHEDULE 6.1. PHC and its Subsidiaries have all necessary corporate power and authority to own, lease and operate their properties and conduct their business as it is currently being conducted.

      6.2. CORPORATE POWER AND AUTHORITY; DUE AUTHORIZATION. Subject to PHC Board Approval, PHC has full corporate power and authority, to execute and deliver this Agreement and each of the Closing Documents to which PHC is or will be a party and to consummate the Transactions. Each record owner of the shares of PHC Capital Stock is set forth on SCHEDULE 6.2. No corporate proceeding of PHC is necessary to approve the Transactions other than PHC Board Approval and PHC Stockholder Approval. Assuming PHC Board Approval and that this Agreement and each of the Closing Documents to which MIOA is a party constitutes a valid and binding agreement of MIOA, this Agreement and each of the Closing Documents to which PHC is a party constitutes, or will constitute when executed and delivered, a valid and binding agreement of PHC in each case enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity. The duly elected officers and directors of PHC are set forth on SCHEDULE 6.2. True, correct and complete copies of the minute books of PHC have been made available to MIOA.

      6.3. SUFFICIENCY OF ASSETS. All material assets and rights relating to PHC's business and that of its Subsidiaries are held solely by, and all agreements, obligations, expenses and transactions relating to the business of PHC and its Subsidiaries have been entered into, incurred and conducted solely by, PHC and its Subsidiaries. Except as described in SCHEDULE 6.3, the Assets are all of the items necessary to provide all services required in connection with the business of PHC and its Subsidiaries, assuming competent personnel, general office facilities, and adequate facilities are available.

      6.4. NO CONFLICT; REQUIRED CONSENTS. Exclusive of PHC Board Approval and PHC Stockholder Approval, SCHEDULE 6.4 lists all material third party consents or approvals required with respect to PHC and its Subsidiaries for consummation of the Transactions, which consents PHC agrees to use its best reasonable efforts to obtain. Assuming all such consents and approvals have been obtained and assuming the appropriate filings and mailings are made by PHC and MIOA to effectuate the Merger under the Delaware Act and the Florida Act, and under the Securities Act and the Exchange Act, the execution and delivery by PHC of this Agreement and the Closing Documents and the consummation by PHC of the Transactions do not and will not, except as set forth on SCHEDULE 6.4, (a) require the consent, approval or action of, or any filing or notice to, any corporation, firm, Person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filings or notices the failure of which to make or obtain will not in the aggregate have a Material Adverse Effect); (b) violate in any material respect the terms of any material instrument, document or agreement to which PHC or any of its Subsidiaries is a party, or by which PHC or any of its Subsidiaries or the property of PHC or any of its Subsidiaries is bound, or be in conflict in any material respect with, result in a material breach of or constitute (upon the giving of notice or lapse of time or both) a material default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of PHC or any of its

Subsidiaries; (c) violate in any respect the terms of any instrument, document or agreement to which PHC or any of its Subsidiaries is a party, or by which PHC or any of its Subsidiaries or the property of PHC or any of its Subsidiaries is bound, or be in conflict in any respect with, result in a breach of or constitute (upon the giving of notice or lapse of time or both) a default under any such instrument, document or agreement, or result in the creation of any lien upon any of the property or assets of PHC or any of its Subsidiaries if the aggregate effect of all such violations listed in this subsection (c) results in a Material Adverse Effect on PHC and its Subsidiaries taken as a whole; (d) violate PHC's Certificate of Incorporation or Bylaws; or (e) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to PHC or any of its Subsidiaries, or the business or assets of PHC or any of its Subsidiaries. Neither PHC nor any of its Subsidiaries is subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent or hinder the continued operation of the business of PHC and its Subsidiaries after the Closing on substantially the same basis as theretofore operated.

      6.5. CAPITALIZATION. All of the authorized and outstanding PHC capital stock is set forth on SCHEDULE 6.5. All outstanding PHC Capital Stock has been duly authorized, and is validly issued, fully paid and nonassessable. No preemptive (whether statutory or contractual) rights have been violated. Current PHC stock option plans, all previous forms of those plans, and amendments, and all outstanding options and warrants, are identified on SCHEDULE 6.5. All options were granted in accordance with the provisions of PHC stock option plans. Except for the outstanding options, warrants and other commitments set forth in SCHEDULE 6.5, PHC has no convertible securities, options, or warrants by which it is bound to issue any additional shares of PHC Capital Stock or other securities. Except as set forth on SCHEDULE 6.2, PHC owns, directly or indirectly, all of the equity in its Subsidiaries and no third party has a right to acquire any such interest. All securities of PHC and its Subsidiaries were offered and sold in compliance with applicable federal and state securities laws. SCHEDULE 6.5 identifies each stock option plan and outstanding option, warrant, or other right, if any, to acquire the capital stock of any of its Subsidiaries, full and complete copies of which have been made available to MIOA. Each and every dividend of PHC and each Subsidiary, if any, whether paid in cash or other property, has been declared and paid in compliance with applicable law, and neither PHC nor any of its Subsidiaries has any further obligation with respect to such payment. SCHEDULE 6.5 also summarizes in detail all currently effective registration rights which have been granted by PHC to any other person or entity and all currently effective shareholder agreements between any shareholders of PHC.

      6.6. COMPLIANCE WITH LAWS. Except as set forth in SCHEDULE 6.6, (a) to the best of PHC's knowledge, PHC is in compliance with, and PHC and its Subsidiaries have operated Persons or businesses previously owned or operated by them in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable environmental laws and regulations, but excluding applicable laws and regulations related to Medicare, Medicaid and other federally funded programs, except where such noncompliance has and will have, in the aggregate, no Material Adverse Effect; provided, however, that no representation or warranty contained in this Section 6.6 is made with respect to any employee benefit plan of PHC or any of its Subsidiaries or with respect to any other matters covered by Section
6.19. Neither PHC, nor any of its Subsidiaries has received notice of any noncompliance with the foregoing.

               (b) Without limiting the foregoing, PHC, and each of its Subsidiaries, and any other person or entity for whose conduct PHC is legally held responsible are in material compliance with all Environmental Laws. Neither PHC nor any of its Subsidiaries, nor any other person or entity for whose conduct PHC is legally responsible has (i) received any notice, demand, request for information, or administrative inquiry relating to any violation of an Environmental Law or the institution of any suit, action, claim, or proceeding alleging such violation or investigation by any Governmental Authority or any third party of any such violation, (ii) manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any Hazardous Substance on, under, from or at any of PHC's or any of its Subsidiaries' properties or any other properties, (iii) become aware or received notice of the release or disposal of any Hazardous Substances in violation of any applicable Environmental Law, on, under or at any of PHC's or any of its Subsidiaries' properties or any other properties (iv) become aware or received notice of any actual or potential material liability on the part of PHC for the response to or remediation of any Hazardous Substance at or arising from any of PHC's or any of its Subsidiaries' properties or any other properties owned or operated by PHC, any of its Subsidiaries or any other Person for whose conduct PHC is legally responsible, or (v) become aware of or received notice of any actual or potential liability on the part of PHC for the costs of response to or remediation of Hazardous Substances at or arising from any of PHC's or any its Subsidiaries' properties or any other properties owned or operated by PHC or any of its Subsidiaries or any other Person for whose conduct PHC is or may be held responsible. No Environmental Law imposes any obligation upon PHC or its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Authority, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree. No lien has been placed upon any of PHC's properties or its Subsidiaries' properties under any Environmental Law.

      6.7. LICENSES AND PERMITS. Except as set forth in SCHEDULE 6.7, neither PHC nor any of its Subsidiaries has received notice of any violations in respect of any licenses, permits, concessions, grants, franchises, approvals or authorizations necessary or required for the use or ownership of their assets and the operation of their business. No proceeding is pending or, to the knowledge of PHC, threatened, which seeks revocation or limitation of any such licenses, permits, concessions, grants, franchises, approvals or authorizations.

      6.8. FINANCIAL INFORMATION.

               (a) PHC has provided to MIOA its interim financial statements for the period through April 30, 1998 ("Interim Financials") and an audited financial statement for the most recent fiscal year end December 31, 1997 ("Audited Financial Statement"; together with the Interim Financials, the "Financial Statements"), copies of which are attached hereto as EXHIBIT 6.8. Except as disclosed on SCHEDULE 6.8 attached hereto, the Financial Statements have been, and PHC's Monthly Financials will be, prepared in accordance with GAAP (except as to notes necessary for the Interim Financials and PHC's Monthly Financials) applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of PHC and its Subsidiaries as of the indicated dates and the results of operations of PHC and its Subsidiaries for the indicated periods, are consistent with the books and records of PHC and its Subsidiaries and, except as discussed on SCHEDULE 6.8, do not contain any material item of special or non-recurring income not earned in the ordinary course of business; provided, however, that the Interim Financials and such Monthly Financials are subject to normal year-end adjustments that are not expected to be material in amount.

               (b) Except as and to the extent specifically disclosed in this Agreement, there are no liabilities or obligations of PHC or any of its Subsidiaries of any nature, whether liquidated, accrued, absolute, contingent or otherwise except for those (i) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Financial Statements, (ii) that arose thereafter in the ordinary course of business or
(iii) that are specifically set forth on SCHEDULE 6.8; and at all times after the execution of this Agreement until the Closing, there will be no liabilities or obligations of PHC or any of its Subsidiaries of any nature, whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, which are material individually or in the aggregate, except for those (A) that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Financial Statements, or (B) that arose after the date of such balance sheet in the ordinary course of business (and are, individually and in the aggregate, immaterial), (C) that are specifically set forth on SCHEDULE 6.8, or (D) that are permitted as set forth on EXHIBITS 4.2, 4.2(B)(IV) OR 4.2(F).

               (c) PHC and its Subsidiaries are not, nor have any of them been during the twelve (12) months immediately preceding the execution of this Agreement, insolvent within the meaning of 11 U.S.C. ss.101(31). PHC and its Subsidiaries have paid and are paying their debts as they become due.

      6.9. NO UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in this Agreement and those that are specifically reflected or reserved against as to amount in the latest balance sheet contained in the Financial Statements, neither PHC nor any of its Subsidiaries knows of any reasonable basis for the assertion against PHC or any of its Subsidiaries of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes and interest, penalties and other charges payable with respect thereto. Except as set forth in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the Merger will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from PHC to any employee, director or officer or former employee, director or officer of PHC, (b) increase any benefits otherwise payable to any employee, director or officer or former employee, director or officer of PHC or (c) result in the acceleration of the time of payment or vesting of any such benefits.

      6.10. INTELLECTUAL PROPERTY. Except as described in SCHEDULE 6.10, to the knowledge of PHC and its Subsidiaries, no patent, formula, process, trade secret, trademark, trade name, assumed name or copyright relating to PHC's business and that of its Subsidiaries, including all intellectual property used in the operation of the business of PHC and its Subsidiaries (collectively, the "PHC Intellectual Property") infringes on any patent, copyright, trademark or other intellectual property right of any Person, or violate the terms of any agreements related thereto, nor to PHC's knowledge have there been any claims of infringement. Except as set forth in SCHEDULE 6.10, there are no pending or, to PHC's and its Subsidiaries' knowledge, threatened claims against PHC or any of its Subsidiaries contesting the validity of, or their right to use any of, the PHC Intellectual Property.

      6.11. CONTRACTS AND COMMITMENTS. Except as disclosed on SCHEDULE 6.11:

               (a) To PHC's and its Subsidiaries' knowledge, no aspect of PHC's and its Subsidiaries' business or operations or the Assets, is of such character as would restrict the Surviving Corporation from carrying on the business of PHC and its Subsidiaries anywhere in the world.

               (b) PHC and its Subsidiaries have no consultants or independent contractors who are officers or directors of PHC or any of its Subsidiaries, or who are affiliates of such officers or directors, to whom they are paying compensation for services.

               (c) Neither PHC nor any of its Subsidiaries has material contracts, commitments, arrangements, or understandings relating to their business, operations, financial condition, or prospects. For purposes of this
Section 6.11(b), "material" means payment or performance of a contract, commitment, arrangement or understanding entered into in the ordinary course of business which is expected to involve payments in excess of $500,000 per year, or any contract, commitment, arrangement or understanding entered into not in the ordinary course of business.

               (d) To PHC's and its Subsidiaries' knowledge, there are no outstanding contracts, commitments or bids, or services, development, or sales proposals, that will result in any substantial loss to PHC or any of its Subsidiaries (and/or the Surviving Corporation) upon completion or performance thereof, after allowance for normal direct employee expenses, licensing, development, distribution expenses and other costs.

               (e) There are no outstanding material lease or purchase commitments of PHC or any of its Subsidiaries which are not consistent with PHC's and its Subsidiaries' past lease and purchase commitment practices.

      6.12. ABSENCE OF CERTAIN CHANGES. Except as reflected on SCHEDULE 6.12, or elsewhere in this Agreement or specifically identified on any Schedules hereto, since December 31, 1997, PHC and its Subsidiaries have not, and at the Closing Date will not, have:

               (a) Suffered a Material Adverse Effect, or become aware of any circumstances which might reasonably be expected to result in such a Material Adverse Effect; or suffered any material casualty loss to the Assets (whether or not insured);

               (b) Incurred any obligations specifically related to the Assets, except in the ordinary course of business, consistent with past practices;

               (c) Permitted or allowed any of the Assets to be mortgaged, pledged, or subjected to any lien or encumbrance, except liens or encumbrances specifically excepted by the provisions of Section 6.14;

               (d) Written down the value of any inventory, contract or other intangible asset, or written off as uncollectible any notes or accounts receivable or any portion thereof, except for write-downs and write-offs in the ordinary course of business, consistent with past practice and at a rate no greater than during the latest complete fiscal year; cancelled any other debts or claims, or waived any rights of substantial value, or sold or transferred any of its material properties or assets, real, personal, or mixed, tangible or intangible, except in the ordinary course of business and consistent with past practice;

               (e) Sold, licensed or transferred or agreed to sell, license or transfer, any of the Assets, except in the ordinary course of business and consistent with past practice;

               (f) To PHC's and its Subsidiaries' knowledge, received notice of any pending or threatened adverse claim or an alleged infringement of proprietary material, whether such claim or infringement is based on trademark, copyright, patent, license, trade secret, contract or other restrictions on the use or disclosure of proprietary materials;

               (g) Incurred obligations to refund money to customers, except in the ordinary course of business, all of which will have no Material Adverse Effect;

               (h) Become aware of any event, condition or other circumstance relating solely to the Assets (as opposed to any such event, condition, etc. which is, for example, national or industry-wide in nature) which might reasonably be expected to have a Material Adverse Effect on the Assets;

               (i) Made any capital expenditures or commitments, any one of which is more than $500,000, for additions to property, plant, or equipment, unless approved in writing by MIOA or deemed approved by MIOA pursuant to
EXHIBIT 4.2(B)(IV) hereof;

               (j) Made any material change in any method of accounting or accounting practice;

               (k) Paid, loaned, guaranteed, or advanced any material amount to, or sold, transferred, or leased any material properties or assets (real, personal, or mixed, tangible or intangible) to, or entered into any agreement, arrangement, or transaction with any of PHC's or any Subsidiaries' officers or directors, or any business or Person in which any officer or director of PHC or any of its Subsidiaries, or any affiliate or associate of any of such Persons has any direct or indirect interest; or

               (l) Agreed to take any action described in this Section 6.12.

      6.13. TAXES.

               (a) Except as set forth on SCHEDULE 6.13(A), PHC and each Subsidiary of which PHC owns more than fifty percent (50%) of such Subsidiary's issued and outstanding equity interests, have not been a member of an Affiliated Group filing a consolidated federal income Tax Return other than a group the common parent of which is PHC. The Affiliated Group of which PHC is the common parent (the "PHC Group") has filed all income Tax Returns that it was required to file for each taxable period during which PHC and its Subsidiaries were a member of the PHC Group. All such Tax Returns are correct and complete in all material respects. All income Taxes owed by the PHC Group (whether or not shown on any Tax Return) have been paid for each taxable period during which PHC and its Subsidiaries filed a consolidated federal income Tax Return.

               (b) The amounts booked as provisions for Taxes on the Financial Statements are sufficient for payment of all unpaid Taxes of PHC its Subsidiaries, and the PHC Group through April 30, 1998. Copies of the PHC Group's federal and state income Tax Returns for calendar years 1995 and 1996 have been provided to MIOA. PHC has filed an extension with respect to its and its Subsidiaries' federal and state income Tax Returns for calendar year 1997.

               (c) No claim has ever been made by a Governmental Authority in a jurisdiction where PHC or a Subsidiary does not file Tax Returns that it is or it may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of PHC or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax when due.

               (d) PHC, each PHC Subsidiary and the PHC Group have withheld and paid over to the proper governmental authorities all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid to any employee, independent contractor, creditor, or other third party.

               (e) There is no dispute or claim concerning any Tax Liability of PHC, a Subsidiary or the PHC Group either (i) claimed or raised by any Governmental Authority in writing or (ii) as to which any of PHC or any of its Subsidiaries (and employees responsible for Tax matters) has knowledge.

               (f) PHC, its Subsidiaries and the PHC Group have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (g) PHC and its Subsidiaries do not have any liability for the Taxes of any Person other than PHC or its Subsidiaries (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

               (h) PHC and each Subsidiary currently utilizes the accrual method of accounting for income Tax purposes. PHC has utilized the accrual method of accounting for income Tax purposes since the date of its incorporation. Each Subsidiary of PHC has utilized the accrual method of accounting for income Tax purposes since the date of its incorporation or acquisition by PHC, as the case may be. PHC, its Subsidiaries and the PHC Group have not agreed to, and are not and will not be required to, make any adjustments under Code Section 481(a) as a result of a change in accounting methods.

               (i) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of PHC or its Subsidiaries that, individually or collectively, could give rise to the payment of any amount (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

      6.14. TITLE TO PROPERTIES; ENCUMBRANCES. Except as specifically identified in the Schedules hereto and except for items leased or licensed by PHC or any of its Subsidiaries, or on SCHEDULE 6.14, PHC or such Subsidiaries have good, valid, and marketable title to all of the Assets. All of the Assets are in the possession or under the control of PHC or a Subsidiary, and none of the Assets are subject to any mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, or charge of any kind except as set forth on SCHEDULE
6.14 or as specifically disclosed on the other Schedules hereto and, except minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially detract from the value or functional utility of the property subject thereto, and do not in any way materially impair the value of the Assets.

      6.15. EQUIPMENT. All of the equipment owned or leased by PHC and its Subsidiaries which has (or had at the date of its acquisition or execution of the related lease by PHC or its Subsidiary) a fair market value of $400,000 or greater is listed on SCHEDULE 6.15 attached hereto. All of the equipment owned or leased by PHC and its Subsidiaries is in adequate operating condition and repair subject to normal wear and tear, except as set forth on SCHEDULE 6.15.

      6.16. REAL PROPERTY. SCHEDULE 6.16 contains a list of all real property owned by PHC and its Subsidiaries, including, without limitation, the improvements and structures located thereon. To PHC's and its Subsidiaries' knowledge, such improvements and structures are structurally sound with no known defects and in good operating condition and repair subject to normal wear and tear, and neither PHC nor any of its Subsidiaries has received any written notification that there is any violation of any building, zoning, or other law, ordinance, or regulation in respect of such property, improvements, or structures, and to the best of PHC's and its Subsidiaries' knowledge, no such violation exists.

      6.17. LEASES. SCHEDULE 6.17 contains a list of all leases (including both operating and capital leases) pursuant to which PHC or any of its Subsidiaries leases real or personal property and (i) which involve lease payments in excess of $120,000 per year, (ii) which are between PHC or any of its Subsidiaries, on the one hand, and any of their Affiliates, on the other hand, or (iii) which were not entered into in the ordinary course of business. Copies of all such leases have been delivered to MIOA; provided, however, that failure to disclose any lease entered into or assumed by PHC in an arms-length transaction shall not breach the foregoing representation and warranty. All such leases are valid, binding, and enforceable in accordance with their terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by the application of general principles of equity), are in full force and effect, and except as set forth on SCHEDULE 6.17, no event has occurred which is a default or which with the passage of time will constitute a default by PHC or any of its Subsidiaries thereunder, nor has any such event occurred to the knowledge of PHC and its Subsidiaries which is a default, or with the passage of time will constitute a default, by any other party to such lease. All property leased by PHC or any of its Subsidiaries as lessee is in the possession of PHC and its Subsidiaries. Except as indicated in SCHEDULE 6.17, no consent of any lessor is required in connection with the Transactions.

      6.18. LITIGATION. Except as set forth in SCHEDULE 6.18, (i) there are no pending (served) actions, proceedings or regulatory agency investigations against PHC or its Subsidiaries or, to PHC's or its Subsidiaries' knowledge, threatened against PHC or any of its Subsidiaries involving the Assets, and (ii) no such action, proceeding, or regulatory agency investigation has been pending (served) during the three-year period preceding the date of this Agreement. No assertion has ever been made to PHC or any of its Subsidiaries to the effect that PHC or any of its Subsidiaries has any liability as a successor to a third party's business or product line, and neither PHC nor any of its Subsidiaries has knowledge of any basis for such an assertion.

      6.19. EMPLOYEE BENEFIT PLANS; EMPLOYEES.

               (a) For the purposes of this Section 6.19, each material "employee benefit plan" (as defined by Section 3(3) of ERISA) and any other material compensation, deferred compensation, fringe benefit, severance, disability, sick leave, vacation, or other agreement, policy, or arrangement for the benefit of employees (and their beneficiaries) of PHC or any of its Subsidiaries (collectively, "PHC Employees") or with respect to PHC or any "PHC ERISA Affiliate" (hereby defined to include any trade or business, whether or not incorporated, other than PHC, which has employees who are treated pursuant to Section 4001(a)(14) of ERISA and/or Section 414 of the Code as employees of a single employer which includes PHC) shall be referred to in this Agreement as a "PHC Employee Benefit Plan", and collectively, as the "PHC Employee Benefit Plans".

               (b) Except as set forth in SCHEDULE 6.19(B), neither PHC nor any Subsidiary has any obligation to contribute to or provide benefits pursuant to, and has no other liability of any kind with respect to, (i) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA), (ii) a "plan maintained by more than one employer" (within the meaning of Section 413(c) of the Code), (iii) a "multiemployer plan" (within the meaning of Section 3(37) of ERISA), or (iv) a "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) which is subject to Title IV of ERISA.

               (c) To the knowledge of PHC, neither PHC nor any Subsidiary is subject to any liens, or excise or other taxes under ERISA, the Code or other applicable law relating to any PHC Employee Benefit Plan.

               (d) To the knowledge of PHC, the consummation of the Transactions will not give rise to any liability for any employee benefits to any PHC Employee, including, without limitation, liability for severance pay, unemployment compensation, termination pay or withdrawal liability.

               (e) Except as disclosed on SCHEDULE 6.19(E), to the knowledge of PHC, no claim, lawsuit, arbitration or other action has been asserted or instituted or threatened in writing against any PHC Employee Benefit Plan, any trustee or fiduciaries thereof, PHC, any of its Subsidiaries or any PHC ERISA Affiliate, any director, officer or employee thereof, or any of the assets of a PHC Employee Benefit Pan or any related trust.

               (f) Except as disclosed on SCHEDULE 6.19(F), to the knowledge of PHC, no PHC Employee Benefit Plan is under audit or investigation by the IRS or the DOL or any other governmental authority and no such completed audit, if any, has resulted in the imposition of any tax, interest or penalty.

               (g) Since December 31, 1997 and through the date hereof, and except as set forth on SCHEDULE 6.19(G), neither PHC, any of its Subsidiaries nor any PHC ERISA Affiliate has, nor will it, (i) make or agree to make any increase in the compensation payable or to become payable by PHC, any of its Subsidiaries or any PHC ERISA Affiliate to any PHC Employee, except for normal periodic salary increases consistent with past practices, or (ii) except pursuant to this Agreement and except for contributions required to provide benefits pursuant to the provisions of the PHC Employee Benefit Plans, pay or accrue or agree to pay or accrue any bonus, percentage of compensation, or other like benefit to, or for the credit of, any PHC Employee.

               (h) There are no collective bargaining or other labor union agreements to which PHC or any of its Subsidiaries is a party or by which any of them is bound.

      6.20. ADVISORS FEES. Other than as set forth on SCHEDULE 6.20, neither PHC nor any of its Subsidiaries nor any Affiliate thereof has retained or utilized the services of any advisor, broker, finder or intermediary, or paid or agreed to pay any fee or commission to any other Person or entity for or on account of the Transactions, or had any communications with any Person or entity which would obligate PHC or the Surviving Corporation to pay any such fees or commissions.

      6.21. TAX FREE REORGANIZATION. To the knowledge of PHC there is no fact pertaining to it, any stockholder of PHC or any of its Subsidiaries that would prevent the Merger from qualifying as a tax-free reorganization under the Code.

      6.22. NO EXISTING DISCUSSION FOR ACQUISITION PROPOSAL. As of the date hereof, PHC is not engaged in any negotiations with any other party with respect to an Acquisition Proposal.

      6.23. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 6.23 and as otherwise may be specifically identified on the Financial Statements, all accounts receivable (the "PHC Receivables") of PHC which are reflected on the Financial Statements, and all PHC Receivables acquired or generated since the date of the Financial Statements, are in all material respects valid and bona fide PHC Receivables arising from the furnishing of goods or services to customers in the ordinary course of business.

      6.24. INVENTORIES. Any and all inventories of PHC which are reflected on the Financial Statements, plus any replacements for such items acquired on or before the Closing, and minus any such items sold by PHC in the ordinary course of business on or before the

Closing, are properly valued at the lower of cost (first-in, first-out) or market in accordance with generally accepted accounting principles consistently applied and, except for obsolete and slow moving items which have been fully written off or reserved for and except for items sold in the ordinary course of business, consist of items of a quality and quantity currently usable and saleable in the ordinary course of business without markdown or discount.

      6.25. SOFTWARE. Except as set forth on SCHEDULE 6.25, PHC presently has the right to use all computer software owned by it, and to the knowledge of PHC, the right to use all other computer software which is leased or licensed to, or otherwise used by PHC. To the knowledge of PHC, neither PHC nor any Subsidiary is in violation of any license or other agreement related to its software.

      6.26. DISCLOSURE AND ALL DOCUMENTATION. No representation or warranty by PHC contained in this Agreement and no statement contained in any certificate or schedule furnished to MIOA pursuant to the provisions hereof contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. To the knowledge of PHC and its Subsidiaries, there is no current event or condition of any kind or character pertaining to PHC or its Subsidiaries that may reasonably be expected to have a Material Adverse Effect, except as disclosed in this Agreement and except for those events and conditions which are national or industry-wide in nature. Except as specifically indicated elsewhere in this Agreement, all documents delivered by PHC or its Subsidiaries to MIOA in connection herewith have been and will be complete originals, or exact copies thereof.

      6.27. NO SURVIVAL. The representations and warranties contained in this
Article 6 shall not survive the Closing.

                                   ARTICLE 7

                         CERTAIN ADDITIONAL COVENANTS

      7.1. SPECIAL MEETING. Subject to Board Approval, each of MIOA and PHC shall take all action necessary, in accordance with applicable law and their respective Articles or Certificate of Incorporation and Bylaws, to convene a special meeting of their respective stockholders (each, a "Special Meeting") as promptly as practicable after the signing of this Agreement for the purpose of considering and taking action upon this Agreement and the Transactions, and will provide their stockholders with the Joint Proxy Statement/Prospectus. Subject to Board Approval, the Board of Directors of each of MIOA and PHC will recommend, subject to Section 7.4 hereof, that the MIOA stockholders and the PHC stockholders, respectively, vote in favor of and approve the Merger, this Agreement and the Articles or Certificate of Merger at the Special Meeting, as applicable.

      7.2. NO SOLICITATION. Subject to the provisions of Section 7.4, in consideration of the expenses to be incurred by PHC and MIOA in negotiating this Agreement and in conducting their due diligence investigation, neither PHC nor MIOA shall, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets, sale of any shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving such party or any of its Subsidiaries, other than the Transactions (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any Person relating to, any Acquisition Proposal, or agree to or recommend any Acquisition Proposal.

      7.3. NOTIFICATION OF ACQUISITION PROPOSAL. MIOA and PHC shall notify the other within three (3) Business Days after receipt by such party (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to its properties, books or records by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Such party shall continue to keep the other party informed, on a prompt and current basis, of the status of any such discussions, negotiations and the terms being discussed or negotiated.

      7.4. FIDUCIARY OUT. (a) Notwithstanding the provisions of Section 7.2 above, nothing contained in this Agreement shall prevent MIOA or its Board of Directors, from (A) furnishing non-public information, or entering into discussions or negotiations, with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of MIOA believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of MIOA and PHC as a combined company, such Acquisition Proposal would, if consummated, result in a transaction significantly more favorable over the long term than the Transactions, and MIOA's Board of Directors determines in good faith after receipt of an opinion from outside legal counsel to the effect that such action is likely necessary for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the MIOA Board of Directors receives from such Person an executed confidentiality agreement with terms no more favorable to such Person than those contained in this Agreement and in the Confidentiality Agreement; or
(B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal. Without limiting Section 7.3 above,

MIOA shall give written notice to PHC as soon as possible of any such Acquisition Proposal that the MIOA Board of Directors determines meets the standards set forth in this Agreement and whether MIOA will exercise its right to use such Acquisition Proposal as a fiduciary out. Notice from MIOA to PHC of its election to use such Acquisition Proposal as a fiduciary out shall mean that this Agreement is terminated and a termination fee is payable by MIOA to PHC pursuant to Section 7.5 hereof.

               (b) Notwithstanding the provisions of Section 7.2 above, nothing contained in this Agreement shall prevent PHC or its Board of Directors, from
(A) furnishing non-public information, or entering into discussions or negotiations, with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of PHC believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of MIOA and PHC as a combined company, such Acquisition Proposal would, if consummated, result in a transaction significantly more favorable over the long term than the Transactions, and PHC's Board of Directors determines in good faith after receipt of an opinion from outside legal counsel to the effect that such action is likely necessary for the Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the PHC Board of Directors receives from such Person an executed confidentiality agreement with terms no more favorable to such party than those contained in this Agreement and in the Confidentiality Agreement. Without limiting Section
7.3 above, PHC shall give written notice to MIOA as soon as possible of any such Acquisition Proposal that the PHC Board of Directors determines meets the standards set forth in this Agreement and whether PHC will exercise its right to use such Acquisition Proposal as a fiduciary out. Notice from PHC to MIOA of its election to use such Acquisition Proposal as a fiduciary out shall mean that this Agreement is terminated and a termination fee is payable by PHC to MIOA pursuant to Section 7.5(a) hereof.

      7.5. BREAK-UP FEE.

               (a) UPON OCCURRENCE OF FIDUCIARY OUT. MIOA or PHC, as the case may be, shall pay to the other party a termination fee upon the termination of this Agreement pursuant to Section 7.4. The termination fee shall be the sum of
(i) the other party's Out-Of-Pocket Costs, and (ii) $3.5 million, but shall not in any event exceed $4.5 million. The payment of a termination fee pursuant to this subsection, which is agreed to be a fair estimate of the expenses and lost opportunity which would be suffered by the non-terminating party in such event, shall be the sole and exclusive remedy of the non-terminating party against the terminating party and any of its Subsidiaries and their respective directors, officers, employees, attorneys, agents, advisors or other representatives, with respect to the occurrences giving rise to such payment;

provided that this limitation shall not be applicable to the terminating party in the event of a willful breach of Sections 4.5 or 4.6 of this Agreement by the terminating party or its representatives.

               (b) OPTION TO ACQUIRE STOCK. If MIOA or PHC terminates this Agreement pursuant to Section 7.4, the non-terminating party shall have the option to acquire 19.9% of the terminating party in accordance with the terms set forth in the Stock Option Agreements set forth in EXHIBIT 7.5(B).

               (c) FAILURE TO OBTAIN STOCKHOLDER APPROVAL; DISSENTER'S RIGHTS. If the stockholders of MIOA do not approve the Merger by the Automatic Termination Date and this Agreement has not otherwise been terminated pursuant to Section 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f), 10.1(g) or
10.1(h), this Agreement shall be automatically terminated and MIOA shall reimburse PHC for its Out-Of-Pocket Costs up to a maximum of $500,000. If the number of MIOA Dissenting Shares exceeds in the aggregate five (5%) of the total number of shares of MIOA Capital Stock issued and outstanding as of the date of this Agreement (on an as-converted to MIOA Common Stock basis), then MIOA and PHC each shall have the option to terminate this Agreement, whereupon MIOA shall reimburse PHC for its Out-Of-Pocket Costs up to a maximum of $500,000 (provided that if MIOA in good faith determines that it does not have sufficient cash to pay PHC, MIOA and PHC will negotiate in good faith a mutually agreeable alternative form of payment, which may be, for example and without obligating either party to such a mechanism, MIOA stock or an interest-bearing note convertible into MIOA Capital Stock at the option of the holder). The remedies to PHC contained in the previous two sentences shall be mutually exclusive. If the stockholders of PHC do not approve the Merger by the Automatic Termination Date and this Agreement has not otherwise been terminated pursuant to Section 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f), 10.1(g) or 10.1(h), this
Agreement shall be automatically terminated and PHC shall reimburse MIOA for its Out-Of- Pocket Costs, including those fees and expenses described in Section 3.1(f) hereof, up to a maximum of $500,000. If the number of PHC Dissenting Shares exceeds in the aggregate five (5%) of the total number of shares of PHC Capital Stock issued and outstanding as of the date of this Agreement (on an as-converted to PHC Common Stock basis), then PHC and MIOA each shall have the option to terminate this Agreement, whereupon PHC shall reimburse MIOA for its Out-Of-Pocket Costs up to a maximum of $500,000 (provided that if PHC in good faith determines that it does not have sufficient cash to pay MIOA, MIOA and PHC will negotiate in good faith a mutually agreeable alternative form of payment, which may be, for example and without obligating either party to such a mechanism, PHC stock or an interest-bearing note convertible into PHC Capital Stock at the option of the holder). The remedies to MIOA contained in the previous two sentences shall be mutually exclusive. In addition, (i) if the stockholders of MIOA do not approve the Merger at a time when there is an Acquisition Proposal pending with respect to MIOA and the third party making such Acquisition Proposal (or its related affiliate(s)) consummate a transaction with MIOA at any time during the one (1) year period following the failure to approve the Merger, then in such event MIOA shall pay to

PHC a termination fee in an amount equal to $3.5 million, and (ii) if the stockholders of PHC do not approve the Merger at a time when there is an Acquisition Proposal pending with respect to PHC and the third party making such Acquisition Proposal (or its related affiliate(s)) consummate a transaction with PHC at any time during the one (1) year period following the failure to approve the Merger, then in such event PHC shall pay to MIOA a termination fee in an amount equal to $3.5 million. The provisions of this Section 7.5(c) shall not apply if this Agreement is terminated pursuant to Section 7.4.

      7.6. COMPLIANCE WITH THE SECURITIES ACT; REORGANIZATION. (a) Prior to the Effective Time, PHC and MIOA shall cause to be delivered to the other party, after consultation with its counsel, a certificate of its Chief Executive Officer which identifies all persons who as of the date of the Joint Proxy Statement/Prospectus, are likely to be considered "affiliates" of such party as that term is used in Paragraphs (c) and (d) of Rule 145 under the Securities Act ("Affiliates"). PHC and MIOA shall cause its Chief Executive Officer to deliver to the other party at the Closing a second certificate updating such original certificate to the Effective Time.

               (b) PHC and MIOA shall obtain a written agreement from each current executive officer, director and stockholder who is identified as a possible Affiliate in the certificates referred to in clause (a) above in substantially the form attached hereto as EXHIBIT 7.6, which agreement will provide that such person will not offer to sell, sell, or otherwise dispose of any of the Merger Shares issued to such person pursuant to the Merger, except in compliance with Rule 145, another exemption from the registration requirements of the Securities Act, or pursuant to an effective registration under the Securities Act. PHC and MIOA shall deliver such written agreements to the other party on or prior to the Closing.

      7.7. RULE 145 REQUIREMENTS. With a view to making available to the Affiliates of PHC the benefits of Rule 145 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit such Affiliates to sell securities of the Surviving Corporation to the public without registration, MIOA agrees that, at all times during which it is subject to the reporting requirements of the Exchange Act, it will use its commercially reasonable best efforts to file with the SEC in a timely manner all reports and other documents required of MIOA under the Securities Act and the Exchange Act.

      7.8. REGISTRATION RIGHTS. The Surviving Corporation will grant those persons who are identified as possible PHC Affiliates pursuant to Section 7.6(a) "piggyback" rights to cause the Surviving Corporation to register the resale of such shares pursuant to the Registration Rights Agreement attached hereto as
EXHIBIT 7.8.

      7.9. LISTING OF SHARES. MIOA shall ensure that, prior to the Effective Time, the shares of common stock of the Surviving Corporation constituting Merger Shares and Option/Warrant Shares will be approved for trading on the Nasdaq Stock Market's SmallCap Market or National Market System.

      7.10. JOINT PROXY STATEMENT/PROSPECTUS. As soon as practicable after the date hereof, but not until after the Schedule Delivery Date and the procurement of MIOA Board Approval and PHC Board Approval, MIOA shall prepare the Joint Proxy Statement/Prospectus, file it with the SEC after it has been approved by PHC, use its best efforts to respond to comments of the staff of the SEC and have the Joint Proxy Statement/Prospectus declared effective by the staff of the SEC. PHC shall cooperate with MIOA in connection with MIOA's preparation of the Joint Proxy Statement/Prospectus and the processing thereof with the SEC. Promptly after the Joint Proxy Statement/Prospectus has been declared effective by the SEC, MIOA and PHC shall mail the Joint Proxy Statement/Prospectus and related Prospectus to all holders of MIOA Capital Stock and PHC Capital Stock, respectively; provided, however, that MIOA shall not be under an obligation to mail the definitive Joint Proxy Statement/Prospectus until PHC shall have furnished to MIOA in writing for use in such proxy materials information about itself and its plans as counsel to MIOA shall reasonably deem necessary in order for such proxy materials to comply with the Exchange Act and as necessary to respond satisfactorily to SEC comments with respect to the preliminary proxy statement.

      7.11. BREACH PRIOR TO CLOSING. (a) If MIOA becomes aware of breach(es) by PHC of any of its representations or warranties contained in this Agreement after the Schedule Delivery Date but prior to the date that is five (5) days prior to the Closing Date (the "Settlement Cut-Off Date") as a result of its due diligence investigation of PHC and its Subsidiaries or otherwise, it shall give written notice to PHC of the nature and the amount of damages suffered as a result of such breach(es). If in the exercise of its good faith business judgment MIOA alleges that such damages exceed $250,000 in the aggregate, MIOA and PHC shall in good faith negotiate a mutually acceptable dollar value settlement (the "PHC Breach Settlement") of the damages caused by such breach(es). If MIOA and PHC agree on the PHC Breach Settlement, they shall jointly instruct the Exchange Agent to reduce the number of Merger Shares issuable to all holders of PHC Capital Stock immediately prior to the Closing (collectively, the "PHC Merger Stockholders") by an amount equal to the PHC Breach Settlement divided by the Fair Market Value. Such reduction in the number of Merger Shares to be issued to the PHC Merger Stockholders shall be allocated among the PHC Merger Stockholders pro rata based upon the ownership of the PHC Capital Stock immediately prior to the Merger. In the event that MIOA and PHC, in the exercise of good faith efforts, cannot reach agreement on the PHC Breach Settlement by the earlier of (i) the date that is thirty (30) days after the notice of breach called for above in this subsection (a), or (ii) the Settlement CutOff Date, MIOA shall have the right to terminate this Agreement, whereupon each of MIOA and PHC shall be responsible for their own Out-Of-Pocket Costs (except to the extent that such Out- Of-Pocket Costs or expenses incurred by either party are agreed to be paid otherwise by the terms of this Agreement) and neither MIOA nor PHC shall have any further obligation to the other under the terms of this Agreement. If such damages do not exceed $250,000 in the aggregate, or if PHC and MIOA do not agree on a PHC Breach Settlement and MIOA does not exercise its right to terminate under this Section, no reduction in the number of Merger Shares issuable to the PHC Merger Stockholders shall be made and MIOA shall proceed to Closing.

               (b) If PHC becomes aware of breach(es) by MIOA of any of its representations or warranties contained in this Agreement after the Schedule Delivery Date but prior to the Settlement Cut-Off Date as a result of its due diligence investigation of MIOA and its Subsidiaries or otherwise, it shall give written notice to MIOA of the nature and the amount of damages suffered as a result of such breach(es). If in the exercise of its good faith business judgment PHC alleges that such damages exceed $250,000 in the aggregate, MIOA and PHC shall in good faith negotiate a mutually acceptable dollar value settlement (the "MIOA Breach Settlement") of the damages caused by such breach(es). If MIOA and PHC agree on the MIOA Breach Settlement, they shall jointly instruct the Exchange Agent to increase the number of Merger Shares issuable to the PHC Merger Stockholders by an amount equal to the MIOA Breach Settlement divided by the Fair Market Value. Such increase in the number of Merger Shares to be issued to the PHC Merger Stockholders shall be allocated among the PHC Merger Stockholders pro rata based upon the ownership of the PHC Capital Stock immediately prior to the Merger. In the event that MIOA and PHC, in the exercise of good faith efforts, cannot reach agreement on the MIOA Breach Settlement by the earlier of (i) the date that is thirty (30) days after the notice of breach called for above in this subsection (b), or (ii) the Settlement CutOff Date, PHC shall have the right to terminate this Agreement, whereupon each of MIOA and PHC shall be responsible for their own Out-Of-Pocket Costs (except to the extent that such Out- Of-Pocket Costs or expenses incurred by either party are agreed to be paid otherwise by the terms of this Agreement) and neither MIOA nor PHC shall have any further obligation to the other under the terms of this Agreement. If such damages do not exceed $250,000 in the aggregate, or if PHC and MIOA do not agree on a MIOA Breach Settlement and PHC does not exercise its right to terminate under this Section, no increase in the number of Merger Shares issuable to the PHC Merger Stockholders shall be made and PHC shall proceed to Closing.

               (c) If an adjustment has been agreed to under both subsections
(a) and (b) above, the adjustments made pursuant thereto shall be netted against each other in order to determine the net adjustment to the number of Merger Shares.

               (d) Notwithstanding anything to the contrary in this Section 7.11, (i) no adjustment shall be made to the number of Merger Shares if the absolute difference between the aggregate amount of PHC Breach Settlement(s) and the aggregate amount of MIOA Breach Settlement(s) does not exceed $250,000 and
(ii) in no event shall the net aggregate adjustment to the number of Merger Shares exceed an amount equal to $2.5 million divided by the Fair Market Value.

      7.12 COMFORT LETTERS. MIOA and PHC shall mutually determine whether to obtain a "Comfort Letter" from their respective independent accounting firms, each such Comfort Letter to be delivered by the accounting firm to the party not represented by said firm (e.g. Arthur Andersen will deliver its Comfort Letter to MIOA and Grant Thornton will deliver its Comfort Letter to PHC). The scope of the Comfort Letter and its contents shall be determined by MIOA and PHC in consultation with their respective accounting firms, but in any event the Comfort Letters delivered shall in all events be comparable to each other. Each of MIOA and PHC shall be responsible for the cost of the Comfort Letter delivered by its own accounting firm, provided, however, that upon Closing any outstanding obligation with respect to the Comfort Letter shall be paid by the surviving corporation.

                                   ARTICLE 8

                   CONDITIONS TO OBLIGATIONS OF PHC TO CLOSE

      Each and every obligation of PHC under this Agreement to be performed on or prior to the Closing shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions MIOA agrees to use its best efforts to satisfy:

      8.1. REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties made by MIOA in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date except for such representations and warranties which if not true and correct on and as of the Closing Date, do not result in damages suffered by PHC in excess of $2,500,000.00 in the aggregate.

      8.2. OBLIGATIONS PERFORMED. MIOA shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      8.3.     CONSENTS AND STOCKHOLDER APPROVAL.

               (a) MIOA shall have obtained and delivered to PHC the written consents or approvals specified, or to be specified, in SCHEDULE 5.4 (except for such consents or approvals as to which, in the aggregate, the failure to obtain them shall not have a Material Adverse Effect) and all of such consents shall remain in full force and effect at and as of the Closing.

               (b) This Agreement, the Merger and the Articles and Certificate of Merger shall have received the requisite MIOA Board Approval, PHC Board Approval, MIOA Stockholder Approval and PHC Stockholder Approval, as applicable.

               (c) PHC shall have received all consents to the consummation of the Transactions that PHC deems necessary or appropriate from its lenders and holders of PHC Preferred Stock.

      8.4. CLOSING DELIVERIES. MIOA shall have delivered to PHC each of the following, together with any additional items which PHC may reasonably request to effect the Transactions:

               (a) a certificate of the President of MIOA certifying as to the matters set forth in Sections 8.1, 8.2 and 8.3 (except for 8.3(c)) hereof and as to the satisfaction of all other conditions set forth in this Article 8;

               (b) a confirmation letter from the Exchange Agent that the number and types of Merger Shares are available for delivery at the Effective Time;

               (c) Articles of Merger duly executed by an officer of MIOA for filing in accordance with the provisions of Section 2.2 hereof;

               (d) Employment Agreements duly executed by Michael F. Morrell and Paul C. Pershes;

               (e) an opinion of counsel to MIOA and an opinion of counsel to MIOA's Subsidiaries substantially in the forms of EXHIBIT 8.4(E)(I) AND 8.4(E)(II) attached hereto;

               (f) Nondisclosure/Noncompete Agreements duly executed by Michael
F. Morrell and Paul C. Pershes in the form of EXHIBIT 4.1(B);

               (g) Standstill/Voting Agreements duly executed by Michael F. Morrell and Paul C. Pershes in the form of EXHIBIT 4.1(C)(I);

               (h) Stockholders' Agreement duly executed by Michael F. Morrell and Paul C. Pershes in the form of EXHIBIT 4.1(C)(II);

               (i) an opinion of counsel to MIOA to the effect that the Merger qualifies as a tax-free reorganization;

               (j) agreements with certain Affiliates of MIOA in accordance with
Section 7.6;

               (k) the Registration Rights Agreement in the form attached hereto as EXHIBIT 7.8; and

               (l) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

      8.5. JOINT PROXY STATEMENT/PROSPECTUS; NO CHALLENGE. The Joint Proxy Statement/Prospectus shall have become effective under the Securities Act and shall have been timely sent to the stockholders of PHC in accordance with the Securities Act, and shall not be subject to any stop order or similar proceedings. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any pending action by any other Person, challenging, or seeking material damages in connection with the Merger or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of the Surviving Corporation and its Subsidiaries. MIOA shall have satisfied all applicable Nasdaq rules in order for the common stock of the Surviving Corporation constituting Merger Shares and Option/Warrant Shares to be listed on the Nasdaq SmallCap Market.

      8.6. NO INVESTIGATIONS OF MIOA AND ITS SUBSIDIARIES OR THEIR BUSINESS. As of the Closing Date, there shall be no, and neither MIOA nor any of its Subsidiaries shall have any knowledge of any material pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to MIOA or its Subsidiaries, the Assets or the business of MIOA and its Subsidiaries, other than such as have been disclosed to PHC prior to the date hereof.

      8.7. NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, there shall have been no Material Adverse Effect with respect to MIOA.

      8.8. SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the Transactions. All SEC and "Blue Sky" permits or approvals required to carry out the Transactions shall have been received.

      8.9. MINUTES. PHC shall have received at Closing copies of minutes of meetings of the stockholders and the Board of Directors of MIOA, certified by the corporate secretary of MIOA, approving and authorizing the Merger and the Transactions.

      8.10. REVISED SCHEDULES. MIOA and its Subsidiaries shall have provided PHC with revised Schedules dated as of the Closing Date (the "MIOA Final Revised Schedules"), with all material changes through such date duly noted thereon, including any modifications to MIOA's representations and warranties resulting from the Permitted Equity Financings, and the MIOA Final Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules in accordance with Section 4.4, or (ii) set forth changes which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect unless such disclosures are approved in writing by PHC.

      8.11. LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

      8.12. REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Merger so that the Surviving Corporation shall be able to continue to carry on the business of MIOA substantially in the manner now conducted by MIOA shall have been taken or made.

      8.13. REPAYMENT OF DEBTS. At the Closing, all officers, directors, stockholders and employees of MIOA and its Subsidiaries shall repay to the Surviving Corporation in full any outstanding indebtedness, if any, owed to MIOA and its Subsidiaries by them or their families, except for that certain outstanding indebtedness described on SCHEDULE 8.13 attached hereto.

      8.14. AGREEMENT AS TO EXHIBITS AND SCHEDULES. The parties hereto shall have mutually agreed in the exercise of their respective sole discretion to the terms contained in each Schedule and Exhibit to this Agreement.

      8.15 ADDITIONAL CLOSING CONDITIONS. Each and every one of the additional closing conditions, if any, required of MIOA or its stockholders set forth in
SCHEDULE 8.15 attached hereto shall have been completed or fulfilled, as the case may be.

                                   ARTICLE 9

                       CONDITIONS TO MIOA'S OBLIGATIONS

      Each and every obligation of MIOA under this Agreement to be performed on or prior to the Closing, shall be subject to the fulfillment, on or prior to the Closing, of each of the following conditions, which conditions PHC agree to use best efforts to satisfy:

      9.1. REPRESENTATIONS AND WARRANTIES AT CLOSING. The representations and warranties made by PHC in or pursuant to this Agreement or given on its behalf hereunder shall be true and correct on and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except for such representations and warranties which if not true and correct on and as of the Closing Date do not result in damages suffered by MIOA in excess of $2,500,000.00 in the aggregate.

      9.2. OBLIGATIONS PERFORMED. PHC shall have performed and complied with all of its material obligations under this Agreement which are to be performed or complied with by it prior to or at the Closing.

      9.3.     CONSENTS AND STOCKHOLDER APPROVAL.

               (a) PHC shall have obtained and delivered to MIOA the written consents or approvals specified, or to be specified, in SCHEDULE 6.4 (except for such consents or approvals as to which, in the aggregate, the failure to obtain them shall not have a Material Adverse Effect) and all of such consents shall remain in full force and effect at and as of the Closing.

               (b) This Agreement, the Merger and the Articles and Certificate of Merger shall have received the requisite MIOA Board Approval, PHC Board Approval, MIOA Stockholder Approval and PHC Stockholder Approval, as applicable.

      9.4. CLOSING DELIVERIES. PHC shall have delivered to MIOA each of the following, together with any additional items which MIOA may reasonably request to effect the Transactions:

               (a) a certificate of the President of PHC certifying as to the matters set forth in Sections 9.1, 9.2 and 9.3 hereof and as to the satisfaction of all other conditions set forth in this Article 9;

               (b) an opinion of counsel to PHC substantially in the form of
EXHIBIT 9.4(F);

               (c) Nondisclosure/Noncompete Agreements executed by Sarah C. Garvin, J. Michael Ribaudo, M.D. and Thomas M. Rodgers; and

               (d) the Standstill/Voting Agreement duly executed by Sarah C. Garvin and Thomas M. Rodgers;

               (e) Employment Agreements duly executed by Sarah C. Garvin, J. Michael Ribaudo, M.D. and Thomas M. Rodgers;

               (f) Certificate of Merger duly executed by an officer of PHC for filing in accordance with Section 2.2, or evidence of such filing;

               (g) agreements with certain Affiliates of PHC in accordance with
Section 7.6; and

               (h) any other documents or agreements contemplated hereby and/or necessary or appropriate to consummate the Transactions.

      9.5. NO INVESTIGATIONS OF PHC AND ITS SUBSIDIARIES OR THEIR BUSINESS. As of the Closing Date, there shall be no, and neither PHC nor any of its Subsidiaries shall have any knowledge of any material pending or threatened investigation by any municipal, state or federal government agency or regulatory body with respect to PHC or its Subsidiaries, the Assets or the business of PHC and its Subsidiaries, other than such as have been disclosed to MIOA prior to the date hereof.

      9.6. NO MATERIAL ADVERSE EFFECT. Since December 31, 1997, there shall have been no Material Adverse Effect with respect to PHC.

      9.7. SECURITIES LAWS. The parties shall have complied with all federal and state securities laws applicable to the Transactions. All SEC and "Blue Sky" permits or approvals required to carry out the Transactions shall have been received.

      9.8. MINUTES. MIOA shall have received at Closing copies of minutes of meetings of the Board of Directors of PHC and the stockholders of PHC, certified by the corporate secretary of PHC, approving and authorizing the Merger and the Transactions.

      9.9. REVISED SCHEDULES. PHC and its Subsidiaries shall have provided MIOA with revised Schedules dated as of the Closing Date (the "PHC Final Revised Schedules"), with all material changes through such date duly noted thereon, including any modifications to PHC's representations and warranties resulting from the Permitted Equity Financings, and the PHC Final Revised Schedules will not contain any disclosures which (i) should have been but were not disclosed on the Schedules in accordance with Section 4.4, or (ii) set forth changes which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect unless such disclosures are approved in writing by MIOA.

      9.10. LEGALITY. No federal or state statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Merger illegal or otherwise prohibiting the consummation of the Merger.

      9.11. REGULATORY MATTERS. All filings shall have been made and all approvals shall have been obtained as may be legally required pursuant to federal and state laws prior to the consummation of the Transactions and all actions by or in respect of, or filings with, any governmental body, agency or official or any other Person required to permit the consummation of the Merger so that the Surviving Corporation shall be able to continue to carry on the business of PHC substantially in the manner now conducted by PHC shall have been taken or made.

      9.12. REPAYMENT OF DEBTS. At the Closing, all officers, directors, stockholders and employees of PHC shall repay to the Surviving Corporation in full any outstanding indebtedness, if any, owed to PHC and its subsidiaries by them or their families, except for that certain outstanding indebtedness described on SCHEDULE 9.11 attached hereto.

      9.13. AGREEMENT AS TO EXHIBITS AND SCHEDULES. The parties hereto shall have mutually agreed in the exercise of their respective sole discretion to the terms contained in each Schedule and Exhibit to this Agreement.

      9.14 ADDITIONAL CLOSING CONDITIONS. Each and every one of the additional closing conditions, if any, required of PHC or its stockholders set forth in
SCHEDULE 9.14 attached hereto shall have been completed or fulfilled, as the case may be.

                                  ARTICLE 10

                                  TERMINATION

      10.1. TERMINATION. This Agreement may be terminated:

               (a) by mutual written consent of PHC and MIOA at any time before the Closing Date;

               (b) by either PHC or MIOA if there occurs prior to Closing a substantial loss, damage or diminution of the other party's Assets or other Material Adverse Effect on the business of the other party and its Subsidiaries (taken as a whole) arising from any cause, including but not limited to theft, fire, flood or act of God;

               (c) by either PHC or MIOA in the exercise of their respective sole discretion at any time prior to the Schedule Delivery Date;

               (d) by either PHC or MIOA if MIOA Board Approval or PHC Board Approval has not been obtained on or before August 3, 1998;

               (e) by either PHC or MIOA if MIOA (and PHC if PHC determines that it needs a Fairness Opinion) has not received the Fairness Opinion(s) on or before August 3, 1998;

               (f) by either PHC or MIOA if Nasdaq has not confirmed by September 15, 1998, that the Merger and the securities of the Surviving Corporation will conform with its listing requirements or, if Nasdaq has responded with requirements for such listing, the holders of the PHC Preferred Stock, within thirty (30) days after such notice from Nasdaq, do not agree to the changes required by Nasdaq to meet such listing requirements;

               (g) by either PHC or MIOA if the Closing is not consummated on or before November 13, 1998 (the "Automatic Termination Date"), unless the failure to close by such date is attributable to actions or omissions of the party seeking to terminate this Agreement under this subsection (g);

               (h) by either MIOA or PHC pursuant to Section 7.4 (Fiduciary
Out);

               (i) in accordance with Section 7.5(c) (Failure to Obtain Stockholder Approval Dissenter's Rights);

               (j) in accordance with Section 7.11(a) or (b), as applicable;

               (k) by either MIOA or PHC if the Average MIOA Stock Price (as defined below) is (i) less than the greater of $1.50 or ninety percent (90%) of the average Daily Per Share Price (as defined below) on the NASDAQ Small Cap Exchange for the MIOA common stock for the fifteen (15) consecutive trading day period ending on the day prior to the day that the Joint Proxy Statement/Prospectus is printed or (ii) greater than $4.00 per share. The "Average MIOA Stock Price" is defined as the Daily Per Share Price on the NASDAQ Small Cap Exchange for the MIOA common stock for the fifteen (15) consecutive trading days ending on the fifth trading day prior to the meeting of MIOA shareholders to vote upon the Merger. The "Daily Per Share Price" for any trading day is defined as the weighted average of the per share selling prices on the NASDAQ Small Cap Exchange for that day; or

               (l) by MIOA in the event that PHC does not fund the balance of that certain $3,000,000 loan from PHC to MIOA ($600,000 of which has already been funded by PHC) (the "Loan") by August 14, 1998.

      10.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Sections 10.1(a), 10.1(b), 10.1(c), 10.1(d), 10.1(e), 10.1(f), or
10.1(g) above, no party shall have any obligations to the other hereunder except for those obligations set forth in Section 4.3 (Expenses) and those with respect to confidentiality and the return of confidential information set forth below. If this Agreement is terminated pursuant to Section 10.1(h), then the remedies set forth in Section 7.5(a) and (b) shall apply. If this Agreement is terminated pursuant to Section 10.1(i), then the remedies set forth in Section 7.5(c) shall apply. If this Agreement is terminated pursuant to Section 10.1(l), PHC shall pay (x) the entire amount of the fees, costs and expenses payable to BancAmerica Robertson Stephens in connection with the Merger, (y) all fees, costs and expenses of Arnall Golden & Gregory,LLP, and (z) the term of the $600,000 advance on the Loan shall automatically be extended to February 1, 1999. If this Agreement is terminated, each party shall promptly return to the other party all copies of the due diligence materials previously provided by such party to the other or their representatives including, without limitation, each party's Intellectual Property, and the obligations in respect of confidentiality set forth in this Agreement and in the Confidentiality Agreement shall remain in effect.

                                  ARTICLE 11

                           MISCELLANEOUS PROVISIONS

      11.1. SEVERABILITY. If any provision of this Agreement is prohibited by the laws of any jurisdiction as those laws apply to this Agreement, that provision shall be ineffective to the extent of such prohibition and/or shall be modified to conform with such laws, without invalidating the remaining provisions hereto.

      11.2. MODIFICATION. This Agreement may not be changed or modified except in writing specifically referring to this Agreement and signed by each of the parties hereto.

      11.3. ASSIGNMENT, SURVIVAL AND BINDING AGREEMENT. This Agreement and the Closing Documents may not be assigned by PHC, without the prior written consent of MIOA, and may not be assigned by MIOA, without the prior written consent of PHC. The terms and conditions hereof shall survive the Closing as provided in this Agreement and shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

      11.4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.5. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below.

If to MIOA:        Medical Industries of America, Inc.
                   1903 South Congress Avenue
                   Suite 400
                   Boynton Beach, Florida  33426
                   Attention: Michael F. Morrell
                   Telefax: (561) 737-5008
with a copy to:    Mirkin & Woolf, P.A.
                   SouthTrust Center
                   Suite 580
                   1700 Palm Beach Lakes Blvd.
                   West Palm Beach, Florida  33401
                   Attention:  Mark Mirkin
                   Telefax:  (561) 687-3447

If to PHC:         Physician Health Corporation
                   990 Hammond Drive
                   Suite 320
                   Atlanta, Georgia  30328
                   Attention: Sarah C. Garvin
                   Telefax:  (770) 730-8597

with a copy to:    Arnall Golden & Gregory, LLP
                   2800 One Atlantic Center
                   1201 West Peachtree Street
                   Atlanta, Georgia  30309-3450
                   Attention:  Jonathan Golden, Esq.
                   Telefax:  (404) 873-8701

or at such other address as any party hereto notifies the other parties hereof in writing.

      11.6. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Exhibits and Schedules attached hereto, constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided in this Agreement, is not intended to confer upon any Person other than PHC and MIOA, any rights or remedies hereunder. No provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted or the provision contains a covenant of such party.

      11.7. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding those relating to conflicts of laws. The parties hereto expressly agree that the exclusive jurisdiction and venue for legal proceedings under this Agreement shall be the state or applicable federal court having jurisdiction over the defendant's domicile (or in the case of PHC and MIOA, the location of its principal corporate office).

      11.8. ATTORNEY'S FEES. In any action between the parties to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover reasonable expenses, including reasonable attorney's fees.

      11.9. HEADINGS. The section headings contained in this Agreement and the Schedules and Exhibits attached hereto are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      11.10. INCORPORATION OF EXHIBIT AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated in this Agreement by reference and made a part hereof.

      11.11. CONSTRUCTION. Within this Agreement, the singular shall include the plural and the plural shall include the singular and any gender shall include all other genders, all as the meaning and context of this Agreement shall require. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                   (Signatures begin on following page S-1)

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    MEDICAL INDUSTRIES OF AMERICA, INC.


                                    By:_________________________________

                                    Its:_________________________________


                                    PHYSICIAN HEALTH CORPORATION


                                    By:_________________________________

                                    Its:_________________________________

                                    EXHIBITS

Exhibit 2.2(a)     Articles of Merger
Exhibit 2.2(b)     Certificate of Merger
Exhibit 2.5(a)     Articles of Incorporation of Surviving Corporation
Exhibit 2.5(b)     By-Laws of Surviving Corporation
Exhibit 2.5(c)     Board of Directors of Surviving Corporations
Exhibit 3.1(a)     Exchange Ratio
Exhibit 3.1(e)     Permitted Equity Financings
Exhibit 3.3(a)     Permitted PHC Options and Warrants between Signing and
                   Closing
Exhibit 3.3(e)     Permitted MIOA Options and Warrants between Signing and
                   Closing
Exhibit 4.1(a)     Employment Agreements
Exhibit 4.1(b)     Nondisclosure/Noncompete Agreements
Exhibit 4.1(c)(i)  Stockholders' Agreement
Exhibit 4.1(c)(ii) Standstill/Voting Agreements
Exhibit 4.2        Permitted Interim Actions
Exhibit 4.2(b)(iv) Capital Expenditures and Commitments in Excess of $500,000
Exhibit 4.2(f)     Permitted Indebtedness Other than Ordinary Course of
                   Business
Exhibit 4.11       MIOA Transactions to be Closed with Reasonable Efforts
Exhibit 5.8        MIOA Annual Report on Form 10-KSB (Incorporated by
                   Reference)
Exhibit 6.8        PHC Financials
Exhibit 7.5(b)     Form of Stock Option Agreements to Acquire 19.9% of Other
                   Party
Exhibit 7.6        Agreement of Affiliates
Exhibit 7.8        Registration Rights Agreement

                                                                  EXHIBIT 2.2(A)




                               ARTICLES OF MERGER

Pursuant to the provisions of the Florida Business Corporation Act (the AAct@), MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation (hereinafter AMIOA@), and PHYSICIAN HEALTH CORPORATION, a Delaware corporation (hereinafter APHC@), adopt the following Articles of Merger for the purpose of merging PHC into MIOA. At the Effective Time (hereinafter defined), PHC will merge (the AMerger@) into MIOA and the shares of capital stock of PHC will be exchanged for shares of the capital stock of MIOA, all upon the terms and conditions set forth herein.

1. The laws of the States of Florida and Delaware, the states under which the parties hereto are organized, permit the Merger.

2. MIOA shall survive the Merger and continue to be governed by the laws of the State of Florida.

3. The Agreement and Plan of Merger between MIOA and PHC dated as of July ___, 1998 and adopted by the respective Boards of Directors includes, without limitation, the following provisions:

      A. MIOA and PHC shall be merged into a single corporation in accordance with applicable provisions of the laws of the States of Florida and Delaware, with PHC merging into MIOA, which shall survive the Merger. The Merger shall be effective on the date of filing of these Articles of Merger (the AEffective Time@).

      B. MIOA shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public or private nature of each of the merging corporations. All property, real or personal, and all debts due on whatever account, including subscriptions for shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the merging corporations, shall be taken and deemed to be vested in MIOA without further act or deed; and the title to all real estate, or any interest therein, vested in either of the merging corporations shall not revert or be in any way impaired by reason of the Merger.

      C. MIOA shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the merging corporations. Any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if the Merger had not taken place, or MIOA may be substituted in place of PHC, and neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by the Merger.

      D. The Articles of Incorporation of MIOA as existing immediately prior to the Effective Time shall be amended and restated in their entirety. Upon and after the filing of these Articles of Merger and until further amended as provided by law, the Articles of Incorporation as attached hereto as Exhibit AA@ shall constitute the Articles of Incorporation of MIOA upon consummation of the Merger.

      E. The Bylaws of MIOA as existing immediately prior to the Effective Time shall be amended and restated in their entirety. Upon and after the filing of these Articles of Merger and until further amended as provided by law, the Bylaws as attached hereto as Exhibit AB@ shall constitute the Bylaws of MIOA upon consummation of the Merger.

      F. The directors of MIOA upon consummation of the Merger shall be Murali Anantharaman, Michael Cronin, Alfred DiStefano, Sarah C. Garvin, Michael F. Morrell, Paul C. Pershes, J. Michael Ribaudo and Thomas M. Rodgers. The officers of MIOA shall be ______________, president, ______________, vice president, ______________, treasurer, and ______________, secretary upon consummation of the Merger.

      G. All shares of capital stock of PHC outstanding prior to the Effective Time shall, by virtue of the Merger, be exchanged for shares of capital stock of MIOA as follows:






                          [INSERT DETAILS OF EXCHANGE]

4. As to each of the merging corporations, the designation and number of outstanding shares of each class entitled to vote as a class on the Agreement and Plan of Merger are as follows:

 NAME OF            VOTING GROUP          SHARES            NUMBER OF VOTES
CORPORATION         DESIGNATION         OUTSTANDING       ENTITLED TO BE COST
-----------         -----------         -----------       -------------------
PHC                 Voting Common         ________              __________
PHC                 Non-Voting Common     ________              __________
PHC                 Prime Common          ________              __________
PHC                 Class A Preferred     ________              __________
PHC                 Series B Preferred    ________              __________
PHC                 Series C Preferred    ________              __________
MIOA                Common                ________              __________
MIOA                Preferred             ________              __________

5. As to each of the merging corporations, the total number of shares voted for and against the Agreement and Plan of Merger, respectively, and as to each class entitled to vote thereon are as follows:

 NAME OF            VOTING GROUP           TOTAL               TOTAL VOTED
CORPORATION         DESIGNATION          VOTED FOR               AGAINST
-----------         -----------          ---------               -------
PHC                 Voting Common         ________              __________
PHC                 Non-Voting Common     ________              __________
PHC                 Prime Common          ________              __________
PHC                 Class A Preferred     ________              __________
PHC                 Series B Preferred    ________              __________
PHC                 Series C Preferred    ________              __________
MIOA                Common                ________              __________
MIOA                Preferred             ________              __________


6. Said Agreement and Plan of Merger was approved by the shareholders of PHC as of ______________, 1998 and by the shareholders of MIOA as of ______________,
1998.

7. PHC hereby agrees that it may be served with process in the State of Delaware in connection with any proceeding to enforce any obligations or rights of dissenting shareholders of PHC or in connection with any proceeding based on a cause of action arising with respect to PHC and irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such proceeding and directs the Delaware Secretary of State to mail a copy of such service of process served under this Section 7 to MIOA at 990 Hammond Drive #300, Atlanta, Georgia 30328, Attn: Terri Wecker, Esq.

8. MIOA will promptly pay to the dissenting shareholders of MIOA or PHC the amount, if any, to which they are entitled as provided by law with respect to the rights of dissenting shareholders.

Dated: ______________, 1998

                                    MEDICAL INDUSTRIES OF AMERICA, INC.


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    PHYSICIAN HEALTH CORPORATION


                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________

                                                                  EXHIBIT 2.2(B)



                              CERTIFICATE OF MERGER

Pursuant to the provisions of the Delaware General Corporation Law (the AAct@), MEDICAL INDUSTRIES OF AMERICA, INC., a Florida corporation (hereinafter AMIOA@), and PHYSICIAN HEALTH CORPORATION, a Delaware corporation (hereinafter APHC@), adopt the following Certificate of Merger for the purpose of merging PHC into MIOA. At the Effective Time (hereinafter defined), PHC will merge (the AMerger@) into MIOA and the shares of capital stock of PHC will be exchanged for shares of the capital stock of MIOA, all upon the terms and conditions set forth herein.

1. The laws of the States of Florida and Delaware, the states under which the parties hereto are organized, permit the Merger.

2. MIOA shall survive the Merger and continue to be governed by the laws of the State of Florida.

3. The Agreement and Plan of Merger between MIOA and PHC dated as of July ___, 1998 and adopted by the respective Boards of Directors includes, without limitation, the following provisions:

      A. MIOA and PHC shall be merged into a single corporation in accordance with applicable provisions of the laws of the States of Florida and Delaware, with PHC merging into MIOA, which shall survive the Merger. The Merger shall be effective on the date of filing of this Certificate of Merger (the AEffective Time@).

      B. MIOA shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public or private nature of each of the merging corporations. All property, real or personal, and all debts due on whatever account, including subscriptions for shares, and all other choses in action, and all and every other interest of, or belonging to, or due to each of the merging corporations, shall be taken and deemed to be vested in MIOA without further act or deed; and the title to all real estate, or any interest therein, vested in either of the merging corporations shall not revert or be in any way impaired by reason of the Merger.

      C. MIOA shall thenceforth be responsible and liable for all of the liabilities and obligations of each of the merging corporations. Any claim existing or action or proceeding pending by or against either of the merging corporations may be prosecuted to judgment as if the Merger had not taken place, or MIOA may be substituted in place of PHC, and neither the rights of creditors nor any liens upon the property of either of the merging corporations shall be impaired by the Merger.

      D. The Articles of Incorporation of MIOA as existing immediately prior to the Effective Time shall be amended and restated in their entirety. Upon and after the filing of this Certificate of Merger and until further amended as provided by law, the Articles of Incorporation as attached hereto as Exhibit AA@ shall constitute the Articles of Incorporation of MIOA upon consummation of the Merger.

      E. The Bylaws of MIOA as existing immediately prior to the Effective Time shall be amended and restated in their entirety. Upon and after the filing of this Certificate of Merger and until further amended as provided by law, the Bylaws as attached hereto as Exhibit AB@ shall constitute the Bylaws of MIOA upon consummation of the Merger.

      F. The directors of MIOA upon consummation of the Merger shall be Murali Anantharaman, Michael Cronin, Alfred DiStefano, Sarah C. Garvin, Michael F. Morrell, Paul C. Pershes, J. Michael Ribaudo and Thomas M. Rodgers. The officers of MIOA shall be ______________, president, ______________, vice president, ______________, treasurer, and ______________, secretary upon consummation of the Merger.

      G. All shares of capital stock of PHC outstanding prior to the Effective Time shall, by virtue of the Merger, be exchanged for shares of capital stock of MIOA as follows:






                          [INSERT DETAILS OF EXCHANGE]













Such adoption was undertaken in the manner prescribed by Section 252 of the Act.

4. As to each of the merging corporations, the designation and number of outstanding shares of each class entitled to vote as a class on the Agreement and Plan of Merger are as follows:

 NAME OF            VOTING GROUP          SHARES            NUMBER OF VOTES
CORPORATION         DESIGNATION         OUTSTANDING       ENTITLED TO BE COST
-----------         -----------         -----------       -------------------
PHC                 Voting Common         ________              __________
PHC                 Non-Voting Common     ________              __________
PHC                 Prime Common          ________              __________
PHC                 Class A Preferred     ________              __________
PHC                 Series B Preferred    ________              __________
PHC                 Series C Preferred    ________              __________
MIOA                Common                ________              __________
MIOA                Preferred             ________              __________

5. As to each of the merging corporations, the total number of shares voted for and against the Agreement and Plan of Merger, respectively, and as to each class entitled to vote thereon are as follows:

 NAME OF            VOTING GROUP           TOTAL               TOTAL VOTED
CORPORATION         DESIGNATION          VOTED FOR               AGAINST
-----------         -----------          ---------               -------
PHC                 Voting Common         ________              __________
PHC                 Non-Voting Common     ________              __________
PHC                 Prime Common          ________              __________
PHC                 Class A Preferred     ________              __________
PHC                 Series B Preferred    ________              __________
PHC                 Series C Preferred    ________              __________
MIOA                Common                ________              __________
MIOA                Preferred             ________              __________

6. Said Agreement and Plan of Merger was approved by the shareholders of PHC as of ______________, 1998 and by the shareholders of MIOA as of ______________,
1998. It is on file at the office of MIOA located at 1903 South Congress Avenue #400, Boynton Beach, Florida 33426. Copies may be obtained upon request and without cost by any shareholder of PHC or MIOA.

7. PHC hereby agrees that it may be served with process in the State of Delaware in connection with any proceeding to enforce any obligations or rights of dissenting shareholders of PHC or in connection with any proceeding based on a cause of action arising with respect to PHC and irrevocably appoints the Delaware Secretary of State as its agent to accept service of process in any such proceeding and directs the Delaware Secretary of State to mail a copy of such service of process served under this Section 7 to MIOA at 990 Hammond Drive #300, Atlanta, Georgia 30328, Attn: Terri Wecker, Esq.

8. MIOA will promptly pay to the dissenting shareholders of MIOA or PHC the amount, if any, to which they are entitled as provided by law with respect to the rights of dissenting shareholders.

Dated: ______________, 1998

                                    MEDICAL INDUSTRIES OF AMERICA, INC.

                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________


                                    PHYSICIAN HEALTH CORPORATION

                                    By:________________________________
                                       Name:___________________________
                                       Title:__________________________



STATE OF FLORIDA     )
                     ) ss.
COUNTY OF PALM BEACH )

      The foregoing instrument was subscribed, sworn to and acknowledged before me this ____ day of __________, 1998 by _______________________ as
_______________ of Medical Industries of America, Inc., who is personally known to me or who has produced identification. Type of identification:__________________.

      Executed this ____ day of ____________, 1998.


SEAL
                                          Signature of Notary


                                          Name of Notary Printed

STATE OF GEORGIA     )
                     ) ss.
COUNTY OF ___________)

      The foregoing instrument was subscribed, sworn to and acknowledged before me this ____ day of _________, 1998 by _______________________ as
_______________ of Physician Health Corporation, who is personally known to me or who has produced identification. Type of identification:________________________.

      Executed this ____ day of ____________, 1998.


SEAL
                                          Signature of Notary


                                          Name of Notary Printed

                                                                  EXHIBIT 2.5(A)

                             ARTICLES OF INCORPORATION
                           OF MEDSURG ANCILLIARIES, INC.

                                    ARTICLE I.
                                       NAME

      The name of the corporation is MedSurg Ancilliaries, Inc. (the "CORPORATION").

                                    ARTICLE II.
                           ADDRESS OF REGISTERED OFFICE;
                             NAME OF REGISTERED AGENT

      The address of the registered office of the Corporation in the State of Florida is [______________]. The name of its registered agent at that address is [______________].

                                   ARTICLE III.
                                PURPOSE AND POWERS

      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereunder be organized under the Florida Business Corporation Act. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Florida Business Corporation Act.

                                    ARTICLE IV.
                                   CAPITAL STOCK

      The Corporation shall have six classes of stock: Common Stock, Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock and Preferred Stock.

      SECTION A.  COMMON STOCK

      1. DESIGNATION AND AMOUNT. The Corporation shall have the authority to issue 200,000,000 shares of Common Stock, par value $.0025 per share.

      2. VOTING RIGHTS.

            (a) Except as otherwise required by law, or as granted to the holders of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock (as provided in Section F of this Article IV), all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

            (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders, including, without limitation, the election of directors.


564314.5

      3. DIVIDENDS. Except as otherwise provided by law, or as granted to the holders of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock (as provided in Section F of this Article IV), the holders of the Common Stock shall be entitled to receive when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

      4. LIQUIDATION. Upon any liquidation, dissolution or windingup of the Corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the Corporation, and except as may be granted to the holders of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock, the Class D Preferred Stock, or as provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock (as provided in Section F of this Article IV), the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

      SECTION B.  CLASS A PREFERRED STOCK.

      1. DESIGNATION AND AMOUNT. The Corporation shall have the authority to issue [500,000] shares of Class A Preferred Stock, $.01 par value (the "CLASS A PREFERRED STOCK"), having all of the following designations, preferences, relative, participating, optional or other rights, qualifications, limitations and restrictions.

      2. DEFINED TERMS. In addition to the other terms defined in these Articles, as used in this Section B, the following capitalized terms have the respective meanings set forth below:

      (1) "SENIOR DEBT DOCUMENTS" means (i) the Credit Agreement and the other Credit Documents, in each case as amended (including by any amendment and restatement), supplemented, modified or extended from time to time, including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Credit Agreement, whether by the same or any other agent, lender or group of lenders, and (ii) any other loan or credit agreement, promissory note or other related credit document which by its terms states that it is "Senior Debt" of the Corporation for purposes of these Articles and, so long as the Agent under Senior Debt Documents (without giving effect to this subsection (ii)) consents to such other loan, credit agreement, promissory note or other related credit document being treated as "Senior Debt Documents" for purposes of these Articles.

      (2) "CREDIT AGREEMENT" means the Credit Agreement dated on or about October 27, 1997, among the Corporation (as successor in interest to PHC), the Banks party thereto and Banque Paribas, as Agent.

      (3) "CREDIT DOCUMENTS" shall have the meaning provided in the Credit Agreement.

      (4) "SENIOR DEBT" means and includes all obligations, liabilities and indebtedness of the Corporation now or hereafter existing, whether fixed or contingent, and whether for principal,

564314.5
premium, interest (including, without limitation, interest accruing after the filing of a bankruptcy petition), fees, expenses, indemnification, reimbursement obligations or otherwise, under the Senior Debt Documents.

      (5) "SUBORDINATED DEBT" means and includes all obligations, liabilities and indebtedness of the Corporation now or hereafter existing, whether fixed or contingent, and whether for principal, premium, interest (including, without limitation, interest accruing after the filing of a bankruptcy petition), fees, expenses, indemnification, reimbursement obligations or otherwise, under the Senior Subordinated Loan Agreement (herein so called) dated on or about October 27, 1997, among the Corporation (as successor in interest to PHC), Paribas Capital Funding LLC and the lenders party thereto and otherwise under the Subordinated Debt Documents.

      (6) "SUBORDINATED DEBT DOCUMENTS" means (i) the Senior Subordinated Loan Agreement as amended (including by any amendment and restatement), supplemented, modified or extended from time to time, including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Senior Subordinated Loan Agreement, whether by the same or any other agent, lender or group of lenders, and (ii) any other loan or credit agreement, promissory note or other related credit document which by its terms states that it is "Subordinated Debt" of the Corporation for purposes of these Articles and, so long as the Agent under the Subordinated Debt Documents (without giving effect to this subsection (ii)) consents to such other loan, credit agreement, promissory note or other related credit document being treated as "Subordinated Debt Documents" for purposes of these Articles.

      3.    VOTING.

            (a) In addition to the rights specified in subsection 3(b) and 6(f) below and any other rights provided in the Corporation's By-laws or by law, each share of Class A Preferred Stock shall entitle the holder thereof to a number of votes equal to the number of shares of Common Stock into which such share is then convertible, and such holders shall be entitled to vote with the holders of Common Stock on all matters as to which holders of Common Stock shall be entitled to vote.

            (b) In addition to the rights specified above, the holders of the Class A Preferred Stock then outstanding shall, as a class, have the right to elect two directors to the Corporation's Board of Directors and from time to time to remove, replace and re-elect such directors.

      4.    DIVIDENDS.

            (a) The holder of each share of Class A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends in cash or stock or otherwise; PROVIDED, HOWEVER, that the per share amount of any dividend for the Class A Preferred Stock in any fiscal year of the Corporation shall be at least equal to the per share amount, if any, of any dividend declared for the Common Stock during such fiscal year. In connection with any dividend declared for the Common Stock, each share of Class

564314.5

A Preferred Stock shall be deemed to be converted into shares of Common Stock as provided in Section 6 hereof. All dividends declared upon the Class A Preferred Stock shall be declared PRO RATA per share.

            (b) In addition to any dividends received pursuant to subsection (a) above, the holder of each share of Class A Preferred Stock shall also be entitled to receive out of funds legally available for that purpose, dividends equal to 10.0% per annum of the consideration received by the Corporation for the issuance of the Class A Preferred Stock by the Corporation (the "ORIGINAL ISSUANCE PRICE").

            The dividend shall begin accruing on December 31, 1996, with respect to each share of Class A Preferred Stock issued prior to that date. Shares issued after that date will accrue dividends from the purchase date. Until the later to occur (the "CASH PAYMENT DATE") of (i) January 1, 2003 and (ii) the date on which no Senior Debt and no Subordinated Debt remains outstanding, dividends will be payable at the option of the Corporation either in cash or by the issuance of additional shares of Class A Preferred Stock. For this purpose, Class A Preferred Stock shall be valued at $15.00 per share and whole and fractional shares may be issued to make such payments. After the Cash Payment Date, all dividends due on the Class A Preferred Stock must be paid in cash.

            For purposes of determining the amounts due to holders of Class A Preferred Stock issued in payment of any dividend due on Class A Preferred Stock, the Original Issue Price of Class A Preferred Stock issued in payment of any such dividend shall be $15 per share. The date of purchase of such stock shall be deemed to be the date to which the dividend obligation paid with the issuance of such stock had accrued.

            (c) Payments of dividends shall be made annually beginning in 1998 for the year 1997. Payments shall be made on any date but in no event later than June 30th in any year following the year for which dividends are due.

            (d) If the Corporation is prevented by law from paying any accrued dividend when required by this subsection, the Corporation shall make payment of the dividend as soon as such legal prohibition is removed. Accrued but unpaid dividends will not bear interest.

      5.    LIQUIDATION.

            (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon the sale of substantially all of the assets of the Corporation or upon a merger of the Corporation in which the Corporation is not the surviving entity (collectively, a "DISTRIBUTION EVENT"), the assets of the Corporation available for distribution to its shareholders, shall be distributed in the following order of priority:

                  (1) The holders of Class A Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of Common Stock, but pari passu with the holders of Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock in

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      accordance with the relative liquidation preferences of Class A Preferred
      Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, an amount equal to the Original Issuance Price computed on a per share basis compounded at rate of 12% per annum from December 31, 1996, for all shares issued prior to that date and from the date of purchase for all shares issued after that date, multiplied by the number of shares of Class A Preferred Stock then outstanding.

                  (2) The 12% compounded annual rate of return shall be in lieu of, and not in addition to, the dividends paid or payable by the Corporation as set forth in Section 4 hereof. In the event the Corporation has paid dividends on the Class A Preferred Stock prior to the Distribution Event, all such dividends previously paid shall be deemed a partial prepayment of the 12% annual return contemplated in this subsection (a), whether paid in cash or in Class A Preferred Stock.

                  (3) In lieu of the distribution set forth in subsection (1), the holders of Class A Preferred Stock shall receive, if greater than the distribution set forth in subsection (1), prior and in preference to any distribution to the holders of the Common Stock, but pari passu with the holders of Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock in accordance with the relative liquidation preferences of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, an amount equal to the sum of: (A) any dividends declared or accrued but unpaid on the Class A Preferred Stock, plus (B) the distribution they would be entitled to receive if the Class A Preferred Stock had been converted into Common Stock pursuant to the terms hereof immediately prior to the Distribution Event.

            (b) If the assets and funds of the Corporation available for distribution to the holders of Class A Preferred Stock shall be insufficient to permit the payment of the full preferential amounts set forth in subsection (a) hereof, then all of the assets of the Corporation available for distribution shall be distributed to holders of Class A Preferred Stock pro rata, in the proportion that the aggregate amount due each of them bears to the aggregate amount due all of the them, but pari passu with the holders of Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock in accordance with the relative liquidation preferences of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock.

      6.    CONVERSION.

      Subject to the terms and conditions of this Section 6, the holder of any share or shares of Class A Preferred Stock shall have the right, at its option at any time prior to December 29, 2005 to convert any of such share or shares of Class A Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the liquidation payments) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of Class A Preferred Stock to be converted by $15 and dividing the result by the Class A Conversion Price.


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



      The Class A Conversion Price for Class A Preferred Stock (the "CLASS A CONVERSION PRICE") shall mean $0.81967 (the "UNDILUTED CONVERSION PRICE NUMBER") or such other Class A Conversion Price as shall be determined pursuant to the last adjustment made pursuant to subsection 6(d) below (as if such Class A Conversion Price had been in effect at the date of issuance of the Class A Preferred Stock) and in effect at the date any share or shares of Class A Preferred Stock are surrendered for conversion; provided, however, that the Undiluted Conversion Price Number shall increase to:

                  (i) $2.500000 in the event the Corporation achieves net after-tax income, as determined by the Corporation's independent outside accountants in accordance with generally accepted accounting principles consistently applied ("NET AFTER-TAX INCOME"), of at least $6.0 million in its fiscal year ending December 31, 1998 or any fiscal year ending before December 31, 1998;

                  (ii) $2.6086956 in the event the Corporation achieves Net After-Tax Income of at least $70 million in its fiscal year ending December 31, 1998 or any fiscal year ending before December 31, 1998; or

                  (iii) $2.7272727 in the event the Corporation achieves Net After-Tax Income of at least $80 million in its fiscal year ending December 31, 1998 or any fiscal year ending before December 31, 1998.

            (a) EXERCISE OF CONVERSION RIGHTS. The rights of conversion herein provided shall be exercised by any holder of shares of Class A Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Class A Preferred Stock into Common Stock as shall be stated in the notice and by surrender of a certificate or certificates for the shares to be so converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

            (b) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in subsection 6(a) and surrender of the certificate or certificates for the share or shares of the Class A Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to such holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws (as evidenced by an opinion of counsel acceptable to the Corporation, if the Corporation so requests) to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Class A Preferred Stock.

      To the extent permitted by law, such conversion shall be deemed to have been effected and the Class A Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid (the "CONVERSION EFFECTIVE DATE"), and at such time the rights of the holder of such share or shares of Class A Preferred Stock shall cease,

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                                      -6-
and the person or persons in whose name or names any certificate or certificates for shares of Common Stock that shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

            (c) FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of the Class A Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion.

      At the time of each conversion, to the extent permitted by law, the Senior Debt Documents and the Subordinated Debt Documents, the Corporation shall pay in cash an amount equal to all unpaid dividends declared or accrued on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection 6(b).

      To the extent that the Corporation is either not permitted by law, the Senior Debt Documents or the Subordinated Debt Documents to pay all or any portion of such amount at the time of each conversion, it shall pay such unpaid amount as soon as it may legally do so to the person who was entitled to receive such amount at the time of such conversion. Accrued but unpaid dividends shall be prorated and paid through the Conversion Effective Date.

      In case the number of shares of Class A Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 6(a) exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Preferred Stock of the same series represented by the certificate or certificates surrendered that are not to be converted.

      If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subsection 6(c), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, may pay to the holder surrendering the Class A Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation if such payment is permitted by the Senior Debt Documents and the Subordinated Debt Documents.

            (d) ADJUSTMENT OF PRICE UPON ISSUANCE OF COMMON SHARES. Except as provided in subsection 6(g) hereof, if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 6(d)(1) through 6(d)(7), deemed to have issued or sold any shares of its Common Stock for a consideration per share less than the Class A Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Class A Conversion Price shall be reduced to the price determined by dividing:

      (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Class A Preferred Stock) multiplied by the then existing Class A Conversion Price, and (b) the consideration, if any, received,

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                                      -7-
            or deemed to have been received pursuant to such subsection 6(d)(1) through 6(d)(7), by the Corporation upon such issue or sale; by

      (ii) the total number of shares of Common Stock outstanding, or deemed to be outstanding, immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Class A Preferred Stock).

No adjustment of the Class A Conversion Price, however, shall be made in an amount less than $0.001 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $0.001 per share or more.

      For purposes of this subsection 6(d) the following subsections 6(d)(1) to 6(d)(7) shall also be applicable except to the extent the securities described in subsections 6(d)(1) to 6(d)(7) are issued to holders of Class A Preferred Stock as part of any redemption or conversion of Class A Preferred Stock:

            (d) (1) ISSUANCE OF RIGHTS OR OPTIONS. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "OPTIONS" and such convertible or exchangeable stock or securities being herein called "CONVERTIBLE SECURITIES") whether or not such Options or the right to convert or exchange such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Class A Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding.

      Except as otherwise provided in subsection 6(d)(3), no adjustment of the Class A Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.


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



            (d) (2) ISSUANCE OF CONVERTIBLE SECURITIES. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Class A Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that:

                  (i) except as otherwise provided in subsection 6(d)(3) below, no adjustment of the Class A Convertible Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and

                  (ii) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of the Class A Conversion Price have been or are to be made pursuant to other provisions of this subsection 6(d), no further adjustment of the Class A Conversion Price shall be made by reason of such issue or sale.

            (d)(3) CHANGE IN OPTION PRICE OR CONVERSION RATE. Upon the happening of any of the following events, namely if the purchase price provided for in any Option referred to in subsection 6(d)(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 6(d)(1) or 6(d)(2), or the rate at which any Convertible Securities referred to in subsection 6(d)(1) or 6(d)(2) are convertible into or exchangeable for Common Stock shall change at any time (in each case other than under or by reason of provisions designed to protect against dilution), the Class A Conversion Price in effect at the time of such event shall forthwith be readjusted to the Class A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

      On the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities (without exercise, conversion, or exchange), the Class A Conversion Price then in effect hereunder shall forthwith be increased to the Class A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.


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



      If the purchase price provided for in any such Option referred to in subsection 6(d)(1) or the rate at which any Convertible Securities referred to in subsection 6(d)(1) or 6(d)(2) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, the Class A Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Class A Conversion Price then in effect hereunder is thereby reduced.

            (d) (4) STOCK DIVIDENDS. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options for Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration except that a dividend or distribution of Class A Preferred Stock to holders of Class A Preferred Stock shall be deemed to be an issuance or sale for consideration equal to the number of shares of Class A Preferred Stock paid as a dividend or distributed times $15 per share.

            (d) (5) CONSIDERATION FOR STOCK. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

      In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith.

      The amount of consideration deemed to be received by the Corporation pursuant to the foregoing provisions of this subsection 6(d)(5) upon any issuance and/or sale of shares of Common Stock, Options or Convertible Securities, pursuant to an established compensation plan of the Corporation, to directors, officers or employees of the Corporation in connection with their employment shall be increased by the amount of any tax benefit realized by the Corporation as a result of such issuance and/or sale, the amount of such tax benefit being the amount by which the federal and/or state income or other tax liability of the Corporation shall be reduced by reason of any deduction or credit in respect of such issuance and/or sale in the fiscal year of such issuance and/or sale.

      In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration

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



is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

            (d) (6) RECORD DATE. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            (d) (7) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 6(d).

            (e) SUBDIVISION OR COMBINATION OF STOCK. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Class A Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            (f) REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization or reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with another Corporation or the sale of all or substantially all of its assets to another Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least 66-2/3% of the outstanding shares of Class A Preferred Stock) shall be made whereby each holder of a share or shares of Class A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of the Class A Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place.

      In such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Class A Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including, if necessary to effect the adjustments contemplated herein, an immediate adjustment, by reason of such reorganization reclassification, of the Class A Conversion Price to the value for

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



the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than the respective Class A Conversion Price or Prices in effect immediately prior to such reorganization or reclassification).

      In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Class A Conversion Price in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation.

      The Corporation will not effect any such consolidation or merger, or any sale of all or substantially all of its assets and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger, or the corporation purchasing such assets, shall assume by written instrument (in form reasonably satisfactory to the holders of at least 66-2/3% of the shares of Class A Preferred Stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class A Preferred Stock at the last address of such holder appearing on the book of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

            (g) TREATMENT OF CERTAIN ISSUES OF COMMON STOCK. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Class A Conversion Price by reason of (i) any Common Stock issued or sold (or deemed to have been issued or sold in accordance with subsections 6(d)(1) through 6(d)(7) hereof) prior to December 29, 1995; (ii) any Common Stock issued or sold after such date as the result of the exercise of any Option or the conversion of any Convertible Security (including Class A Preferred Stock) issued prior to such date; (iii) any warrants granted in connection with the Stock and Warrant Purchase Agreement (the "STOCK AND WARRANT PURCHASE AGREEMENT") dated December 29, 1995 between the Corporation (as successor in interest to Physician Health Corporation ("PHC")); (iv) the issuance or exercise of incentive stock options or other stock options covering Common Stock of the Corporation pursuant to a plan adopted by the Board of Directors of the Corporation on or before December 29, 1995, which provides for the issuance of options to employees and consultants of the Corporation only, and which allows for the issuance of options covering not more than 1,414,000 shares of Common Stock; (v) the issuance of any shares of Common Stock upon exercise of the options described in subsection (iv) above; (vi) any issuance of Options, Convertible Securities, Common Stock or other securities of the Corporation which have, in advance of grant or issuance, been approved by the Board of Directors of the Corporation and consented to in writing by EGL Holdings, Inc., or the successor in interest of EGL Holdings, Inc. ("EGL"); or
(vii) the issuance of 626,000 shares of Common Stock (or a lesser number of shares of Common Stock, coupled with Common Stock warrants, which, when exercised, will total 626,000 shares of the Corporation's Common Stock, when added to the Common Stock originally issued), to be issued to Mr. Woody Miller or an entity controlled by Mr. Woody Miller, for cash consideration of not less than $720,000.


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



      Consent or a vote of approval as a director by any member of the Board of Directors nominated or elected by EGL or the holders of the Class A Preferred Stock Series 1 shall not constitute the consent required in subsection (vi) above.

            (h) AUTOMATIC CONVERSION. In the event that at any time while any of the Class A Preferred Stock shall be outstanding, the Corporation shall complete a firm commitment underwritten public offering involving the sale by the Corporation of shares of Common Stock with minimum net proceeds to the Corporation (after deducting underwriting discount and offering expenses) of $20,000,000, then all outstanding shares of the Class A Preferred Stock shall, automatically and without further action on the part of the holders of the Class A Preferred Stock, be converted into shares of Common Stock in accordance with the terms of this subsection 6 with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effected simultaneously with the closing of such underwritten public offering, provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of Class A Preferred Stock so converted.

            (i) NOTICE OF ADJUSTMENT. Upon any adjustment of the Class A Conversion Price, the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Class A Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (j)   NOTICES.  In case at any time

                  (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                  (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to another Corporation;

                  (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                  (5) the Corporation shall take any action or there shall be any event which would result in an automatic conversion of the Class A Preferred Stock pursuant to subsection 6(h);

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, return receipt requested, addressed to each holder of any shares of Class A Preferred Stock at the address of such holder as shown on the books of the Corporation:

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




                  (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up;

                  (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place; and

                  (c) in the case of any event which would result in an automatic conversion of the Class A Preferred Stock pursuant to subsection 6(h), at least 20 days' prior written notice of the date on which the same is expected to be completed.

Such notice in accordance with the foregoing subsection (a) shall also specify, in the case of such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing subsection (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

            (k) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the conversion of the Class A Preferred Stock as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Class A Preferred Stock.

      The Corporation covenants that all shares of Common Stock which shall be so issued upon any such conversion shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges arising out of or by reason of the issue thereof. The Corporation will take all such action as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

      The Corporation will not take any action which would cause the total number of shares of Common Stock issued and issuable after such action upon conversion of the Class A Preferred Stock to exceed the total number of shares of Common Stock then authorized by these Articles of Incorporation.

            (l) NO REISSUANCE OF CLASS A PREFERRED STOCK. Shares of Class A Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

            (m) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of the Class A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than of the holder of the Class A Preferred Stock which is being converted.

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




            (n) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Class A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Class A Preferred Stock in any manner which interferes with the timely conversion of such Class A Preferred Stock.

            (o) DEFINITION OF COMMON STOCK. As used in this Section 6, the term "COMMON STOCK" shall mean and include the Corporation's authorized Common Stock, $.0025 par value per share, as constituted on the effective date of these Articles of Incorporation, and shall also include any capital stock or any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; PROVIDED that the shares of Common Stock receivable upon conversion of shares of the Class A Preferred Stock of the Corporation, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subsection 6(f) shall include only shares designated as Common Stock of the Corporation on the effective date of these Articles of Incorporation, and PROVIDED FURTHER, that Class A Preferred Stock shall be deemed to be "COMMON STOCK" for the purposes of this Section 6(o).

      7.    REDEMPTION.

            (a) (i) At any time on or after the Cash Payment Date (as defined in subsection 4(b) above), the Corporation shall (unless otherwise prevented by law) at the written request of any of the holder(s) redeem the shares of Class A Preferred Stock then owned by such holder(s) of Class A Preferred Stock and submitted for redemption.

      The amount per share of Class A Preferred Stock at which the shares of Class A Preferred Stock are to be redeemed pursuant to this subsection 7(a)(i) shall be an amount equal to the GREATER OF (i) the Original Issuance Price plus any declared or accrued but unpaid dividends on the Class A Preferred Stock which is so redeemed; or (ii) the Fair Market Value of the Class A Preferred Stock which is so redeemed (the "REDEMPTION PRICE").

      The Redemption Price of the Class A Preferred Stock which is redeemed shall be paid in eight equal quarterly installments beginning on the first March 31, June 30, September 30 or December 31 to occur after the Corporation receives written notice from a holder electing to redeem any or all of the Class A Preferred Stock then owned by such holder (the "REDEMPTION DATE"); provided, however, that if the Redemption Price is determined pursuant to subpart (i) of the preceding sentence, the accrued but unpaid dividends on the Class A Preferred Stock which is so redeemed shall be paid in full with the first installment payment of the Redemption Price.

      For this purpose, "FAIR MARKET VALUE" shall mean an amount agreed to by the Corporation and the holder(s) of the Class A Preferred Stock being redeemed, or in the event that the Corporation and the holder(s) of the Class A Preferred Stock being redeemed cannot agree upon an amount, an amount equal to the Fair Market Value of the Class A Preferred Stock, without any discount for minority position, as determined by an appraiser who shall be associated with a nationally-recognized accounting or investment banking firm, or who shall have no less than five (5) years of experience

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in the appraisal of businesses such as the Corporation's business, who shall be selected by the independent certified public accountants that are regularly employed by the Corporation to audit its books and records.

                  (ii) At any time on or after the Cash Payment Date (as defined in subsection 4(b) above) and either (A) the sale of 20% or more of the outstanding shares of capital stock of the Corporation by the Principals (identified below in subsection 7(a)(iii)) or (B) the occurrence of an Event of Default (defined in subsection 7(a)(iii) below), the Corporation shall (unless otherwise prevented by law) at the written request of any of the holder(s) thereof, redeem the shares of Class A Preferred Stock then owned by such holders of Class A Preferred Stock and submitted for redemption for an amount per share of Class A Preferred Stock determined in the manner provided in subsection 7(a)(i) above. The redemption price so determined shall be paid in full upon submission by the holder of written notice of election to redeem and delivery of the certificate for the shares of Class A Preferred Stock to be so redeemed.

                  (iii) An Event of Default for purposes of subsection 7(a)(ii) shall be and include:

                        (A) the occurrence of any "materially adverse" misrepresentation or default or breach of warranty or covenant by the Corporation or the Principals under the Stock and Warrant Purchase Agreement, the Class A stockholders and certain management level employees of the Corporation identified therein as the "Principals";

                        (B) the acceleration of any indebtedness of the Corporation which exceeds, in the aggregate, Five Hundred Thousand Dollars ($500,000); or

                        (C) (1) the filing of any petition, whether voluntary or involuntary, seeking the reorganization or liquidation of the Corporation under any provision of the Federal Bankruptcy Code or any other federal or state reorganization, insolvency or debtor relief law, (2) the appointment of any receiver, liquidator or trustee for the Corporation or any of its properties by a court order and which appointment is not vacated within 30 days, or (3) the Corporation is adjudicated insolvent, or the Corporation shall make an assignment for the benefit of any of its creditors, admit in writing an inability to pay debts when they become due in the ordinary course of its business, or consent to the appointment of a receiver, trustee or liquidator for the Corporation or all or any part of the property of the Corporation; or

                        (D) the occurrence of any "Remedy Event" as defined in Section C of this Article IV.

      Notwithstanding the foregoing, an Event of Default shall not include the failure of any Principal to fulfill his or her obligations under Section 4.1 of the Stock and Warrant Purchase Agreement except for any violation by Sarah C. Garvin of the noncompete covenant contained in Section 4.1 of the Stock and Warrant Purchase Agreement which expressly shall be considered an Event of Default.


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



      As used in this subsection 7(a)(iii), "materially adverse" shall mean a single or combination of misrepresentations or defaults or breaches of warranty or covenant that result in a loss or damage to the Corporation or the holders of the Class A Preferred Stock, and which is or are not cured within 30 days after notice and opportunity to cure, equal to or in excess of $700,000.

            (b) Until the entire redemption price for the shares of Class A Preferred Stock, which have been submitted for redemption has been paid in full pursuant to this Section 7, the holder of the Class A Preferred Stock which has been submitted for redemption shall retain possession of and all rights attendant to the shares of Class A Preferred Stock including the right to vote submitted shares on all matters. Shares submitted for redemption shall be deemed redeemed only after payment of the full redemption price. Shares converted pursuant to subsection 6 prior to payment of the full redemption price may be converted only after repayment to the Corporation of the amount of the Original Issuance Price paid by the Corporation to the holder pursuant to Section 7(a) above prior to conversion.

            (c) If the Corporation is prevented by law from redeeming any Class A Preferred Stock when required by this Section 7, the Corporation shall offer to redeem so many of the shares of the Class A Preferred Stock PRO RATA among its holders as it is able and shall notify the holders of the Class A Preferred Stock when and as such legal prohibition is removed.

      SECTION C.  CLASS B PREFERRED STOCK.

      1. DESIGNATION AND AMOUNT. The Corporation shall have authority to issue 6,000,000 shares of Class B Redeemable Convertible Preferred Stock (the "CLASS B PREFERRED STOCK"), subject to increase (but only as to shares of Preferred Stock authorized by these Articles of Incorporation with respect to which the powers, designations, preferences and rights shall not then have been previously designated) or decrease (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors.

[con
      The Class B Preferred Stock has been issued pursuant to an amended and restated Securities Purchase Agreement dated as of June 26, 1998 among the Corporation (as successor in interest to PHC), Weston Presidio Capital II, L.P. and certain other investors (as in effect from time to time, the "WESTON PRESIDIO PURCHASE AGREEMENT"), as well as a Securities Purchase Agreement dated as of October 31, 1997 between the Corporation (as successor in interest to PHC) and Paribas Principal Incorporated (as in effect from time to time, the "PARIBAS PURCHASE AGREEMENT," and, together with the Weston Presidio Purchase Agreement, the "PURCHASE AGREEMENTS"), and the Warrant, Preferred Stock and Assets Commitment dated as of April 27, 1998 among the Corporation (as successor in interest to PHC), Medical Industries of America, Inc. and certain investors, as in effect from time to time. A copy of the Purchase Agreements will be provided to any registered holder of shares of capital stock of the Corporation following written request directed to the Secretary of the Corporation at its registered address.


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      The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, granted to or imposed on the Class B Preferred Stock are set forth below:

      2. DEFINED TERMS. Certain capitalized terms are used in this Section C of
Article IV as specifically defined below in this Section 2. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Section C of Article IV, (b) references to a particular
Section include all subsections thereof, (c) the word "including" shall be construed as "including without limitation", (d) accounting terms not otherwise defined herein have the meaning provided under generally accepted accounting principles, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (f) references to a particular Person include such Person's successors and assigns to the extent not prohibited by these Articles of Incorporation and the Purchase Agreements.

      (1) "ACCEPTED SHARES" is defined in Section 10(b).

      (2) "ACCRUAL YEAR" means the 12-month period commencing on the Original Issue Date and each 12-month period thereafter.

      (3) "ADDITIONAL SHARES OF COMMON STOCK" is defined in Section 6(e)(1).

      (4) "AFFILIATE" is defined in Section 6(d)(1).

      (5) "BY-LAWS" means all written rules, regulations, procedures, by-laws and all other similar documents relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Articles of Incorporation or other charter documents of such Person, each as from time to time amended or modified.

      (6) "CASH PAYMENT DATE" is defined in Section 4(c).

      (7) "CLASS A PREFERRED STOCK" means the Class A Preferred Stock, $0.01 par value, of the Corporation.

      (8) "CLASS B PREFERRED STOCK" is defined in Section 1.

      (9) "CLASS C PREFERRED STOCK" means the Class C Redeemable Convertible Preferred Stock of the Corporation, $0.01 par value per share.

      (10) "CONVERSION PRICE" is defined in Section 6(a).

      (11) "CONVERSION WARRANTS" is defined in Section 7(b).

      (12) "CONVERTIBLE SECURITIES" is defined in Section 6(e)(1).


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



      (13) "DISTRIBUTION EVENT" is defined in Section 5.

      (14) "FUTURE SHARES" is defined in Section 10(a).

      (15) "FUTURE SHARES EXERCISE PERIOD" is defined in Section 10(a).

      (16) "INDEBTEDNESS" means (a) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, capitalized lease obligations, deferred purchase price of property (other than ordinary trade payables) or otherwise, whether direct or indirect; and (b) all liabilities secured by any Liens existing on property owned or acquired, whether or not the liability secured thereby shall have been assumed.

      (17) "INVESTOR AGREEMENTS" is defined in the Purchase Agreements, respectively.

      (18) "LIQUIDITY EVENT" means any of the following transactions so long as the aggregate net cash proceeds (or market value of freely tradable marketable securities with a market float reasonably satisfactory to the Required Holders) to the Corporation and its stockholders as a result of such transaction are at least $20,000,000:

            (i) an underwritten public offering of Common Stock registered under the federal Securities Act of 1933; or

            (ii) the sale of all or substantially all the assets or stock of the Corporation; or

            (iii) a merger or consolidation of the Corporation described in
Section 7(b)(2).

      (19) "LIQUIDITY SHARE PRICE" means, with respect to any Liquidity Event, the weighted average price per share paid for (or properly allocable to) Common Stock, $0.0025 par value, on a fully diluted basis (giving effect to the exercise of all outstanding options, warrants, conversion rights and rights to acquire shares). For purposes of these calculations, shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock (and any other shares of the Corporation's stock having a liquidation preference over the Common Stock) shall be deemed to have been converted into Common Stock immediately prior to such Liquidity Event.

      (20) "NOTICE OF PURCHASE" is defined in Section 10(b).

      (21) "OFFEREE" is defined in Section 10(a).

      (22) "OPTIONS" is defined in Section 6(e)(1).

      (23) "ORGANIC CHANGE" is defined in Section 7(b).

      (24) "ORIGINAL ISSUE DATE" is defined in Section 6(e)(1).

      (25) "PARIBAS PURCHASE AGREEMENT" is defined in Section 1.

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




      (26) "PCF WARRANT AGREEMENT" means the Warrant Agreement dated as of October 31, 1997 between the Corporation (as successor in interest to PHC) and Paribas Capital Funding LLC.

      (27) "PERSON" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, business trust, limited liability company and any governmental department or agency or political subdivision.

      (28) "PREFERENTIAL AMOUNT" is defined in Section 5.

      (29) "PREFERRED DIRECTOR" is defined in Section 3(c).

      (30) "PREFERRED STOCK" is defined in Section 1.

      (31) "PROPORTIONATE PERCENTAGE" is defined in Section 10(a).

      (32) "PROPORTIONATE VOTING SHARE" means, with respect to a particular class of stock, a fraction (a) the numerator of which is the number of shares of Common Stock into which such class of stock may be converted and (b) the denominator of which is the aggregate number of shares of Common Stock on a fully diluted basis (giving effect to the exercise of all then exercisable conversion, purchase or exercise rights).

      (33) "PROPOSAL" is defined in Section 10(a).

      (34) "PURCHASE AGREEMENTS" is defined in Section 10(a).

      (35) "REMEDY EVENT" is defined in Section 8.

      (36) "REMEDY NOTICE" is defined in Section 3(b)(2).

      (37) "REQUIRED HOLDERS" means the holders of two-thirds of the outstanding Class B Preferred Stock.

      (38) "SBA HOLDER" means any holder of Class B Preferred Stock that is subject to the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder.

      (39) "SBA DIVIDEND" is defined in Section 4(b)(1).

      (40) "SBA DIVIDEND PAYMENT DATE" is defined in Section 4(b)(1).

      (41) "SECTION 4(B)(2) DIVIDEND" is defined in Section 4(b)(1).

      (42) "SENIOR DEBT DOCUMENTS" means the Credit Agreement dated as of October 31, 1997 among the Corporation (as successor in interest to PHC), the financial institutions party thereto from time to time and Banque Paribas, as Agent, as well as the other Credit Documents, as defined therein, in each case as amended (including by any amendment or restatement), supplemented, modified or

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



extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including, without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Credit Agreement, whether by the same or any other agent, lender or group of lenders.

      (43) "SUBORDINATED DEBT DOCUMENTS" means the Subordinated Loan Agreement, as well as the other Loan Documents, as defined therein, in each case as amended (including by any amendment or restatement), supplemented, modified or extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding or otherwise restructuring (including, without limitation, increasing the available borrowings thereunder), in whole or in part, the debt under the Senior Subordinated Loan Agreement, whether by the same or any other lender or group of lenders.

      (44) "SUBORDINATED LOAN AGREEMENT" means the Senior Subordinated Loan Agreement dated as of October 31, 1997, among the Corporation (as successor in interest to PHC), PHC Holding Corporation, the lenders party thereto and Paribas Capital Funding LLC, as amended, supplemented or refinanced from time to time..

      (45) "COMMON STOCK" means the Common Stock, $0.0025 par value, of the Corporation.

      (46) "WESTON PRESIDIO PURCHASE AGREEMENT" is defined in Section 1.

      3.    VOTING RIGHTS.

            (a) CLASS B PREFERRED STOCK VOTES PER SHARE; NOTICES. Except as otherwise provided herein (including the election of Preferred Directors pursuant to Section 3(b)(1) and a majority of the members of the Corporation's Board of Directors pursuant to Section 3(b)(2)) or required by law, the holders of Class B Preferred Stock shall vote as a single class with the holders of Common Stock and shall have such votes in respect of each share of Class B Preferred Stock on any matter submitted to the holders of Common Stock as the number of shares of Common Stock into which shares of Class B Preferred Stock may then be converted. Record holders of Class B Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Corporation for general notices.

            (b)   PREFERRED DIRECTORS.

                  (1) REPRESENTATIVE DIRECTOR. In addition to the rights set forth in Section 3(b)(2), the holders of a majority of the shares of Class B Preferred Stock and Class C Preferred Stock, voting together as a single, separate class, shall be entitled to elect one director. Except as provided in Section 3(b)(2), the number of directors of the Corporation shall not exceed nine.

                  (2)   MAJORITY DIRECTORS.


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                        (i) In the event that any Remedy Event shall occur,
            then, upon notice to the Corporation given by the holders of two-thirds of the outstanding Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, taken together as a single class (a "REMEDY NOTICE"), the number of directors shall be increased as provided in Section 3(b)(2)(ii) and the holders of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, voting together as a single, separate class, weighted among the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock according to their respective Proportionate Voting Shares, shall become entitled to elect a majority of the Board of Directors of the Corporation until any such Remedy Event shall have been rectified or cured to the written satisfaction of the holders of two-thirds of the outstanding Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, taken together as a single class, whereupon such right of the holders of the Class B Preferred Stock to elect a majority of the Board of Directors of the Corporation (together with holders of Class A Preferred Stock, Class C Preferred Stock, and Class D Preferred Stock to the extent provided above) shall cease, and the maximum number of directors shall be reduced to the number in effect immediately prior to such Remedy Notice, subject to being again revived from time to time upon the reoccurrence of the conditions above described.

                        (ii) Immediately upon receipt by the Corporation of a
            Remedy Notice pursuant to Section 3(b)(2)(i) above, the number of directors of the Corporation shall automatically be increased to the minimum number sufficient to permit the election of additional directors so that after such election a majority of directors will have been elected by the holders of the Class B Preferred Stock (together with holders of Class A Preferred Stock, Class C Preferred Stock and Class D Preferred Stock to the extent provided above). Upon such increase, the directors of the Corporation shall thereupon be divided into classes. One class shall consist of a number of directors equal to a majority of all the directors and shall be elected solely by the holders of Class B Preferred Stock (together with holders of Class A Preferred Stock, Class C Preferred Stock and Class D Preferred Stock to the extent provided above), voting separately as a single class, and the other class shall consist of the remaining directors and shall be elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of directors. Subject to Section 8, any director then in office who was elected pursuant to Section 3(b)(1) shall automatically become a member of the class of directors elected solely by the holders of Class B Preferred Stock (together with holders of Class A Preferred Stock, Class C Preferred Stock and Class D Preferred Stock to the extent provided above).

            (c) TENURE. Each Director elected by the holders of Class B Preferred Stock and Class C Preferred Stock pursuant to Section 3(b) (a "PREFERRED DIRECTOR") shall serve for a term of the lesser of (a) one year and until such Preferred Director's successor is elected and qualified, or (b) until the right to elect such Preferred Director ceases (at which time such Preferred Director will be deemed to be removed). So long as the holders of Class B Preferred Stock and Class C Preferred

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



Stock are entitled to elect a Preferred Director, any vacancy in the position of a Preferred Director may be filled only by vote of the holders of a majority of the shares of Class B Preferred Stock and Class C Preferred Stock entitled to vote thereon (together with holders of Class A Preferred Stock to the extent provided above). A Preferred Director may, during such Preferred Director's term of office, be removed at any time, with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of Class B Preferred Stock and Class C Preferred Stock (together with holders of Class A Preferred Stock to the extent provided above).

      4.    DIVIDENDS.

            (a) COMMON STOCK DIVIDENDS. No dividends of cash or other property (other than additional shares of Common Stock) shall be paid on the Common Stock unless the shares of Class B Preferred Stock which are not subject to a Securities Escrow (as defined in the respective Purchase Agreements) at the time of payment of such dividend receive the same dividends that such shares would have received had they been converted into Common Stock immediately prior to the record date for such dividend.

            (b)   PREFERRED DIVIDENDS.

                  (1) SBA HOLDERS DIVIDENDS. In addition to the dividends contemplated by Section 4(a), each SBA Holder holding shares of Class B Preferred Stock shall be entitled to receive cash dividends on each share of Class B Preferred Stock held by such SBA Holder, which dividends shall accrue daily and compound quarterly at a rate of 14% per annum on a deemed value of $4.00 per share of Class B Preferred Stock (the "SBA DIVIDEND"). The Corporation shall declare and pay the SBA Dividend on the last day of December, March, June and September of each year (each a "SBA DIVIDEND PAYMENT DATE"); PROVIDED, HOWEVER, that in the event the Corporation shall not declare and pay the SBA Dividend on any SBA Dividend Payment Date, each SBA Holder shall be entitled to receive the dividend set forth in
      Section 4(b)(2) (the "SECTION 4(B)(2) DIVIDEND") on the terms and conditions set forth in Section 4(b)(2), as if the Section 4(b)(2) Dividend had accrued, with respect to the shares of Class B Preferred Stock held by each SBA Holder, for the entire quarterly period ending on such SBA Dividend Payment Date, and each SBA Holder shall continue to be entitled to receive the Section 4(b)(2) Dividend until the Section 4(b)(2) Dividend has been paid in accordance with Section 4(b)(2). The rights to receive the Section 4(b)(2) Dividend as stated in the immediately preceding sentence shall be the sole and exclusive remedy of each SBA Holder with respect to the failure of the Corporation to pay any SBA Dividend on any SBA Dividend Payment Date.

                  (2) CLASS B PREFERRED STOCK. In addition to the dividends contemplated by Section 4(a), during each Accrual Year, each holder of Class B Preferred Stock (other than those shares of Class B Preferred Stock held by SBA Holders, except in the circumstances set forth in
      Section 4(b)(1)) shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, an annual dividend payable on the last day of such Accrual Year with respect to each share of Class B Preferred Stock held by such holder in an amount equal to 20% of the sum of (a) $4 PLUS (b) the amount

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



      of all cumulated and unpaid dividends (if any) in respect of such share of Class B Preferred Stock, which dividend (i) shall be payable in preference and priority to any payment of any dividend with respect to the Common Stock, (ii) shall accrue daily (whether or not declared or funds are legally available therefor), and (iii) to the extent not paid, shall cumulate (and thereby compound) annually on the last day of each Accrual Year. If the purchase price for a share of Class B Preferred Stock is released from a Purchase Price Escrow (as defined in the respective Purchase Agreements), or a share of Class B Preferred Stock is purchased pursuant to the Paribas Purchase Agreement, on a date after the Original Issue Date, then the annual dividend payable pursuant to this Section 4(b)(2) in respect of such share for the Accrual Year in which such share is released or purchased, as the case may be, shall be prorated accordingly (on the basis of a 365 day year). Accrued and unpaid dividends (if any) payable under this Section 4(b)(2) shall terminate and be canceled, forgiven and extinguished in the event a Liquidity Event is consummated on the following terms:

                  (A) prior to May 1, 2000 at a Liquidity Share Price exceeding $8.00; or

                  (B) after April 30, 2000 and prior to May 1, 2001 at a Liquidity Share Price exceeding $10.00; or

                  (C) after April 30, 2001 and prior to May 1, 2002 at a Liquidity Share Price exceeding $12.50.

All amounts in Section 4(b) shall be appropriately adjusted for any stock dividends, stock splits, recapitalizations or other similar changes in the outstanding shares of Common Stock after the Original Issue Date.

            (c) SPECIAL CONTINGENT DIVIDENDS. In addition to the dividend contemplated by Sections 4(a) and in lieu of the dividends contemplated in
Section 4(b), upon the consummation of any Liquidity Event described below, the Corporation shall, after all Indebtedness under the Senior Debt Documents and the Subordinated Debt Documents has been repaid in full in cash or at any time when such payment is otherwise permitted by the Senior Debt Documents and the Subordinated Debt Documents (the "CASH PAYMENT DATE"), pay dividends on each share of Class B Preferred Stock as follows (except with respect to any share of Class B Preferred Stock for which the holder has elected mandatory redemption under Section 7(b)):

                  (1) If the Liquidity Event occurs prior to May 1, 1998 at a Liquidity Share Price less than $7.00, upon consummation of such Liquidity Event the Corporation shall pay a dividend on each share of Class B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Class B Preferred Stock would then be convertible MULTIPLIED BY (ii) the excess of $7.00 over such Liquidity Share Price.

                  (2) If the Liquidity Event occurs after April 30, 1998 and prior to May 1, 2000 at a Liquidity Share Price less than $8.00, upon consummation of such Liquidity Event the Corporation shall pay a dividend on each share of Class B Preferred Stock outstanding immediately

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prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Class B Preferred Stock would then be convertible MULTIPLIED BY (ii) the excess of $8.00 over such Liquidity Share Price.

                  (3) If the Liquidity Event occurs after April 30, 2000 and prior to May 1, 2001 at a Liquidity Share Price less than $10.00, upon consummation of such Liquidity Event the Corporation shall pay a dividend on each share of Class B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Class B Preferred Stock would then be convertible MULTIPLIED BY (ii) the excess of $10.00 over such Liquidity Share Price.

                  (4) If the Liquidity Event occurs after April 30, 2001 and prior to May 1, 2002 at a Liquidity Share Price less than $12.50, upon consummation of such Liquidity Event the Corporation shall pay a dividend on each share of Class B Preferred Stock outstanding immediately prior to such Liquidity Event in an amount equal to the product of (i) the number of shares of Common Stock into which such share of Class B Preferred Stock would then be convertible MULTIPLIED BY (ii) the excess of $12.50 over such Liquidity Share Price.

      All per share amounts in this Section 4(c) shall be appropriately adjusted for any stock dividends, stock splits, recapitalizations or other similar changes in the outstanding shares of Common stock after the Original Issue Date.

      The payment of such special contingent dividends shall be made in cash or in shares of Common Stock that are freely tradeable and registered under the Securities Act. Such payment shall be made immediately prior to the automatic conversion of the Class B Preferred Stock into Common Stock pursuant to Section 6(b) upon consummation of such Liquidity Event; PROVIDED, HOWEVER, that in the event of an initial public offering of the Common Stock, the dividend contemplated by subsection 4(c)(1) or (c)(2) above may be paid on the first anniversary of the initial closing of such public offering or, if earlier, on the bankruptcy, liquidation or sale of all or substantially all the assets or stock of the Corporation; PROVIDED, FURTHER, HOWEVER, that in the event the public trading price of Common Stock exceeds (i) $7.00 per share, in the event the initial public offering occurs prior to May 1, 1998, or (ii) $8.00 per share, in the event the initial public offering occurs after April 30, 1998 and prior to May 1, 2000, in each case for 20 consecutive trading days, the dividend contemplated by subsection 4(c)(1) or (c)(2) above shall be terminated and canceled.

            (d) GENERAL. The Corporation shall not subdivide or combine any share of Class B Preferred Stock, or pay any dividend or make any other distribution on any share of Class B Preferred Stock, or redeem any share of Class B Preferred Stock, or accord any other similar payment, benefit or preference to any share of Class B Preferred Stock, except by extending such subdivision, combination, distribution, redemption, payment, benefit or preference equally to all shares of Class B Preferred Stock; PROVIDED, HOWEVER, that in the case of dividends or other distributions payable in shares of Common Stock, or options, warrants or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, the shares, options, warrants, rights to acquire shares or securities so convertible or exchangeable shall

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



be payable in shares of or options, warrants or rights to acquire shares of, or securities convertible into or exchangeable for, Common Stock in respect of Class B Preferred Stock.

      5. LIQUIDATION. In the event of (a) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or (b) unless agreed otherwise in writing by the Required Holders, a merger or consolidation of the Corporation (each, a "DISTRIBUTION EVENT"), distributions to the stockholders of the Corporation shall be made in the following manner. The holders of Class B Preferred Stock shall first be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other series of Preferred Stock, Common Stock or other capital stock of the Corporation by reason of their ownership of such stock, but pari passu with the holders of Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock in accordance with the relative liquidation preferences of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock, an amount per share equal to the greater of (i) the sum of (A) $4.00 PLUS (B) all accrued and unpaid dividends on the Class B Preferred Stock due under Section 4 (such sum being referred to as the "PREFERENTIAL AMOUNT") and (ii) the sum of
(A) the distribution to which the holder of such share of Class B Preferred Stock would have been entitled if such share had been converted into Common Stock pursuant to Section 6 immediately prior to the Distribution Event PLUS (B) all accrued and unpaid dividends on the Class B Preferred Stock due under
Section 4. If the assets and funds of the Corporation shall be insufficient to permit the payment of the full amount specified in the immediately preceding sentence to the holders of Class B Preferred Stock, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock in accordance with the relative liquidation preferences of the shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock held by each of them.

      6.    CONVERSION.

            (a) RIGHT OF CONVERSION OF CLASS B PREFERRED STOCK INTO COMMON STOCK. Each share of Class B Preferred Stock shall be convertible, at the option of the holder thereof at any time at the office of the Corporation or any transfer agent into the number of shares of the Common Stock of the Corporation obtained by dividing $4.00 by the then effective conversion price of the Class B Preferred Stock (as from time to time adjusted by this Section 6, the "CONVERSION PRICE"). The initial Conversion Price shall be $2.09424 per share; PROVIDED, HOWEVER, that in the event a Liquidity Event has not been consummated prior to May 1, 2002, the initial Conversion Price for each share of Class B Preferred Stock then outstanding shall be deemed to be $3.00 per share. All calculations under this Section 6 shall be made to the nearest one hundredth of a cent.

            (b) AUTOMATIC CONVERSION OF CLASS B PREFERRED STOCK INTO COMMON STOCK. Each share of Class B Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price at any time upon the closing of a Liquidity Event (to the extent such share of Class B Preferred Stock is not then redeemed under Section 7(b)).


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            (c) MECHANICS OF CONVERSION UNDER SECTIONS 6(A) AND 6(B). Before any
holder of Class B Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the Class B Preferred Stock certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; PROVIDED, HOWEVER, that in the event of an automatic conversion pursuant to Section 6(b), the outstanding shares of Class B Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and PROVIDED, FURTHER that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Class B Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost certificate, issue and deliver at such office to such holder of Class B Preferred Stock a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Class B Preferred Stock so converted; PROVIDED, HOWEVER, that in the event of a conversion prior to the Cash Payment Date, the Corporation shall issue fractional shares in lieu of the cash payments contemplated above except that the Corporation may pay cash for such fractional shares (a) to the extent permitted by its lending agreements and (b) as a result of a reverse stock split consummated for a legitimate business purpose (such as in preparation for an initial public offering) so long as the cash amount paid for such fractional shares is not material. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Preferred Stock to be converted, or in the case of automatic conversion immediately upon closing of the Liquidity Event, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            (d) INTENTIONALLY DELETED.

            (e) ADJUSTMENT OF CONVERSION PRICE DUE TO ISSUANCE OF ADDITIONAL SHARES. The Conversion Price shall be subject to adjustment as follows:

                  (1)   SPECIAL DEFINITIONS.

                  "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  "ORIGINAL ISSUE DATE" shall mean, with respect to any share of Class B Preferred Stock, the date on which such share of Class B Preferred Stock is issued by the Corporation.


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



                  "CONVERTIBLE SECURITIES" shall mean any indebtedness, shares or other securities convertible into or exchangeable for Common Stock.

                  "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of Common Stock issued (or, pursuant to Section 6(e)(5), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 6(e)(5), deemed to be issued) at any time:

                        (i) upon conversion of the Class B Preferred Stock authorized herein or upon exercise or exchange of the Purchase Warrants (as defined in the respective Purchase Agreements), Conversion Warrants (as defined in the respective Purchase Agreements), Contingent Warrants (as defined in the Weston Presidio Purchase Agreement), Warrants (as defined in the Subordinated Loan Agreement), and the other options and warrants set forth in Exhibit 4.3.1 to either Purchase Agreement;

                        (ii) as a stock dividend, stock split or similar distribution on the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock, Class D Preferred Stock or any other event for which adjustment is made pursuant to Section 6(e)(3);

                        (iii) pursuant to a stock option, stock bonus or other employee stock plan permitted by section 5.14 of the Weston Presidio Purchase Agreement and section 5.13 of the Paribas Purchase Agreement or approved by the Preferred Director at a meeting or by unanimous written consent of the Board of Directors or approved by the Required Holders, which approval shall specify the number of shares of Common Stock available for distribution under any such plan;

                        (iv) upon conversion of the Corporation's Class A Preferred Stock into Common Stock, conversion of the Class C Preferred Stock into Common Stock, or conversion of the Class D Preferred Stock into Common Stock;

                        (v) in connection with sales of Common Stock or other Future Shares to the holders of the Class B Preferred Stock pursuant to the exercise by such holders of their rights under section 10(a) or to the holders of Class C Preferred Stock pursuant to the exercise by such holders of their rights under Section 10(a) of Section D of this Article IV; or

                        (vi) by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing subsections of this Section 6(e)(1).

                  (2) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 6(e)(6)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue or (b) if prior to such issuance the Required Holders give a written waiver of such adjustment.

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                  (3) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL
      SHARES OF COMMON STOCK. In the event the Corporation shall issue
      Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(e)(5)) for a consideration per share less than the applicable Conversion Price of the Class B Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue (calculated to the nearest one hundredth of a cent), to a new Conversion Price obtained by dividing (a) an amount equal to the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then applicable Conversion Price and (ii) the consideration, if any, deemed received by the Corporation upon such issue by (b) the total number of shares of Common Stock deemed to be outstanding immediately after such issue; PROVIDED, HOWEVER, that, for purposes of any calculation under this
      Section 6(e)(3), all shares of Common Stock outstanding and issuable upon conversion of outstanding Options, Convertible Securities and the Class B Preferred Stock immediately prior to giving effect to such calculation shall be deemed to be outstanding. In no event will the Conversion Price be adjusted as the result of any issuance of any Additional Shares of Common Stock for any amount higher than the Conversion Price in effect immediately prior to such issuance.

                  (4) ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (5) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK - OPTIONS AND CONVERTIBLE SECURITIES. Except as provided in Section 6(e)(3) or Section 6(e)(4), in the event the Corporation at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED, HOWEVER, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(e)(6)) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the

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      date of, and immediately prior to, such issue, or such record date, as the case may be; and PROVIDED, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (i) no further adjustment in the applicable Conversion Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

                        (ii) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (iii) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall remain in effect upon and after such expiration, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or rights shall not be deemed issued for the purposes of any subsequent adjustment to the Conversion Price;

                        (iv) in the event of any changes in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

                        (v) no readjustment pursuant to subsections (ii) or (iv) above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (x) the applicable Conversion Price on the original adjustment date, or (y) the applicable Conversion Price that resulted from the issuance or deemed issuance of other Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                        (vi) in the event the Corporation amends the terms of any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on

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



      the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this Section 6(e)(5) shall apply.

                  (6) DETERMINATION OF CONSIDERATION. For purposes of this
      Section 6(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i)   CASH AND PROPERTY.  Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the aggregate amount of net cash proceeds received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections (A) and (B) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

                  (ii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(e)(5), relating to Options and Convertible Securities, shall be determined by dividing:

                        (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus, subject to Section 6(e)(5)(ii), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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                  (7) OTHER DILUTIVE EVENTS. In case any event shall occur as to which the other provisions of this Section 6(e) are not strictly applicable, but the failure to make any adjustment in the Conversion Price would not, in the reasonable judgment of a majority of the directors of the Corporation, fairly protect the conversion rights represented by the Class B Preferred Stock in accordance with the intention of this Section
      6, then, upon request of the Required Holders, the Board of Directors of the Corporation shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 6, necessary to preserve without dilution the conversion rights represented by the Class B Preferred Stock. Upon receipt of such opinion, the Corporation will promptly furnish a copy thereof to the holders of the Class B Preferred Stock and the Conversion Price shall be adjusted in accordance therewith to the extent recommended by such accountants. The fees and expenses of such accountants shall be paid by the Corporation; PROVIDED, HOWEVER, that if such accountants opine that the total adjustment per share of Class B Preferred Stock is less than 10% of the previous per share Conversion Price, such fees and expenses will be paid by the holders of the Class B Preferred Stock.

            (f) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of the Corporation (other than shares of Common Stock), securities of other entities, securities evidencing indebtedness issued by the Corporation or other entities, assets (including cash dividends) or options or rights, then, in each such case for the purpose of this Section 6, the holders of the Class B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of such Class B Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

            (g) SUBSEQUENT EVENTS. In the event of any recapitalization, consolidation or merger of the Corporation or its successor which does not require redemption of the Class B Preferred Stock pursuant to Section 7(b), the shares of Class B Preferred Stock shall be convertible into such shares or other interests as the Class B Preferred Stock would have been entitled if the Class B Preferred Stock had been converted into Common Stock immediately prior to such event.

            (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Class B Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) all such adjustments and readjustments previously made, (b) the Conversion Price at the time in effect, and (c) the number of shares of

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Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Class B Preferred Stock.

            (i) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Class B Preferred Stock shall be made without charge to the holders thereof for any issuance tax; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Class B Preferred Stock which is being converted to Common Stock.

      7.    REDEMPTION.

            (a) MANDATORY REDEMPTION. Except as set forth in Section 7(b), irrespective of any other redemptions or acquisitions of shares of the Class B Preferred Stock, the Corporation will redeem at a price equal to the Preferential Amount that number of shares of Class B Preferred Stock equal to 6.25% of the total number of issued and outstanding shares of Class B Preferred Stock as of the later of December 31, 2002 and the Cash Payment Date (or such lesser number as is then outstanding) on the last day of each March, June, September and December, commencing on the later of March 2003 or the first such date following the Cash Payment Date.

            (b) MANDATORY CONTINGENT REDEMPTION. Upon the earliest to occur of:

                  (1) the sale by the Corporation of all or a substantial portion of its assets,

                  (2) the merger of the Corporation with, or the consolidation of the Corporation into, any other corporation as a result of which the stockholders of the Corporation immediately prior to such merger or consolidation do not own stock having more than 50% of the outstanding voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the surviving corporation,

                  (3)   the dissolution or liquidation of the Corporation,

                  (4) Sarah Garvin shall cease for any reason to be Chairman of, and actively involved in the executive management of, the Corporation and a replacement satisfactory to the Required Holders shall not be in place within 180 days,

                  (5) more than 50% of the outstanding voting stock of the Corporation becomes owned by Persons other than (i) holders of Class B Preferred Stock or Class C Preferred Stock and their transferees and (ii) stockholders of record on the Original Issue Date (the foregoing events described in subsections
(1) through (5) shall constitute an "ORGANIC CHANGE"), or

                  (6)   a Remedy Event,

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      except in the case of a transaction described in subsections (1), (2), (5)
      or (6) above that constitutes a Liquidity Event consummated on the terms described in Section 4(b)(2), each holder of Class B Preferred Stock may require the Corporation, on the Cash Payment Date, to redeem all or any portion of the then outstanding shares of the Class B Preferred Stock of such holder, at the holder's option, at a price equal to the Preferential Amount, together with warrants in substantially the form of Exhibit 2.1A of the Purchase Agreements (the "CONVERSION WARRANTS") to purchase the number of shares of Common Stock into which the shares of Class B
      Preferred Stock so redeemed could at the time have been converted at a purchase price per share equal to the aggregate cash consideration received by the holder in connection with the redemption divided by such number of shares of Common Stock. The number of shares for which each Conversion Warrant shall be exercisable shall be reduced in proportion to the mandatory redemption of Class B Preferred Stock under Section 7(a).

            (c) NOTICE OF REDEMPTION; PRO RATA TREATMENT. Written notice of redemption of Class B Preferred Stock pursuant to Sections 7(a) and 7(b) shall be given not fewer than 30 days prior to the redemption date by first class mail, postage prepaid, to each holder of record of shares of the Class B Preferred Stock, at such holder's address on the books of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of the Class B Preferred Stock to be redeemed; (c) the Preferential Amount; (d) the place or places where certificates for such shares are to be surrendered for payment of the Preferential Amount; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Redemptions under Sections 7(a) and 7(b) shall be made pro rata among all holders of Class B Preferred Stock.

            (d) SPECIFIC PERFORMANCE. If any holder becomes obligated so to deliver any shares of Class B Preferred Stock to the Corporation upon any redemption under this Section 7 and fails to deliver the certificate therefor in accordance with these Articles of Incorporation, the Corporation may, at its option, in addition to all other remedies it may have, cancel on its books such certificate representing such shares to be redeemed.

      8. REMEDY EVENT. The term "REMEDY EVENT" shall mean the occurrence and continuance of any of the following events for a period exceeding 30 days (unless otherwise specified below) after written notice of the occurrence of such event has been furnished to the Corporation at its registered address:

            (a) The Corporation shall fail to make any payment in respect of dividends on or redemptions of any shares of Class B Preferred Stock as the same shall become due.

            (b) The Corporation shall fail to perform or observe any of the covenants, agreements or other provisions set forth in these Articles of Incorporation.

            (c) Any written representation or warranty of or with respect to the Corporation made in, or pursuant to the express requirements of, either Purchase Agreement shall prove to have

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



been false in any material respect on the date as of which it was made without reference to whether such representation or warranty was made with knowledge or without knowledge.

            (d) The Corporation or any of its Subsidiaries shall fail to make any required payment on any Indebtedness exceeding $100,000 in principal amount of (or guaranteed by) the Corporation or any of its Subsidiaries or with respect to any share of capital stock (whether because funds are not legally available therefor or otherwise), or the Corporation or any of its Subsidiaries shall fail to perform or observe any of the covenants or provisions required to be performed or observed by it pursuant to any senior lending agreement (as from time to time in effect), and (i) such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified or (ii) any security interest in or other lien on any property securing any such indebtedness shall be enforced, unless contested in good faith by the Corporation by appropriate proceedings or (iii) any such Indebtedness shall become due and payable prior to stated maturity.

            (e) The Corporation shall fail to keep reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Class B Preferred Stock, or shall fail to issue an amount of shares of Common Stock upon the conversion by the holders thereof of the Class B Preferred Stock.

            (f) An Organic Change shall occur.

            (g) The sum of Stockholders' Equity of the Corporation and its subsidiaries PLUS (to the extent not included in Stockholders' Equity) the Class B Preferred Stock and the Class C Preferred Stock, all determined in accordance with generally accepted accounting principles consistently applied, shall at any time be less than the amount equal to (i) $22,000,000 (being the Corporation's pro forma net worth on the Original Issue Date) MINUS (ii) 25% of the aggregate purchase price for the then outstanding Class B Preferred Stock and Class C Preferred Stock MINUS (iii) the amount, not exceeding $14,000,000 in the aggregate, by which Stockholders' Equity has been reduced after the Original Issue Date by the non-recurring write-off of intangible assets carried on the balance sheet of the Corporation or any of its Subsidiaries in connection with the acquisition of professional practices acquired by the Corporation and its Subsidiaries.

            (h) A final judgment which, in the aggregate with other outstanding final judgments against the Corporation or any of its Subsidiaries, exceeds $100,000 above insurance coverage shall be rendered against the Corporation or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or within 30 days after expiration of such stay such judgment shall not have been discharged.

            (i) The Corporation or any of its Subsidiaries or their Affiliates shall fail to perform or observe any other covenant, other agreement or provision to be performed or observed by it under either Purchase Agreement or any other Investor Agreement to which the Corporation is

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a party and such failure shall not be rectified or cured to the satisfaction of the Required Holders within 30 days after actual knowledge by an executive officer of the Corporation.

            (j) The Corporation or any of its subsidiaries owning at least 10% of the assets, or contributing over the past fiscal year at least 10% of the cash flow, of the Corporation and its subsidiaries on a consolidated basis, shall:

                  (1) commence a voluntary case under Title 11 of the United States as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case;

                  (2) have filed against it a petition commencing an involuntary case under such Title 11 and such petition is not dismissed within 30 days;

                  (3) seek relief as a debtor under any applicable law, other than such Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (4) have entered against it any nonappealable order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                  (5) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

      9.    CERTAIN COVENANTS.

            (a) SPECIAL RESTRICTIONS. At any time when shares of Class B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the consent of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not:

                  (1) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, unless the same ranks junior to the Class B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or increase the authorized amount of the Class B Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks

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      junior to the Class B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any instrument or security convertible into shares of Class B Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Class B Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise;

                  (2) amend, alter or repeal its Articles of Incorporation or By-laws in a manner that is adverse to the holders of Class B Preferred Stock in any respect or for which the holders of Class B Preferred Stock did not receive prior written notice;

                  (3) purchase or set aside any sums for the purchase of any shares of the Corporation's capital stock other than the Class B Preferred Stock, except for (i) the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation pursuant to the Stock Option Plan (as defined in the Weston Presidio Purchase Agreement), if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of any such former employee and the total purchase price does not exceed $100,000 plus any applicable life insurance payments for all such purchases from each such former employee and (ii) redemptions required by the warrants issued to the lenders under the Senior Loan Agreement (as defined in the Weston Presidio Purchase Agreement) or by the PCF Warrant Agreement or by the Charter (as defined in the respective Purchase Agreements) of the Corporation with respect to Class A Preferred Stock;

                  (4) redeem or otherwise acquire any shares of Class B Preferred Stock except as expressly authorized in Section 7 or pursuant to a purchase offer made pro rata to all holders of the shares of Class B Preferred Stock on the basis of the aggregate number of outstanding shares of Class B Preferred Stock then held by each such holder;

                  (5) consent to any liquidation, dissolution or winding up of the Corporation; or

                  (6) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets, except that the Corporation may, without the consent of the holders of at least a majority of the then outstanding shares of Class B Preferred Stock, effectuate a merger in which (i) the Corporation is the surviving corporation and (ii) the stockholders of the Corporation immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants).


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            (b) NO IMPAIRMENT. The Corporation will not, by amendment of its
Articles of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Articles of Incorporation by the Corporation, but will at all times in good faith assist in carrying out all the provisions of these Articles of Incorporation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Class B Preferred Stock against impairment.

            (c) RESERVATION OF SHARES. So long as any share of Class B Preferred Stock shall remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Class B Preferred Stock, the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Class B Preferred Stock. If the Corporation's Common Stock shall be listed on any national stock exchange, the Corporation at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Class B Preferred Stock (subject to issuance or notice of issuance to the exchange) and will similarly procure the listing of any further Common Stock reserved for issuance upon conversion of the Class B Preferred Stock at any subsequent time as a result of adjustments in the outstanding Common Stock or otherwise.

            (d) VALIDITY OF SHARES. The Corporation will from time to time take all such action as may be required to assure that all shares of Common Stock which may be issued upon conversion of any share of the Class B Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Corporation will from time to time take all such action as may be required to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the lowest quotient obtained by dividing the then current par value of the Class B Preferred Stock by the number of shares of Common Stock into which each share of Class B Preferred Stock can, from time to time, be converted.

            (e) NOTICE OF CERTAIN EVENTS. If at any time:

                  (1) the Corporation shall declare any dividend or distribution payable to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or any other rights;

                  (3) any recapitalization of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur; or

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                  (4) a voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall occur;

      then, in any one or more of such cases, the Corporation shall give the registered holders of the Class B Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

            (f) NO REISSUANCE OF PREFERRED STOCK. No shares of Class B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

      10.   PREEMPTIVE RIGHTS.

            (a) RIGHT OF FIRST OFFER. Until the closing under a Liquidity Event, the Corporation shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 10(g)) (collectively, the "FUTURE SHARES") to any Person (an "OFFEREE") without first providing each holder of Class B Preferred Stock the right to subscribe for its Proportionate Percentage of the Future Shares at a price and on such other terms which are at least as favorable as shall have been offered or are proposed to be offered by the Corporation to such Offeree and which shall have been specified by the Corporation in a notice delivered to each holder of Class B Preferred Stock (the "PROPOSAL"); PROVIDED, HOWEVER, that the holder of Class B Preferred Stock shall have the option to purchase Future Shares with cash, regardless of the method of purchase offered to such Offeree. The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Corporation to each holder of Class B Preferred Stock (the "FUTURE SHARES EXERCISE PERIOD"). The Proposal shall also certify that the Corporation has either (a) received a bona fide offer from a prospective purchaser, who shall be identified in such certification, and that the Corporation in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities to prospective purchasers, who shall be identified to the extent possible in such certification at the price and on the terms set forth in such certification.

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       "PROPORTIONATE PERCENTAGE" means, for any holder of Class B Preferred
Stock, the percentage of Future Shares covered by the Proposal equal to (i) the number of shares of Common Stock into which the shares of Class B Preferred Stock held by such holder would then be convertible divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal PLUS the aggregate number of shares of Common Stock into which all shares of Class B Preferred Stock would then be convertible.

            (b) NOTICE. Notice of the intention of each holder of Class B Preferred Stock to accept the Proposal made pursuant to Section 10(a) shall be evidenced by a writing signed by such holder and delivered to the Corporation prior to the end of the Future Shares Exercise Period (the "NOTICE OF PURCHASE") setting forth that portion of the Future Shares such holder elects to purchase (the "ACCEPTED SHARES").

            (c) FULL ACCEPTANCE. In the event that each holder of Class B Preferred Stock elects to purchase all of the shares offered to such holder in the Proposal, the Corporation shall sell to each such holder, pursuant to
Section 10(f), the number of Accepted Shares set forth in such holder's Notice of Purchase.

            (d) PARTIAL ACCEPTANCE. In the event that one or more holders of Class B Preferred Stock do not elect to purchase all of the shares offered to such holders in the Proposal, the Corporation shall sell to each such holder, pursuant to Section 10(f), the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Class B Preferred Stock may purchase pursuant to Section 10(f) any remaining shares offered in the Proposal not purchased by the other holders of Class B Preferred Stock pro rata based on the respective Proportionate Percentages of such holders wishing to purchase additional shares, or as they may otherwise agree.

            (e) NO FRACTIONAL SHARES. For the purpose of avoiding fractions as to Future Shares, the Corporation may adjust upward or downward by not more than one full share the number of Future Shares which any holder of Class B Preferred Stock would otherwise be entitled to purchase.

            (f) SALE OF SHARES. No later than 30 days after the expiration of the Future Shares Exercise Period, the Corporation shall deliver to each holder of Class B Preferred Stock who has submitted a Notice of Purchase to the Corporation a notice indicating the number of Future Shares which the Corporation shall sell to such holder pursuant to this Section 10 and the terms and conditions of such sale, which shall be in all respects (including unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Future Shares shall take place not later than 10 days after receipt of such notice.

      Any sale to an Offeree of Future Shares that were not selected for purchase by the holders of Class B Preferred Stock as provided above shall take place not later than 90 days after the expiration of the Future Shares Exercise Period. Such sale shall be upon terms and conditions in all respects

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



(including unit price and interest rates) which are no more favorable to such Offeree or less favorable to the Corporation than those set forth in the Proposal. Any refused Future Shares not purchased by the Offeree as contemplated by the Proposal within the 90-day period specified above shall remain subject to this Section 10.

            (g) EXCLUSION OF CERTAIN SHARES. Notwithstanding any contrary provision of this Section 10, Future Shares shall not include Additional Shares of Common Stock, Warrant Shares (as defined in the PCF Warrant Agreement), shares issued by the Corporation as consideration in acquisitions permitted by the Purchase Agreements, or shares issued in connection with a Liquidity Event.

      11. AMENDMENTS. The provisions of these terms of the Class B Preferred Stock contained in this Section C of Article IV may not be amended, modified or waived without the written consent or affirmative vote of the Required Holders; PROVIDED, HOWEVER, that (a) any amendment reducing or postponing the payment of dividends or redemptions or increasing the amount of the Conversion Price shall require the written consent or affirmative vote of holders of 90% of the then outstanding shares of Class B Preferred Stock, (b) any amendment adversely affecting the rights of holders of Class A Preferred Stock under Section 3 shall require the written consent or affirmative vote of holders of a majority of the then outstanding shares of Class A Preferred Stock, (c) any amendment adversely affecting the rights of holders of Class C Preferred Stock under Section 3 shall require the written consent or affirmative vote of the Required Holders (as defined in Section D of this Article IV), and (d) any amendment, modification or waiver adversely affecting the rights of an SBA Holder differently from the effects on the other holders of Class B Preferred Stock shall require the prior written consent of each SBA Holder.

      SECTION D.  CLASS C PREFERRED STOCK.

      1. DESIGNATION AND AMOUNT. The Corporation shall have authority to issue 3,000,000 shares of Class C Redeemable Convertible Preferred Stock (the "CLASS C PREFERRED STOCK"), subject to increase (but only as to shares of Preferred Stock authorized by these Articles of Incorporation with respect to which the powers, designations, preferences and rights shall not then have been previously designated) or decrease (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors.

      The Class C Preferred Stock has been issued pursuant to an Amended and Restated Securities Purchase Agreement dated as of June 26, 1998 among the Corporation (as successor in interest to PHC), Weston Presidio Capital II, L.P. and certain other investors (as in effect from time to time, the "WESTON PRESIDIO PURCHASE AGREEMENT"). A copy of the Weston Presidio Purchase Agreement will be provided to any registered holder of shares of capital stock of the Corporation following written request directed to the Secretary of the Corporation at its registered address. As set forth in the Weston Presidio Purchase Agreement, holders of Class C Preferred Stock are entitled to receive

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certain Contingent Warrants to purchase Common Stock in the event the
Corporation does not obtain increased senior debt financing by certain specified dates, the earliest of which is October 23, 1998.

      The relative powers, preferences and rights, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, granted to or imposed on the Class C Preferred Stock are set forth below:

      2. DEFINED TERMS. Certain capitalized terms are used in this Section D of
Article IV as specifically defined below in this Section 2. Except as the context otherwise explicitly requires, (a) the capitalized term "Section" refers to sections of this Section D of Article IV, (b) references to a particular
Section include all subsections thereof, (c) the word "including" shall be construed as "including without limitation", (d) accounting terms not otherwise defined herein have the meaning provided under generally accepted accounting principles, (e) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect and (f) references to a particular Person include such Person's successors and assigns to the extent not prohibited by these Articles of Incorporation and the Purchase Agreements.

      (1) "ACCEPTED SHARES" is defined in Section 10(b).

      (2) "ACCRUAL YEAR" means the 12-month period commencing on the Original Issue Date and each 12-month period thereafter.

      (3) "ADDITIONAL SHARES OF COMMON STOCK" is defined in Section 6(e)(1).

      (4) "AFFILIATE" is defined in Section 6(d)(1).

      (5) "BY-LAWS" means all written rules, regulations, procedures, by-laws and all other similar documents relating to the management, governance or internal regulation of a Person other than an individual, or interpretive of the Articles of Incorporation or other charter documents of such Person, each as from time to time amended or modified.

      (6) "CASH PAYMENT DATE" means the date after the consummation of a Liquidity Event when all Indebtedness under the Senior Debt Documents and the Subordinated Debt Documents has been paid in full in cash or redemption of the Class C Preferred Stock is otherwise permitted by the Senior Debt Documents and the Subordinated Debt Documents.

      (7) "CLASS A PREFERRED STOCK" means the Class A Preferred Stock, $0.01 par value, of the Corporation.

      (8) "CLASS B PREFERRED STOCK" means the Class B Redeemable Convertible Preferred Stock of the Corporation, $0.01 par value per share.

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      (9) "CLASS C PREFERRED STOCK" is defined in Section 1.

            (10) "CONVERSION PRICE" is defined in Section 6(a).

      (11) "CONVERSION WARRANTS" is defined in Section 7(b).

      (12) "CONVERTIBLE SECURITIES" is defined in Section 6(e)(1).

      (13) "DISTRIBUTION EVENT" is defined in Section 5.

      (14) "FUTURE SHARES" is defined in Section 10(a).

      (15) "FUTURE SHARES EXERCISE PERIOD" is defined in Section 10(a).

      (16) "INDEBTEDNESS" means (a) all debt for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, capitalized lease obligations, deferred purchase price of property (other than ordinary trade payables) or otherwise, whether direct or indirect; and (b) all liabilities secured by any Liens existing on property owned or acquired, whether or not the liability secured thereby shall have been assumed.

      (17) "INVESTOR AGREEMENTS" is defined in the Purchase Agreements, respectively.

      (18) "LIQUIDITY EVENT" means any of the following transactions so long as the aggregate net cash proceeds (or market value of freely tradable marketable securities with a market float reasonably satisfactory to the Required Holders) to the Corporation and its stockholders as a result of such transaction are at least $20,000,000:

            (i) an underwritten public offering of Common Stock registered under the federal Securities Act of 1933; or

            (ii) the sale of all or substantially all the assets or stock of the Corporation; or

            (iii) a merger or consolidation of the Corporation described in
Section 7(b)(2).

      (19) "LIQUIDITY SHARE PRICE" means, with respect to any Liquidity Event, the weighted average price per share paid for (or properly allocable to) Common Stock, $0.0025 par value, on a fully diluted basis (giving effect to the exercise of all outstanding options, warrants, conversion rights and rights to acquire shares). For purposes of these calculations, shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock (and any other shares of the Corporation's stock having a liquidation preference over the Common Stock) shall be deemed to have been converted into Common Stock immediately prior to such Liquidity Event.


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      (20) "NOTICE OF PURCHASE" is defined in Section 10(b).

      (21) "OFFEREE" is defined in Section 10(a).

      (22) "OPTIONS" is defined in Section 6(e)(1).

      (23) "ORGANIC CHANGE" is defined in Section 7(b).

      (24) "ORIGINAL ISSUE DATE" is defined in Section 6(e)(1).

      (25) "PARIBAS PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of October 31, 1997 between the Corporation (as successor in interest to PHC) and Paribas Principal Incorporated, as in effect from time to time.

      (26) "PCF WARRANT AGREEMENT" means the Warrant Agreement dated as of October 31, 1997 between the Corporation (as successor in interest to PHC) and Paribas Capital Funding LLC.

      (27) "PERSON" means an individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, business trust, limited liability company and any governmental department or agency or political subdivision.

      (28) "PREFERENTIAL AMOUNT" is defined in Section 5.

      (29) "PREFERRED DIRECTOR" is defined in Section 3(c).

      (30) "PREFERRED STOCK" is defined in Section 1.

      (31) "PROPORTIONATE PERCENTAGE" is defined in Section 10(a).

      (32) "PROPORTIONATE VOTING SHARE" means, with respect to a particular class of stock, a fraction (a) the numerator of which is the number of shares of Common Stock into which such class of stock may be converted and (b) the denominator of which is the aggregate number of shares of Common Stock on a fully diluted basis (giving effect to the exercise of all then exercisable conversion, purchase or exercise rights).

      (33) "PROPOSAL" is defined in Section 10(a).

      (34) "PURCHASE AGREEMENTS" means the Weston Presidio Purchase Agreement and the Paribas Purchase Agreement, collectively.

      (35) "REMEDY EVENT" is defined in Section 8.


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      (36) "REMEDY NOTICE" is defined in Section 3(b)(2).

      (37) "REQUIRED HOLDERS" means the holders of two-thirds of the outstanding Class C Preferred Stock.

      (38) "SBA HOLDER" means any holder of Class C Preferred Stock that is subject to the Small Business Investment Act of 1958, as amended, and the rules and regulations thereunder.

      (39) "SBA DIVIDEND" is defined in Section 4(b)(1).

      (40) "SBA DIVIDEND PAYMENT DATE" is defined in Section 4(b)(1).

      (41) "SECTION 4(B)(2) DIVIDEND" is defined in Section 4(b)(1).

      (42) "SENIOR DEBT DOCUMENTS" means the Credit Agreement dated as of October 31, 1997 among the Corporation (as successor in interest to PHC), the financial institutions party thereto from time to time and Banque Paribas, as Agent, as well as the other Credit Documents, as defined therein, in each case as amended (including by any amendment or restatement), supplemented, modified or extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding, or otherwise restructuring (including, without limitation, increasing the amount of the available borrowings thereunder), in whole or in part, the debt under the Credit Agreement, whether by the same or any other agent, lender or group of lenders.

      (43) "SUBORDINATED DEBT DOCUMENTS" means the Subordinated Loan Agreement, as well as the other Loan Documents, as defined therein, in each case as amended (including by any amendment or restatement), supplemented, modified or extended from time to time including each loan or credit agreement and other related agreements extending the maturity of, replacing, refinancing, refunding or otherwise restructuring (including, without limitation, increasing the available borrowings thereunder), in whole or in part, the debt under the Senior Subordinated Loan Agreement, whether by the same or any other lender or group of lenders.

      (44) "SUBORDINATED LOAN AGREEMENT" means the Senior Subordinated Loan Agreement dated as of October 31, 1997, among the Corporation (as successor in interest to PHC), PHC Holding Corporation, the lenders party thereto and Paribas Capital Funding LLC, as amended, supplemented or refinanced from time to time.

      (45) "COMMON STOCK" means the Common Stock, $0.0025 par value, of the Corporation.

      (46) "WESTON PRESIDIO PURCHASE AGREEMENT" is defined in Section 1.

      3.    VOTING RIGHTS.

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            (a) CLASS C PREFERRED STOCK VOTES PER SHARE; NOTICES. Except as
otherwise provided herein (including the election of Preferred Directors pursuant to Section 3(b)(1) and a majority of the members of the Corporation's Board of Directors pursuant to Section 3(b)(2)) or required by law, the holders of Class C Preferred Stock shall vote as a single class with the holders of Common Stock and shall have such votes in respect of each share of Class C Preferred Stock on any matter submitted to the holders of Common Stock as the number of shares of Common Stock into which shares of Class C Preferred Stock may then be converted. Record holders of Class C Preferred Stock shall be entitled to notice of any stockholders' meeting or solicitation of stockholders' consents in the manner provided in the Bylaws of the Corporation for general notices.

            (b)   PREFERRED DIRECTORS.

                  (1) REPRESENTATIVE DIRECTOR. In addition to the rights set forth in Section 3(b)(2), the holders of a majority of the shares of Class B Preferred Stock and Class C Preferred Stock, voting together as a single, separate class, shall be entitled to elect one director. Except as provided in Section 3(b)(2), the number of directors of the Corporation shall not exceed nine.

                  (2)   MAJORITY DIRECTORS.

                        (i) In the event that any Remedy Event shall occur,
            then, upon notice to the Corporation given by the holders of two-thirds of the outstanding Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, taken together as a single class (a "REMEDY NOTICE"), the number of directors shall be increased as provided in Section 3(b)(2)(ii) and the holders of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, voting together as a single, separate class, weighted among the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock according to their respective Proportionate Voting Shares, shall become entitled to elect a majority of the Board of Directors of the Corporation until any such Remedy Event shall have been rectified or cured to the written satisfaction of the holders of two-thirds of the outstanding Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock, taken together as a single class, whereupon such right of the holders of the Class C Preferred Stock to elect a majority of the Board of Directors of the Corporation (together with holders of Class A Preferred Stock, Class B Preferred Stock, and Class D Preferred Stock to the extent provided above) shall cease, and the maximum number of directors shall be reduced to the number in effect immediately prior to such Remedy Notice, subject to being again revived from time to time upon the reoccurrence of the conditions above described.


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                        (ii) Immediately upon receipt by the Corporation of a
            Remedy Notice pursuant to Section 3(b)(2)(i) above, the number of directors of the Corporation shall automatically be increased to the minimum number sufficient to permit the election of additional directors so that after such election a majority of directors will have been elected by the holders of the Class C Preferred Stock (together with holders of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock to the extent provided above). Upon such increase, the directors of the Corporation shall thereupon be divided into classes. One class shall consist of a number of directors equal to a majority of all the directors and shall be elected solely by the holders of Class C Preferred Stock (together with holders of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock to the extent provided above), voting separately as a single class, and the other class shall consist of the remaining directors and shall be elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of directors. Subject to Section 8, any director then in office who was elected pursuant to Section 3(b)(1) shall automatically become a member of the class of directors elected solely by the holders of Class C Preferred Stock (together with holders of Class A Preferred Stock, Class B Preferred Stock and Class D Preferred Stock to the extent provided above).

            (c) TENURE. Each Director elected by the holders of Class C Preferred Stock and Class B Preferred Stock pursuant to Section 3(b) (a "PREFERRED DIRECTOR") shall serve for a term of the lesser of (a) one year and until such Preferred Director's successor is elected and qualified, or (b) until the right to elect such Preferred Director ceases (at which time such Preferred Director will be deemed to be removed). So long as the holders of Class C Preferred Stock and Class B Preferred Stock are entitled to elect a Preferred Director, any vacancy in the position of a Preferred Director may be filled only by vote of the holders of a majority of the shares of Class C Preferred Stock and Class B Preferred Stock entitled to vote thereon (together with holders of Class A Preferred Stock to the extent provided above). A Preferred Director may, during such Preferred Director's term of office, be removed at any time, with or without cause, only by the affirmative vote of the holders of record of a majority of the outstanding shares of Class C Preferred Stock and Class B Preferred Stock (together with holders of Class A Preferred Stock to the extent provided above).

      4.    DIVIDENDS.

            (a) COMMON STOCK DIVIDENDS. No dividends of cash or other property (other than additional shares of Common Stock) shall be paid on the Common Stock unless the shares of Class C Preferred Stock at the time of payment of such dividend receive the same dividends that such shares would have received had they been converted into Common Stock immediately prior to the record date for such dividend.

            (b)   PREFERRED DIVIDENDS.


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                  (1) SBA HOLDERS DIVIDENDS. In addition to the dividends
      contemplated by Section 4(a), each SBA Holder holding shares of Class C Preferred Stock shall be entitled to receive cash dividends on each share of Class C Preferred Stock held by such SBA Holder, which dividends shall accrue daily and compound quarterly at a rate of 14% per annum on a deemed value of $4.00 per share of Class C Preferred Stock (the "SBA DIVIDEND"). The Corporation shall declare and pay the SBA Dividend on the last day of December, March, June and September of each year (each a "SBA DIVIDEND PAYMENT DATE"); PROVIDED, HOWEVER, that in the event the Corporation shall not declare and pay the SBA Dividend on any SBA Dividend Payment Date, each SBA Holder shall be entitled to receive the dividend set forth in
      Section 4(b)(2) (the "SECTION 4(B)(2) DIVIDEND") on the terms and conditions set forth in Section 4(b)(2), as if the Section 4(b)(2) Dividend had accrued, with respect to the shares of Class C Preferred Stock held by each SBA Holder, for the entire quarterly period ending on such SBA Dividend Payment Date, and each SBA Holder shall continue to be entitled to receive the Section 4(b)(2) Dividend until the Section 4(b)(2) Dividend has been paid in accordance with Section 4(b)(2). The rights to receive the Section 4(b)(2) Dividend as stated in the immediately preceding sentence shall be the sole and exclusive remedy of each SBA Holder with respect to the failure of the Corporation to pay any SBA Dividend on any SBA Dividend Payment Date.

                  (2) CLASS C PREFERRED STOCK. In addition to the dividends contemplated by Section 4(a), during each Accrual Year, each holder of Class C Preferred Stock (other than those shares of Class C Preferred Stock held by SBA Holders, except in the circumstances set forth in
      Section 4(b)(1)) shall be entitled to receive, when and as declared by the Board of Directors of the Corporation out of funds legally available therefor, an annual dividend payable on the last day of such Accrual Year with respect to each share of Class C Preferred Stock held by such holder in an amount equal to 20% of the sum of (a) $4 PLUS (b) the amount of all cumulated and unpaid dividends (if any) in respect of such share of Class C Preferred Stock, which dividend (i) shall be payable in preference and priority to any payment of any dividend with respect to the Common Stock,
      (ii) shall accrue daily (whether or not declared or funds are legally available therefor), and (iii) to the extent not paid, shall cumulate (and thereby compound) annually on the last day of each Accrual Year. Upon the consummation of a Liquidity Event, each holder of Class C Preferred Stock shall have the option of either (i) receiving all accrued and unpaid dividends (if any) payable to such Investor pursuant to this Section 4(b)(2), in which case any Purchase Warrants (as defined in the Weston Presidio Purchase Agreement) issued to such Investor at the Fourth Closing or the Fifth Closing (as such terms are defined in the Weston Presidio Purchase Agreement) shall be cancelled, or (ii) waiving all accrued and unpaid dividends (if any) payable to such Investor pursuant to this
      Section 4(b)(2), in which case any Purchase Warrants issued to such Investor at such Closings shall become exercisable pursuant to the terms thereof.


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All amounts in Section 4(b) shall be appropriately adjusted for any stock dividends, stock splits, recapitalizations or other similar changes in the outstanding shares of Common Stock after the Original Issue Date.

            (c) GENERAL. The Corporation shall not subdivide or combine any share of Class C Preferred Stock, or pay any dividend or make any other distribution on any share of Class C Preferred Stock, or redeem any share of Class C Preferred Stock, or accord any other similar payment, benefit or preference to any share of Class C Preferred Stock, except by extending such subdivision, combination, distribution, redemption, payment, benefit or preference equally to all shares of Class C Preferred Stock; PROVIDED, HOWEVER, that in the case of dividends or other distributions payable in shares of Common Stock, or options, warrants or rights to acquire shares of Common Stock, or securities convertible into or exchangeable for shares of Common Stock, the shares, options, warrants, rights to acquire shares or securities so convertible or exchangeable shall be payable in shares of or options, warrants or rights to acquire shares of, or securities convertible into or exchangeable for, Common Stock in respect of Class C Preferred Stock.

      5. LIQUIDATION. In the event of (a) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, or (b) unless agreed otherwise in writing by the Required Holders, a merger or consolidation of the Corporation (each, a "DISTRIBUTION EVENT"), distributions to the stockholders of the Corporation shall be made in the following manner. The holders of Class C Preferred Stock shall first be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of any other series of Preferred Stock, Common Stock or other capital stock of the Corporation by reason of their ownership of such stock, but pari passu with the holders of Class A Preferred Stock, the Class B Preferred Stock and the Class D Preferred Stock in accordance with the relative liquidation preferences of the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and the Class D Preferred Stock, an amount per share equal to the greater of (i) the sum of (A) $4.00 PLUS (B) all accrued and unpaid dividends on the Class C Preferred Stock due under Section 4 (such sum being referred to as the "PREFERENTIAL AMOUNT") and (ii) the sum of (A) the distribution to which the holder of such share of Class C Preferred Stock would have been entitled if such share had been converted into Common Stock pursuant to Section 6 immediately prior to the Distribution Event PLUS (B) all accrued and unpaid dividends on the Class C Preferred Stock due under Section 4. If the assets and funds of the Corporation shall be insufficient to permit the payment of the full amount specified in the immediately preceding sentence to the holders of Class C Preferred Stock, then the entire assets of the Corporation legally available for distribution shall be distributed ratably among the holders of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class D Preferred Stock in accordance with the relative liquidation preferences of the shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Class A Preferred Stock held by each of them.


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



      6.    CONVERSION.

            (a) RIGHT OF CONVERSION OF CLASS C PREFERRED STOCK INTO COMMON STOCK. Each share of Class C Preferred Stock shall be convertible, at the option of the holder thereof at any time at the office of the Corporation or any transfer agent into the number of shares of the Common Stock of the Corporation obtained by dividing $4.00 by the then effective conversion price of the Class C Preferred Stock (as from time to time adjusted by this Section 6, the "CONVERSION PRICE"). The initial Conversion Price shall be $2.09424 per share; PROVIDED, HOWEVER, that in the event a Liquidity Event has not been consummated prior to May 1, 2002, the initial Conversion Price for each share of Class C Preferred Stock then outstanding shall be deemed to be $3.00 per share. All calculations under this Section 6 shall be made to the nearest one hundredth of a cent.

            (b) AUTOMATIC CONVERSION OF CLASS C PREFERRED STOCK INTO COMMON STOCK. Each share of Class C Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Price at any time upon the closing of a Liquidity Event (to the extent such share of Class C Preferred Stock is not then redeemed under Section (b)).

            (c) MECHANICS OF CONVERSION UNDER SECTIONS 6(A) AND 6(B). Before any holder of Class C Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive certificates therefor, such holder shall surrender the Class C Preferred Stock certificates, duly endorsed, at the office of the Corporation or of any transfer agent for the Class C Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; PROVIDED, HOWEVER, that in the event of an automatic conversion pursuant to Section 6(b), the outstanding shares of Class C Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and PROVIDED, FURTHER that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Class C Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or execution of such agreement in the case of a lost certificate, issue and deliver at such office to such holder of Class C Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock plus all accrued and unpaid dividends on such holder's Class C Preferred Stock so converted; PROVIDED, HOWEVER, that in the event of a conversion prior to the Cash Payment Date, the Corporation shall issue fractional shares in lieu of the cash payments contemplated above except that the Corporation may pay cash for such fractional shares (a) to the extent permitted by its lending agreements and (b) as a result of a reverse stock split consummated for a legitimate business purpose (such as in preparation for an initial public offering) so long as the cash amount paid for such

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



fractional shares is not material. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class C Preferred Stock to be converted, or in the case of automatic conversion immediately upon closing of the Liquidity Event, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            (d) INTENTIONALLY DELETED.

            (e) ADJUSTMENT OF CONVERSION PRICE DUE TO ISSUANCE OF ADDITIONAL SHARES. The Conversion Price shall be subject to adjustment as follows:

                  (1)   SPECIAL DEFINITIONS.

                  "OPTIONS" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                  "ORIGINAL ISSUE DATE" shall mean, with respect to any share of
            Class C Preferred Stock, the date on which such share of Class C Preferred Stock is issued by the Corporation .

                  "CONVERTIBLE SECURITIES" shall mean any indebtedness, shares or other securities convertible into or exchangeable for Common
            Stock.

                  "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares of
            Common Stock issued (or, pursuant to Section 6(e)(5), deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable (or, pursuant to Section 6(e)(5), deemed to be issued) at any time:

                        (i) upon conversion of the Class C Preferred Stock
                  authorized herein or upon exercise or conversion of the Purchase Warrants (as defined in the respective Purchase Agreements), Conversion Warrants (as defined in the respective Purchase Agreements), Contingent Warrants (as defined in the Weston Presidio Purchase Agreement), Warrants (as defined in the Subordinated Loan Agreement), and the other options and warrants set forth in Exhibit 4.3.1 to either Purchase Agreement;

                        (ii) as a stock dividend, stock split or similar
                  distribution on the Class A Preferred Stock , Class B Preferred Stock, Class C Preferred Stock or Class D Preferred Stock or any other event for which adjustment is made pursuant to Section 6(e)(3);


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



                        (iii) pursuant to a stock option, stock bonus or other
                  employee stock plan permitted by section 5.14 of the Weston Presidio Purchase Agreement and section 5.13 of the Paribas Purchase Agreement or approved by the Preferred Director at a meeting or by unanimous written consent of the Board of Directors or approved by the Required Holders, which approval shall specify the number of shares of Common Stock available for distribution under any such plan;

                        (iv) upon conversion of the Corporation's Class A
                  Preferred Stock into Common Stock, conversion of the Corporation's Class B Preferred Stock into Common Stock, or conversion of the Class D Preferred Stock into Common Stock;

                        (v) in connection with sales of Common Stock or other
                  Future Shares to the holders of the Class C Preferred Stock pursuant to the exercise by such holders of their rights under section 10(a) or to the holders of Class B Preferred Stock pursuant to the exercise by such holders of their rights under
                  Section 10(a) of Section C of this Article IV; or

                        (vi) by way of dividend or other distribution on shares
                  of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing subsections of this
                  Section 6(e)(1).

                  (2) NO ADJUSTMENT OF CONVERSION PRICE. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock (a) unless the consideration per share (determined pursuant to Section 6(e)(6)) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue or (b) if prior to such issuance the Required Holders give a written waiver of such adjustment.

                  (3) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. (i) Except as otherwise indicated in Section 6(e)(3)(ii), in the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(e)(5)) for a consideration per share less than the applicable Conversion Price of the Class C Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue (calculated to the nearest one hundredth of a cent), to a new Conversion Price obtained by dividing (A) an amount equal to the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issue multiplied by the then applicable Conversion Price and (y) the consideration, if any, deemed received by the Corporation upon such issue by (B) the total number of shares of Common Stock deemed to be outstanding immediately after such issue; PROVIDED, HOWEVER, that, for

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      purposes of any calculation under this Section 6(e)(3)(i), all shares of
      Common Stock outstanding and issuable upon conversion of outstanding Options, Convertible Securities, Class B Preferred Stock and Class C Preferred Stock immediately prior to giving effect to such calculation shall be deemed to be outstanding.

                        (ii) Notwithstanding Section 6(e)(3)(i), in the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 6(e)(5)) in a transaction or series of related transactions in which the consideration actually received or deemed received hereunder by the Corporation is at least $5,000,000 (determined without aggregating the consideration received by the Corporation in connection with contemporaneuous acquisitions of unrelated parties) for a consideration per share less than the applicable Conversion Price of the Series C Preferred Stock in effect on the date of and immediately prior to such issue, then and in such event, the applicable Conversion Price shall be reduced, concurrently with such issue (calculated to the nearest one hundredth of a cent), to a new Conversion Price equal to such consideration per share.

                        (iii) In no event will the Conversion Price be adjusted pursuant to Section 6(e)(3)(i) or Section 6(e)(3)(ii) as the result of any issuance of Additional Shares of Common Stock for any amount higher than the Conversion Price in effect immediately prior to such issuance.

                  (4) ADJUSTMENTS FOR SUBDIVISIONS, STOCK DIVIDENDS, COMBINATIONS OR CONSOLIDATION OF COMMON STOCK. In the event the outstanding shares of Common Stock shall be increased by way of stock issued as a dividend for no consideration or subdivided (by stock split or otherwise) into a greater number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such increase or subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the respective Conversion Prices then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                  (5) DEEMED ISSUE OF ADDITIONAL SHARES OF COMMON STOCK - OPTIONS AND CONVERTIBLE SECURITIES. Except as provided in Section 6(e)(3) or Section 6(e)(4), in the event the Corporation at any time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such

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



      a record date shall have been fixed, as of the close of business on such record date; PROVIDED, HOWEVER, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 6(e)(6)) of such Additional Shares of Common Stock would be less than the applicable Conversion Price in effect on the date of, and immediately prior to, such issue, or such record date, as the case may be; and PROVIDED, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                        (i) no further adjustment in the applicable Conversion
            Price shall be made upon the subsequent issue of shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities or upon the subsequent issue of such Convertible Securities or Options;

                        (ii) if such Options or Convertible Securities by their
            terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, or any increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase becoming effective, be recomputed to reflect such increase insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

                        (iii) upon the expiration of any such Options or any
            rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the applicable Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon shall remain in effect upon and after such expiration, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option or rights shall not be deemed issued for the purposes of any subsequent adjustment to the Conversion Price;

                        (iv) in the event of any changes in the number of shares
            of Common Stock issuable upon the exercise, conversion or exchange of such Options or Convertible Securities, including a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall be readjusted to the Conversion Price that would have been in effect if the adjustment which was made upon the issuance of such Options or Convertible Securities had been made upon the basis of such change;

                        (v) no readjustment pursuant to subsections (ii) or (iv)
            above shall have the effect of increasing the applicable Conversion Price to an amount which exceeds the lower of (x) the applicable Conversion Price on the original adjustment

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



            date, or (y) the applicable Conversion Price that resulted from the issuance or deemed issuance of other Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                        (vi) in the event the Corporation amends the terms of
            any Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this
            Section 6(e)(5) shall apply.

                  (6) DETERMINATION OF CONSIDERATION. For purposes of this
      Section 6(e), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                  (i)   CASH AND PROPERTY.  Such consideration shall:

                        (A) insofar as it consists of cash, be computed at the
                  aggregate amount of net cash proceeds received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                        (B) insofar as it consists of property other than cash,
                  be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

                        (C) in the event Additional Shares of Common Stock are
                  issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections (A) and (B) above, which is allocated to the Additional Shares of Common Stock as determined in good faith by the Board of Directors.

                  (ii) OPTIONS AND CONVERTIBLE SECURITIES. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 6(e)(5), relating to Options and Convertible Securities, shall be determined by dividing

                        (A) the total amount, if any, received or receivable by
                  the Corporation as consideration for the issue of such Options or Convertible Securities, plus, subject to Section 6(e)(5)(ii), the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment

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                  of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                        (B) the maximum number of shares of Common Stock (as set
                  forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                  (7) OTHER DILUTIVE EVENTS. In case any event shall occur as to which the other provisions of this Section 6(e) are not strictly applicable, but the failure to make any adjustment in the Conversion Price would not, in the reasonable judgment of a majority of the directors of the Corporation, fairly protect the conversion rights represented by the Class C Preferred Stock in accordance with the intention of this Section 6, then, upon request of the Required Holders, the Board of Directors of the Corporation shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation) to give their opinion as to the adjustment, if any, on a basis consistent with the intention of this Section 6, necessary to preserve without dilution the conversion rights represented by the Class C Preferred Stock. Upon receipt of such opinion, the Corporation will promptly furnish a copy thereof to the holders of the Class C Preferred Stock and the Conversion Price shall be adjusted in accordance therewith to the extent recommended by such accountants. The fees and expenses of such accountants shall be paid by the Corporation; PROVIDED, HOWEVER, that if such accountants opine that the total adjustment per share of Class C Preferred Stock is less than 10% of the previous per share Conversion Price, such fees and expenses will be paid by the holders of the Class C Preferred Stock.

            (f) OTHER DISTRIBUTIONS. In the event the Corporation shall declare a distribution payable in securities of the Corporation (other than shares of Common Stock), securities of other entities, securities evidencing indebtedness issued by the Corporation or other entities, assets (including cash dividends) or options or rights, then, in each such case for the purpose of this Section 6, the holders of the Class C Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of such Class C Preferred Stock were convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

            (g) SUBSEQUENT EVENTS. In the event of any recapitalization, consolidation or merger of the Corporation or its successor which does not require redemption of the Class C Preferred Stock pursuant to Section 7(b), the shares of Class C Preferred Stock shall be convertible into such shares

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or other interests as the Class C Preferred Stock would have been entitled if the Class C Preferred Stock had been converted into Common Stock immediately prior to such event.

            (h) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 6, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Class C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based. The Corporation shall, upon the written request at any time of any holder of Class C Preferred Stock, furnish or cause to be furnished to such holder a certificate setting forth (a) all such adjustments and readjustments previously made, (b) the Conversion Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at such time would be received upon the conversion of Class C Preferred Stock.

            (i) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Class C Preferred Stock shall be made without charge to the holders thereof for any issuance tax; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the name of the holder of the Class C Preferred Stock which is being converted to Common Stock.

      7.    REDEMPTION.

            (a) MANDATORY REDEMPTION. Except as set forth in Section 7(b), irrespective of any other redemptions or acquisitions of shares of the Class C Preferred Stock, the Corporation will redeem at a price equal to the Preferential Amount that number of shares of Class C Preferred Stock equal to 6.25% of the total number of issued and outstanding shares of Class C Preferred Stock as of the later of December 31, 2002 and the Cash Payment Date (or such lesser number as is then outstanding) on the last day of each March, June, September and December, commencing on the later of March 2003 or the first such date following the Cash Payment Date.

            (b) MANDATORY CONTINGENT REDEMPTION. Upon the earliest to occur of:

                  (1) the sale by the Corporation of all or a substantial portion of its assets,

                  (2) the merger of the Corporation with, or the consolidation of the Corporation into, any other corporation as a result of which the stockholders of the Corporation immediately prior to such merger or consolidation do not own stock having more than 50% of the outstanding voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the surviving corporation,

                  (3)   the dissolution or liquidation of the Corporation,

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                  (4) Sarah Garvin shall cease for any reason to be Chairman of, and actively involved in the executive management of, the Corporation and a replacement satisfactory to the Required Holders shall not be in place within 180 days,

                  (5) more than 50% of the outstanding voting stock of the Corporation becomes owned by Persons other than (i) holders of Class B Preferred Stock or Class C Preferred Stock and their transferees and (ii) stockholders of record on the Original Issue Date (the foregoing events described in subsections (1) through (5) shall constitute an "ORGANIC CHANGE"), or

                  (6)   a Remedy Event,

      except in the case of a transaction described in subsections (1), (2), (5) or (6) above that constitutes a Liquidity Event consummated on the terms described in Section 4(b)(2), each holder of Class C Preferred Stock may require the Corporation, on the Cash Payment Date, to redeem all or any portion of the then outstanding shares of the Class C Preferred Stock of such holder, at the holder's option, at a price equal to the Preferential Amount, together with warrants in substantially the form of Exhibit 2.1B to the Weston Presidio Purchase Agreement (the "CONVERSION WARRANTS") to purchase the number of shares of Common Stock into which the shares of Class C Preferred Stock so redeemed could at the time have been converted at a purchase price per share equal to the aggregate cash consideration received by the holder in connection with the redemption divided by such number of shares of Common Stock. The number of shares for which each Conversion Warrant shall be exercisable shall be reduced in proportion to the mandatory redemption of Class C Preferred Stock under Section 7(a).

            (c) NOTICE OF REDEMPTION; PRO RATA TREATMENT. Written notice of redemption of Class C Preferred Stock pursuant to Sections 7(a) and 7(b) shall be given not fewer than 30 days prior to the redemption date by first class mail, postage prepaid, to each holder of record of shares of the Class C Preferred Stock, at such holder's address on the books of the Corporation. Each such notice shall state: (a) the redemption date; (b) the number of shares of the Class C Preferred Stock to be redeemed; (c) the Preferential Amount; (d) the place or places where certificates for such shares are to be surrendered for payment of the Preferential Amount; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date. Redemptions under Sections 7(a) and 7(b) shall be made pro rata among all holders of Class C Preferred Stock.

            (d) SPECIFIC PERFORMANCE. If any holder becomes obligated so to deliver any shares of Class C Preferred Stock to the Corporation upon any redemption under this Section 7 and fails to deliver the certificate therefor in accordance with these Articles of Incorporation, the Corporation may, at its option, in addition to all other remedies it may have, cancel on its books such certificate representing such shares to be redeemed.


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      8. REMEDY EVENT. The term "REMEDY EVENT" shall mean the occurrence and continuance of any of the following events for a period exceeding 30 days (unless otherwise specified below) after written notice of the occurrence of such event has been furnished to the Corporation at its registered address:

            (a) The Corporation shall fail to make any payment in respect of dividends on or redemptions of any shares of Class C Preferred Stock as the same shall become due.

            (b) The Corporation shall fail to perform or observe any of the covenants, agreements or other provisions set forth in these Articles of Incorporation.

            (c) Any written representation or warranty of or with respect to the Corporation made in, or pursuant to the express requirements of, the Purchase Agreement shall prove to have been false in any material respect on the date as of which it was made without reference to whether such representation or warranty was made with knowledge or without knowledge.

            (d) The Corporation or any of its Subsidiaries shall fail to make any required payment on any Indebtedness exceeding $100,000 in principal amount of (or guaranteed by) the Corporation or any of its Subsidiaries or with respect to any share of capital stock (whether because funds are not legally available therefor or otherwise), or the Corporation or any of its Subsidiaries shall fail to perform or observe any of the covenants or provisions required to be performed or observed by it pursuant to any senior lending agreement (as from time to time in effect), and (i) such failure shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified or (ii) any security interest in or other lien on any property securing any such indebtedness shall be enforced, unless contested in good faith by the Corporation by appropriate proceedings or (iii) any such Indebtedness shall become due and payable prior to stated maturity.

            (e) The Corporation shall fail to keep reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Class C Preferred Stock, or shall fail to issue an amount of shares of Common Stock upon the conversion by the holders thereof of the Class C Preferred Stock.

            (f) An Organic Change shall occur.

            (g) The sum of Stockholders' Equity of the Corporation and its subsidiaries PLUS (to the extent not included in Stockholders' Equity) the Class B Preferred Stock and the Class C Preferred Stock, all determined in accordance with generally accepted accounting principles consistently applied, shall at any time be less than the amount equal to (i) $22,000,000 (being the Corporation's pro forma net worth on the Original Issue Date (as defined in Section C of this Article IV)) MINUS (ii) 25% of the aggregate purchase price for the then outstanding Class B Preferred Stock and Class C Preferred Stock MINUS (iii) the amount, not exceeding $14,000,000 in the aggregate, by

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which Stockholders' Equity has been reduced after such Original Issue Date by the non-recurring write-off of intangible assets carried on the balance sheet of the Corporation or any of its Subsidiaries in connection with the acquisition of professional practices acquired by the Corporation and its Subsidiaries.

            (h) A final judgment which, in the aggregate with other outstanding final judgments against the Corporation or any of its Subsidiaries, exceeds $100,000 above insurance coverage shall be rendered against the Corporation or any of its Subsidiaries and, within 30 days after entry thereof, such judgment shall not have been discharged or stayed pending appeal, or within 30 days after expiration of such stay such judgment shall not have been discharged.

            (i) The Corporation or any of its Subsidiaries or their Affiliates shall fail to perform or observe any other covenant, other agreement or provision to be performed or observed by it under either Purchase Agreement or any other Investor Agreement to which the Corporation is a party and such failure shall not be rectified or cured to the satisfaction of the Required Holders within 30 days after actual knowledge by an executive officer of the Corporation.

            (j) The Corporation or any of its subsidiaries owning at least 10% of the assets, or contributing over the past fiscal year at least 10% of the cash flow, of the Corporation and its subsidiaries on a consolidated basis, shall:

                  (1) commence a voluntary case under Title 11 of the United States as from time to time in effect, or authorize, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case;

                  (2) have filed against it a petition commencing an involuntary case under such Title 11 and such petition is not dismissed within 30 days;

                  (3) seek relief as a debtor under any applicable law, other than such Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (4) have entered against it any nonappealable order by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or

                  (5) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.


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      9.    CERTAIN COVENANTS.

            (a) SPECIAL RESTRICTIONS. At any time when shares of Class C Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Articles of Incorporation, and in addition to any other vote required by law or the Articles of Incorporation, without the consent of the Required Holders, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, the Corporation will not:

                  (1) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof, unless the same ranks junior to the Class C Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation or increase the authorized amount of the Class C Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Class C Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any instrument or security convertible into shares of Class C Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Class C Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise;

                  (2) amend, alter or repeal its Articles of Incorporation or By-laws in a manner that is adverse to the holders of Class C Preferred Stock in any respect or for which the holders of Class C Preferred Stock did not receive prior written notice;

                  (3) purchase or set aside any sums for the purchase of any shares of the Corporation's capital stock other than the Class C Preferred Stock, except for (i) the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation pursuant to the Stock Option Plan (as defined in the Weston Presidio Purchase Agreement), if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of any such former employee and the total purchase price does not exceed $100,000 plus any applicable life insurance payments for all such purchases from each such former employee and (ii) redemptions required by the warrants issued to the lenders under the Senior Loan Agreement (as defined in the Weston Presidio Purchase Agreement) or by the PCF Warrant Agreement or by the Charter (as defined in the respective Purchase Agreements) of the Corporation with respect to Class A Preferred Stock;

                  (4) redeem or otherwise acquire any shares of Class C Preferred Stock except as expressly authorized in Section 7 or pursuant to a purchase offer made pro rata to

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      all holders of the shares of Class C Preferred Stock on the basis of the aggregate number of outstanding shares of Class C Preferred Stock then held by each such holder;

                  (5) consent to any liquidation, dissolution or winding up of the Corporation; or

                  (6) consolidate or merge into or with any other entity or entities or sell or transfer all or substantially all its assets, except that the Corporation may, without the consent of the holders of at least a majority of the then outstanding shares of Class C Preferred Stock, effectuate a merger in which (i) the Corporation is the surviving corporation and (ii) the stockholders of the Corporation immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants).

            (b) NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of all or a substantial portion of its assets, consolidation, merger, dissolution, issue or sale of securities, closing or transfer books or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under these Articles of Incorporation by the Corporation, but will at all times in good faith assist in carrying out all the provisions of these Articles of Incorporation and in taking all such action as may be necessary or appropriate in order to protect the conversion and other rights of the holders of Class C Preferred Stock against impairment.

            (c) RESERVATION OF SHARES. So long as any share of Class C Preferred Stock shall remain outstanding, the Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized capital stock, for the purpose of issuance upon conversion of the Class C Preferred Stock the full number of shares of Common Stock then issuable upon exercise of all outstanding shares of Class C Preferred Stock. If the Corporation's Common Stock shall be listed on any national stock exchange, the Corporation at its expense shall include in its listing application all of the shares of Common Stock reserved for issuance upon conversion of the Class C Preferred Stock (subject to issuance or notice of issuance to the exchange) and will similarly procure the listing of any further Common Stock reserved for issuance upon conversion of the Class C Preferred Stock at any subsequent time as a result of adjustments in the outstanding Common Stock or otherwise.

            (d) VALIDITY OF SHARES. The Corporation will from time to time take all such action as may be required to assure that all shares of Common Stock which may be issued upon conversion of any share of the Class C Preferred Stock will, upon issuance, be legally and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof. Without limiting the generality of the foregoing, the Corporation will from time to time take all such action as may be required to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than the lowest quotient obtained by dividing the then current par value of

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the Class C Preferred Stock by the number of shares of Common Stock into which each share of Class C Preferred Stock can, from time to time, be converted.

            (e) NOTICE OF CERTAIN EVENTS. If at any time:

                  (1) the Corporation shall declare any dividend or distribution payable to the holders of its Common Stock;

                  (2) the Corporation shall offer for subscription pro rata to the holders of Common Stock any additional shares of stock of any class or any other rights;

                  (3) any recapitalization of the Corporation, or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or business organization shall occur; or

                  (4) a voluntary or involuntary dissolution, liquidation or winding up of the Corporation shall occur;

      then, in any one or more of such cases, the Corporation shall give the registered holders of the Class C Preferred Stock written notice, by registered mail, of the date on which a record shall be taken for such dividend, distribution or subscription rights or for determining stockholders entitled to vote upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up and of the date when any such transaction shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such recapitalization, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the record date with respect thereto.

            (f) NO REISSUANCE OF PREFERRED STOCK. No shares of Class C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

      10.   PREEMPTIVE RIGHTS.

            (a) RIGHT OF FIRST OFFER. Until the closing under a Liquidity Event, the Corporation shall not issue or sell any Common Stock (including securities convertible into, or options, warrants or other rights to purchase Common Stock, but excluding the shares described in Section 10(g))

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(collectively, the "FUTURE SHARES") to any Person (an "OFFEREE") without first providing each holder of Class C Preferred Stock the right to subscribe for its Proportionate Percentage of the Future Shares at a price and on such other terms which are at least as favorable as shall have been offered or are proposed to be offered by the Corporation to such Offeree and which shall have been specified by the Corporation in a notice delivered to each holder of Class C Preferred Stock (the "PROPOSAL"); PROVIDED, HOWEVER, that the holder of Class C Preferred Stock shall have the option to purchase Future Shares with cash, regardless of the method of purchase offered to such Offeree. The Proposal by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Corporation to each holder of Class C Preferred Stock (the "FUTURE SHARES EXERCISE PERIOD"). The Proposal shall also certify that the Corporation has either (a) received a bona fide offer from a prospective purchaser, who shall be identified in such certification, and that the Corporation in good faith believes a binding agreement of sale is obtainable for consideration having a fair market, cash equivalent or present value set forth in such certification; or (b) intends in good faith to make an offering of its securities to prospective purchasers, who shall be identified to the extent possible in such certification at the price and on the terms set forth in such certification.

       "PROPORTIONATE PERCENTAGE" means, for any holder of Class C Preferred Stock, the percentage of Future Shares covered by the Proposal equal to (i) the number of shares of Common Stock into which the shares of Class C Preferred Stock held by such holder would then be convertible divided by (ii) the total number of shares of Common Stock outstanding at the time of delivery of the Proposal PLUS the aggregate number of shares of Common Stock into which all shares of Class C Preferred Stock would then be convertible.

            (b) NOTICE. Notice of the intention of each holder of Class C Preferred Stock to accept the Proposal made pursuant to Section 10(a) shall be evidenced by a writing signed by such holder and delivered to the Corporation prior to the end of the Future Shares Exercise Period (the "NOTICE OF PURCHASE") setting forth that portion of the Future Shares such holder elects to purchase (the "ACCEPTED SHARES").

            (c) FULL ACCEPTANCE. In the event that each holder of Class C Preferred Stock elects to purchase all of the shares offered to such holder in the Proposal, the Corporation shall sell to each such holder, pursuant to
Section 10(f), the number of Accepted Shares set forth in such holder's Notice of Purchase.

            (d) PARTIAL ACCEPTANCE. In the event that one or more holders of Class C Preferred Stock do not elect to purchase all of the shares offered to such holders in the Proposal, the Corporation shall sell to each such holder, pursuant to Section 10(f), the number of Accepted Shares, if any, set forth in such holder's Notice of Purchase. Holders of Class C Preferred Stock may purchase pursuant to Section 10(f) any remaining shares offered in the Proposal not purchased by the other holders of Class C Preferred Stock pro rata based on the respective Proportionate Percentages of such holders wishing to purchase additional shares, or as they may otherwise agree.


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            (e) NO FRACTIONAL SHARES. For the purpose of avoiding fractions as to Future Shares, the Corporation may adjust upward or downward by not more than one full share the number of Future Shares which any holder of Class C Preferred Stock would otherwise be entitled to purchase.

            (f) SALE OF SHARES. No later than 30 days after the expiration of the Future Shares Exercise Period, the Corporation shall deliver to each holder of Class C Preferred Stock who has submitted a Notice of Purchase to the Corporation a notice indicating the number of Future Shares which the Corporation shall sell to such holder pursuant to this Section 10 and the terms and conditions of such sale, which shall be in all respects (including unit price and interest rates) the same as specified in the proposal. The sale to such holders of such Future Shares shall take place not later than 10 days after receipt of such notice.

      Any sale to an Offeree of Future Shares that were not selected for purchase by the holders of Class C Preferred Stock as provided above shall take place not later than 90 days after the expiration of the Future Shares Exercise Period. Such sale shall be upon terms and conditions in all respects (including unit price and interest rates) which are no more favorable to such Offeree or less favorable to the Corporation than those set forth in the Proposal. Any refused Future Shares not purchased by the Offeree as contemplated by the Proposal within the 90-day period specified above shall remain subject to this
Section 10.

            (g) EXCLUSION OF CERTAIN SHARES. Notwithstanding any contrary provision of this Section 10, Future Shares shall not include Additional Shares of Common Stock, Warrant Shares (as defined in the PCF Warrant Agreement), shares issued by the Corporation as consideration in acquisitions permitted by the Purchase Agreements, or shares issued in connection with a Liquidity Event.

      11. AMENDMENTS. The provisions of these terms of the Class C Preferred Stock may not be amended, modified or waived without the written consent or affirmative vote of the Required Holders; PROVIDED, HOWEVER, that (a) any amendment reducing or postponing the payment of dividends or redemptions or increasing the amount of the Conversion Price shall require the written consent or affirmative vote of holders of 90% of the then outstanding shares of Class C Preferred Stock, (b) any amendment adversely affecting the rights of holders of Class A Preferred Stock under Section 3 shall require the written consent or affirmative vote of holders of a majority of the then outstanding shares of Class A Preferred Stock, (c) any amendment adversely affecting the rights of holders of Class B Preferred Stock under Section 3 shall require the written consent or affirmative vote of the Required Holders (as defined in Section C of this Article IV), and (d) any amendment, modification or waiver adversely affecting the rights of an SBA Holder differently from the effects on the other holders of Class C Preferred Stock shall require the prior written consent of each SBA Holder.

      SECTION E.  CLASS D PREFERRED STOCK.


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      1. DESIGNATION AND AMOUNT. The Corporation shall have authority to issue
[200,000] shares of no par value "Class D Convertible Preferred Stock", all of which shares shall rank equally and be identical in all respects. The Class D Convertible Preferred Stock is sometimes referred to herein as the "CLASS D PREFERRED STOCK."

      2. VOTING RIGHTS. Except as otherwise specifically provided by the Florida Business Corporation Act, the holders of Class D Preferred Stock shall not be entitled to vote on any matters required or permitted to be submitted to stockholders of the Corporation for their approval. Notwithstanding the foregoing, the affirmative vote or written consent of the holders of a majority of the Class D Preferred Stock outstanding from time to time shall be required for the amendment of these Articles of Incorporation to authorize the issuance of additional shares of Class D Preferred Stock.

      3.    DIVIDENDS.

            (a) To the extent not prohibited by Florida law, the Board of Directors of the Corporation shall declare, and the Corporation shall pay, dividends to the holders of Class D Preferred Stock accrued as provided herein and no more dividends. Except as otherwise provided herein, dividends on each share of Class D Preferred Stock (a "SHARE") shall accrue cumulatively from the date of issuance at an annual rate of 7% per annum on the Liquidated Amount Per Share (as defined below), whether or not such dividends have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. For purposes of this Section 3(a), the date on which the Corporation initially issues any Share is its "date of issuance", regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates that may be issued to evidence such Share (whether by reason of transfer of such Share of for any other reason). The term "LIQUIDATED AMOUNT PER SHARE" shall mean, (1) two million dollars ($2,000,000), less, (2) the aggregate Redemption Payments (as hereinafter defined) previously paid with respect to the Class D Preferred Stock, divided by, (3) the number of Shares of Class D Preferred Stock then outstanding.

            (b) The Class D Preferred Stock shall be preferred as to the payment of dividends over the shares of the Common Stock and pari passu with the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock of the Corporation. Dividends (whether current or in arrears) on the Class D Preferred Stock shall be paid before any dividends (other than dividends payable in Common Stock) on any junior stock shall be declared and set apart for payment or paid.

            (c) All dividends payable on the Class D Preferred Stock shall be cumulative and shall be paid on the date of the redemption by the Corporation of the shares of Class D Preferred Stock outstanding prior to such date of redemption.

            (d) If, at any time, the Corporation pays less than the total amount of dividends then accrued with respect to the Class D Preferred Stock, such payment will be distributed ratably among

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the holders of the Class D Preferred Stock so that an equal amount is paid with respect to each outstanding Share.

      4. LIQUIDATION. The Class D Preferred Stock shall be preferred upon liquidation over the Common Stock and any other class or classes of stock of the Corporation (but shall rank in parity with the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock of the Corporation), so that the holders of shares of Class D Preferred Stock shall be entitled to be paid, before any distribution is made to the holders of the Common Stock and junior stock upon the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, the Liquidated Amount per Share plus an amount equal to all accrued an unpaid dividends to and including the date of payment and no more. If, upon any such liquidation, dissolution or winding-up of the Corporation, its net assets shall be insufficient to permit the payment in full of the amounts to which the holders of all outstanding shares of Class D Preferred Stock are entitled as above provided, the entire net assets of the Corporation remaining shall be distributed among the holders of shares of Class D Preferred Stock in amounts proportionate to the full preferential amounts to which they and holders of shares of preferred stock ranking in parity with the Class D Preferred Stock as to rights and preferences are respectively entitled. For the purpose of this Section 4, the voluntary sale, lease, exchange or transfer, for cash, shares of stock, securities or other consideration, of all or substantially all the Corporation's property or assets to, or its consolidation or merger with, one or more corporations shall not be deemed to be a liquidation, dissolution or winding-up of Corporation, voluntary or involuntary.

      5. CONVERSION. The holders of shares of Class D Preferred Stock shall have conversion rights as follows:

            (a) The Shares of Class D Preferred Stock will be convertible, at the option of the holder thereof, for a period of ten (10) years from the date of issuance, exercisable by giving written notice to the Corporation not less than thirty (30) days prior to such Conversion Date, subject to adjustment as provided in the following sections, into shares of Common Stock at a price which is fixed at an average of the bid and ask price as listed by NASDAQ for the thirty (30) days prior to the conversion date.

            (b) Any dividends on the Class D Preferred Stock so converted which shall have been declared prior to, and which shall be payable subsequent to such conversion, shall be payable on the specified payment date to the holder of such Class D Preferred Stock who so converted, provided such conversion did not occur prior to the record date for such dividend, but not dividends accumulated on such shares and not declared prior to such conversion shall be payable. In the event that any dividends on the outstanding Common Stock shall have been declared prior to, and shall be payable subsequent to the conversion of such Class D Preferred Stock, such dividends shall not be payable on any Common Stock into which such Class D Preferred Stock shall have been converted.


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



            (c) The Board of Directors of the Corporation shall reserve a sufficient number of shares of Common Stock for issuance upon conversion of shares of Class D Preferred Stock into Common Stock as aforesaid.

            (d) In the event that the Corporation shall at any time or from time to time change the then outstanding shares of Common Stock into the same or different number of shares or units of any other class or classes of capital stock or other securities, then, notwithstanding the provisions thereof, from and after the first such change each holder of shares of Class D Preferred Stock shall, upon the conversion of such shares, be entitled to receive that number of shares or units of such other stock or security which such holder would then have if he (1) had, prior to the first such change, converted into shares of Common Stock, pursuant to the provisions hereof, a number of shares of Class D Preferred Stock equal to the number then being converted by him, and (2) had held the shares which he would have so received or any other shares or units into which the same would subsequently have been changed if they had then been outstanding until the day of the conversion of the shares of Class D Preferred Stock when being converted.

            (e) The Conversion Price, or the number of shares of Common Stock into which a share of Class D Preferred Stock shall be converted as determined pursuant to Section 6(b), as applicable, shall be appropriately adjusted to eliminate any dilution of holders of Class D Preferred Stock by reason of any of the following events: (1) if the Corporation pays a dividend or makes a distribution in shares of Common Stock or other class of capital stock to holders of Common Stock, or (2) if the Corporation subdivides its outstanding Common Stock into a greater number of shares or combines its outstanding Common Stock into a smaller number of shares.

      6. REDEMPTION. The shares of Class D Preferred Stock shall be subject to redemption as follows:

            (a) The Corporation shall have the right, in its sole discretion, upon receipt of a notice of conversion pursuant to Section 5, or earlier without receipt of any notice of conversion, to redeem in whole or in part any shares of Class D Preferred Stock submitted for conversion, immediately prior to conversion, or otherwise outstanding and subject to a right of conversion.

            (b) The Redemption Payment per Share for each redemption of the Class D Preferred Stock shall be at a stated value of $10.00 per share. If less than all of the outstanding shares of the Class D Preferred Stock are redeemed at any time under this Section 6, then the shares of Class D Preferred Stock held by each holder of record shall be redeemed pro rata, according to the number of shares of Class D Preferred Stock held by such holder, subject, however, to such adjustment as may be equitably determined by the Corporation in order to avoid the redemption of fractional shares.

            (c) The Corporation shall effect each such redemption by giving notice of its election to redeem, by facsimile within one (1) business day of receipt of a notice of conversion from

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



a Subscriber, or upon the giving of a Notice of Mandatory Conversion by the Corporation to a Subscriber, with a copy by two-day courier, to the holder of shares of Class D Preferred Stock submitted for the conversion at the address and facsimile number of such holder appearing in the Corporation's register for the Class D Preferred Stock. Such redemption notice shall indicate whether the Corporation will redeem all or part of the shares of Class D Preferred Stock submitted for conversion and the applicable redemption price. The Corporation shall not be entitled to send any notice of redemption and begin the redemption procedure unless it has the full amount of the redemption price, in cash or liquid assets, available in a demand or other immediately available account in a bank or similar financial institution on the date the redemption notice is sent to shareholders.

            The redemption price shall be paid to the holder of shares of Class D Preferred Stock redeemed within ten (10) business days of the delivery of the notice of such redemption to such holder; provided, however, that the Corporation shall not be obligated to deliver any portion of such redemption price unless either the certificate(s) evidencing the shares of Class D Preferred Stock are delivered to the Corporation or its transfer agent or the holder notifies the Corporation or its transfer agent that such certificate(s) have been lost, stolen, or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate(s).

      7. PREEMPTIVE RIGHTS. The holders of shares of Class D Preferred Stock shall have no preemptive rights in connection with any security of any kind which the Corporation shall at any time issue or be authorized to issue.

      8. REACQUIRED SHARES. Any shares of Class D Preferred Stock that have been converted into shares of Common Stock or issued and subsequently reacquired by the Corporation or redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such Shares upon their cancellation shall become authorized but unissued shares of the Preferred Stock of the Corporation and may be reissued as part of a new series of Preferred Stock of the Corporation to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in these Articles of Incorporation.

      SECTION F. BLANK CHECK PREFERRED STOCK. Subject to the limitations prescribed by law and the provisions of these Articles of Incorporation, the board of directors of the Corporation is authorized to issue [50 million] shares of Preferred Stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such Preferred Stock.


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



                                     ARTICLE V
                                  INDEMNIFICATION

      SECTION A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "PROCEEDING"), by reason of the fact:

            (a) that he or she is or was a director or officer of the Corporation, or

            (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (1) or in case (2) the basis of such Proceeding is alleged action or inaction (x) in an official capacity as a director or office of the Corporation, or as a director, trustee, officer employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by [SECTION ____ OF THE FLORIDA BUSINESS CORPORATION ACT] (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, trustee, officer, employee or agent of such other enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the board of directors, the Corporation shall not indemnify any such indemnitee in connection with a Proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third party claim brought by the indemnitee in any Proceeding) unless such Proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of this Articles of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition.

      SECTION B. RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article shall not

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                                      -70-
be exclusive of any other right which any person may have or hereafter acquire under these Articles of Incorporation, any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article.

      SECTION C. AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, trustee, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

                                    ARTICLE VI
                       LIMITATION ON LIABILITY OF DIRECTORS

      No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under [SECTION ___ OF THE FLORIDA BUSINESS CORPORATION ACT], or (iv) for any transaction from which the director derived an improper personal benefit. If the Florida Business Corporation Act is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended. Any amendment, repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                    ARTICLE VII
                                    COMPROMISE

      Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of these, any court of equitable jurisdiction within the State of Florida may, on the application in a summary way

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                                      -71-
of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of [SECTION ___ OF THE FLORIDA BUSINESS CORPORATION ACT] or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of [SECTION ____ OF THE FLORIDA BUSINESS CORPORATION ACT] order a meeting of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such a manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also of this Corporation.

                                   ARTICLE VIII
                             MEETINGS OF STOCKHOLDERS

      At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy. From and after the first date as of which any class of the Corporation's equity securities is traded on a national securities exchange or through the Nasdaq Stock Market's automated quotation system, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                                    ARTICLE IX
                 DENIAL OF CUMULATIVE VOTING AND PREEMPTIVE RIGHTS

      Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose. Except as otherwise set forth in these Articles, no stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.


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                                      -72-

                                     ARTICLE X
                           CLASSIFIED BOARD OF DIRECTORS

      From and after the first date as of which any class of the Corporation's equity securities is traded on a national securities exchange or through the Nasdaq Stock Market's automated quotation system, the directors shall be classified, with respect to the time for which they severally hold office, into three classes (Class A, Class B and Class C), as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in [1998], another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in [1999] and another class to hold office for a term expiring at the annual meeting of stockholders to be held in [2000], with members of each class to hold office until whichever of the following occurs first: his or her successor is elected and qualified, his or her resignation, his or her removal from office by the stockholders or his or her death. At each annual meeting of stockholders of the Corporation, the successors to the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

                                    ARTICLE XI
                                AMENDMENT OF BYLAWS

      The Board of Directors shall have the power to adopt, amend, alter, change or repeal any Bylaws of the Corporation to the fullest extent permitted by the Florida Business Corporation Act.

                                    ARTICLE XII
                      AMENDMENT OF ARTICLES OF INCORPORATION

      The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   ARTICLE XIII
                                   SEVERABILITY

      In the event that any of the provisions of these Articles of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.

564314.5

                                                                  EXHIBIT 2.5(B)

                                     BYLAWS

                                       OF

                            MEDICAL AFFILIATES, INC.

                                     ADOPTED

                                           , 1998

                                TABLE OF CONTENTS

                               ARTICLE I. OFFICES

         1.01 Principal and Business Offices...............................    1
         1.02 Registered Office............................................    1

                           ARTICLE II. SHAREHOLDERS

         2.01 Annual Meeting ..............................................    1
         2.02 Special Meeting .............................................    1
         2.03 Place of Meeting ............................................    1
         2.04 Notice of Meeting ...........................................    2
         2.05 Closing of Transfer Books or Fixing of Record Date ..........    2
         2.06 Voting Records ..............................................    2
         2.07 Quorum ......................................................    3
         2.08 Conduct of Meeting ..........................................    3
         2.09 Proxies .....................................................    3
         2.10 Voting of Shares ............................................    4
         2.11 Voting of Shares by Certain Holders .........................    4
             (a)Other Corporations ........................................    4
             (b)Legal Representatives and Fiduciaries .....................    4
             (c)Receiver ..................................................    4
             (d)Pledgees ..................................................    4
             (e)Subsidiaries ..............................................    4

                         ARTICLE III. BOARD OF DIRECTORS

         3.01 General Powers and Numbers ..................................    5
         3.02 Tenure and Qualifications ...................................    5
         3.03 Regular Meetings ............................................    5
         3.04 Special Meetings ............................................    5
         3.05 Notice of Meetings ..........................................    5
         3.06 Quorum ......................................................    6
         3.07 Manner of Acting ............................................    6
         3.08 Conduct of Meetings .........................................    6
         3.09 Vacancies ...................................................    6
         3.10 Compensation ................................................    6
         3.11 Presumption of Assent .......................................    7
         3.12 Committees ..................................................    7

                              ARTICLE IV. OFFICERS

         4.01 Number ......................................................    7
         4.02 Election and Term of Office .................................    8
         4.03 Removal .....................................................    8
         4.04 Vacancies ...................................................    8
         4.05 President ...................................................    8
         4.06 Vice Presidents .............................................    9
         4.07 Secretary ...................................................    9

                              ARTICLES IV. OFFICERS

         4.08 Treasurer ...................................................    9
         4.09 Assistant Secretaries and Assistant Treasurers ..............   10
         4.10 Other Assistants and Acting Officers ........................   10
         4.11 Salaries ....................................................   10

               ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         5.01 Contracts ...................................................   10
         5.02 Loans .......................................................   11
         5.03 Checks, Drafts, etc .........................................   11
         5.04 Deposits ....................................................   11
         5.05 Voting of Securities Owned by this Corporation ..............   11

            ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01 Certificate for Shares ......................................   12
         6.02 Facsimile Signatures and Seal ...............................   12
         6.03 Transfer of Shares ..........................................   12
         6.04 Restrictions on Transfer ....................................   12
         6.05 Lost, Destroyed or Stolen Certificates ......................   12
         6.06 Consideration for Shares ....................................   13
         6.07 Stock Regulations ...........................................   13

                          ARTICLE VII. WAIVER OF NOTICE

                     ARTICLE VIII. CONSENT WITHOUT A MEETING

                           ARTICLE IX. INDEMNIFICATION

                                 ARTICLE X. SEAL

                             ARTICLE XI. FISCAL YEAR

                             ARTICLE XII. AMENDMENTS

         12.01 By Shareholders ............................................   14
         12.02 By Directors ...............................................   14
         12.03 Implied Amendments .........................................   14

                               ARTICLE I. OFFICES

            1.01. PRINCIPAL AND BUSINESS OFFICES. The corporation may have such principal and other business offices, either within or outside the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

            1.02. REGISTERED OFFICE. The registered office of the corporation required by the Florida Business Corporation Act to be maintained in the State of Florida may be, but need not be, identical with the principal office in the State of Florida. The address of the registered office may be changed from time to time by the Board of Directors or, if within the county, by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS

            2.01. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Wednesday of _________ in each calendar year at 9:00 o'clock a.m., or at such other time and date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as convenient.

            2.02. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or the Board of Directors or by the person designated in the written request of the holders of not less than onetenth of all shares of the corporation entitled to vote at the meeting.

            2.03. PLACE OF MEETING. The Board of Directors may designate any place either within or outside the State of Florida as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, whether within or outside the State of Florida, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the corporation in the State of Florida or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

            2.04. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days (unless a longer period is required by law) nor more than thirty (30) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the person(s) calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.

            2.05. CLOSING OF TRANSFER BOOK OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten
(10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

            2.06. VOTING RECORDS. In the event the corporation issues its stock to more than six (6) shareholders Section 607.0901 of the Florida Business Corporation Act dealing with affiliated transactions and control-share acquisitions shall apply.

            2.07. QUORUM. Except as otherwise provided in the articles of incorporation, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders but in no event shall a quorum consist of less than one-third of the shares entitled to vote at the meeting. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by the Florida Business Corporation Act or the articles of incorporation. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            2.08. CONDUCT OF MEETINGS. The President, or in the President's absence, a Vice President in the order provided under Section 4.06, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting.

            2.09. PROXIES. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. Unless otherwise provided in the proxy or Section 607.101 of the Florida Business Corporation Act, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed a proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules as to the validity and sufficiency of proxies.

            2.10. VOTING OF SHARES. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation.

            2.11.  VOTING OF SHARES BY CERTAIN HOLDERS.

      (a) OTHER CORPORATIONS. Shares standing in the name of another corporation, domestic or foreign, may be voted either in person or by proxy by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, of the designation of some other person by the Board of Directors or the bylaws of such other corporation.

      (b) LEGAL REPRESENTATIVES AND FIDUCIARIES. Shares held by an administrator, executor, guardian, conservator or assignee for creditors may be voted by such person, either in person or by proxy. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act in the absence of express notice given in writing to the Secretary that such manner of voting is prohibited or otherwise directed by the document creating the fiduciary relationship.

      (c) RECEIVER. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate court order pursuant to which such receiver was appointed.

      (d) PLEDGEES. A shareholder whose shares are pledged shall be entitled to vote such shares in person or by proxy, until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his or her nominee shall be entitled to vote the shares so transferred.

      (e) SUBSIDIARIES. Neither shares of the corporation's stock owned by another corporation, the majority of the voting stock of which is owned or controlled by it, nor shares of its own stock held by another corporation in a fiduciary capacity shall be voted, directly or indirectly, at any meeting; and such shares shall not be counted in determining the total number of outstanding shares at any given time.

                         ARTICLE III. BOARD OF DIRECTORS

            3.01. GENERAL POWERS AND NUMBER. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation initially shall be a minimum of seven (7) but may be increased to not more than fifteen (15) without amendment. The number of directors may be increased or decreased from time to time by amendment to this Section adopted by the shareholders or the Board of Directors but no decrease shall have the effect of shortening the term of an incumbent director.

            3.02. TENURE AND QUALIFICATIONS. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall have been elected, or until his or her prior death, resignation or removal. Any director or the entire Board of Directors may be removed from office, with or without cause, by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, or the Board of Directors. A director may resign at any time by filing a written resignation with the Secretary of the corporation. Directors need not be residents of the State of Florida or shareholders of the corporation.

            3.03. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held, without other notice than this bylaw, immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

            3.04. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The persons calling any special meeting of the Board of Directors may fix any place, either within or outside the State of Florida, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of meeting shall be the principal business office of the corporation in the State of Florida. Special meetings may be held by means of a telephone conference circuit and connecting to such circuit shall constitute presence at such meeting.

            3.05. NOTICE OF MEETINGS. Notice of each meeting of the Board of Directors (unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telephone or telegram to each director at his or her business or home address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than 48 hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company; if by telephone, at the time the call is completed. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

            3.06. QUORUM. A majority of the number of directors as provided in
Section 3.01 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

            3.07. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Florida Business Corporation Act, the corporation's articles of incorporation or these bylaws.

            3.08. CONDUCT OF MEETINGS. The President, and in the President's absence, a Vice President in the order provided under Section 4.06, and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall chair the meeting. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any assistant secretary or any director or other person present to act as secretary of the meeting.

            3.09. VACANCIES. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors, provided that in case of a vacancy created by removal of a director(s), the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof.

            3.10. COMPENSATION. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise, and the manner and time of payment thereof, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the corporation.

            3.11. PRESUMPTION OF ASSENT. A director who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

            3.12. COMMITTEES. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors as provided in
Section 3.01, may designate one or more committees, each committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies on the Board of Directors or committees created pursuant to this Section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

ARTICLE IV.  OFFICERS

4.01. NUMBER. The principal officers shall be a President, one or more Vice Presidents (the number and designations to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors; the Board of Directors may elect a chairman who if so elected shall be a principal officer. Any two or more offices may be held by the same person. The Board of Directors may designate one of the Vice Presidents as the Executive Vice President. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors or the President.

4.02. ELECTION AND TERM OF OFFICE. The officers to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

4.03. REMOVAL. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.04. VACANCIES. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

4.05. PRESIDENT. The President shall be the principal executive officer and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, the President may authorize any Vice President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

4.06. VICE PRESIDENTS. In the absence of the President, or in the event of the President's death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation, and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or the Board of Directors. The execution of any instrument of the corporation by any Vice President shall be conclusive evidence, as to third parties, of the Vice President's authority to act in the stead of the President.

4.07. SECRETARY. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, if any, and see that the seal of the corporation, if any, is affixed to all documents which are authorized to be executed on behalf of the corporation under its seal; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

4.08. TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

4.09. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors or President from time to time authorizes. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as from time to time shall be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.10. OTHER ASSISTANTS AND ACTING OFFICERS. The Board of Directors and the President shall have the power to appoint any person to act as assistant to any officer, or as agent for the corporation in the officer's stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or President shall have the power to perform all the duties of the office to which that person is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or President.

4.11. SALARIES. Salaries may be paid to the principal officers of the corporation at the discretion of the Board of Directors, and if so paid, shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the corporation.

                ARTICLE V. CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.01. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. No contract or other transaction between the corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because the votes of the interested director(s) are counted for such purpose, if
(1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or
(3) the contract or transaction is fair and reasonable to the corporation. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

5.02. LOANS. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer(s), employee(s) or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

5.05. VOTING OF SECURITIES OWNED BY THIS CORPORATION. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he or she is present, or in the President's absence, by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the President, or in the President's absence, of any Vice President, it is desirable for this corporation to execute a proxy or written consent with respect to any shares or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or one of the Vice Presidents of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.

            ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFERS

6.01. CERTIFICATE FOR SHARES. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by the President. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except as provided in Section 6.05.

6.02. FACSIMILE SIGNATURES AND SEAL. The seal of the corporation, if the corporation has elected to have a seal, on any certificates for shares may be a facsimile. The signature of the President upon a certificate may be a facsimile if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation.

6.03. TRANSFER OF SHARES. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner, or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.04. RESTRICTIONS ON TRANSFER. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

6.05. LOST, DESTROYED OR STOLEN CERTIFICATES. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) if required by the corporation, files with the corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.06. CONSIDERATION FOR SHARES. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

6.07. STOCK REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations not inconsistent with the statutes of the State of Florida as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.

                         ARTICLE VII. WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of the Florida Business Corporation Act or under corresponding provisions of the corporation's articles of incorporation or bylaws, a waiver thereof in writing, signed at any time, whether before or after the time of the meeting, by the person or persons entitled to such notice, shall be deemed equivalent to the giving of such notice. Such waiver by a shareholder in respect of any matter of which notice is required under any provision of the Florida Business Corporation Act shall contain the same information as would have been required to be included in such notice under any applicable provisions of said Law, except that the time and place of meeting need not be stated.

                    ARTICLE VIII. CONSENT WITHOUT A MEETING

Any action required by the articles of incorporation or these bylaws or any provisions of the Florida Business Corporation Act to be taken at a meeting or any other action which may be taken at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by the requisite number of shareholders or directors under law or all of the members of a committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a vote.

                          ARTICLE IX. INDEMNIFICATION

The corporation shall indemnify all directors and officers to the fullest extent now or hereafter permitted by the Florida Statues. This bylaw shall not limit the rights of such persons or other persons to indemnification as provided or permitted as a matter of law, under the Florida Statutes or otherwise.

                                ARTICLE X. SEAL

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "Corporate Seal."

                            ARTICLE XI. FISCAL YEAR

Except as the Board of Directors may otherwise determine, the fiscal year of the corporation shall be the year ending on the last day of December of each year.

                            ARTICLE XII. AMENDMENTS

12.01. BY SHAREHOLDERS. These bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

12.02. BY DIRECTORS. These bylaws may also be altered, amended or repealed and new bylaws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no bylaw adopted by the shareholders shall be amended or repealed by the Board of Directors if the bylaw so adopted so provides.

12.03. IMPLIED AMENDMENTS. Any action taken or authorized by the shareholders or by the Board of Directors which would be inconsistent with the bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

                                                                  EXHIBIT 2.5(C)

      ADDITIONAL MEMBERS OF BOARD OF DIRECTORS OF SURVIVING CORPORATION


                                    None.

                                                                  EXHIBIT 3.1(A)

                               EXCHANGE RATIOS


      Shares of the capital stock of the Surviving Corporation shall be issued to the holders of shares of PHC and MIOA as follows:

PHC CAPITAL STOCK

      VOTING COMMON STOCK. Each share of PHC Voting Common Stock shall be converted into the right to receive 1.91 shares of the Common Stock of the Surviving Corporation.

      NON-VOTING COMMON STOCK. Each share of PHC Non-Voting Common Stock shall be converted into the right to receive 1.91 shares of the Common Stock of the Surviving Corporation.

      PRIME COMMON STOCK. Each share of PHC Prime Common Stock shall be converted into the right to receive 1.91 shares of the Common Stock of the Surviving Corporation.

      SERIES 1 CLASS A STOCK. Each share of PHC Series 1 Class A Stock shall be converted into the right to receive one share of the Class A Preferred Stock of the Surviving Corporation, each share of which, upon conversion, is entitled to receive 18.3 shares of the Common Stock of the Surviving Corporation.

      SERIES 2 CLASS A STOCK. Each share of PHC Series 2 Class A Stock shall be converted into the right to receive one share of the Class A Preferred Stock of the Surviving Corporation, each share of which, upon conversion, is entitled to receive 18.3 shares of the Common Stock of the Surviving Corporation.

      SERIES B REDEEMABLE CONVERTIBLE PREFERRED STOCK. Each share of PHC Series B Redeemable Convertible Preferred Stock shall be exchanged into the right to receive one share of the Class B Redeemable Convertible Preferred Stock of the Surviving Corporation, each share of which, upon conversion, is entitled to receive 1.91 shares of the Common Stock of the Surviving Corporation.

      SERIES B NON-VOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK. Each share of PHC Series B Non-Voting Redeemable Convertible Preferred Stock shall be converted into the right to receive one share of the Class B Redeemable Convertible Preferred Stock of the Surviving Corporation, each share of which, upon conversion, is entitled to receive 1.91 shares of the Common Stock of the Surviving Corporation.




568147.3/08-18-98/11:56AM

      SERIES C REDEEMABLE CONVERTIBLE PREFERRED STOCK. Each share of PHC Series C Redeemable Convertible Preferred Stock shall be converted into the right to receive one share of the Class C Redeemable Convertible Preferred Stock of the Surviving Corporation, each share of which, upon conversion, is entitled to receive 1.91 shares of the Common Stock of the Surviving Corporation.

      SERIES C NON-VOTING REDEEMABLE CONVERTIBLE PREFERRED STOCK. Each share of PHC Series C Non-Voting Redeemable Convertible Preferred Stock shall be converted into the right to receive one share of the Class C Redeemable Convertible Preferred Stock of the Surviving Corporation, each share of which, upon conversion, is entitled to receive 1.91 shares of the Common Stock of the Surviving Corporation.

MIOA CAPITAL STOCK

      COMMON STOCK. Each share of MIOA Common Stock shall continue to represent one share of the Common Stock of the Surviving Corporation. Each certificate representing shares of the MIOA Common Stock shall be substituted, upon surrender of the stock certificate representing the MIOA Common Stock, with a new certificate representing the shares of the Common Stock of the Surviving Corporation.

      PREFERRED STOCK. PHC and MIOA agree that MIOA will take all necessary actions to ensure that no other shares of MIOA Capital Stock shall be outstanding as of the Closing. Notwithstanding the foregoing, the parties agree that MIOA shall be permitted to have shares of its Series B Convertible Preferred Stock outstanding at the Closing, provided that the total value represented by said Series B Convertible Preferred Stock, based on the per share closing trading price per share of the MIOA Common Stock on the Closing Date, shall in no event exceed $300,000. Each share of MIOA Series B Convertible Preferred Stock, if outstanding as of the Closing, shall be exchanged into the right to receive one (1) share of the Class D Convertible Preferred Stock of the Surviving Corporation.

PHC OPTIONS AND WARRANTS

      OPTIONS AND WARRANTS TO PURCHASE PHC COMMON STOCK. The applicable Exchange Ratio for options and warrants to purchase PHC Common Stock ("PHC Common Options/Warrants") shall be the Exchange Ratio applicable to the PHC Common Stock; provided that such Exchange Ratio as applied to the PHC Common Options/Warrants shall be adjusted to reflect the actual effective exchange ratio applied to the PHC Voting Common Stock (other than shares of PHC Voting Common Stock issued for cash after the date of this Agreement) after giving effect to any increase or reduction in Merger Shares pursuant to Section 7.11 of the Agreement.

      An illustrative example of such an adjustment follows, assuming the following facts: (a) 100 shares of PHC Voting Common Stock are outstanding as of the date of this Agreement, (b)



568147.3/08-18-98/11:56AM
an Exchange Ratio of 1.91 is applied to such PHC Voting Common Stock pursuant to this Exhibit 3.1(a), (c) 20 shares of PHC Common Stock are issued after the date of this Agreement but prior to the Closing at a cash price of $4.00 per share,
(d) the fair market value of MIOA shares, based on the average closing trading price per share of MIOA Common Stock for the twenty (20) trading days immediately preceding the date of issuance of PHC Common Shares referenced in
(c) above, is $2.00 and (e) pursuant to Section 7.11, the number of Merger Shares is reduced by 10.

      Thenumber of Merger Shares that would have been issued but for the adjustment pursuant to Section 7.11 is:

               (100x1.91) + (20x($4/$2)) = 231 Merger Shares

      Pursuant to Section 7.11, only 221 Merger Shares will be issued, the reduction to be applied pro rata among each of the shares of PHC Voting Common Stock.

      Accordingly, each share of PHC Voting Common Stock will be exchanged for 221/231 of the Merger Shares that would otherwise have been received.

      Theeffective exchange ratio applied to the shares of PHC Voting Common
         Stock outstanding as of the date of this Agreement (which is the adjusted exchange rate to be applied to the PHC Common
         Options/Warrants) is therefore:

            1.91 x (221/231) = 1.8273160...

      WARRANTS TO PURCHASE CLASS A PREFERRED STOCK. The applicable Exchange Ratio for warrants to purchase PHC Class A Preferred Stock ("Series A Warrants") shall be the Exchange Ratio applicable to the PHC Class A Preferred Stock; provided that such Exchange Ratio as applied to the Series A Warrants shall be adjusted to reflect the actual exchange ratio applied to the PHC Class A Preferred Stock after giving effect to any increase or reduction in Merger Shares pursuant to Section 7.11 of the Agreement.





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                                    -4-

                                                                  EXHIBIT 3.1(E)

                         PERMITTED EQUITY FINANCINGS

      Prior to Closing, PHC may consummate a sale of the PHC Series C Preferred Stock as contemplated by the fifth closing pursuant to that certain Amended and Restated Securities Purchase Agreement, dated as of June 26, 1998, among PHC, Weston Presidio Capital II, L.P. and Certain Other Investors. Consummation of the fifth closing would result in the issuance of approximately 2,075,000 shares of PHC Series C Preferred Stock and warrants to purchase 691,667 shares of PHC Common Stock at an exercise price of $0.01 per share. The total purchase price for these securities would be approximately $8,300,000. Up to an additional 750,000 shares of Series C Preferred Stock and warrants to purchase 250,000 shares of PHC Common Stock may be issued on the same terms as provided in the Securities Purchase Agreement (i.e. for an aggregate purchase price of $3,000,000). If the full amount of securities allotted for fifth closing (with or without such additional $3,000,000 allotment) are not purchased, the purchase price will be prorated. In addition, prior to Closing, PHC may issue warrants exercisable for 10,000 shares of PHC Common Stock at an exercise price of $4.00 per share pursuant to a Warrant and Preferred Stock Commitment to be entered into among PHC, PHC Holding Corporation, MIOA, Weston Presidio Capital II, L.P. and certain other Investors.

      MIOA is in the process of revising the number of shares and options given to the shareholders of PRN of North Carolina, Inc. ("PRN") at the time of the merger transaction between MIOA and PRN resulting from the change in direction of MIOA in which PRN will solely go after physical pain and Ivanhoe Medical Systems, Inc. ("Ivanhoe") will do interventional pain. Accordingly, MIOA will be shifting certain of the options awarded primarily to the main shareholder over to Ivanhoe as potential earn-up shares in connection with the growth of the interventional pain and sleep business. Note the shifting of the options does not result in additional options being issued. Furthermore, the terms will change from issuing stock options at a fixed price to issuing earn-up shares with a similar or higher strike price.

      MIOA is currently in the process of revising the terms of the payments pursuant to the acquisition on FPII. FPII has previously lost money. Accordingly, we are negotiating an adjustment of the purchase price with Dr. Tai. See EXHIBIT 3.3(E)

      In no case will either of these last two negotiations have a material adverse impact or change on the financial position, results of operations, or number of shares of MIOA.




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                                    -5-

                                                                  EXHIBIT 3.3(A)

                      PERMITTED PHC OPTIONS AND WARRANTS
                BETWEEN THE SCHEDULE DELIVERY DATE AND CLOSING

      Prior to Closing, PHC is permitted to issue options or warrants which taken together grant the holder(s) thereof the right to purchase in the aggregate up to 100,000 shares of PHC Common Stock at exercise price(s) equal to or greater than the current market value of PHC Common Stock with vesting schedule(s) substantially similar to options and warrants issued by PHC to third parties prior to the Schedule Delivery Date.




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                                    -6-

                                                                  EXHIBIT 3.3(E)

                     PERMITTED MIOA OPTIONS AND WARRANTS
                BETWEEN THE SCHEDULE DELIVERY DATE AND CLOSING

      Prior to Closing, MIOA is permitted to issue options or warrants which taken together grant the holder(s) thereof the right to purchase in the aggregate up to 100,000 shares of MIOA Common Stock at exercise price(s) equal to or greater than the Fair Market Value of MIOA Common Stock with vesting schedule(s) substantially similar to options and warrants issued by MIOA to third parties prior to the Schedule Delivery Date.

      Dr. Tai will be issued warrants to purchase 200,000 shares at a strike price of $2.50 exercisable at anytime within three (3) years. Dr. Tai will srrender 83,000 shares of MIOA Common Stock as part of the purchase price adjustment for the purchase of the FPII practice.




568147.3/08-18-98/11:56AM

                                                                  EXHIBIT 4.1(A)

            [FORM OF EMPLOYMENT AGREEMENT FOR RIBAUDO, SUBJECT TO
              CERTAIN CHANGES MADE BY AGREEMENT OF THE PARTIES.]


                             EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the ___ day of _________, 1998 (the "Effective Date"), by and between ________________
(formerly Medical Industries of America, Inc.), a Florida corporation (the "Employer") and J. Michael Ribaudo, M.D. ("Employee").

                             W I T N E S S E T H:

      WHEREAS, Employee was formerly employed as the President of the Ancillary Division of Physician Health Corporation, a Delaware corporation ("PHC"), pursuant to an Employment Agreement, dated as of January 1, 1998; and

      WHEREAS, Employer merged with Physician Health Corporation, a Delaware corporation on ____________, 1998 with Employer being the surviving corporation; and

      WHEREAS, Employer and Employee entered into that certain
NonDisclosure/NonCompete Agreement (the "NonCompete Agreement") simultaneously herewith and attached hereto as EXHIBIT A; and

      WHEREAS, the parties hereto desire to amend and restate said employment agreement as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                          ARTICLE I. RESPONSIBILITIES

      SECTION 1.1 SCOPE OF EMPLOYMENT. Employee is employed by Employer to serve as ________________ of the Employer with responsibility for ASC Embedded Surgery Centers, St. Louis Market and Birthing Centers (?), together with such other powers and responsibilities set forth for such position in the Bylaws of the Employer or as may be designated from time to time by the Chief Executive Officer ("CEO") or President of the Employer, Sarah C. Garvin. Employee accepts employment upon the terms set forth in this Agreement and will perform diligently to the best of his abilities those duties set forth in the Bylaws or as may be designated from time to time by the CEO or President of the Employer, Sarah C. Garvin, and in this Agreement in a manner that promotes the interests and goodwill of the Employer. Employee will faithfully devote his best efforts and substantially all his working time to and for the benefit of the Employer; provided, however, that Employee may, at his option, devote reasonable time and attention to civic, charitable, business or social organizations or speaking engagements as he deems appropriate.

                           ARTICLE II. COMPENSATION

      SECTION 2.1 GENERAL TERMS. (a) The Employer agrees to compensate Employee on a salary basis at an annual rate of Two Hundred Thousand Dollars ($200,000), payable in accordance with the Employer's ordinary payroll policies and procedures subject to annual review and adjustment by the Board of Directors of the Employer (the "Board") or the Compensation Committee thereof. [Notwithstanding the foregoing, upon the consummation of the underwritten initial public offering (the "IPO") of the Employer's common stock, Employee will be compensated at an annual rate of Two Hundred Fifty Thousand Dollars ($250,000).]

            (b) The Employer shall pay the Employee an annual bonus (the "Bonus") from a bonus pool ("Bonus Pool") established by the Board of Directors of Employer in the exercise of its sole discretion and judgment, based upon the earnings before interest, taxes, depreciation and amortization ("EBITDA") of Employer and distributed, in the sole discretion of the Board of Directors of Employer, to Employee and certain other employees of the Company, including without limitation, Sarah Garvin, Tom Rodgers, Michael Morrell and Paul Pershes. EBITDA shall be determined in accordance with generally accepted accounting principles. Any Bonus shall be payable within thirty (30) days after completion and delivery of the audited financial statements of Employer to Employer for the fiscal year to which the Bonus relates.

      SECTION 2.2 REIMBURSEMENT. It is acknowledged by the parties that Employee, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, communications, entertainment of business associates and similar expenses. The Employer will reimburse Employee for all reasonable documented expenses of types authorized by the Employer and incurred by Employee in the performance of his duties hereunder. Employee will comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

      SECTION 2.3 EMPLOYEE BENEFITS. During the term of this Agreement, Employee shall be entitled to participate in and receive benefits under any and all employee benefit plans and programs which are from time to time generally made available to the executive employees of the Employer including, without limitation, health and disability insurance and bonuses. Such benefits shall include, but not be limited to, the following:

            (a) a whole life insurance policy for the Employee for his designated beneficiaries in the amount of $1,000,000; and

            (b)   disability insurance [need detail].



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                                    -2-

                                 ARTICLE III.
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      SECTION 3.1 The terms of the NonCompete Agreement with respect to matters of confidentiality are incorporated herein by this reference.

                          ARTICLE IV. NONCOMPETITION

      SECTION 4.1 The terms of the NonCompete Agreement with respect to matters of non-competition with the Employer are incorporated herein by this reference.

                                ARTICLE V. TERM

      SECTION 5.1 The term of this Agreement will commence as of the date hereof and will end on December 31, 2001, unless earlier terminated by either party pursuant to the terms hereof (the "Term"). Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employer and Employee may mutually extend the Term for an additional one (1) year term by their mutual agreement ("Extended Term").

                            ARTICLE VI. TERMINATION

      SECTION 6.1 TERMINATION. Employee's employment hereunder will terminate upon the occurrence of any of the following events:

            (a) BY EMPLOYER WITHOUT CAUSE. The Employer may terminate this Agreement at any time without cause. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate, for a period of one (1) year after termination pursuant to this Subsection. Employee also shall be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties prior to termination.

            (b) BY EMPLOYEE WITHOUT CAUSE. Employee may terminate this Agreement at any time without cause. Upon termination of his employment pursuant to this Subsection, the Employer will pay any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. Employee shall also be paid expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

            (c) BY EMPLOYER WITH CAUSE. This Agreement may be terminated by Employer at any time upon written notice for any of the following reasons:




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                                    -3-

            I. a substantial breach by the Employee of a material provision of this Agreement, which breach remains uncorrected for more than thirty (30) days following written notice detailing the specific provision for which a breach is alleged, and setting forth the actions, which, when taken, will correct the breach;

            II. conviction of the Employee for a felony which in the reasonable judgment of the CEO materially affects Employee's ability to perform his duties pursuant to this Agreement;

            III. commission by Employee of an act of fraud, embezzlement, or material dishonesty against the Employer or its affiliates as determined by the Employer's Chief Executive Officer based on information she deems reasonable and adequate; or

            IV. intentional neglect of or material inattention to Employee's duties, which neglect or inattention remains uncorrected for more than thirty (30) days following written notice from the Board detailing the Board's concern.

      Employee will not be entitled to any severance pay or other compensation upon termination of his employment pursuant to this Subsection except for any portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under
      Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

            (d) TERMINATION ON DEATH. In the event of Employee's death, this Agreement will be deemed to have terminated on the date of his death. In the event of his death, the Employer will pay to the testamentary trusts created by Employee's will, or if there are no such trusts, to his estate, any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate for a period of six (6) months. Additionally, the Employer will pay to such testamentary trusts or Employee's estate expense reimbursements under
      Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to his death.

            (e) TERMINATION ON DISABILITY. This Agreement will terminate immediately in the event Employee becomes physically or mentally disabled. Employee will be deemed disabled if, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Employer on a full-time basis for 120 consecutive business days. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate for



565079.2/08-18-98/11:54AM
      a period of six (6) months. Additionally, the Employer will pay Employee expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

              ARTICLE VII. CHANGE IN CONTROL TERMINATION PAYMENT

      SECTION 7.1 TERMINATION PAYMENT. Notwithstanding anything to the contrary contained in Article VI hereof, if, after a Change In Control (as defined in Section 7.2 hereof), Employee's employment with the Employer terminates pursuant to Section 6.1(a) of this Agreement following a Change In Control or Employee terminates this Agreement because he is requested to relocate, his salary is reduced from the amount in effect immediately prior to the Change in Control, his title is reduced or his duties and responsibilities are substantially diminished, the Employer will pay Employee a lump sum payment (the "Termination Payment") in cash equal to three (3) years salary at the then current rate in effect immediately prior to the Change In Control.

      SECTION 7.2 CHANGE IN CONTROL. A Change In Control will be deemed to have occurred for purposes hereof, upon any one of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Employer (including its subsidiaries, directors, and executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of fifty percent (50%) or more of the combined voting power of the Employer's then outstanding Common Stock or equivalent in voting power of any class or classes of the Employer's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"); or (ii) shares representing fifty percent (50%) or more of the combined voting power of the Employer's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Employer or its subsidiaries or affiliates); or (iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Employer before the Transaction shall cease to constitute a majority of the Board of the Employer or of any successor to the Employer; or
(iv) following the Effective Date, the Employer is merged or consolidated with another corporation and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Employer, other than (A) any party to such merger or consolidation, or (B) any affiliates of any such party; or (v) the Employer transfers more than fifty percent (50%) of its assets, or the last of a series of transfers results in the transfer of more than fifty percent (50%) of the assets of the Employer, to another entity that is not wholly-owned by the Employer. For purposes of this subsection (v), the determination of what constitutes fifty percent (50%) of the assets of the Employer shall be made by the Board, as constituted immediately prior to the events that would constitute a Change in Control if fifty percent (50%) of the Employer's assets were transferred in connection with such events, in its sole discretion. Notwithstanding anything to the contrary contained in this Section 7.2, a Change In Control shall



565079.2/08-18-98/11:54AM
not be deemed to have occurred for the purposes hereof, upon any of the following events: (1) the consummation of an IPO; or (2) the conversion of existing classes of Class A Stock and Preferred Stock of the Employer into Common Stock.

      SECTION 7.3 NO RIGHT TO CONTINUED EMPLOYMENT. This Article VII will not give Employee any right of continued employment or any right to compensation or benefits from the Employer except the rights specifically stated herein.

      SECTION 7.4 ARBITRATION. Any dispute arising under this Article VII will be resolved in the manner provided in Article VIII.

                           ARTICLE VIII. ARBITRATION

      SECTION 8.1 SCOPE. The Employer and Employee acknowledge and agree that any claim or controversy arising out of or relating to Section VII of this Agreement shall be settled by final and binding arbitration in the city in which the Employer's principal executive offices are located in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy. The Employer and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty
(60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

      SECTION 8.2 PROCEDURES. All claims or controversies subject to arbitration shall be submitted to arbitration within six (6) months from the date that a written notice of request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators at least one of whom is licensed to practice law in the State of Georgia and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration proceedings. Employee and the Employer acknowledge and agree that each party will bear fifty percent (50%) of the cost of the arbitration proceeding, and each party shall be responsible for paying its own attorneys' fees, if any, unless the arbitrators determine otherwise.

      SECTION 8.3 ENFORCEMENT. The Employer and Employee acknowledge and agree that the arbitration provisions in this Agreement may be specifically enforced by either party, and that submission to arbitration proceedings may be compelled by any court of competent jurisdiction.



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                                    -6-

The Employer and Employee further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

      SECTION 8.4 LIMITATIONS. Notwithstanding the arbitration provisions set forth herein, Employee and the Employer acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising under Articles III or IV of this Agreement. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to arbitration. Employee and the Employer further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation or unemployment compensation.

                           ARTICLE IX. GENERAL TERMS

      SECTION 9.1 NOTICES. All notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if sent by overnight courier or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section:

      If to the Employer to:

      =======================
      =======================
      Attn: __________________
      Fax No.: _______________

      with a copy to:

      =======================
      =======================
      Attn: __________________
      Fax No.: _______________




565079.2/08-18-98/11:54AM

      If to Employee, to:

      J. Michael Ribaudo, M.D.
      450 North New Ballas Road, Suite 250
      St. Louis, Missouri 63141
      Fax No.: (314) 569-1693

      with a copy to:

      James L. Fogle
      Thompson Coburn
      One Mercantile Center
      St. Louis, MO  63101
      Fax No.: 314-552-7000

      SECTION 9.2 WITHHOLDING; NO OFFSET. All payments required to be made by the Employer under this Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under this Agreement will be subject to offset or reduction attributable to any amount Employee may owe to the Employer or any other person.

      SECTION 9.3 ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the complete and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties. The parties have executed this Agreement based upon the express terms and provisions set forth herein and have not relied on any communications or representations, oral or written, which are not set forth in this Agreement.

      SECTION 9.4 AMENDMENT. The covenants or provisions of this Agreement may not be modified by an subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement;
(iii) is signed and executed on behalf of the Employer by an officer of the Employer other than Employee; (iv) is approved by resolution of the Board; and
(v) is signed by Employee.

      SECTION 9.5 LEGAL CONSULTATION. Both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing this Agreement.

      SECTION 9.6 CHOICE OF LAW. This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Georgia, without regard to its choice of law principles.

      SECTION 9.7 ATTORNEY'S FEES. If legal action is commenced by either party to enforce or defend its rights under this Agreement, the party substantially obtaining the relief requested



565079.2/08-18-98/11:54AM
in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

      SECTION 9.8 SUCCESSORS AND ASSIGNS. The obligations, duties and responsibilities of Employee under this Agreement are personal and shall not be assignable. In the event of Employee's death or disability, this Agreement shall be enforceable by Employee's estate, executors or legal representatives.

      SECTION 9.9 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other terms and conditions hereof.

      SECTION 9.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any portion shall be held invalid, illegal or enforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties provided that the substance of the economic relationship created by this Agreement remains materially unchanged.

      SECTION 9.11 REMEDIES. The parties hereto acknowledge and agree that upon any breach by Employee of his obligations under either of Articles III and IV hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

      SECTION 9.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.

                          [intentionally left blank]



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                                    -9-

      IN WITNESS WHEREOF, Employer and Employee have caused this Agreement to be executed on the day and year indicated below to be effective on the day and year first written above.


EMPLOYEE:


---------------------------------------------------         ------------------
J. Michael Ribaudo, M.D.                                    Date


EMPLOYER:

-------------------------

By:____________________________________________________     __________________
      ___________, President                                Date




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                                    -10-

                                                                  EXHIBIT 4.1(A)

            [FORM OF EMPLOYMENT AGREEMENT FOR RODGERS, SUBJECT TO
              CERTAIN CHANGES MADE BY AGREEMENT OF THE PARTIES.]


                             EMPLOYMENT AGREEMENT

      This EMPLOYMENT AGREEMENT (this "Agreement") is effective as of the ___ day of ________, 1998 (the "Effective Date"), by and between ________________
(formerly Medical Industries of America, Inc.), a Florida corporation (the "Employer") and Thomas M. Rodgers, Jr. ("Employee").

                             W I T N E S S E T H:

      WHEREAS, Employee was formerly employed as the Executive Vice President, Chief Financial Officer and Treasurer of Physician Health Corporation, a Delaware corporation ("PHC"), pursuant to an Employment Agreement, dated as of January 1, 1998; and

      WHEREAS, Employer merged with Physician Health Corporation, a Delaware corporation on ____________, 1998 with Employer being the surviving corporation; and

      WHEREAS, Employer and Employee entered into that certain
NonDisclosure/NonCompete Agreement (the "NonCompete Agreement") simultaneously herewith and attached hereto as EXHIBIT A; and

      WHEREAS, the parties hereto desire to amend and restate said employment agreement as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                          ARTICLE I. RESPONSIBILITIES

      SECTION 1.1 SCOPE OF EMPLOYMENT. Employee is employed by Employer to serve as Executive Vice President, _______________ and Treasurer of the Employer, together with such other powers and responsibilities set forth for such position in the Bylaws of the Employer or as may be designated from time to time by the Chief Executive Officer ("CEO") or President of the Employer, Sarah C. Garvin. Employee accepts employment upon the terms set forth in this Agreement and will perform diligently to the best of his abilities those duties set forth in the Bylaws or as may be designated from time to time by the CEO and Chairman of the Employer, Sarah C. Garvin, and in this Agreement in a manner that promotes the interests and goodwill of the Employer. Employee will devote his best efforts and 40 hours per week, exclusive of paid vacation and sick time available to Employee pursuant to Section 2.3 hereof, to and for the benefit of the Employer. Employee may, at his option, devote reasonable time and attention to civic, charitable, business or social organizations or speaking engagements as he deems appropriate and engage in the other activities set forth on Annex I attached hereto.

                           ARTICLE II. COMPENSATION

      SECTION 2.1 GENERAL TERMS. (a) The Employer agrees to compensate Employee on a salary basis at an annual rate of Two Hundred Five Thousand Dollars ($205,000), payable in accordance with the Employer's ordinary payroll policies and procedures subject to annual review and adjustment by the Board of Directors of the Employer (the "Board") or the Compensation Committee thereof. [Notwithstanding the foregoing, upon the consummation of the underwritten initial public offering (the "IPO") of the Employer's common stock or in the event that any class of equity securities of the Employer or one of its successors becomes registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Employee will be compensated at an annual rate of Two Hundred Sixty Thousand Dollars ($260,000).]

            (b) The Employer shall pay the Employee an annual bonus (the "Bonus") from a bonus pool ("Bonus Pool") established by the Board of Directors of Employer in the exercise of its sole discretion and judgment, based upon the earnings before interest, taxes, depreciation and amortization ("EBITDA") of Employer and distributed, in the sole discretion of the Board of Directors of Employer, to Employee and certain other employees of the Company, including without limitation, Sarah Garvin, J. Michael Ribaudo, Michael Morrell and Paul Pershes. EBITDA shall be determined in accordance with generally accepted accounting principles. Any Bonus shall be payable within thirty (30) days after completion and delivery of the audited financial statements of Employer to Employer for the fiscal year to which the Bonus relates.

      SECTION 2.2 REIMBURSEMENT. It is acknowledged by the parties that Employee, in connection with the services to be performed by him pursuant to the terms of this Agreement, will be required to make payments for travel, communications, entertainment of business associates and similar expenses. The Employer will reimburse Employee for all reasonable documented expenses of types authorized by the Employer and incurred by Employee in the performance of his duties hereunder, including reasonable documented expenses related to providing puzzles and other appropriate modest gifts to vendors and development prospects. Employee will comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time. Approval of any reimbursement to Employee by the Employer's Chief Executive Officer shall be conclusive evidence that such reimbursement is reasonable. Expenses incurred by Employee prior to the date of this Agreement shall also be subject to the foregoing reimbursement provision.

      SECTION 2.3 EMPLOYEE BENEFITS. During the term of this Agreement, Employee shall be entitled to participate in and receive benefits under any and all employee benefit plans and programs which are from time to time generally made available to the executive employees of the Employer including, without limitation, health and disability insurance and bonuses as may be specified in applicable employee manuals. Such benefits shall include, but not be limited to, the following:

            (a) a whole life insurance policy for the Employee for his designated beneficiaries in the amount of $1,000,000; and

            (b)   disability insurance [need detail].



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                                    -2-

                                 ARTICLE III.
                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

      SECTION 3.1 The terms of the NonCompete Agreement with respect to matters of confidentiality are incorporated herein by this reference.

                          ARTICLE IV. NONCOMPETITION

      SECTION 4.1 The terms of the NonCompete Agreement with respect to matters of non-competition with the Employer are incorporated herein by this reference.

                                ARTICLE V. TERM

      SECTION 5.1 The term of this Agreement will commence as of the date hereof and will end on December 31, 2001, unless earlier terminated by either party pursuant to the terms hereof (the "Term"). Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employer and Employee may mutually extend the Term for an additional one (1) year term by their mutual agreement ("Extended Term").

                            ARTICLE VI. TERMINATION

      SECTION 6.1 TERMINATION. Employee's employment hereunder will terminate upon the occurrence of any of the following events:

            (a) BY EMPLOYER WITHOUT CAUSE. The Employer may terminate this Agreement at any time without cause. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate, for a period of one (1) year after termination pursuant to this Subsection. Employee also shall be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties prior to termination.

            (b) BY EMPLOYEE WITHOUT CAUSE. Employee may terminate this Agreement at any time without cause. Upon termination of his employment pursuant to this Subsection, the Employer will pay any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. Employee shall also be paid expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

            (c) BY EMPLOYER WITH CAUSE. This Agreement may be terminated by Employer acting through its Chief Executive Officer at any time upon written notice for any of the following reasons:




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                                    -3-

            I. a substantial breach by the Employee of a material provision of this Agreement, which breach remains uncorrected for more than thirty (30) days following written notice detailing the specific provision for which a breach is alleged, and setting forth the actions, which, when taken, will correct the breach;

            II. conviction of the Employee for a felony which in the reasonable judgment of the CEO materially affects Employee's ability to perform his duties pursuant to this Agreement;

            III. commission by Employee of an act of fraud, embezzlement, or material dishonesty against the Employer or its affiliates as determined by the Employer's Chief Executive Officer based on information she deems reasonable and adequate; or

            IV. intentional neglect of or material inattention to Employee's duties, which neglect or inattention remains uncorrected for more than thirty (30) days following written notice from the Board detailing the Board's concern.

      Employee will not be entitled to any severance pay or other compensation upon termination of his employment pursuant to this Subsection except for any portion of his base salary accrued but unpaid from the last monthly payment date to the date of termination and expense reimbursements under
      Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

      Prior to any termination for cause based on allegations of improper payment or reimbursement of business or personal expenses, Employee will be given written notice of the expenses at issue and the opportunity to pay to the Employer such expenses during the ten (10) day period following the delivery of the notice. In the event that the payment is made during the ten (10) day period, the Employee will not be terminated. If at the time of Employees termination for cause Sarah C. Garvin is not the Employer's Chairman of the Board or Chief Executive Officer or in the event that during the 90 day period following the date of Employee's termination for cause Sarah C. Garvin is removed as the Employer's Chairman of the Board or Chief Executive Officer, any determination made under subparagraph III above must be confirmed by arbitration in accordance with the "Expedited Procedures" set forth in the Commercial Arbitration Rules of the American Arbitration Association as then in effect (the "Rules"). The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator, and shall be conducted in accordance with the Rules and (regardless of any other choice of law provision in this agreement) the United States Arbitration Act (9 U.S.C. ss.ss.1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator will be final and binding upon the parties. The determination of which party (or combination of them) will bear the costs and expenses of the arbitration proceeding shall be determined



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                                    -4-
      by the arbitrator. The arbitrator will have the discretionary authority to award to a party part of the reasonable attorney's fees expense of a party. The Employer and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty
      (60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

            (d) TERMINATION ON DEATH. In the event of Employee's death, this Agreement will be deemed to have terminated on the date of his death. In the event of his death, the Employer will pay to the testamentary trusts created by Employee's will, or if there are no such trusts, to his estate, any portion of Employee's salary at the then current rate and benefits, if any, accrued but unpaid from the last monthly payment date to the date of termination. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate for a period of six (6) months. Additionally, the Employer will pay to such testamentary trusts or Employee's estate expense reimbursements under
      Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to his death.

            (e) TERMINATION ON DISABILITY. This Agreement will terminate immediately in the event Employee becomes physically or mentally disabled. Employee will be deemed disabled if, as a result of Employee's incapacity due to physical or mental illness, Employee shall have been absent from his duties with the Employer on a full-time basis for 120 consecutive business days. In the event of the termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate for a period of six (6) months. Additionally, the Employer will pay Employee expense reimbursements under Section 2.2 hereof for expenses incurred in the performance of his duties hereunder prior to termination.

            (f) BY EMPLOYEE ON CONSTRUCTIVE TERMINATION. Employee shall have the right to terminate this Agreement in the event that his duties or responsibilities are substantially diminished or in the event of irreconcilable policy differences between Employee and the Employer's Chief Executive Officer. In the event of termination of this Agreement pursuant to this Subsection, Employee's salary shall be paid at the then current rate, for a period of one year after termination pursuant to this Subsection. Employee shall also be entitled to receive expense reimbursements under Section 2.2 hereof for expenses incurred in performance of his duties prior to termination. Any disputes under this subparagraph (f) must be submitted to arbitration in accordance with the "Expedited Procedures" set forth in the Rules. The arbitration shall be held in such place in the metropolitan Atlanta, Georgia area as may be specified by the arbitrator, and shall be conducted in accordance with the Rules and (Regardless of any other choice of law provision in this agreement) the United States Arbitration Act (9 U.S.C. ss.ss.1-16) to the extent not inconsistent with this Agreement. The decision of the arbitrator will be final



565078.4/08-18-98/11:53AM
      and binding upon the parties. The determination of which party (or combination of them) will bear the costs and expenses of the arbitration proceeding shall be determined by the arbitrator. The arbitrator will have the discretionary authority to award to a party part of the reasonable attorney's fees expense of a party. The Employer and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty (60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

              ARTICLE VII. CHANGE IN CONTROL TERMINATION PAYMENT

      SECTION 7.1 TERMINATION PAYMENT. Notwithstanding anything to the contrary contained in Article VI hereof, if, after a Change In Control (as defined in Section 7.2 hereof), Employee's employment with the Employer terminates pursuant to Section 6.1(a) of this Agreement following a Change In Control or Employee terminates this Agreement because he is requested to relocate, his salary is reduced from the amount in effect immediately prior to the Change in Control, his title is reduced or his duties and responsibilities are substantially diminished, the Employer will pay Employee a lump sum payment (the "Termination Payment") in cash equal to three years salary at the then current rate in effect immediately prior to the Change In Control. The Termination Payment shall be payable on or before the tenth (10th) day following the date of termination of employment. Late payments of the Termination Payment shall bear interest at the rate of eight percent (8%) per annum.

      SECTION 7.2 CHANGE IN CONTROL. A Change In Control will be deemed to have occurred for purposes hereof, upon any one of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Employer (including its subsidiaries, directors, and executive officers) has become the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of fifty percent (50%) or more of the combined voting power of the Employer's then outstanding Common Stock or equivalent in voting power of any class or classes of the Employer's outstanding securities ordinarily entitled to vote in elections of directors ("voting securities"); or
(ii) shares representing fifty percent (50%) or more of the combined voting power of the Employer's voting securities are purchased pursuant to a tender offer or exchange offer (other than an offer by the Employer or its subsidiaries or affiliates); or (iii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Employer before the Transaction shall cease to constitute a majority of the Board of the Employer or of any successor to the Employer; or (iv) following the Effective Date, the Employer is merged or consolidated with another corporation and as a result of such merger or consolidation less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Employer, other than (A) any party to such merger or consolidation, or (B) any affiliates of any such party; or (v) the



565078.4/08-18-98/11:53AM

Employer transfers more than fifty percent (50%) of its assets, or the last of a series of transfers results in the transfer of more than fifty percent (50%) of the assets of the Employer, to another entity that is not wholly-owned by the Employer; or (vi) Sarah C. Garvin's employment by the Employer as Chief Executive Officer is terminated. For purposes of subsection (v), the determination of what constitutes fifty percent (50%) of the assets of the Employer shall be made by the Board, as constituted immediately prior to the events that would constitute a Change in Control if fifty percent (50%) of the Employer's assets were transferred in connection with such events, in its sole discretion. Notwithstanding anything to the contrary contained in this Section 7.2, a Change In Control shall not be deemed to have occurred for the purposes hereof, upon any of the following events: (1) the consummation of an IPO; or (2) the conversion of existing classes of Class A Stock and Preferred Stock of the Employer into Common Stock.

      SECTION 7.3 NO RIGHT TO CONTINUED EMPLOYMENT. This Article VII will not give Employee any right of continued employment or any right to compensation or benefits from the Employer except the rights specifically stated herein.

      SECTION 7.4 ARBITRATION. Any dispute arising under this Article VII will be resolved in the manner provided in Article VIII.

                           ARTICLE VIII. ARBITRATION

      SECTION 8.1 SCOPE. The Employer and Employee acknowledge and agree that any claim or controversy arising out of or relating to Section VII of this Agreement shall be settled by final and binding arbitration in the city in which the Employer's principal executive offices are located in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect on the date of the event giving rise to the claim or controversy. The Employer and Employee further acknowledge and agree that either party must request arbitration of any claim or controversy within sixty
(60) days of the date of the event giving rise to the claim or controversy by giving written notice of the party's request for arbitration. Failure to give notice of any claim or controversy within sixty (60) days of the event giving rise to the claim or controversy shall constitute waiver of the claim or controversy.

      SECTION 8.2 PROCEDURES. All claims or controversies subject to arbitration shall be submitted to arbitration within six (6) months from the date that a written notice of request for arbitration is effective. All claims or controversies shall be resolved by a panel of three (3) arbitrators at least one of whom is licensed to practice law in the State of Georgia and who are experienced in the arbitration of labor and employment disputes. These arbitrators shall be selected in accordance with the National Rules of the American Arbitration Association for the Resolution of Employment Disputes in effect at the time the claim or controversy arises. Either party may request that the arbitration proceeding be stenographically recorded by a Certified Shorthand Reporter. The arbitrators shall issue a written decision with respect to all claims or controversies within thirty (30) days from the date the claims or controversies are submitted to arbitration. The parties shall be entitled to be represented by legal counsel at any arbitration



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                                    -7-
proceedings. Employee and the Employer acknowledge and agree that each party will bear fifty percent (50%) of the cost of the arbitration proceeding, and each party shall be responsible for paying its own attorneys' fees, if any, unless the arbitrators determine otherwise.

      SECTION 8.3 ENFORCEMENT. The Employer and Employee acknowledge and agree that the arbitration provisions in this Agreement may be specifically enforced by either party, and that submission to arbitration proceedings may be compelled by any court of competent jurisdiction. The Employer and Employee further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

      SECTION 8.4 LIMITATIONS. Notwithstanding the arbitration provisions set forth herein, Employee and the Employer acknowledge and agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising under Articles III or IV of this Agreement. These provisions shall be enforceable by any court of competent jurisdiction and shall not be subject to arbitration. Employee and the Employer further acknowledge and agree that nothing in this Agreement shall be construed to require arbitration of any claim for workers' compensation or unemployment compensation.

                           ARTICLE IX. GENERAL TERMS

      SECTION 9.1 NOTICES. All notices and other communications hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if delivered personally or if sent by overnight courier or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication will have specified to the other party hereto in accordance with this Section:

      If to the Employer to:

      ======================
      ----------------------
      Attn: _________________
      Fax No.:  _____________

      with a copy to:

      ===================
      -------------------
      Attn: ______________
      Fax No.: ___________




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                                    -8-

      If to Employee, to:

      Thomas M. Rodgers, Jr.
      4569 L River Parkway
      Atlanta, Georgia  30339

      with a copy by U.S. Mail to:
      Thomas M. Rodgers, Jr.
      P. O. Box 725467
      Atlanta, Georgia  31139-9467

      SECTION 9.2 WITHHOLDING; NO OFFSET. All payments required to be made by the Employer under this Agreement to Employee will be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law. No payment under this Agreement will be subject to offset or reduction attributable to any amount Employee may owe to the Employer or any other person.

      SECTION 9.3 ENTIRE AGREEMENT; MODIFICATION. This Agreement and its Attachments constitute the complete and entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties. The parties have executed this Agreement based upon the express terms and provisions set forth herein and have not relied on any communications or representations, oral or written, which are not set forth in this Agreement.

      SECTION 9.4 AMENDMENT. The covenants or provisions of this Agreement may not be modified by an subsequent agreement unless the modifying agreement: (i) is in writing; (ii) contains an express provision referencing this Agreement;
(iii) is signed and executed on behalf of the Employer by an officer of the Employer other than Employee; (iv) is approved by resolution of the Board; and
(v) is signed by Employee.

      SECTION 9.5 LEGAL CONSULTATION. Both parties have been accorded a reasonable opportunity to review this Agreement with legal counsel prior to executing this Agreement.

      SECTION 9.6 CHOICE OF LAW. This Agreement and the performance hereof will be construed and governed in accordance with the laws of the State of Georgia, without regard to its choice of law principles.

      SECTION 9.7  ATTORNEY'S FEES; INTEREST.

            (a) If legal action is commenced by either party to enforce or defend its rights under this Agreement, the party substantially obtaining the relief requested in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.




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                                    -9-

            (b) In the event that Sarah C. Garvin ceases to serve as Chairman of the Board or Chief Executive Officer of the Employer, the Employer fails to fulfill its obligations to Employee under this Agreement and Employee takes legal action or submits issues to arbitration to enforce his rights under this Agreement, the Employer will pay any and all legal fees incurred by Employee in successfully enforcing his rights under this Agreement. Such fees shall be paid monthly in advance by the Employer based on the estimates of Employee's counsel. Any unused advances shall be returned to the Employer. In the event that a court or arbitration panel determines that Employee's legal actions were without merit, Employee shall be obligated to reimburse the Employer for all such advances. The Employer waives any rights to contest the enforceability of this Section 9.7(b) on public policy or any other grounds.

            (c) Any amounts recovered by Employee as damages resulting from a breach by the Employer of the terms of this Agreement shall bear interest at the rate of eight percent (8%) per annum from the date that the breach occurred.

      SECTION 9.8 SUCCESSORS AND ASSIGNS. The obligations, duties and responsibilities of Employee under this Agreement are personal and shall not be assignable. In the event of Employee's death or disability, this Agreement shall be enforceable by Employee's estate, executors or legal representatives.

      SECTION 9.9 WAIVER OF PROVISIONS. Any waiver of any terms and conditions hereof must be in writing and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any subsequent breach of the same or any other terms and conditions hereof.

      SECTION 9.10 SEVERABILITY. The provisions of this Agreement shall be deemed severable, and if any portion shall be held invalid, illegal or enforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties provided that the substance of the economic relationship created by this Agreement remains materially unchanged.

      SECTION 9.11 REMEDIES. The parties hereto acknowledge and agree that upon any breach by Employee of his obligations under either of Articles III and IV hereof, the Employer will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

      SECTION 9.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument.




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                                    -10-

      IN WITNESS WHEREOF, Employer and Employee have caused this Agreement to be executed on the day and year indicated below to be effective on the day and year first written above.


EMPLOYEE:


-------------------------------------------------     ------------------------
Thomas M. Rodgers, Jr.                                      Date


EMPLOYER:

------------------------

By: ______________________________________________    ________________________
      _______________, President                      Date




1660249.05

















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                                    -11-

                                    ANNEX I


      The Employer acknowledges that Employee may during the term of this
Agreement:

      1. Continue to serve as the Chairman of Continental Film Laboratories.

      2. Continue to manage the real estate interests owned by him at the date of this Agreement.

      3. Attend puzzle conventions and events.

      4. Work with the Gathering for Gardiner organization.

                                                                  EXHIBIT 4.1(A)

                  [FORM OF EMPLOYMENT AGREEMENT FOR PERSHES
          SUBJECT TO FURTHER MODIFICATION AS AGREED BY THE PARTIES]

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      This Amended and Restated Employment Agreement (the "Agreement"), entered into as of the ___ day of _________, 1998 by and between ________________
(formerly Medical Industries of America, Inc.), a Florida corporation (hereinafter referred to as "Employer"), and Paul C. Pershes ("Employee").

                             W I T N E S S E T H:

      WHEREAS, Employer and Employee entered into an employment agreement dated January 6, 1997 which was amended as of February 11, 1998; and

      WHEREAS, Employer merged with Physician Health Corporation, a Delaware corporation on _____________, 1998 with Employer being the surviving corporation; and

      WHEREAS, Employer and Employee entered into that certain
NonDisclosure/Non- Compete Agreement (the "NonCompete Agreement") simultaneously herewith and attached hereto as EXHIBIT A; and

      WHEREAS, the parties hereto desire to amend and restate said employment agreement as set forth herein.

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereto agree as follows:

      1. EMPLOYMENT. Employer hereby agrees to employ Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

      2. DUTIES. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee will serve as President and Chief Financial Officer of the Medical Industries of America ancillary division of Employer and as a Director and Executive Vice President of the Employer (public holding company) and will faithfully and diligently perform the services and functions relating to such offices or otherwise reasonable incident to such offices, including, without limitation, the management of air ambulance, pharmacy, pain, rehabilitation, home infusion, sleep labs, cardiac cath labs and other ancillary services, provided, however, that all such services and functions will be reasonable and within Employee's area of



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



expertise. Employee will, during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Employer. Employee will be based out of the Palm Beach County, Florida office of the Company and will not be required to relocate. The foregoing will not be construed as preventing Employee from making investments in other business or enterprises provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

      3. TERM. The term of this Agreement will commence as of the date hereof and will end on that December 31, 2001, unless earlier terminated by either party pursuant to the terms hereof ("Term"). Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employer and Employee may mutually extend the Term for an additional one (1) year term by their mutual agreement ("Extended Term").

      4. COMPENSATION. As compensation for the services rendered under this Agreement, Employee will be entitled to receive the following:

            (a) SALARY. Commencing upon the date of this Agreement, Employee will be paid a minimum annual salary of $190,000 per year, payable in accordance with the then current payroll policies of Employer or as otherwise agreed to by the parties (the "Salary), subject to adjustment in accordance with subparagraph
(h) hereof. At any time the Salary may be increased for the remaining portion of the Term if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties, but such decision shall be in the sole discretion and judgment of the Compensation Committee and Board of Directors of Employer.

            (b)   OPTIONS.

                  (i) Upon execution of this Agreement, Employee agrees to return and retire 150,000 options at no further compensation to Employer.

                  (ii) In the event Employee decides to leave on his own accord on or before the first anniversary of this Agreement, Employee agrees to sell to the Company 350,000 shares of stock of Employer subject to an option(s) at the lower of (A) $2.55 per share or (B) the market price of the stock of Employer as of the date of Employee's termination. In the event Employee decides to leave on his own accord after the first anniversary of this Agreement, but on or before the second anniversary of this Agreement, Employee agrees to sell to the Company 250,000 shares of stock of Employer subject to an option(s) at the lower of (A) $2.55 per share or (B) the market price of the stock of Employer as of the date of Employee's termination.



564394.7/08-18-98/11:52AM

            (c) BONUS. The Employer shall pay the Employee an annual bonus (the "Bonus") from a bonus pool ("Bonus Pool") established by the Board of Directors of Employer in the exercise of its sole discretion and judgment, based upon the earnings before interest, taxes, depreciation and amortization ("EBITDA") of Employer and distributed, in the sole discretion of the Board of Directors of Employer, to Employee and certain other employees of the Company, including without limitation, Sarah Garvin, Tom Rodgers, Michael Ribaudo and Michael Morrell. EBITDA shall be determined in accordance with generally accepted accounting principles. Any Bonus shall be payable within thirty (30) days after completion and delivery of the audited financial statements of Employer to Employer for the fiscal year to which the Bonus relates. Notwithstanding anything contained herein to the contrary, any amounts payable by Employer to Employee as a Bonus during the first two (2) years of this Agreement, shall be applied by Employer as a payment, in whole or in part, as the case may be, of the promissory note outstanding ($500,000) from the Employee to the Employer plus any interest accrued and personal income taxes [INCLUDING AMOUNT] thereon, until such promissory note, interest and taxes are paid in full. In the event the Bonuses payable to Employee with respect to the first two (2) years of this Agreement are insufficient to satisfy the balance of the promissory note, interest and taxes in full, Employer agrees to forgive the promissory note, interest and taxes thereon as of the end of the second year of the Term of this Agreement.

            (d) EXPENSES. Upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other executive officers for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Employee in rendering services required under this Agreement.

            (e)   BENEFITS, INSURANCE.

                  (i) MEDICAL, DENTAL AND VISION BENEFITS. During the Term of this Agreement, whether or not Employee is employed by Employer, Employee and his dependents will be entitled to receive such group medical, dental and vision benefits as Employer may provide to its other employees, provided such coverage is reasonably available, or be reimbursed if Employee is carrying or has to carry his own similar insurance. Upon the death of Employee, these benefits will continue for Employee's wife and family as currently provided until the Employer's wife reaches age 65 or her death.

                  (ii) BENEFIT PLANS. The Employee will be entitled to participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future, including any 401(k) plans.

                  (iii) OTHER BENEFITS. During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such as other benefits as Employer may provide for its officers in the future.




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                                    -3-

                  (iv) DISABILITY INSURANCE. $60,000 disability benefit plus group coverage.

            (f) VACATION. Employee will be entitled to up to four (4) weeks of paid vacation per year.

            (g) AUTOMOBILE. The Employer shall provide an automobile to Employee at approximately $1,000 per month plus normal gas, repairs and insurance.

            (h) SALARY. Salary to be increased by minimum of CPI plus increases, if any, based on performance, increase in earnings and revenues approved by the Compensation Committee.

      5. CONFIDENTIALITY. The terms of that certain NonCompete Agreement with respect to matters of confidentiality are incorporated herein by this reference.

      6. INDEMNIFICATION. The Employer shall to the full extent permitted by law indemnify, defend and hold harmless Employer from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct and will carry directors and officers' insurance of $3,000,000 with $500,000 deductible.

      7. TERMINATION. This Agreement and the employment relationship created hereby will terminate upon the occurrence of any of the following events:

      A. TERMINATION WITHOUT CAUSE BY THE COMPANY. The Company may terminate the Employee's employment pursuant to the terms of this Agreement without cause by written notice to the Employee. Such termination will become effective upon the date specified in such notice, provided that such date is at least 60 days from the date of such notice. In the event of such termination, the Company shall pay the Employee all salary due for the remainder of the employment term and all stock options shall vest immediately at the highest range (Section 20). The Company shall pay the Employee an amount equal to a minimum of 24 months salary plus vesting of all stock options. Such compensation shall be paid at the same dates due to be paid as if this agreement were still in effect.

      B. DEATH OR DISABILITY. This Agreement and the obligations hereunder will terminate upon the death or disability of the Employee. For purposes of this
Section 7B, "Disability" shall mean for a period of six months in any twelve month period the Employee is incapable of substantially fulfilling the duties set forth in Section 2 of this Agreement because of physical, mental or emotional incapacity resulting from an injury, sickness or disease. Upon any such termination upon death or disability, the Employer will pay the Employee or his legal



564394.7/08-18-98/11:52AM
representative, as the case may be, his annual salary to the end of the agreement, but in no case less than one year, at such time pursuant to Section 4 through the date of such termination of employment all vested options become exercised. Medical benefits will continue for Employee's wife and family (as currently provided) until Employee's wife reaches age 65 or her death, whichever first occurs.

      C. TERMINATION FOR CAUSE. Termination for Cause means, for all purposes of this Agreement, a termination of Employee's employment by Employer due to Employee's ^ conviction of ^ a felony relating to the Company. In the event Employee is Terminated for Cause, this Agreement and the obligations hereunder shall terminate immediately. In the event that Employee is Terminated for Cause, Employee shall not be entitled to continuation of any of the benefits specified in this Agreement from and after the date of such termination.

      D. CONTINUING EFFECT. Notwithstanding any termination of the Employee's employment as provided in this Section 7, the provisions of Section 5 shall remain in full force and effect.

      E. CONSIDERATION. The payments (if any) required to be paid by the Employer to Employee pursuant to Section 7 shall be in full and complete satisfaction of any and all obligations owing to Employee under this Agreement.

      8. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

      9. COSTS. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

      10. NOTICES. Any notices, demands, requests, approvals and other communications to be given under this agreement by either party to the other will be deemed to have been duly given in writing and personally delivered or within two (2) days if sent by mail, registered or certified, postage prepaid with return receipt requested as follows:

      If to Employer:               ________________________
                             1903 S. Congress Avenue
                          Boynton Beach, Florida 33426

      If to Employee:               Paul C. Pershes
                                    20046 Ocean Key Drive
                                    Boca Raton, FL 33498




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                                    -5-

Notices delivered personally will be deemed communicated as of actual receipt.

      11. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby and referred to herein constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understanding, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      12. GOVERNING LAW. This Agreement and the rights and obligations of the parties will be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Florida.

      13. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as may be possible and be legal, valid and enforceable.

      14. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

      15. GENDER AND NUMBER. When the context requires the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

      16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument, but only one of which need be produced.

      17. OFFICER'S LIFE INSURANCE FOR BENEFIT OF COMPANY. Life insurance policy for $1,000,000 with company as beneficiary. The company will also provide a whole life insurance policy for the individual for his beneficiaries in the amount of $1,000,000 (policies to be provided).





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                                    -6-

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    EMPLOYER:

                                    -----------------------------------



                                    BY:
                                    Name:
                                    Title:


                                    EMPLOYEE:


                                    Paul C. Pershes




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                                    -7-

                                  ADDENDUM A

It is specifically agreed and understood that Employee may continue as a consultant with other companies and specifically Pershes & Company, P.A. provided that the interests of Employer are not compromised.

----------------------------------------------

Agreed and Approved:


BY:
      Paul C. Pershes





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                                    -8-

                                  EXHIBIT A

                               STOCK AND OPTIONS
                             as of June 30, 19998


Common Shares owned                 1,000,000
Options - Vested                    437,500
             Not Vested             512,500*

150,000 options to be forfeited at effective date of merger





*     To be vested at time of merger

*     To be vested at time of merger

                                                                  EXHIBIT 4.1(A)

                  [FORM OF EMPLOYMENT AGREEMENT FOR MORRELL
         SUBJECT TO FURTHER MODIFICATION BY AGREEMENT OF THE PARTIES]

                  AMENDED AND RESTATED EMPLOYMENT AGREEMENT


      This Amended and Restated Employment Agreement (the "Agreement"), entered into as of the ____ day of _________, 1998 by and between __________________
(formerly Medical Industries of America, Inc.), a Florida corporation (hereinafter referred to as "Employer"), and Michael F. Morrell ("Employee").

                                 WITNESSETH:

      WHEREAS, Employer and Employee entered into an employment agreement dated June 6, 1996, which was amended and restated as of January 6, 1997, and February 11, 1998;

      WHEREAS, Employer merged with Physician Health Corporation, a Delaware corporation on ____________, 1998 with Employer being the surviving corporation; and

      WHEREAS, Employer and Employee entered into that certain
NonDisclosure/Non- Compete Agreement (the "NonCompete Agreement") simultaneously herewith and attached hereto as EXHIBIT A; and

      WHEREAS, the parties hereto desire to amend and restate said employment agreement as set forth herein.

      NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. EMPLOYMENT. Employer hereby agrees to continue to employ Employee and Employee hereby accepts employment with Employer upon the terms and conditions hereinafter set forth.

      2. DUTIES. Subject to the power of the Board of Directors of Employer to elect and remove officers, Employee will serve as [Chief Executive Officer/Chief Operating Officer] of the Medical Industries of America ancillary division of Employer and as a Director and Executive Vice President of the Employer (Public Holding Company) and will faithfully and diligently perform the services and functions relating to such offices or otherwise reasonable incident to



564345.7/08-18-98/11:51AM
such offices, including, without limitation, the management of air ambulance, pharmacy, pain rehabilitation, home infusion, sleep labs, cardiac cath labs and other ancillary services, provided, however, that all such services and functions will be reasonable and within Employee's area of expertise. Employee will, during the term of this Agreement (or any extension thereof), devote his full business time, attention and skills and best efforts to the promotion of the business of Employer. Employee will be based out of the Palm Beach County, Florida office of the Company and will not be required to relocate. The foregoing will not be construed as preventing Employee from making investments in other business or enterprises provided that (a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

      3. TERM. The term of this Agreement will commence as of the date hereof and will end on December 31, 2001, unless earlier terminated by either party pursuant to the terms hereof (the "Term"). Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employer and Employee may mutually extend the Term for an additional one (1) year term by their mutual agreement ("Extended Term").

      4. COMPENSATION. As compensation for the services rendered under this Agreement, Employee will be entitled to receive the following:

            (a) SALARY. Commencing upon the date of this Agreement, Employee will be paid an annual salary of $200,000 per year, payable in accordance with the then current payroll policies of Employer or as otherwise agreed to by the parties (the "Salary"), subject to adjustment in accordance with subparagraph
(h) hereof. At any time the Salary may be increased for the remaining portion of the Term, if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties hereunder, but such decision shall be in the sole discretion and judgment of the Compensation Committee and Board of Directors of Employer.

            (b)   OPTIONS.

                  (i) Upon execution of this Agreement, Employee agrees to return and 150,000 options at no further compensation to Employer.

                  (ii) In the event Employee decides to leave on his own accord for any reason on or before the first anniversary of this Agreement, Employee agrees to sell to the Company 400,000 shares of stock of Employer subject to an option(s) at the lower of (A) $2.55 per share or (B) the market price of the stock of Employer as of the date of Employee's termination. In the event Employee decides to leave on his own accord after the first anniversary of this Agreement, but on or before the second anniversary of this Agreement, Employee agrees to sell to the Company 250,000 shares of stock of Employer subject to an option(s) at the lower



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                                    -2-
of (A) $2.55 per share or (B) the market price of the stock of Employer as of the date of Employee's termination.

            (c) BONUS. The Employer shall pay the Employee an annual bonus (the "Bonus") from a bonus pool ("Bonus Pool") established by the Board of Directors of Employer in the exercise of its sole discretion and judgment, based upon the earnings before interest, taxes, depreciation and amortization ("EBITDA") of Employer and distributed, in the sole discretion of the Board of Directors of Employer, to Employee and certain other employees of the Company, including without limitation, Sarah Garvin, Tom Rodgers, Michael Ribaudo and Paul Pershes. EBITDA shall be determined in accordance with generally accepted accounting principles. Any Bonus shall be payable within thirty (30) days after completion and delivery of the audited financial statements of Employer to Employer for the fiscal year to which the Bonus relates. Notwithstanding anything contained herein to the contrary, any amounts payable by Employer to Employee as a Bonus during the first two (2) years of this Agreement, shall be applied by Employer as a payment, in whole or in part, as the case may be, of the promissory note outstanding ($500,000) from the Employee to the Employer plus any interest accrued and personal income taxes (INCLUDING AMOUNT) thereon, until such promissory note, interest and taxes are paid in full. In the event the Bonuses payable to Employee with respect to the first two (2) years of this Agreement are insufficient to satisfy the promissory note, interest and taxes in full, Employer agrees to forgive the balance of the promissory note, interest and taxes thereon as of the end of the second year of the Term of this Agreement.

            (d) EXPENSES. Upon submission of a detailed statement and reasonable documentation, Employer will reimburse Employee in the same manner as other executive officers of Employer for all reasonable and necessary or appropriate out-of-pocket travel and other expenses incurred by Employee is rendering services required under this Agreement.

            (e)   BENEFITS, INSURANCE.

                  (i) MEDICAL DENTAL AND VISION BENEFITS. During the Term of this Agreement, whether or not Employee is employed by Employer, Employee and his dependents will be entitled to receive such group medical dental and vision benefits as Employer may provide to its other employees, provided such coverage is reasonably available, or be reimbursed if Employee is carrying or has to carry his own similar insurance. Upon the death of Employee these benefits will continue for Employee's wife and family as currently provided until the Employer's wife reaches age 65 or her death, whichever first occurs.

                  (ii) BENEFIT PLANS. The Employee will be entitled to participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future including any 401k plans.




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                                    -3-

                  (iii) OTHER BENEFITS. During the Term, Employee will be entitled to participate, in addition to and not in lieu of base salary, in any bonus or other compensation plans, as Employer may provide for its officers in the future.

                  (iv) DISABILITY INSURANCE. $60,000 disability benefit plus group coverage.


            (f) VACATION. Employee will be entitled to up to (4) weeks of paid vacation per year.

            (g) AUTOMOBILE. The Employer shall provide an automobile to Employee at approximately $1,000 per month plus normal gas, repairs and insurance.

            (h) SALARY. Salary to be increased by minimum of CPI plus increases, if any, based on performance, increase in earnings and revenues approved by the Compensation Committee.

      5. CONFIDENTIALITY. The terms of that certain NonCompete Agreement with respect to matters of confidentiality are incorporated herein by this reference.

      6. INDEMNIFICATION. The Employer shall to the full extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct, and will carry directors and officers' insurance of a minimum of $3,000,000 with $500,000 deductible.

      7. TERMINATION. This Agreement and the employment relationship created hereby will terminate upon the occurrence of any of the following events:

            A. TERMINATION WITHOUT CAUSE BY THE EMPLOYER. The Employer may terminate the Employee's employment pursuant to the terms of this Agreement without cause by written notice to the Employee. Such termination will become effective upon the date specified in such notice, provided that such date is at least 60 days from the date of such notice. In the event of such termination, the Employer shall pay the Employee all salary due for the remainder of the Term, but in no case for less than two (2) years. IN ADDITION, ALL OPTIONS VEST. Such compensation shall be paid at the same dates due to be paid as if this Agreement were still in effect.

            B. DEATH OR DISABILITY. This Agreement and the obligations hereunder will terminate upon the death or disability of the Employee. For purposes of this Section 7(B), "disability" shall mean for a period of six months in any twelve month period the Employee is



564345.7/08-18-98/11:51AM
incapable of substantially fulfilling the duties set forth in Section 2 of this Agreement because of physical, mental or emotional incapacity resulting from an injury, sickness or disease. Upon any such termination upon death or disability, the Employer will pay the Employee or his legal representative, as the case may be, his annual salary for the remainder of the Term, but in no case less than one (1) year, pursuant to Section 4 hereof. Medical benefits will continue for Employee's wife and family (as currently provided) until Employee's wife reaches age 65 or her death, whichever first occurs.

      C. TERMINATION FOR CAUSE. Termination for Cause means, for all purposes of this Agreement, a termination of Employee's employment by Employer due to (i) conviction of the Employee for a felony which in the reasonable judgment of the Board materially affects Employee's ability to perform her duties pursuant to this Agreement; and (ii) commission by Employee of an act of fraud, embezzlement, or material dishonesty against the Employer or its affiliates. In the event that Employee is Terminated for Cause, Employee shall not be entitled to continuation of any of the benefits specified in this Agreement from and after the date of such termination.

      D. CONTINUING EFFECT. Notwithstanding any termination of the Employee's employment as provided in this Section 7, the provisions of Section 5 shall remain in full force and effect.

      E. CONSIDERATION. The payments (if any) required to be paid by the Employer to Employee pursuant to Section 7 shall be in full and complete satisfaction of any and all obligations owing to Employee under this Agreement.

      8. WAIVER OF BREACH. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach by any party.

      9. COSTS. If any action or law or inequity is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he or it may be entitled.

      10. NOTICES. Any notices, demands, requests, approvals and other communications to be given under this Agreement by either party to the other will be deemed to have been duly given, if in writing and personally delivered, or within two (2) days after being sent by mail, registered or certified, postage prepaid with return receipt requested as follows:




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                                    -5-

            If to Employer:         ________________________
                                    1903 S. Congress Avenue
                                    Boynton Beach, Florida 33426

            If to Employee:         Michael F. Morrell
                                    200 N. Lake Drive
                                    Lantana, FL 33462

Notices delivered personally will be deemed communicated as of actual receipt.

      11. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby and referred to herein constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      12. GOVERNING LAW. This Agreement and the rights and obligations of the parties will be governed by and construed and enforced in accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Florida.

      13. SEVERABILITY. If any provisions of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during this Agreement, such provision will be fully severable and this Agreement will be construed and enforced as if such legal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there will be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      14. CAPTIONS. The captions in this Agreement are for convenience of reference only and will not limit or otherwise affect any of the terms or provisions hereof.

      15. GENDER AND NUMBER. When the context requires, the gender of all words used herein will include the masculine, feminine and neuter and the number of all words will include the singular and plural.

      16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruments, but only one of which need be produced.

      17. OFFICER'S LIFE INSURANCE FOR BENEFIT OF EMPLOYER. The Employer will provide a life insurance policy on the life of Employee for $1,000,000 with Employer as beneficiary. The



564345.7/08-18-98/11:51AM

Employer will also provide a whole life insurance policy for the Employee for his designated beneficiaries in the amount of $1,000,000 (policies to be provided).





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                                    -7-

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                    EMPLOYER:
                                    -----------------------------


                                    BY:
                                    Name:
                                    Title:


                                    EMPLOYEE:



                                    Michael F. Morrell




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                                    -8-

                                  ADDENDUM A


It is specifically agreed and understood that Employee may continue as a consultant with other companies provided that the interests of Employer are not compromised. It is specifically agreed that Employee currently has a consulting contract with Westmark Group Holdings and others may exist from time to time.

------------------------------

Agreed  and Approved:


BY:

ITS:____________________________





564345.7/08-18-98/11:51AM

                                  EXHIBIT A

                               STOCK AND OPTIONS
                              as of June 30, 1998


Common Shares Owned                 1,000,000
Options - Vested                    500,000
               Not Vested           625,000*


150,000 options to be forfeited at effective date of merger

*  To be vested at time of merger.




564345.7/08-18-98/11:51AM

                                                                  EXHIBIT 4.1(B)

                      NONDISCLOSURE/NONCOMPETE AGREEMENT



      THIS NONDISCLOSURE/NONCOMPETE AGREEMENT ("Agreement") is made and entered into as of the ____ day of __________________, 1998, by and between ______________, a Florida corporation (the "Company"), and
______________________ ("Employee").

                             W I T N E S S E T H:

      WHEREAS, Employee is an employee of the Company;

      WHEREAS, as a condition to and in consideration of Employee's continued employment as an employee, the Company and Employee are entering into this Agreement.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                1.  DEFINITIONS

      For purposes of this Agreement, the following terms shall have the following meaning:

            (a) "BUSINESS OF THE COMPANY" means ___________________.

            (b) "COMPETING BUSINESS" as used herein means any person or entity which engages in a business substantially the same as the Business of the Company.

            (c) "CONFIDENTIAL INFORMATION" means information (in any form or media) including but not limited to technical and nontechnical data, formulae, patterns, compilations, programs, devices, methods, techniques, drawings, processes and plans regarding the Company's customers, prospective customers, methods of operation, billing rates, billing procedures, suppliers, business methods, finances, management, or any other business information relating to the Company (whether constituting a trade secret or proprietary or otherwise) which has value to the Company and is treated by the Company as being confidential; provided, however, that Confidential Information shall not include any information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public



566896.4/08-18-98/11:56AM
domain through lawful means. Confidential Information also includes information which has been disclosed to the Company or its affiliates by a third party and which the Company or its affiliates are obligated to treat as confidential. Confidential Information may or may not be marked by the Company or its affiliates as "confidential" or "secret" or with other words or markings of similar meaning, and the failure of the Company to make such notations upon the physical embodiments of any Confidential Information shall not affect the status of such information as Confidential Information.

            (d) "TERRITORY" means that geographical area consisting of those states within which Employee has performed services or supervised the provision of services by other agents of the Company, in either case, at any time during the twenty-four (24) month period immediately preceding Employee's termination of employment with the Company (or such shorter period if Employee is employed by the Company for less than twenty-four (24) months) and each state contiguous to any of such states..

            (e) "TRADE SECRET" means information not generally known about the Company's business which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality and from which the Company derives economic value from the fact that the information is not generally known to other persons. Trade Secrets include, but are not limited to, technical or non-technical data, compilations, programs and methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual customers and potential customers, customer route books, cards or lists containing the names, addresses, buying habits and business locations of past, present and prospective customers of the Company, sales reports, service reports, price lists, product formulae, computer programs and source codes, merchandising practices, and methods and procedures relating to products manufactured or sold by the Company.

         2.  ACKNOWLEDGMENTS; SURVIVAL OF PROVISIONS AFTER EMPLOYMENT

            (a) Employee acknowledges that (i) the Company has expended and will continue to expend substantial time, money, effort and other resources to develop its goodwill, clients, business sources and relationships, (ii) the Company has a legitimate business interest in protecting same, (iii) in connection with Employee's employment by the Company as herein provided, the Company will introduce Employee to its customers, business sources and relationships and will expend considerable time, effort and capital to train Employee in the Business of the Company, (iv) the knowledge and experience that Employee will acquire while an employee of the Company and Employee's services to be rendered to the Company are of special, unique and extraordinary character, (v) by virtue of Employee's employment with the Company, Employee will be in a position of substantial responsibility and authority and will have frequent and substantial contact with certain of the Company's customers and business sources and relationships, (vi) in Employee's capacity, Employee will be privy to certain confidential information, Company secrets and proprietary information not generally known or available to the Company's competitors or the general



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                                    -2-
public, (vii) the nature and periods of the restrictions imposed by the covenants contained in this Agreement are fair, reasonable, and necessary to protect and preserve for the Company the benefits of Employee's employment hereunder and that such restrictions will not prevent Employee from earning a livelihood, (viii) the Company would sustain great and irreparable loss and damage if Employee were in any manner to breach any of such covenants, (ix) the Company conducts its business actively in and throughout geographical areas which include the entire Territory (as hereinafter defined) and that other persons are engaged in like and similar business in the Territory, (x) the Territory is reasonably sized because the Business of the Company is of a limited and unusual nature, is scattered over a wide geographical area, and requires the entire Territory for profitable operations, and (xi) Employee's duties hereunder will include activities throughout the entire Territory on behalf of the Company.

      (b) The covenants of Employee under this Agreement shall survive termination of employment. The date of termination of employment is hereinafter referred to as the "Termination Date."

                         3.  CONFIDENTIAL INFORMATION

      Having acknowledged the foregoing, Employee covenants and agrees that all Confidential Information and all physical embodiments thereof received or developed by Employee or disclosed to Employee while employed by the Company is confidential to and is and will remain the sole and exclusive property of the Company. Employee further covenants and agrees that while Employee is in the Company's employ and for a period ending eighteen (18) months after the Termination Date for any reason so long as the Company is in full compliance with Employee's Employment Agreement, of even date herewith ("Employment Agreement"), Employee will hold such Confidential Information in trust and in the strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information or any physical embodiments thereof except to the extent necessary to perform the duties assigned to Employee by the Company, and in no event shall Employee take any action causing or fail to take any action necessary in order to prevent any Confidential Information disclosed to or developed by Employee to lose its character or cease to qualify as Confidential Information. Notwithstanding anything contained herein to the contrary, this Paragraph shall not limit in any manner the protection of the Company's Trade Secrets otherwise afforded by law. Upon request by the Company, and in any event upon termination of Employee's employment with the Company for any reason, Employee will promptly deliver to the Company all property belonging to the Company, including without limitation all Confidential Information (and all physical embodiments thereof) then in Employee's custody, control, or possession.

                                4.  COOPERATION




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                                    -3-

      Employee agrees to cooperate, to the extent and in the manner requested by the Company and at the Company's expense, in the prosecution or defense of any claims, litigation (other than litigation brought by the Company against Employee) or other proceeding involving Company property, Confidential Information or Trade Secrets.

       5.  AGREEMENT NOT TO COMPETE OR TO SOLICIT CUSTOMERS OR EMPLOYEES

            (a) Employee covenants and agrees with the Company that Employee will not, without the prior written consent of the Company signed by the President (or if during the term of this Agreement and while Employee is serving as President of the Company, signed by the Chairman of the Board of Directors of the Company) of the Company, directly or indirectly, while in the Company's employ and for a period of eighteen (18) months after the Termination Date within the Territory, provide or perform services which are in competition with the Business of the Company, either on Employee's own behalf or on behalf of any other person, whether as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor, lender or otherwise. Employee further covenants and agrees with the Company that Employee will not, without the prior written consent of the Company signed by the President (or if during the term of this Agreement and while Employee is serving as President of the Company, signed by the Chairman of the Board of Directors of the Company) of the Company, directly or indirectly, while in the Company's employ and through the period ending eighteen (18) months after termination of such employment for any reason, provide or perform services which are in competition with the Business of the Company either on Employee's own behalf or on behalf of any other person, whether as an officer, director, shareholder, partner, proprietor, employee, agent, consultant, independent contractor, lender or otherwise, for any of the Company's customers for whom Employee performed services or supervised the providing of services during Employee's employment with the Company anywhere in the Territory.

            (b) Employee covenants and agrees that during Employee's employment by the Company and for a period of eighteen (18) months after the Termination Date, Employee will not, without the prior written consent of the Company signed by the President (or if during the term of this Agreement and while Employee is serving as President of the Company, signed by the Chairman of the Board of Directors of the Company) of the Company, directly or indirectly, on Employee's behalf or on behalf of any other person, solicit or call upon any customer or prospective customer of the Company with a view of selling or providing to such customer or prospective customer any product, equipment or service, competitive or potentially competitive with any service sold or provided or under development by the Company during the twenty-four (24) month period immediately preceding Employee's termination of employment with the Company, provided that the restrictions set forth in this Paragraph shall apply only to customers or prospective customers of the Company with whom Employee had Material Contact (as hereinafter defined) during such twenty-four (24) month period (or such shorter period if Employee is employed by the Company for less than twenty-four (24) months). For purposes of this Agreement, "Material



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                                    -4-

Contact" shall mean contact between Employee and each customer or prospective customer (A) with whom the Employee dealt; (B) whose dealings with the Company were coordinated or supervised by Employee; (C) about whom Employee obtained Confidential Information in the ordinary course of business as a result of Employee's association with the Company; or (D) who receives services provided by the Company, the sale or provision of which results or resulted in compensation, commissions or earnings for Employee, in each of cases (A) through
(D) within twenty-four (24) months prior to the date of Employee's termination.

            (c) Employee covenants and agrees that during Employee's employment by the Company and for a period of eighteen (18) months after the Termination Date, Employee will not, without the prior written consent of the Company signed by the President (or if during the term of this Agreement and while Employee is serving as President of the Company, signed by the Chairman of the Board of Directors of the Company) of the Company, directly or indirectly, on Employee's behalf or on behalf of others, solicit, entice, persuade or induce, or attempt to solicit, entice, persuade or induce any person who is actively employed by, or is performing services as an independent contractor for, the Company and (a) who was employed by, or was performing services as an independent contractor for, the Company at any time during which Employee was employed by the Company, and (b) who reported to Employee or was within Employee's chain of responsibility, or (c) who had regular contact with Employee, to terminate his or her employment or contractual arrangement with the Company or to become employed or engaged by any person, firm or entity other than the Company, or approach any such person for any of the foregoing purposes or authorize or assist in the taking of any such action by any third party.

                                 6.  REMEDIES

      Employee acknowledges and agrees that, by virtue of the responsibilities that are attendant to his employment and his special knowledge of the Company's affairs, the covenants and obligations of Employee with respect to noncompetition, nonsolicitation, confidentiality and Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Employee agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Employee from committing any violation of the covenants and obligations contained in this Paragraph 6. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. These rights are only if the Company is in complete compliance with Employment Agreement.




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                                    -5-

                            7.  ABILITY TO PERFORM

      Employee represents and warrants to the Company that he is not under any obligation that would prevent or impair his performance under this Agreement.

                                  8.  NOTICES

      Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the party to whom such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            Employee:         _____________________________

            Company:          ____________________
                              Attention:  President

or at such other addresses as is designated in writing. Notices delivered in person are effective upon delivery. Notices sent by United States mail are effective upon the date of actual receipt. Notwithstanding the foregoing, in the event that a notice is given at any time during the term of this Agreement and the Employee is at that time serving as President of the Company, the notice to the Company shall be sent to the attention of the Chairman of the Board of Directors.

                               9.  MISCELLANEOUS

            (a) BINDING EFFECT. This Agreement shall be binding on the Company and any person or entity which succeeds to the interest of the Company (regardless of whether such succession occurs by operation of law) by reason of the sale of all or a portion of the Company's stock or assets or any merger, consolidation or reorganization involving the Company. This Agreement shall also inure to the benefit of Employee's heirs, executors, administrators and legal representatives.

            (b) ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned or delegated by Employee without the prior written consent of the Company.




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                                    -6-

            (c) ENTIRE AGREEMENT. This Agreement supersedes any and all prior agreements between the parties hereto and constitutes the entire agreement between the parties hereto with respect to the matters referred to herein and no subsequent agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. Employee acknowledges that he is entering into this Agreement of Employee's own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences. No parol or other evidence may be admitted to alter, modify or construe this Agreement, which may be changed only by a writing signed by the parties hereto. Employee and Company acknowledge that Employee's required employment agreement must be current and all payments to be made by Company are current.

            (d) SEVERABILITY; REFORMATION. In the event that one or more of the provisions of this Agreement shall become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any subparagraph of Paragraph 5 hereof is not enforceable in accordance with its terms, Employee and the Company agree that such subparagraph shall be reformed to make such subparagraph enforceable in a manner which provides the Company the maximum rights permitted at law.

            (e) WAIVER. Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or Employee's rights hereunder on any occasion or series of occasions.

            (f) AMENDMENTS. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto.

            (g) HEADINGS. Headings to paragraphs in this Agreement are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation hereof.

            (h) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (i) GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.




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                                    -7-

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement and have affixed their seals as of the date first above written.


                                          By:__________________________________
                                          Title:_______________________________

                                          Employee:


                                          _______________________________(SEAL)




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                                      -8-

                                                               EXHIBIT 4.1(C)(I)

                            -----------------------

                            STOCKHOLDERS' AGREEMENT

      This Stockholders' Agreement (this "Agreement"), dated as of _______, 1998, is entered into by and among_________________, a Florida corporation (the "Company"); the holders of the Class B Preferred Stock of the Company identified in SCHEDULE A (collectively, and together with their permitted successors and assigns, the "Class B Investors"); the holders of the Class C Preferred Stock of the Company identified in SCHEDULE B (collectively, and together with their permitted successors and assigns, the "Class C Investors"); (the Class B Investors and the Class C Investors and are together referred to as the "Investors") and the other stockholders and stock option/warrant holders of the Company listed from time to time in SCHEDULE D (collectively with the Investors, the "Stockholders").

                             W I T N E S S E T H:

      WHEREAS, the Class B Investors and the Class C Investors and certain of the Stockholders were previously shareholders of Physician Health Corporation, a Delaware corporation ("PHC"); and

      WHEREAS, the Company is the surviving corporation of the merger of PHC and Medical Industries of America, Inc. (" MIOA") and the parties hereto desire to enter into this Agreement for the purposes of assuring each other of certain restrictions on the stock of, and certain agreements with respect to, the capital stock of the Company.

      NOW, THEREFORE, the parties hereto agree as follows:

            1. DEFINITIONS. Except as the context otherwise explicitly requires,
(a) the capitalized term "Section" refers to sections of this Agreement, (b) the capitalized term "Exhibit" or "Schedule" refers to exhibits or schedules to this Agreement, (c) references to a particular Section include all subsections thereof and (d) the word "including" shall be construed as "including without limitation". Accounting terms used in this Agreement and not otherwise defined herein shall have the meanings provided in GAAP. Certain capitalized terms are used in this Agreement as specifically defined in this Section 1 as follows:

                  1.1 "Charter" means the Articles of Incorporation of the Company as from time to time in effect.

                  1.2 "Class A Preferred Stock" means the Class A Preferred Stock, par value $.01 per share, of the Company.



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




                  1.3 "Class B Preferred Stock" means the Class B Preferred Stock, par value $.01 per share, of the Company.

                  1.4 "Class C Preferred Stock" means the Class C Preferred Stock, par value $.01 per share, of the Company.

                  1.5 "Common Stock" means the Voting Common Stock, $0.0025 par value per share, of the Company.

                  1.6   "Company" is defined in the preamble.

                  1.7 "Contingent Warrants" means contingent warrants to purchase shares of Common Stock in the event the Class A Preferred Stock is redeemed.

                  1.8 "Co-Sale Notice" is defined in Section 3.1.

                  1.9 "Co-Sale Shares" means all shares of any class of capital stock of the Company issued to the Investors, and all shares of capital stock issued with respect to, in exchange for or upon conversion of any such shares or upon conversion of the Preferred Stock or the Class A Preferred Stock or upon exercise or conversion of the Warrants, the Contingent Warrants or the EGL Warrants; PROVIDED, HOWEVER, that once any such shares shall have been sold in a sale that complies with Section 3, they shall cease to be Co-Sale Shares.

                  1.10 "EGL" means EGL Holdings, Inc.

                  1.11 "EGL Warrants" means the warrants to purchase Common Stock issued to the EGL Investors.

                  1.12 "Healthmark" means Healthmark Partners, LLC.

                  1.13  "Investor" is defined in the preamble.

                  1.14 "Joint Director Designees" is defined in Section
4(b)(iv).

                  1.15 "Outside Offer" is defined in Section 2.1.1.

                  1.16 "Preferred Stock" means the Company's Class B Preferred Stock and Class C Preferred Stock.

                  1.17 "Proportionate Share" with respect to a given Stockholder means a fraction, the numerator of which is the number of shares of Common Stock (on an as converted/exercised basis) owned by the subject Stockholder and the denominator of which is



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                                    -2-
the aggregate number of shares of Common Stock (on an as converted/exercised basis) owned by all Stockholders.

                  1.18 "Proposed Buyer" is defined in Section 3.

                  1.19 "Proposed Sale" is defined in Section 3.1.

                  1.20 "Purchase Agreements" means, collectively, the Amended and Restated Securities Purchase Agreement, dated as of June 26, 1998, among the Company (as successor by merger to PHC) and certain of the Investors; the Securities Purchase Agreement, dated as of October 27, 1997, between the Company (as successor by merger to PHC) and Paribas Principal Incorporated; the Warrant Purchase Agreement, dated as of October 27, 1997, between the Company (as successor by merger to PHC) and Paribas Capital Funding LLC; the Warrant, Preferred Stock and Investment Commitment, dated as of September 12, 1997, among the Company (as successor by merger to PHC) and the Investors; and the Warrant, Preferred Stock and Assets Commitment, dated as of April 27, 1998, among the Company (as successor by merger to PHC), MIOA and certain of the Investors;, each as from time to time in effect.

                  1.21 "Restricted Shares" or "Restricted Stock" means all shares of any class of capital stock of the Company owned by any Restricted Stockholder, and all shares of capital stock issued with respect to, in exchange for or upon conversion of any such shares; PROVIDED, HOWEVER, that once any such shares shall have been sold in a sale which complies with Sections 2.1, 2.2 or 2.3, they shall cease to be Restricted Shares.

                  1.22 "Restricted Stockholders" means all stockholders and option holders of the Company listed from time to time as Restricted Stockholders in SCHEDULE D and all other persons who become party to this Agreement pursuant to Section 2.3, and their permitted successors and assigns, but in no event including any Weston Investor.

                  1.23 "Selling Stockholder" means a Restricted Stockholder selling Restricted Shares under Sections 2 or 3.

                  1.24  "Stockholders' is defined in the preamble.

                  1.25 "Transfer" means sell, assign, encumber, pledge, hypothecate, give away or dispose of or transfer in any other manner, whether voluntarily, involuntarily, by operation of law, pursuant to judicial process, divorce decree, property settlement, bankruptcy or otherwise.

                  1.26 "Warrants" means the Warrants issuable to the Investors pursuant to the Purchase Agreements in connection with the redemption of Preferred Stock.




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                                    -3-

                  1.27 "Weston Investor" means the Class B Investors and the Class C Investors, collectively.

            2.    TRANSFER RESTRICTIONS AND PURCHASE RIGHTS.

                  2.1 TRANSFERS OF RESTRICTED SHARES. The Restricted Stockholders will not Transfer Restricted Shares or allow the power to vote Restricted Shares to be exercised by anyone else (except through ordinary proxies, revocable at the option of such Restricted Stockholder) except that a Restricted Stockholder may (a) make a Transfer permitted by Sections 2.2 or 2.3 or (b) make a sale on the following terms and in compliance with the co-sale rights provisions in Section 3:

                              2.1.1 OUTSIDE OFFER. The Selling Stockholder wishing to Transfer Restricted Shares shall prepare an offer (the "Outside Offer") that sets forth the number of Restricted Shares proposed to be sold, the minimum purchase price, the proposed method of sale and the proposed purchase or type of purchaser.

                              2.1.2 COMPANY PURCHASE OFFER.  The Selling
      Stockholder shall offer to sell the Restricted Shares described in the Outside Offer to the Company by delivering to the Company a copy of the Outside Offer and a written offer to sell to the Company all of such Restricted Shares on the terms contained in the Outside Offer. If the Company elects to purchase Restricted Shares, it shall purchase such shares in accordance with Section 2.4.

                              2.1.3 OTHER STOCKHOLDERS PURCHASE OFFER. If, within twenty (20) days after receipt by the Company of the Outside Offer from the Selling Stockholder, the Company does not elect to purchase all of such Restricted Shares, then the Selling Stockholder shall offer to sell the Restricted Shares not chosen for purchase by the Company to the other Stockholders pro rata according to their Proportionate Shares by delivering to each such other Stockholder a copy of the Outside Offer and a written offer to sell to such other Stockholder all of such restricted Shares on the terms contained in the Outside Offer. If any Stockholders (other than the Selling Stockholder) elects to purchase Restricted Shares, they shall purchase such shares in accordance with Section 2.4.

                              2.1.4 REMAINING SHARES. If, within twenty (20) days after receipt by the other Stockholders of the Outside Offer to Sell from the Selling Stockholder, the other Stockholders do not elect to purchase all of such Restricted Shares, then the Selling Stockholder may Transfer any remaining Restricted Shares in accordance with the terms of the Outside Offer during the sixty (60) day period immediately following the twenty (20) day period referred to above in Section 2.1.3, subject, however, to the co-sale rights provided in Section 3 in favor of each Investor



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                                    -4-
      who has notified the Selling Stockholder in writing within such twenty
      (20) day notice period of its interest in exercising its co-sale rights with respect to any such sale. If such shares are not so purchased during such sixty (60) day period, they shall again become subject to this
      Section 2.1.

                  2.2 TRANSFERS BY OPERATION OF LAW OR IN VIOLATION OF AGREEMENT. If a Restricted Stockholder is subject to a Transfer of Restricted Shares by any bankruptcy or insolvency law or proceeding, any divorce proceeding, pursuant to the death of a Restricted Stockholder or otherwise by operation of law or court order or decree, or if any Transfer of Restricted Shares is made or attempted contrary to this Agreement, or if an offer to sell Restricted Shares is not delivered to the Company and the other Stockholders as and when required by this Agreement, the Company and the other Stockholders shall have the right to purchase any or all of such shares from such Restricted Stockholder, such Restricted Stockholders' estate or legal representative or such Restricted Stockholder's transferees at any time before or after the Transfer, at book value.

                  2.3   CERTAIN PERMITTED TRANSFERS.

                        2.3.1 TRANSFERS TO IMMEDIATE FAMILY. Any Restricted Stockholder may Transfer any of such Restricted Stockholder's Restricted Shares to members of such Restricted Stockholder's immediate family or a trust for the benefit of members of such Restricted Stockholder's immediate family so long as (a) each transferee executes a counterpart of this Agreement as a Restricted Stockholder, and (b) Restricted Shares are not held by more than ten (10) members (including trusts as members) of the same immediate family.

                        2.3.2 PUBLIC OFFERING. A Selling Stockholder may sell any Restricted Shares in a public offering registered under the federal Securities Act of 1933, as amended, or in a transaction permitted by Rule 144 thereunder, whereupon such shares shall no longer be Restricted Shares.

                        2.3.3 FUND INVESTORS. Any Stockholder that constitutes an investment fund may transfer Restricted Shares to its limited partners, members, stockholders or other investors so long as such transferee executes a counterpart of this Agreement as a Stockholder.

                  2.4   PURCHASES OF RESTRICTED SHARES.

                        2.4.1 ELECTION BY COMPANY AND STOCKHOLDERS. In the event of offers under Section 2.1 or 2.2, the Company shall have the right to determine whether to purchase any or all shares of Restricted Shares available for purchase by delivering written notice of the number of shares to be purchased to the Selling Stockholder and the



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                                    -5-
      other Stockholders within thirty (30) days after receipt of the offer by the Company. If the Selling Stockholder is a member of the Board of Directors of the Company, the Selling Stockholder shall not vote as a director on the question of whether the Company should purchase such Selling Stockholder's Restricted Shares or any matter relating thereto, but for purposes of establishing a quorum such Selling Stockholder shall attend any directors meetings at which such question or matter is considered. Promptly after a determination by the Board of Directors of the Company not to purchase all such shares, the Selling Stockholder shall make the right to purchase any shares it does not purchase available to the other Stockholders on the basis of their Proportionate Shares. The other Stockholders may purchase any remaining Restricted Stock not purchased by the Company and the other Stockholders pro rata based on the respective Proportionate Shares of Stockholders wishing to purchase additional shares, or as they may otherwise agree.

                        2.4.2 CLOSING ON STOCK SALES. The acceptance of any offer or exercise of any right to purchase hereunder shall be by notice given in accordance with Section 7.2 and shall specify a date of closing not earlier than ten (10) business days nor later than fifteen (15) business days after the receipt of such notice. At the closing, the purchaser shall pay the purchase price by certified or bank check drawn on immediately available funds and payable to the order of the Selling Stockholder. Certificates for the Restricted Shares to be purchased, duly endorsed or accompanied by duly executed stock powers, in each case with signatures guaranteed, if reasonably requested by the purchaser, shall be delivered at the closing by the Selling Stockholder. In addition, the purchaser may reasonably request waivers of any tax liens and evidence of good title and authority of any representative before tendering payment.

            3. CO-SALE RESTRICTIONS. A Restricted Stockholder may sell any Restricted Shares in accordance with Section 2.1 to any other person (the "Proposed Buyer") only if the Investors who notified the Selling Stockholder of their interest in exercising co-sale rights as contemplated by Section 2.1.4 are offered the chance to participate in such sale in the manner and on the terms set forth in this Section 3. Notwithstanding the foregoing, the provisions of this Section 3 shall not be applicable to (i) any sale of Restricted Shares to a Proposed Buyer that, when aggregated with the number of Restricted Shares sold to the Proposed Buyer during the preceding twelve (12) month period, does not exceed 1,000 (as presently constituted and subject to adjustment for subsequent stock splits, combinations and dividends) shares and (ii) any sale of Restricted Shares by a Stockholder required by the restrictions set forth in Regulation Y under the Bank Holding Company Act of 1956, as amended.

                  3.1 OFFER. A notice (the "Co-Sale Notice") shall be delivered by the Selling Stockholder to each such Investor at the time the Outside Offer is delivered to the other Stockholders under Section 2.1.3. The Co-Sale Notice shall include:



566608.8/08-18-98/11:54AM

                        (a) A copy of a bona fide offer from the Proposed Buyer, which shall set forth the complete terms of the proposed sale, including the number of Restricted Shares proposed to be purchased, the purchase price, the name and address of the Proposed Buyer and the other principal terms of the proposed transaction (the "Proposed Sale");

                        (b) An offer by the Selling Stockholder to include in the Proposed Sale to the Proposed Buyer, at the option of such Investors, that number of the Investors' Co-Sale Shares as is determined in accordance with Section 3.2, on the same terms and conditions as the Selling Stockholder shall sell the Restricted Shares; and

                        (c) An agreement from the Proposed Buyer to purchase such number of the Investors' Co-Sale Shares as shall be includable in such Proposed Sale pursuant to Section 3.2.

            3.2 TIME AND MANNER OF EXERCISE. If any of the Investors desires to accept the offer contained in the Co-Sale Notice, such Investor shall notify the Selling Stockholder in writing within twenty (20) days after receipt of the Co-Sale Notice. If none of the Investors shall have so accepted such offer in writing, the Investors shall be deemed to have waived all of their rights with respect to the Proposed Sale, and the Selling Stockholder shall thereafter be free to sell the Restricted Shares specified in the Co-Sale Notice pursuant to the Proposed Sale. Any acceptance by any Investor of the offer contained in the Co-Sale Notice shall be irrevocable except as hereinafter provided. Each Investor who has elected to participate in such Proposed Sale shall be entitled to sell in the Proposed Sale, on the same terms and conditions as the Selling Stockholder, such number of its Co-Sale Shares equal to the proportion (rounded to the nearest whole share) of all shares to be included in the Proposed Sale equal to a fraction, the numerator of which is the total number of Co-Sale Shares of Investors who notified the Restricted Stockholder of their interest in exercising co-sale rights as contemplated by Section 2.1.4 (on an as converted/exercised basis) immediately before the Proposed Sale and the denominator of which is the sum of the total number of Restricted Shares immediately before the Proposed Sale plus the total number of Co-Sale Shares (on an as converted/exercised basis) immediately before the Proposed Sale.

            3.3 TIME AND MANNER OF CLOSING. Each of the Investors participating in any Proposed Sale shall take such actions and execute such documents and instruments as shall be reasonably necessary in order to consummate the Proposed Sale expeditiously on the same terms as the Selling Stockholder. If at the end of sixty (60) days following the date on which the Co- Sale Notice was given, the Selling Stockholder has not completed the Proposed Sale in accordance with the terms hereof, the Investors shall be released from their obligations hereunder. All costs and expenses incurred by the Selling Stockholder in connection with any sale, including without limitation all attorneys' fees and disbursements or any finders or brokerage fees or commissions, shall be allocated pro rata among the Selling Stockholder and



566608.8/08-18-98/11:54AM
the Investors according to the number of shares sold by each. The portion of such costs and expenses allocable to each Investor shall be remitted to the Selling Stockholder promptly after notice thereof demonstrating reasonable supporting calculations. At the closing of any sale under this Section 3.3, each Investor shall deliver certificates representing the Co-Sale Shares to be sold by it, duly endorsed for transfer and (if requested in writing by the Proposed Buyer) with signature guaranteed, and with any stock transfer tax stamps affixed, against delivery of the applicable purchase price. Any shares sold to the Proposed Buyer in accordance with this Section 3.3 shall no longer be subject to this Agreement.

      4. VOTING AGREEMENT. Each party hereto agrees:

                        (a) to cause the Board of Directors to consist of eight
      (8) directors until a Remedy Event (as defined in the Company's Charter) occurs and thereafter to consist of the number of directors contemplated by such Charter; and

                        (b) to vote all shares of the Company's capital stock owned by such party, as the case may be,

                              (i) to refrain from violating the rights of the Investors as set forth in the Purchase Agreements, the Investor Agreements, the Material Agreements (each as defined in the Purchase Agreement) or the Warrants;

                              (ii) to elect as directors one person nominated by the Weston Investors and one person nominated by the holders of the Class A Preferred Stock (who shall be Murali Anantharaman until such time as Mr. Anantharaman is no longer willing or able to serve as a director);

                              (iii) to elect as directors three (3) persons nominated by the Chief Executive Officer of the Company;

                              (iv) to elect as directors two persons (the "Joint Director Designees") jointly nominated by the Chief Executive Officer of the Company and EGL;

                              (v)   to elect as two (2) of the directors
      contemplated by this Section 4(b) Michael F. Morrell ("Morrell") and Paul
      C. Pershes ("Pershes"), so long as they are employed by the Company and hold positions of executive officers of the Company.

                              (vi) to cause the Company to maintain three (3) member Audit and Compensation Committees of the Company's Board of Directors, each consisting of one executive director, one non-executive director and one director who was either nominated by EGL or elected by the holders of the Class A Preferred Stock; and



566608.8/08-18-98/11:54AM

                              (vii) after a Remedy Event has occurred, to elect as additional directors of the Company such persons nominated by the Investors as is contemplated by the Charter and to continue to vote for such persons (or any successors nominated by the Investors, as the case may be), as directors of the Company as is contemplated by the Charter;

PROVIDED, HOWEVER, that (1) the foregoing clause (b) shall not prevent any party from voting on any other matter that may properly be taken up by the Stockholders of the Company, including the election of directors that are not the subject of this Agreement and (2) the foregoing provision of subsection (v) is intended by the parties hereto as for the specific benefit of Morrell and Pershes and they are intended to be third party beneficiaries of the obligations set forth therein.

            5. CLASS A STOCK CALL RIGHT. In the event that any Stockholder shall cause the Company to redeem its shares of Class A Preferred Stock pursuant to the provisions of Articles IV, Section C, subsection 3(a)(ii) of the Company's Articles of Incorporation, the Company may, at its option, exercisable by written notice delivered to such Stockholder, elect to purchase, and, upon the giving of such notice, the Company shall be obligated to purchase within thirty
(30) days after giving such notice, all of the Contingent Warrants owned by such Stockholder at a price equal to twenty percent (20%) of the price paid by such Stockholder for the shares of Class A Preferred Stock being redeemed, compounded at a rate of twenty percent (20%) per annum from December 29, 1995, until the date of purchase. The rights of the Company under this Section may be exercised only after payment in full has been made to the Stockholder for the redeemed Class A Preferred Stock, and must be exercised, if at all, within one hundred and twenty (120) days after the Stockholder notifies the Company of its election to redeem its shares of Class A Preferred Stock.

            6. LEGEND. Each certificate evidencing Restricted Shares that was outstanding at the execution hereof shall contain the following legend:

      THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED ________________, 1998, AMONG _________________ AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED OR RESTATED.

Each certificate evidencing Restricted Shares, whether outstanding at the execution hereof or issued contemporaneously with or after the execution hereof, shall contain the following legend:




566608.8/08-18-98/11:54AM

      THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT DATED __________, 1998, AMONG ______________________ AND CERTAIN HOLDERS OF OUTSTANDING CAPITAL STOCK OF SUCH CORPORATION, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED OR RESTATED. A COPY OF THE STOCKHOLDERS' AGREEMENT AS AMENDED TO DATE IS ON FILE IN THE OFFICES OF THE CORPORATION AND WILL BE FURNISHED TO THE HOLDER HEREOF WITHOUT CHARGE UPON WRITTEN REQUEST.

            7.    GENERAL.

            7.1 REMEDIES. The parties shall have all remedies for breach of this Agreement available to them provided by law or equity. Without limiting the generality of the foregoing, in addition to all other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunction relief. In the event any action or proceeding is brought in equity to enforce the same, neither the Company or any party will urge, as a defense, that an adequate remedy at law exists.

            7.2 NOTICES. All notices or other communications required or permitted to be delivered hereunder shall be in writing and shall be delivered to each of the parties at their respective addresses as set forth in Schedules A, B, C or D. Any party to this Agreement may at any time change the address to which notice to such party shall be delivered by giving notice of such change to the other parties and such notice shall be deemed given when received by the other parties. Notices shall be deemed effectively given when personally delivered or sent to the recipient at the address set forth above by telex or a facsimile transmission, one business day after having been delivered to a receipted, nationally recognized courier, properly addressed or five business days after having been deposited into the United States mail, postage prepaid, PROVIDED, that any notice to any party outside of the United States shall be sent by telecopy and confirmed by overnight or two-day courier.

            7.3 AMENDMENTS, WAIVER AND CONSENTS. Any provision in this Agreement to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, only by written agreement signed by (a) the Company and (b) Stockholders holding an aggregate of at least a majority of the shares of Common Stock held by the Stockholders, on an as converted/exercised basis and if, in each such case, copies of such modification are delivered to any parties who did not execute the same; PROVIDED, HOWEVER, that any such modification adversely affecting the Restricted, Stockholders in a manner distinct from the effect of such



566608.8/08-18-98/11:54AM
modification on the Investors shall require the written consent of the Restricted Stockholders holding a majority of the Restricted Shares.

            7.4 BINDING EFFECT, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the personal representatives, successors and assigns of the respective parties hereto. The Company shall not have the right to assign its rights or obligations hereunder or any interest herein without obtaining the prior written consent of the Stockholders holding an aggregate of at least a majority of the shares of Common Stock held by the Stockholders, on an as converted/exercised basis. The Stockholders and the Investors may assign or transfer their rights under this Agreement to the extent permitted herein and by the other agreements between the respective parties and the Company.

            7.5 TERMINATION. This Agreement shall terminate at the time immediately prior to the consummation of a Liquidity Event (as defined in the Charter for the Preferred Stock).

            7.6 SEVERABILITY. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

            7.7 HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

            7.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, whether written or oral.

            7.9 JOINDER OF ADDITIONAL PARTIES. Future holders of the Company's capital stock (or of options, warrants, conversion rights or other rights to acquire such capital stock) may become party hereto as a Stockholder by executing a joinder hereto in a form reasonably satisfactory to the Company.

            7.10 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute the same instrument.

            7.11 CHOICE OF LAW. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Florida.




566608.8/08-18-98/11:54AM

      The parties hereto have executed this Agreement under seal as of the date first above written.


                                          By: __________________________________
                                                Sarah Garvin, President

                                              __________________________________
                                                Sarah Garvin, Individually


                                          WESTON PRESIDIO CAPITAL II, L.P.

                                          By:  WESTON PRESIDIO CAPITAL
                                                MANAGEMENT II, L.P.


                                          By: __________________________________
                                                      Title:


                                          EGL HOLDINGS, INC.


                                          By: __________________________________

                                          Title: _______________________________


                                          MERCURY ASSET MANAGEMENT plc
                                          on behalf of Rowen Nominees Limited


                                          By: __________________________________

                                          Title: _______________________________


                                          BANCBOSTON VENTURES, INC.

                                          By: __________________________________

                                          Title: _______________________________




566608.8/08-18-98/11:54AM

                                          NATWEST VENTURES INVESTMENTS
                                          LIMITED


                                          By: __________________________________

                                          Title: _______________________________


                                          PARIBAS PRINCIPAL INCORPORATED


                                          By: __________________________________

                                          Title: _______________________________


                                          PARIBAS CAPITAL FUNDING LLC


                                          By: __________________________________

                                          Title: _______________________________


                                          PARTECH U.S. PARTNERS III C.V.


                                          By: __________________________________

                                          Title: _______________________________


                                          U.S. GROWTH PARTNERS C.V.


                                          By:___________________________________

                                          Title:________________________________





566608.8/08-18-98/11:54AM

                                          AXA U.S. GROWTH FUND LLC


                                          By:___________________________________

                                          Title:________________________________


                                          DOUBLE BLACK DIAMOND II LLC


                                          By:__________________________________

                                          Title:________________________________


                                          ALMANORI LIMITED


                                          By:___________________________________

                                          Title:________________________________


                                          MULTINVEST LIMITED


                                          By:___________________________________

                                          Title:________________________________


                                          ST. PAUL VENTURE CAPITAL IV, LLC


                                          By:___________________________________

                                          Title:________________________________


                                          NATIONAL CITY VENTURE CORPORATION

                                          By:___________________________________

                                          Title:________________________________




566608.8/08-18-98/11:54AM

                                         BANCBOSTON INVESTMENTS INC.


                                         By:___________________________________

                                         Title:_________________________________

                                         CEDAR EQUITIES, L.L.C.

                                         BY:___________________________________

                                         TITLE:_________________________________

                                         GREAT LAKES CAPITAL INVESTMENTS I

                                         BY:___________________________________

                                         TITLE:_________________________________


                                         _______________________________________
                                         Thomas Rodgers, Jr.

                                         _______________________________________
                                         Shamus Holt


                                         _______________________________________
                                         Julie Rawls Moore


                                         _______________________________________
                                         J. Michael Ribaudo, M.D.
                                         CEO, PHC MidWest, Inc.





566608.8/08-18-98/11:54AM

                                  SCHEDULE A TO
                              STOCKHOLDERS' AGREEMENT


                                         NUMBER OF PREFERRED STOCK SHARES
INVESTORS AND ADDRESS                           HELD ON DATE HEREOF

SERIES B VOTING PREFERRED STOCK

Weston Presidio Capital II, L.P.                 2,072,431
One Federal Street
Boston, MA 02210
Telephone: (617) 988-2500
Telecopy: (617) 988-2515


Almanori Limited                                    4,581

Axa U.S. Growth Fund LLC                           90,425

Double Black Diamond II LLC                        12,056

Mercury Asset Management plc,                     414,433
   on behalf of Rowan Nominees Limited

Multinvest Limited                                  2,170

NatWest Ventures Investments Limited              207,216
   c/o EGL Holdings

Paribas Principal, Incorporated                   750,001

Partech U.S. Partners III C.V.                    331,564

St. Paul Venture Capital IV, LLC                  621,649

U.S. Growth Fund Partners C.V.                    458,907

U.S. Growth Fund Partners C.V.                    180,852

Total Class B Voting Preferred Stock            4,687,378




566608.8/08-18-98/11:54AM

SERIES B NON VOTING PREFERRED STOCK

BancBoston Investments, Inc.                      621,649
100 Federal Street
Boston, Massachusetts 02110
Telephone: (612) 434-2442
Telecopy: (612) 434-1153

National City Venture Corporation                 621,649

Total Class B Non-Voting Preferred Stock        1,243,298


Total for Voting and Non-Voting Class B
       Preferred Stock                          5,930,676



566608.8/08-18-98/11:54AM

                                  SCHEDULE B TO
                              STOCKHOLDERS' AGREEMENT


Class C Preferred Stock

                                                    NUMBER
                                             OF PREFERRED STOCK SHARES
INVESTORS AND ADDRESS                           HELD ON DATE HEREOF
---------------------                           -------------------
Weston Presidio Capital II, L.P.                     1,050,000










566608.8/08-18-98/11:54AM

                                  SCHEDULE C TO
                              STOCKHOLDERS' AGREEMENT


                       [FORMER MIOA PREFERRED STOCKHOLDERS]





566608.8/08-18-98/11:54AM

                                   SCHEDULE D TO
                              STOCKHOLDERS' AGREEMENT

                                                   NUMBER
                                              AND TYPE OF SHARES
RESTRICTED STOCKHOLDERS AND ADDRESS            HELD ON DATE HEREOF
================================================================================
Sarah C. Garvin                         1,300,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, Georgia 30328
--------------------------------------------------------------------------------
Thomas Rodgers, Jr.                     137,648 PHC Common Stock; Options to
990 Hammond Drive, Suite 300            acquire 280,500 shares of PHC Common
Atlanta, Georgia 30328                  Stock; Options to acquire 484,000 shares
                                        of PHC Prime Common Stock
--------------------------------------------------------------------------------
Shamus Holt                             355,000 PHC Common Stock
3885 Oakwater Circle
Orlando, Florida 32806
--------------------------------------------------------------------------------
Julie Rawls Moore                       360,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, Georgia 30328
--------------------------------------------------------------------------------
Howard E. Fagin, Ph.D.                  330,000 PHC Common Stock
990 Hammond Drive, Suite 300
Atlanta, Georgia 30328
--------------------------------------------------------------------------------
H. Thomas Scott                         320,000 PHC Common
990 Hammond Drive, Suite 300
Atlanta, Georgia 30328
--------------------------------------------------------------------------------
J. Michael Ribaudo, M.D.                100,000 PHC Common Stock; 125,000
CEO, PHC MidWest, Inc.                  PHC Prime Common Stock; Options to
450 North New Ballas Road, Suite 250    acquire 450,000 shares of PHC Common
St. Louis, MO 63141-6835                Stock
================================================================================




566608.8/08-18-98/11:54AM

                                                              EXHIBIT 4.1(C)(II)

                         STANDSTILL/VOTING AGREEMENT


      THIS STANDSTILL/VOTING AGREEMENT (the "Agreement"), is entered into as of the ___ day of _____, 1998, by and among Medical Industries of America, Inc., a Florida corporation ("MIOA"), Physician Health Corporation, a Delaware corporation ("PHC"), and the persons listed on SCHEDULE I annexed hereto and incorporated herein by this reference, each with an address as set forth on
SCHEDULE I annexed hereto (such individuals being hereinafter referred to individually as a "Stockholder" and collectively as "Stockholders").

                                  WITNESSETH:

      WHEREAS, MIOA and PHC have entered into an Agreement and Plan of Merger, dated as of the date hereof and annexed hereto (the "Merger Agreement");

      WHEREAS, initially capitalized terms not otherwise defined herein shall have their respective meanings as set forth in the Merger Agreement, a copy of which has been provided to each of the Stockholders;

      WHEREAS, each of the Stockholders is familiar with the terms and conditions of the Merger Agreement and the transactions referred to therein and contemplated thereby ("Transactions");

      WHEREAS, as of the date hereof, the Stockholders beneficially (as defined in Rule 13-d promulgated under the Exchange Act) own that number of MIOA or PHC Shares set forth opposite each Stockholder's name on SCHEDULE I; and

      WHEREAS, as a condition to the willingness of MIOA and PHC to enter into the Merger Agreement, and to induce MIOA and PHC to enter into the Merger Agreement, MIOA and PHC have required that each of the Stockholders agree, and the Stockholders have agreed, to take certain actions or refrain from taking certain actions with respect to their stock of MIOA, PHC and/or the Surviving Corporation, all upon the terms and subject to the conditions of this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:




556911.4/08-18-98/11:49AM

                                  ARTICLE 1.
                              AGREEMENT TO VOTE

      SECTION 1.01. VOTING AGREEMENT. Each of the Stockholders agrees that he or she shall vote, or cause to be voted, all of his or her MIOA and PHC shares, as the case may be, and any other MIOA and PHC shares, as the case may be, that may hereafter be acquired by such Stockholder ("Additional Shares"), in favor of the Merger. In addition, from and after the Effective Time, each of the Stockholders agrees that he or she shall vote, or cause to be voted, all of his or her shares of the Surviving Corporation to elect each of the persons listed on SCHEDULE II, annexed hereto and incorporated herein by this reference, to the Board of Directors of the Surviving Corporation so long as each such person remains employed by the Surviving Corporation.

      SECTION 1.02. NO TRANSFER. No Stockholder shall transfer any interest in any of his or her MIOA or PHC Shares prior to the Effective Time, or any interest in his or her shares of the Surviving Corporation after the Effective Time, create, suffer or permit to be created any security interest, lien, claim, pledge, option, right of first refusal, agreement, charges or other encumbrances of any nature whatsoever on or with respect to any such MIOA, PHC, Additional Shares or shares of the Surviving Corporation, other than those arising under the Securities Act and any applicable state securities or "Blue Sky" laws. Notwithstanding the foregoing, any Stockholder may transfer his or her MIOA or PHC shares, as the case may be, or shares of the Surviving Corporation to a member of such Stockholder's immediate family or to a trust for the benefit of a member of such Stockholder's immediate family; provided, however, that any such transferee, as a condition to the effectiveness of such transfer, shall agree in writing that all obligations of such transferring Stockholder shall apply without limitation to such transferee.

                                   ARTICLE 2
                             STANDSTILL AGREEMENT

      Michael F. Morrell ("Morrell") and Paul C. Pershes ("Pershes") agree that they will not vote their shares of MIOA, whether owned on the date of this Agreement or constituting Additional Shares, for, or tender any such shares in, any type of takeover attempt of MIOA whether occurring prior to the Effective Time unless such takeover has been approved by the Board of Directors of PHC. Morrell, Pershes, Sarah C. Garvin and Thomas M. Rodgers agree that they will not vote their shares of the Surviving Corporation, or tender any such shares in, any type of takeover attempt of the Surviving Corporation after the Effective Time unless such takeover has been approved by the Board of Directors of the Surviving Corporation. From and after the date of this Agreement, Morrell and Pershes shall use their best efforts to obtain standstill agreements comparable to the obligations of Morrell and Pershes set forth in this Article 2 from other stockholders of MIOA so that the total shares represented by all of said parties executing standstill agreements will represent approximately 40% of the issued and outstanding voting stock of MIOA at the time of the stockholder vote on the Merger.



556911.4/08-18-98/11:49AM

                                  ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

      Each of the Stockholders hereby represents and warrants to the other Stockholders and to each of MIOA and PHC as follows:

      SECTION 3.01 AUTHORITY RELATIVE TO THIS AGREEMENT. He or she has all necessary power and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against him or her in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 3.02 NO CONFLICT. The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not (i) require any consent, approval, authorization or permit of, or filing with or notification to any governmental or regulatory authority, domestic or foreign, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which any property or asset of the Stockholder is bound or affected, or (iii) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of the Stockholder or pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit franchise or other instrument or obligation to which such Stockholder is a party or by which the Stockholder, MIOA or PHC or any property or asset of the Stockholder or MIOA or PHC is bound or affected.

      SECTION 3.03 TITLE TO THE SHARES. As of the date hereof, the Stockholder has sole voting authority with respect to the MIOA and PHC shares, as the case may be, set forth opposite his or her name on SCHEDULE I, which are all the shares of MIOA and PHC Capital Stock owned, either of record or beneficially, by such Stockholder. The Stockholder may vote such MIOA and PHC shares, as the case may be, free and clear of all options, rights of first refusal, limitations on the Stockholder's voting rights (other than those arising under the Securities Act, and any applicable state securities or "blue sky" laws), and the Stockholder has not appointed or granted any proxy which is still effective, with respect to the MIOA and PHC shares, as the case may be, and, until the Effective Time shall take all actions necessary to retain ownership of the MIOA and PHC shares and to preserve his or her right to comply with the terms of this Agreement.




556911.4/08-18-98/11:49AM

      SECTION 3.04  NO OTHER REPRESENTATIONS OR WARRANTIES.
Notwithstanding the representations and warranties contained in this Article 3, the Stockholders make none of the representations or warranties contained in the Merger Agreement with respect to MIOA or PHC or with respect to any obligations, property or assets of MIOA or PHC.

                                  ARTICLE 4
                                MISCELLANEOUS

      SECTION 4.01 FURTHER ASSURANCE. The parties will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to carry out the intentions of this Agreement.

      SECTION 4.02 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

      SECTION 4.03 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between or among them with respect to the subject matter hereof.

      SECTION 4.04 ASSIGNMENT; PARTIES IN INTEREST. This Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 4.05 AMENDMENT; WAIVER. This Agreement may not be amended and no term or condition hereof may be waived except by an instrument in writing executed by the parties hereto.

      SECTION 4.06 SEVERABILITY. If a court of competent jurisdiction shall finally determine that any provision of this Agreement is invalid, illegal or unenforceable, then all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and such court shall modify such invalid, illegal or unenforceable provision to the minimum extent necessary to make same valid, legal and enforceable.




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                                    -4-

      SECTION 4.07 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered in person, by telecopy, expedited delivery service (such as Federal Express) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      If to MIOA:

            Medical Industries of America, Inc.
            1903 South Congress Avenue
            Suite 400
            Boynton Beach, Florida 33426
            Attn:  Michael F. Morrell

      with a copy to:

            Mirkin & Woolf, P.A.
            South Trust Center
            Suite 580
            1700 Palm Beach Lakes Blvd.
            West Palm Beach, Florida 33401
            Attention: Mark H. Mirkin, Esq.


      If to PHC:

            Physician Health Corporation
            990 Hammond Drive
            Suite 320
            Atlanta, Georgia 30328
            Attn:  Sarah C. Garvin

      with a copy to:

            Jonathan Golden, Esq.
            Arnall Golden & Gregory, LLP
            2800 One Atlantic Center
            1201 W. Peachtree Street
            Atlanta, Georgia 30309-3450

      Such notice shall be effective on the day following receipt of delivery in person, by verified telecopy or by expedited delivery service, and shall be effective four (4) days after mailing in accordance with the foregoing. The person to whom notice is to be given, and any



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                                    -5-
address, may be changed from time to time in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      SECTION 4.08 JURY TRIAL WAIVER. All parties hereto hereby waive trial by jury in any action, counterclaim or proceeding of any kind arising under or out of or in connection with this Agreement, the negotiations leading thereto, the inducements to the parties to enter into this Agreement and to the transactions it contemplates.

      SECTION 4.09 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida applicable to contracts executed in and to be performed in that State, without regard to conflict of law principles.

      SECTION 4.10 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 4.11. TERMINATION. This Agreement shall terminate on the first anniversary of the Merger, unless extended by the mutual agreement of all parties to this Agreement (the "Termination Date"). In the event of the termination of this Agreement, this Agreement shall forthwith become void and there shall be no liability on the part of MIOA or PHC or any of the Stockholders under this Agreement, except with regard to any breach of this Agreement prior to such termination.

      SECTION 4.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, each of MIOA and PHC has caused this Agreement to be executed by its officer thereunto duly authorized and each of the Stockholders has duly executed this Agreement as of the date first written above.

                                    MEDICAL INDUSTRIES OF AMERICA, INC.


                                    By:
                                          Name:
                                          Title:

                      (Signatures continued on next page)



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                                    -6-

                  (Signatures continued from previous page)


                                    PHYSICIAN HEALTH CORPORATION


                                    By:
                                          Name:
                                          Title:






STOCKHOLDERS:



Michael F. Morrell


Paul C. Pershes


Sarah C. Garvin


Thomas M. Rodgers


Michael Cronin




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                                    -7-

                                  SCHEDULE I


SHAREHOLDER/ADDRESS                             NUMBER OF SHARES
                                                      MIOA  PHC

Michael F. Morrell                                         0
===============

Paul C. Pershes                                            0
===============

Sarah C. Garvin                                            0
===============

Thomas M. Rodgers                                          0
================




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                                    -8-

                                  SCHEDULE II
           NOMINEES FOR BOARD OF DIRECTORS OF SURVIVING CORPORATION


Michael F. Morrell
Paul C. Pershes
Sarah C. Garvin
Thomas M. Rodgers



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                                    -9-

                                                                     EXHIBIT 4.2

              CONDUCT OF BUSINESS BY MIOA AND PHC PENDING MERGER


      See Exhibits, 3.1(e), 4.2(b)(iv), 4.2(f) and 4.11 of this Agreement.





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                                    -8-

                                                              EXHIBIT 4.2(B)(IV)

        AUTHORIZATION OF EXCESSIVE CAPITAL COMMITMENTS OR EXPENDITURES


      Between the date of each party's Board Approval and the Closing, either PHC or MIOA, as the case may be, may make a capital commitment or expenditure in excess of $500,000 if (i) it delivers to the other party (the "Receiving Party") a written notice (the "Proposed Capital Commitment Notice") describing in detail such capital commitment or expenditure and (ii) the Receiving Party agrees in writing to all of the terms and conditions of such capital commitment or expenditure; provided, however, if the Receiving Party fails to object in writing to such proposed capital commitment or expenditure within three (3) Business Days after it has received the Proposed Capital Commitment Notice, the Receiving Party shall be deemed to have approved of the capital commitment or expenditure upon the terms and conditions contained in the Proposed Capital Commitment Notice.





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                                    -9-

                                                                  EXHIBIT 4.2(F)

                            PERMITTED INDEBTEDNESS

      Between the date of MIOA Board Approval and the Closing, MIOA and/or its Subsidiaries may incur debt obligations for the purposes and on the terms and conditions as follows:

      1. A revolving line of credit provided by DVI Business Credit on terms and conditions in accordance with the attached term sheet from DVI Business Credit to MIOA, dated January 1, 1998.

      2. A $2.4 million credit facility from Banque Paribas on terms and conditions in accordance with the attached term sheet from Banque Paribas to MIOA, dated [_________] [TO BE PROVIDED].

      3. Debt obligations issued in accordance with the JWC Financing as set forth in EXHIBIT 3.1(E).

      Between the date of PHC Board Approval and the Closing, PHC and/or its Subsidiaries may incur debt obligations for the purposes and on the terms and conditions as follows:

      1. An expansion of PHC's existing credit facility with Banque Paribas on terms and conditions at least as favorable as PHC's existing credit facility.




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                                    -10-

                                                                    EXHIBIT 4.11

                              MIOA TRANSACTIONS


      Prior to Closing, MIOA shall use its reasonable efforts to close the acquisition of the business of David M. Klein, M.D.P.C.

      All other MIOA acquisitions between the date hereof and the Closing must have prior written approval from PHC prior to their consummation. As part of such approval process, PHC shall be entitled to receive and review the transaction documents related to any such MIOA acquisitions.




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                                    -11-

                                                                  EXHIBIT 7.5(B)

                            STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT (the "Agreement"), is entered into as of _________, 1998 , by and between Medical Industries of America, Inc., a Florida corporation ("MIOA"), and Physician Health Corporation, a Delaware corporation ("PHC").

                                 WITNESSETH:

      WHEREAS, MIOA and PHC have entered into an Agreement and Plan of Merger, dated as of even date herewith (the "Merger Agreement"), providing for, among other things, the merger of PHC with and into MIOA, with MIOA as the surviving corporation; and

      WHEREAS, as a condition and inducement to PHC's execution of the Merger Agreement, PHC has required that MIOA agree, and MIOA has so agreed, to grant PHC the Option (as defined below);

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, MIOA and PHC agree as follows:

      1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

      2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, MIOA hereby grants to PHC an irrevocable option (the "Option") to purchase from time to time up to [____________] shares (as adjusted as set forth herein) (the "Option Shares"), of Common Stock, no par value, of MIOA ("MIOA Common Stock") at a purchase price equal to the twenty (20) day average closing sales price of the MIOA Stock for the twenty (20) day period ending on the day preceding the date of this Agreement, as the case may be (the "Purchase Price"); provided, however, that in no event shall the number of shares for which this option is exercisable exceed 19.9% of the outstanding shares of MIOA Common Stock.

      3.    EXERCISE OF OPTION.

            (a) Provided that (i) PHC shall not be in material breach of the agreements or covenants contained in this Agreement or the Merger Agreement, and
(ii) no preliminary or permanent injunction or other order against the delivery of Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, PHC may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event or a Preliminary Purchase Event (as such terms are defined herein below); provided that



552849.3/08-18-98/11:49AM
the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) [termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or Preliminary Purchase Event], or (C) eighteen (18) months after termination of the Merger Agreement following a Purchase Event or Preliminary Purchase Event. The rights of PHC to "put" the Option Shares to MIOA as set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

            (b) As used herein, a "Purchase Event" means any of the following events:

                  (i) termination of the Merger Agreement by MIOA pursuant to
      Section 7.4(a) of the Merger Agreement; or

                  (ii) any person (other than PHC or any subsidiary of PHC) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "1934 Act")) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then outstanding shares of MIOA Common Stock.

            (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than PHC or any subsidiary of PHC) shall have "commenced" (as such term is defined in Rule 14d-2 under the 1934
      Act), or shall have filed a registration statement under the Securities Act of 1933 (the "1933 Act") with respect to, a tender offer or exchange offer to purchase any shares of MIOA Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of MIOA Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) (1) the holders of MIOA Common Stock shall not have approved the Merger Agreement at the meeting of such stockholders held for the purpose of voting on the Merger Agreement, (2) such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, (3) MIOA's Board of Directors or any person representing such Board shall have commenced negotiations with any person other than PHC regarding an Acquisition Proposal, or (4) MIOA's Board of Directors shall have withdrawn or modified in a manner adverse to PHC the recommendation of MIOA's Board of Directors with respect to the Merger Agreement, in each case after it shall have been publicly announced (or otherwise disclosed to MIOA prior to such public announcement) that any person (other than PHC regarding an Acquisition Proposal, that any person (other than PHC or any subsidiary of PHC) shall



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                                    -2-
      have (A) made, or disclosed to MIOA an intention to make, a proposal to engage in an Acquisition Proposal, or (B) commenced a Tender Offer or filed a registration statement under the 1933 Act with respect to an Exchange Offer.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the 1934 Act.

            (d) In the event PHC wishes to exercise the Option, it shall send to MIOA a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than 3 business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of any regulatory authority is required in connection with such purchase, MIOA shall cooperate with PHC in the filing of the required notice of application for approval and the obtaining of such approval and the Closing shall occur on the first Business Day following such regulatory approvals (and any mandatory waiting periods).

      4. PAYMENT AND DELIVERY OF CERTIFICATES.

            (a) On each Closing Date, PHC shall (i) pay to MIOA, in immediately available funds by wire transfer to a bank account designated by MIOA, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to MIOA at the address of MIOA specified in Section 11(f) hereof.

            (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a), (i) MIOA shall deliver to PHC (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of MIOA Common Stock purchasable hereunder, and (ii) PHC shall deliver to MIOA a letter agreeing that PHC shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or the provisions of this Agreement.

            (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

      THE STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN
      REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE



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                                    -3-

      LAW AND THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF ______, 1998. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY MIOA OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that: (i) the reference to restrictions arising under the 1933 Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if PHC shall have delivered to MIOA a copy of a letter from the staff of the United States Securities and Exchange Commission ("SEC"), or an opinion of counsel in form and substance reasonably satisfactory to MIOA and its counsel, to the effect that such legend is not required for purposes of the 1933 Act; and (ii) the reference to restrictions pursuant to this Agreement in the above legend shall be removed by delivery of a substitute certificate without such reference if the Option Shares evidenced by such certificate containing such reference have been sold or transferred in compliance with the provisions of this Agreement under circumstances that do not require the retention of such reference.

      5. REPRESENTATIONS AND WARRANTIES OF MIOA. MIOA hereby represents and warrants to PHC as follows:

            (a) MIOA has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly executed and delivered by MIOA.

            (b) MIOA has taken all necessary corporate and other action to authorize and reserve and to permit it to issue (and at all times from the date hereof until the obligation to deliver MIOA Common Stock upon the exercise of the Option terminates, will have reserved for issuance), upon exercise of the Option, the number of shares of MIOA Common Stock necessary for PHC to exercise the Option, and MIOA will take all necessary corporate action to authorize and reserve for issuance all additional shares of MIOA Common Stock or other securities which may be issued hereunder upon exercise of the Option. The shares of MIOA Common Stock to be issued upon due exercise of the Option, including all additional shares of MIOA Common Stock or other securities which may be issuable hereunder, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any statutory preemptive rights of any stockholder of MIOA.

      6. REPRESENTATIONS AND WARRANTIES OF PHC. PHC hereby represents and warrants to MIOA that:



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                                    -4-

            (a) PHC has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of PHC. This Agreement has been duly executed and delivered by PHC.

            (b) This Option is not being, and any Option Shares or other securities acquired by PHC upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

      7. ADJUSTMENT UPON CHANGES IN CAPITALIZATION, ETC.

            (a) In the event of a change in MIOA Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares, or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, subject to the limitation set forth in Section 2 hereof, and proper provision shall be made in the agreements governing such transaction so that PHC shall receive, upon exercise of the Option, the number and class of shares or other securities or property that PHC would have received in respect of MIOA Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of MIOA Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a) or a sale of MIOA Common Stock for cash at its fair market value), the number of Option Shares shall be adjusted so that, after such issuance, the shares of MIOA Common Stock subject to the Option, together with any shares of MIOA Common Stock previously issued pursuant hereto, equal 19.9% of the number of shares of MIOA Common Stock then issued and outstanding.

            (b) In the event that MIOA shall enter into an agreement: (i) to consolidate with or merge into any person, other than PHC or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than PHC or one of its subsidiaries, to merge into MIOA and MIOA shall be the continuing or surviving corporation, but, in connection with such merger, the then-outstanding shares of MIOA Common Stock shall be changed into or exchanged for stock or other securities of MIOA or any other person or cash or any other property or the outstanding shares of MIOA Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than PHC or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction



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                                    -5-
and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of PHC, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), MIOA (in each case, such person being referred to as the "Substitute Option Issuer").

            (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to PHC. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

            (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as defined below) as is equal to the Assigned Value (as defined below) multiplied by the number of shares of MIOA Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as defined below). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of MIOA Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

            (e) The following terms have the meanings indicated:

            (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with MIOA (if other than MIOA), (y) MIOA in a merger in which MIOA is the continuing or surviving person, and (z) the transferee of all or substantially all of MIOA's assets.

            (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

            (iii) "Assigned Value" shall mean the highest of (x) the price per share of MIOA Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person after the date hereof (other than PHC), (y) the price per share of MIOA Common Stock to be paid by any person (other than PHC) pursuant to an agreement with MIOA, or (z) the highest closing sales price per share of MIOA Common Stock quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") (or if MIOA Common Stock is not quoted on the NASDAQ, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a



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                                    -6-
      recognized source chosen by PHC or, if there is no such information available, the value of such shares as determined by a nationally recognized investment banking firm compensated and selected by PHC) within the six-month period immediately preceding this Agreement; PROVIDED, HOWEVER, that in the event of a sale of all or substantially all of MIOA's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of MIOA as determined by a nationally recognized investment banking firm selected by PHC, divided by the number of shares of MIOA Common Stock outstanding at the time of such sale.

            (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger, or sale; provided that if MIOA is the Substitute Option Issuer, the Average Price shall be computed with respect to a share of common stock issued by MIOA, the person merging into MIOA or by any company which controls or is controlled by such merging person, as PHC may elect, and provided further that if there is no such trading information available, the price of such shares shall be determined by a nationally recognized investment banking firm selected by PHC.

            (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to PHC equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by PHC.

            (g) MIOA shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assumes in writing all the obligations of MIOA hereunder and takes all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer) (other than any diminution in value resulting from the fact that the shares of Substitute Common Stock are restricted securities as defined in Rule 144 under the 1933 Act or any successor provision).

            (h) The provisions of Section 8, 9, and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section



552849.3/08-18-98/11:49AM

7 and, as applicable, references in such sections to "MIOA," "Option," "Purchase Price," and "MIOA Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price," and "Substitute Common Stock," respectively.

      8. REPURCHASE AT THE OPTION OF PHC.

            (a) Subject to the last sentence of Section 3(a), at the request of PHC at any time commencing upon the first occurrence of a Repurchase Event (as defined below) and ending 30 days immediately thereafter, MIOA shall, to the extent permitted by applicable law, repurchase from PHC the Option and all shares of MIOA Common Stock purchased by PHC pursuant hereto with respect to which PHC then has beneficial ownership. The date on which PHC exercises its right under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

            (i) the aggregate Purchase Price paid by PHC for any shares of MIOA Common Stock acquired pursuant to the Option with respect to which PHC then has beneficial ownership;

            (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of MIOA Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of MIOA Common Stock with respect to which the Option has not been exercised; and

            (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by PHC for each share of MIOA Common Stock with respect to which the Option has been exercised and with respect to which PHC then has beneficial ownership, multiplied by the number of such shares.

            (b) If PHC exercises its right under this Section 8, MIOA shall, to the extent permitted by applicable law, within 10 Business Days after the Request Date, pay the Section 8 Repurchase Consideration to PHC in immediately available funds, and contemporaneously with such payment PHC shall surrender to MIOA the Option and the certificates evidencing the shares of MIOA Common Stock purchased thereunder with respect to which PHC then has beneficial ownership, and PHC shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges, and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or approval of any regulatory authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, PHC shall have the ongoing right to revoke its request for repurchase pursuant to this Section 8, in whole or in part, or to require that



552849.3/08-18-98/11:49AM

MIOA deliver from time to time that portion of the Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any regulatory authority disapproves of any part of MIOA's proposed repurchase pursuant to this
Section 8, MIOA shall promptly give notice of such fact to PHC. If any agency prohibits the repurchase in part but not in whole, then PHC shall have the right
(i) to revoke the repurchase request, or (ii) to the extent permitted by the agency, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and PHC shall thereupon have the right to exercise the Option as to the number of Options Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. PHC shall notify MIOA of its determination under the preceding sentence within five (5) days of receipt of notice of disapproval of the repurchase by any such applicable agency.

      Notwithstanding anything herein to the contrary, all of PHC's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

            (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of MIOA Common Stock paid for any such share by the person or groups described in Section 8(d)(i); (ii) the price per share of MIOA Common Stock received by holders of MIOA Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii); or (iii) the highest closing sales price per share of MIOA Common Stock quoted on the NASDAQ (or if MIOA Common Stock is not quoted on the market or securities exchange on which such shares are traded as reported by a recognized source chosen by PHC and reasonably acceptable to MIOA) during the 60 Business Days preceding the Request Date; PROVIDED, HOWEVER, that in the event of a sale of less than all of MIOA's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of MIOA as determined by a nationally recognized investment banking firm selected by PHC, divided by the number of shares of MIOA Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by PHC and reasonably acceptable to MIOA, which determination shall be conclusive for all purposes of this Agreement.

            (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than PHC or any subsidiary of PHC) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the 1934
Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the 1934 Act) shall have been



552849.3/08-18-98/11:49AM
formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more or the then outstanding shares of MIOA Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii), or 7(b)(iii) shall be consummated.

      9. QUOTATION; LISTING. If MIOA Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ or any securities exchange, MIOA, upon the request of PHC, will promptly file an application, if required, to authorize for quotation or trading or listing shares of MIOA Common Stock or other securities to be acquired upon exercise of the Option on the NASDAQ or such other securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

      10. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the PHC, upon presentation and surrender of this Agreement at the principal office of MIOA for other agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of MIOA Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by MIOA of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Agreement, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, MIOA will execute and deliver a new agreement of like tenor and date. Any such new agreement executed and delivered shall constitute an additional contractual obligation on the part of MIOA, whether or not the agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      11.   MISCELLANEOUS.

            (a) EXPENSES. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

            (b) WAIVER AND AMENDMENTS. Any provision of this Agreement may be waived at any time in writing by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered, or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARY; SEVERABILITY. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between PHC and MIOA (a) constitutes the entire agreement and



552849.3/08-18-98/11:49AM
supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferee of the Option Shares or any permitted transferee of this Agreement pursuant to Section 11(h)) any rights or remedies hereunder. If any terms, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit PHC to acquire, or does not require MIOA to repurchase, the full number of shares of MIOA Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of MIOA to allow PHC to acquire or to require MIOA to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

            (d) GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law rules.

            (e) DESCRIPTIVE HEADINGS. The description headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            (f) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to MIOA to:                Medical Industries of America, Inc.
                              Suite 400
                              1903 S. Congress Avenue
                              Boynton Beach, Florida 33426
                              Telecopy Number:  561-737-5008
                              Attn: Michael Morrell

If to PHC to:                 Physician Health Corporation
                              One Lakeside Commons
                              990 Hammond Drive
                              Suite 320
                              Atlanta, Georgia  30328
                              Telecopy Number:  (770) 350-0292
                              Attn: Sarah C. Garvin




552849.3/08-18-98/11:49AM

            (g) COUNTERPARTS. This Agreement and all amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

            (h) ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that PHC may assign this Agreement to a wholly owned subsidiary of PHC. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

            (i) FURTHER ASSURANCES. In the event of any exercise of the Option by PHC, MIOA and PHC shall execute and deliver all other documents and instruments to take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

            (j) SPECIFIC PERFORMANCE. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief, and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

      IN WITNESS WHEREOF, MIOA and PHC have caused this agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.


ATTEST:                                  MEDICAL INDUSTRIES OF AMERICA,
                                         INC.

By:                                      By:
    ---------------------------------       ------------------------------------

Its:                                     Its:
    ---------------------------------       ------------------------------------

(CORPORATE SEAL)




552849.3/08-18-98/11:49AM

ATTEST:                                  PHYSICIAN HEALTH CORPORATION



By:                                      By:
    ---------------------------------       ------------------------------------

Its: ______________________________      Its:__________________________________

(CORPORATE SEAL)





552849.3/08-18-98/11:49AM

                                                                     EXHIBIT 7.6

Medical Industries of America, Inc.
1903 South Congress Avenue
Suite 400
Boynton Beach, FL  33426

Physician Health Corporation
990 Hammond Drive
Suite 320
Atlanta, GA  30328

Ladies and Gentlemen:

The undersigned has been advised that as of the date hereof he, she or it may be deemed to be an "affiliate" of Physician Health Corporation ("PHC"), as that term is defined for purposes of Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"). PHC and Medical Industries of America, Inc. ("MIOA"), have entered into an Agreement and Plan of Merger dated as of ____________, 1998 (the "Merger Agreement"). The Merger Agreement provides, among other things, for the merger of PHC with and into MIOA (the "Merger") and, in accordance therewith, the shares of capital stock of PHC owned by the undersigned at the Effective Time (as defined in the Merger Agreement) will be converted into rights to receive shares of capital stock of MIOA, as the Surviving Corporation ("Surviving Corporation Capital Stock") on the terms set forth therein.

With respect to Surviving Corporation Capital Stock to be received by the undersigned in the Merger, the undersigned represents, warrants, understands and agrees as follows:

      1. The undersigned has been advised that the issuance of Surviving Corporation Capital Stock to it pursuant to the Merger Agreement will have been registered with the Securities and Exchange Commission (the "Commission") under the Securities Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that any offer, sale, transfer or disposition by the undersigned of any of Surviving Corporation Capital Stock received by the undersigned in the Merger may, under current law, be made only in accordance with the provisions of Rule 145 under the Securities Act, pursuant to an effective registration statement under the Securities Act or pursuant to an exemption provided thereunder.

      2. The undersigned understands that, as an affiliate of PHC, the provisions of Rule 145 permit sales, in general, while the Surviving Corporation is a Reporting Company (as defined below), only in "brokers transactions" within the meaning of Section 4(4) of the Securities Act and paragraph (g) of Rule 144 thereunder or transactions directly with a "market

563978.1

Parent
Company
                  , 1998
------------------
Page 2

maker", as defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where the aggregate number of shares of the Surviving Corporation Capital Stock sold at any time, together with all sales of restricted the Surviving Corporation Common Stock sold for the undersigned's account during the preceding three-month period, does not exceed the greater of
(i) one percent of such the Surviving Corporation Capital Stock outstanding or
(ii) the average weekly volume of trading in the Surviving Corporation Capital Stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four-week period preceding any such sale. For purposes of determining the amount of securities specified in clauses (i) and (ii) above, the provisions of paragraph
(e)(3) of Rule 144 shall apply. A "Reporting Company" means a company that is subject to the requirements to file, and is filing, periodic reports under
Section 13 or 15(d) of the Exchange Act.

      3. The undersigned further understands that Rule 145 permits sales of the Surviving Corporation Capital Stock without the restrictions set forth in paragraph 2 above if (i) at the time of sale, the undersigned is not an affiliate of the Surviving Corporation, the shares of the Surviving Corporation Capital Stock have been held for a minimum period of one year after the "Effective Time" and the Surviving Corporation is a Reporting Company or (ii) if the Surviving Corporation is not a Reporting Company, such shares have been held for a minimum period of two years after the Effective Time and the undersigned has not been an affiliate of the Surviving Corporation for at least three months prior to the sale.

      4. The undersigned hereby represents and warrants to the Surviving Corporation that the undersigned will not offer, sell, transfer or otherwise dispose of any Surviving Corporation Capital Stock received by the undersigned in the Merger, except pursuant to (i) the provisions of Rule 145 under the Securities Act, (ii) an effective registration statement under the Securities Act or (iii) in a transaction that, in the opinion of legal counsel reasonably satisfactory to the Surviving Corporation, is exempt from registration under the Securities Act. In the event of a sale or other disposition pursuant to Rule 145, the undersigned will, upon request of the Surviving Corporation, supply evidence reasonably satisfactory to the Surviving Corporation of compliance with such Rule.

      5. The undersigned has carefully read this letter and the Merger Agreement and has discussed their requirements and other applicable limitations upon the offer, sale, transfer or other disposition of Surviving Corporation Capital Stock to be acquired by the undersigned in the Merger, to the extent the undersigned believed necessary, with the undersigned's counsel or counsel for PHC.


563978.1

Parent
Company
                  , 1998
------------------
Page 3

      6. The undersigned understands that, except to the extent provided in the Merger Agreement, the Surviving Corporation is under no obligation to register the offer, sale, transfer or other disposition of Surviving Corporation Capital Stock by the undersigned or on the undersigned's behalf or to take any other action necessary in order to make compliance with an exemption from registration available.

      7. The undersigned understands and agrees that stop transfer instructions may be given to the Surviving Corporation's transfer agents with respect to Surviving Corporation Capital Stock to be acquired by the undersigned in the Merger and that there may be placed on the certificates for such shares, and any certificates issued in exchange or substitution therefor, a legend stating:

            "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an Agreement dated 1998 among the registered holder hereof, Medical Industries of America, Inc. (now known as _____________________) and Physician Health Corporation, a copy of which Agreement is on file at the principal offices of
            ----------------------."

The undersigned understands and agrees that, upon the undersigned's request or the request of the undersigned's transferee, the legend set forth in this paragraph 7 shall be removed by delivery of substitute certificates without such legend (a) if the transfer to the transferee was effected in accordance with clause (i) or (ii) of paragraph 4 and the conditions of paragraph 4 were complied with or (b) upon delivery to the Surviving Corporation of an opinion of counsel reasonably satisfactory to the Surviving Corporation or other evidence reasonably satisfactory to the Surviving Corporation to the effect that such legend is not required for purposes of the Securities Act.

      8. The undersigned also understands that unless the transfer by the undersigned of Surviving Corporation Capital Stock acquired in the Merger has been registered under the Securities Act or is a sale made in conformity with the provisions of Rule 145, the Surviving Corporation reserves the right to put the following legend on the certificates issued to the transferee:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person

563978.1

Parent
Company
                  , 1998
------------------
Page 4

            who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection,with, any distribution of such shares, and such shares may not be sold or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

In addition, the undersigned understands and agrees that, upon the undersigned's request or the request of the undersigned's transferee, the legend set forth in this paragraph 8 shall be removed by delivery of substitute certificates without such legend upon delivery to the Surviving Corporation of an opinion of counsel reasonably satisfactory to the Surviving Corporation or other evidence reasonably satisfactory to the Surviving Corporation to the effect that such legend is not required for purposes of the Securities Act.

Very truly yours,



Accepted this      day
of                 1998.


MIOA:

MEDICAL INDUSTRIES OF AMERICA, INC.


By:
Name:
Title:


Accepted this      day
of                1998.


Parent
Company
                  , 1998
------------------


PHC:

PHYSICIAN HEALTH CORPORATION


By:
Name:
Title:

563978.1

                                                                     EXHIBIT 7.8

                  ASSIGNMENT, AMENDMENT AND JOINDER AGREEMENT
            FOR AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      This Assignment, Amendment and Joinder Agreement for Amended and Restated Registration Rights Agreement (the "Agreement") is entered into as of this _____ day of July, 1998, among PHYSICIAN HEALTH CORPORATION, a Delaware corporation (the "Company"); [INSERT NAMES], (collectively, the "New Stockholders"); MEDICAL INDUSTRIES OF AMERICA, INC., a Florida Corporation ("MIOA") and the parties (other than the Company, MIOA and the New Stockholders) listed on the signature page attached hereto (collectively, the "Existing Parties").

                             W I T N E S S E T H:

      WHEREAS, the Existing Parties are either (a) holders of shares of the Company's Common Stock or Convertible Preferred Stock or (b) holders of warrants or options to acquire shares of the Company's Common Stock; and

      WHEREAS, the Company and the Existing Parties entered into that certain Amended and Restated Registration Rights Agreement (the "Registration Rights Agreement") dated October 27, 1997, pursuant to which the Existing Parties were granted certain rights with respect to the registration of (a) the shares of the Company's Common Stock and (b) the shares underlying the Convertible Preferred Stock or the warrants or options to acquire shares of the Company's Common Stock held by them; and

      WHEREAS, pursuant to an Agreement and Plan of Merger ("Merger Agreement") dated ______________, 1998, by and among the Company and MIOA, the Company is being merged (the "Merger") with and into MIOA, and the Existing Parties are receiving shares (collectively, the "New Shares") of MIOA's Common Stock in exchange for their capital stock of the Company; and

      WHEREAS, in connection with the Merger, all of the outstanding Common Stock of the Company shall be converted ("Conversion") into Common Stock of MIOA, in accordance with Article 3 of the Merger Agreement; and

      WHEREAS, the parties desire to amend the Registration Rights Agreement by adding the New Stockholders as parties, and to reflect the terms of the Merger, and the New Stockholders desire to formally join in and adopt the Registration Rights Agreement, in accordance with the terms set forth below.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. ADDITION OF NEW STOCKHOLDERS AS PARTIES. The New Stockholders hereby formally join in, adopt and agree to execute the Registration Rights Agreement, a copy of which is attached hereto. The Existing Parties agree that the New Stockholders are hereby added as



566766.3/08-18-98/11:55AM
parties to the Registration Rights Agreement with all rights and obligations assigned to a "Stockholder" as set forth and defined in the Registration Rights Agreement.

      2. CONVERSION OF COMMON STOCK. From and after the date of the Conversion, all references in the Registration Rights Agreement to (a) "Common Stock" shall refer to the Common Stock, no par value, of MIOA ("MIOA Common Stock"); and (b) "PHC" shall refer to MIOA. In addition, "Registrable Common" as defined in
Section 1(c) of the Registration Rights Agreement shall include, without limitation, the shares of MIOA Common Stock issuable upon the conversion, exercise or exchange of the applicable securities of MIOA which shall be issued in the Merger to the Existing Parties in respect of the Company's Non-Voting Common Stock, the Subordinated Warrants, the Company's Series 1 Class A Stock, Series 2 Class A Stock, Series B Redeemable Convertible Preferred Stock (whether voting or non-voting), the Company's Series C Redeemable Convertible Preferred Stock (whether voting or non-voting) and the Weston Warrants, all as described in said Section 1(c) of the Registration Rights Agreement. In addition, Registrable Common shall also include shares of MIOA Common Stock issuable upon the conversion of a stockholder's interest in MHOA Texas I, LLC, Eye Care services of Missouri, Inc., PHC Acquisition Subsidiary VII, Inc. (which Stockholders hereby agree that this Agreement supercedes the provisions of any other agreement previously entered into which purports to grant registration rights with respect to such interests or shares of stock into which such interests may be convertible) and any other interests in MIOA subsidiaries that are convertible into shares of MIOA Common Stock and with respect to which MIOA agrees to grant registration rights pursuant to this Agreement.

      3. ASSIGNMENT AND ASSUMPTION OF THE COMPANY'S OBLIGATIONS. The Company, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby assign, transfer, and deliver (the "Assignment") unto MIOA all right, title, and interest of the Company in, to, and under the Registration Rights Agreement, which MIOA agrees to assume.

      4. CONSENT TO ASSIGNMENT AND RELEASE. The Existing Parties hereby consent to the Assignment contained in Section 3 hereof, and agree to rely solely upon MIOA to fulfill the obligations of the Company under the Registration Rights Agreement, and to release the Company from any duties and liabilities under the Registration Rights Agreement. The Existing Parties acknowledge that there are no breaches or violations of the Registration Rights Agreement as of the date hereof.

      5. RATIFICATION. Except to the extent amended hereby the Registration Rights Agreement shall remain in full force and effect.

      6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                     (Signatures begin on following page)




566766.3/08-18-98/11:55AM

      IN WITNESS WHEREOF, the undersigned have executed this Assignment, Amendment and Joinder Agreement for Amended and Restated Registration Rights Agreement as of the date set forth above.

                                    THE COMPANY:

                          PHYSICIAN HEALTH CORPORATION

                                    By:   ______________________________________
                                          Title:


                                    MIOA:

                                    MEDICAL INDUSTRIES OF AMERICA, INC.

                                    By:   ______________________________________
                                          Title:

                                    EXISTING PARTIES:


Date Executed:__________            By:   ______________________________________



Date Executed:__________            By:   ______________________________________


Date Executed:__________            By:   ______________________________________


Date Executed:__________            By:   ______________________________________


Date Executed:__________            By:   ______________________________________


Date Executed:__________            By:   ______________________________________


Date Executed:__________            By:   ______________________________________


                         [Signatures continued on next page]

                       [Signatures continued from prior page]

                                    WESTON PRESIDIO CAPITAL II, L.P.

                                    BY:   WESTON PRESIDIO CAPITAL
                               MANAGEMENT II, L.P.


                                    By:____________________________________
                                       Title:

                          BANCBOSTON INVESTMENTS, INC.


                                    By:_________________________________________
                                        Title:

                                    EGL HOLDINGS, INC.


                                    By:_________________________________________
                                        Title:

                          MERCURY ASSET MANAGEMENT plc,
                       on behalf of ROWAN NOMINEES LIMITED


                                    By:_________________________________________
                                        Title:

                          NATWEST VENTURES INVESTMENTS
                                      LIMITED


                                    By:_________________________________________
                                        Title:

                                    NATIONAL CITY VENTURE CORPORATION


                                    BY:_________________________________________
                                        TITLE:

                                    ST. PAUL VENTURE CAPITAL IV, LLC


                                    By:_________________________________________
                                        Title:

                         PARTECH U.S. PARTNERS III C.V.


                                    By:_________________________________________
                                        Title:



566766.3/08-18-98/11:55AM

                         U.S. GROWTH FUND PARTNERS C.V.


                                    By:_________________________________________
                                        Title:


                            AXA U.S. GROWTH FUND LLC


                                    By:_________________________________________
                                        Title:

                           DOUBLE BLACK DIAMOND II LLC


                                    By:_________________________________________
                                        Title:


                                    ALMANORI LIMITED


                                    By:_________________________________________
                                        Title:


                                    MULTINVEST LIMITED


                                    By:_________________________________________
                                        Title:


                         PARIBAS PRINCIPAL INCORPORATED


                                    By:_________________________________________
                                        Title:

                           PARIBAS CAPITAL FUNDING LLC


                                    By:_________________________________________
                                        Title:


                                    [CEDAR EQUITIES]




566766.3/08-18-98/11:55AM

                                    By:_________________________________________
                                        Title:


                                    [GREAT LAKES CAPITAL INVESTMENTS I]


                                    By:_________________________________________
                                        Title:



                                    NEW STOCKHOLDERS:

Date Executed:__________            By:   ______________________________________


Date Executed:__________            By:   ______________________________________



566766.3/08-18-98/11:55AM